As filed with the Securities and Exchange Commission on October 20, 2021

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VALENS SEMICONDUCTOR LTD.

(Exact Name of Registrant as Specified in Its Charter)

State of Israel	3674	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Valens Semiconductor Ltd.

8 Hanagar St. POB 7152

Hod Hasharon 4501309

Israel

+972 (9) 762-6900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Michael Kaplan Brian Wolfe Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Tel: (212) 450-4000	Dror Heldenberg Keren Shmueli Sidi Valens Semiconductor Ltd. 8 Hanagar St. POB 7152 Hod Hasharon 4501309 Israel Tel: +972 (9) 762-6900	Shachar Hadar Assaf Naveh Ran Camchy Elad Ziv Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 52506, Israel Tel: (+972) (3) 610-3100

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee(4)
Ordinary shares, no par value per share(1)	12,500,000 (5)	$8.09	$101,125,000 (3)	$9,374.29
Ordinary shares, no par value per share, underlying warrants to purchase ordinary shares	9,080,000 (6)	$8.09	$73,457,200 (3)	$6,809.48
Total			$174,582,200	$16,183.77

(1)	The securities are being registered solely in connection with the resale of ordinary shares by the selling shareholders named in this registration statement.
(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act, based on the average of the high and low prices of the registrant’s ordinary shares on October 15, 2021, as reported on The New York Stock Exchange, which was approximately $8.09 per share.

(4)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0000927.
(5)	12,500,000 ordinary shares registered for sale by the Selling Shareholders named in this registration statement.
(6)

9,080,000 ordinary shares issuable upon the exercise of the private placement warrants (as defined below) and the resale of ordinary shares issuable upon exercise of the public warrants (as defined below).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED OCTOBER 20, 2021

PRELIMINARY PROSPECTUS

VALENS SEMICONDUCTOR LTD.

21,580,000 Ordinary Shares

The selling shareholders named in this prospectus (the “Selling Shareholders”) may offer and sell from time to time up to 12,500,000 of our ordinary shares, no par value per share purchased in a private placement in connection with our business combination (the “Business Combination”) with PTK Acquisition Corporation (“PTK”) and up to 3,330,000 ordinary shares underlying the private placement warrants (the “private placement warrants”) issued in a private placement to PTK Holdings LLC (the “Sponsor”).

The Selling Shareholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the ordinary shares or warrants, except with respect to amounts received by us upon the exercise of the warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their sale of ordinary shares or warrants. See “Plan of Distribution.”

In addition, this prospectus relates to the issuance by us of up to 5,750,000 ordinary shares that are issuable by us upon the exercise of the public warrants assumed by us, which were previously registered in connection with the Business Combination (the “public warrants”).

Our ordinary shares and public warrants are listed on The New York Stock Exchange under the symbols “VLN” and “VLNW”, respectively. On October 19, 2021, the last reported sales price of our ordinary shares was $7.20 per share and the last reported sales price of our warrants was $0.5599 per warrant.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of this prospectus, and under similar headings in any amendment or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October     , 2021.

No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

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SELECTED DEFINITIONS

“Ancillary Documents” means the Sponsor Letter Agreement (as defined herein), the Subscription Agreements (as defined herein), the Support Agreements (as defined herein), the Investors’ Rights Agreement (as defined herein), the Valens Warrant Agreement (as defined herein), and each other agreement, document, instrument and/or certificate contemplated by the Business Combination Agreement executed or to be executed in connection with the transactions contemplated thereby.

“Cash” means (i) the cash on hand (including petty cash), cash in current accounts (including checking and savings accounts and money market accounts), cash in short-term deposit or similar accounts (including interest accrued with respect thereto), money orders, certified checks, checks and drafts received from third parties and not yet deposited and cleared, and cash equivalents (including negotiable or other readily marketable securities and short term investments or any short-term Indebtedness issued or guaranteed by the government of the United States or the State of Israel), but excluding any restricted cash, plus (ii) Valens transaction expenses paid by Valens prior to the Closing, plus (iii) any PTK transaction expenses paid by Valens prior to Closing, if any.

“Company Equity Award” means, as of any determination time, each Valens option and each other award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of Valens or its subsidiaries of rights of any kind to receive any equity security of Valens or its subsidiaries under any Company Equity Plan or otherwise that is outstanding.

“Company Equity Plan” means, collectively, Valens’ 2007 Option Plan, the Company’s 2012 Option Plan and the U.S. Sub-Plan of the Company’s 2012 Option Plan, and each other plan that provides for the award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of Valens or its subsidiaries of rights of any kind to receive Equity Securities of Valens or its subsidiaries or benefits measured in whole or in part by reference to equity securities of Valens or its subsidiaries.

“DGCL” means the Delaware General Corporation Law, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Founder Shares” means the 2,875,000 shares of PTK common stock, par value $0.0001 per share, of PTK held by the Sponsor, which were acquired for an aggregate purchase price of $25,000 prior to the PTK IPO.

“GAAP” means accounting principles generally accepted in the United States of America.

“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, fees, expenses and other payment obligations (including any prepayment penalties, premiums, costs, breakage, termination fees or other amounts payable upon the discharge thereof) arising under or in respect of (a) indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt security, (c) obligations for the deferred and unpaid purchase price of property, assets or services, including “earn-outs” and “seller notes” (but excluding any amounts payable under purchase orders made in the ordinary course of business, including any trade payables), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases (other than operating leases) required to be capitalized under GAAP, (f) derivative, hedging, swap, cap, collar, foreign exchange or similar arrangements, including all obligations or unrealized losses of Valens and its subsidiaries pursuant to hedging or foreign exchange arrangements, or (g) any of the obligations of any other person of the type referred to in clauses (a) through (f) above guaranteed by such person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person.

“PCAOB” means the Public Company Accounting Oversight Board.

“private placement warrants” means the warrants PTK sold to Sponsor via private placement in connection with the PTK IPO.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means PTK Holdings LLC, a Delaware limited liability company.

“PTK IPO” means the initial public offering of PTK, which was consummated on July 15, 2020.

“Transactions” means the transactions contemplated by the Business Combination Agreement and the Ancillary Documents.

“units” means the 10,000,000 units sold as part of the PTK IPO and the 1,500,000 units sold to the underwriter following the exercise of its over-allotment option, each consisting of one share of PTK common stock and one-half of one redeemable PTK warrant.

“Valens preferred shares” means, collectively, the redeemable convertible preferred shares composed of Series A, Series B1, Series B2, Series C, Series D and Series E preferred shares of Valens, in each case NIS 0.01 par value per share.

“Valens warrants” means the warrants received by warrant holders of PTK in exchange for PTK warrants pursuant to the Business Combination Agreement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Valens’ forward-looking statements include, but are not limited to, statements regarding Valens or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

•	The cyclicality of the semiconductor industry;

•	The effects of health epidemics, such as the recent global COVID-19 pandemic;

•	Competition in the semiconductor industry, and the failure to introduce new technologies and products in a timely manner to compete successfully against competitors;

•	If Valens fails to adjust its supply chain volume due to changing market conditions or fails to estimate its customers’ demand;

•	Disruptions in relationships with any one of Valens’ key customers;

•	Any difficulty selling Valens’ products if customers do not design its products into their product offerings;

•	Valens’ dependence on winning selection processes;

•	Even if Valens succeeds in winning selection processes for its products, Valens may not generate timely or sufficient net sales or margins from those wins;

•	Sustained yield problems or other delays in the manufacturing process of products; and

•	The other matters described in the section titled “Risk Factors”.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements included elsewhere in this prospectus.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Company”, “we,” “our,” “us” and other similar terms refer to Valens Semiconductor Ltd. and our consolidated subsidiaries.

General

Valens is a leading provider of semiconductor products, pushing the boundaries of connectivity by enabling long-reach, high-speed video and data transmission for the professional audio-video and automotive industries. Valens’ Emmy® award-winning HDBaseT technology is the leading standard in the professional audio-video market, with tens of millions of Valens chipsets integrated into thousands of HDBaseT-enabled products. Valens technology for Automotive is a key enabler of the evolution of autonomous driving, providing chipsets that support Advanced Driver-Assistance Systems (“ADAS”), Automated Driving Systems (“ADS”), infotainment, telecommunications and basic connectivity. Valens’ underlying technology has been selected by the MIPI Alliance as the basis for the new standard for high-speed automotive video connectivity.

On July 15, 2020, PTK consummated its initial public offering of 11,500,000 units, which included the full exercise by the underwriters of the over-allotment option. The units sold in the PTK IPO were sold at an offering price of $10.00 per unit, generating total gross proceeds of $115,000,000. On September 29, 2021, we consummated our previously announced Business Combination with PTK.

The mailing address of Valens’ principal executive office is 8 Hanagar St. POB 7152, Hod Hasharon 4501309, Israel and its telephone number is +(972) 9-762-6900.

Risks Related to Our Business

Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our ordinary shares. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. Set forth below is a summary of some of the principal risks we face:

•	The cyclicality of the semiconductor industry;

•	The effects of health epidemics, such as the recent global COVID-19 pandemic;

•	Competition in the semiconductor industry, and the failure to introduce new technologies and products in a timely manner to compete successfully against competitors;

•	If Valens fails to adjust its supply chain volume due to changing market conditions or fails to estimate its customers’ demand;

•	Disruptions in relationships with any one of Valens’ key customers;

•	Any difficulty selling Valens’ products if customers do not design its products into their product offerings;

•	Valens’ dependence on winning selection processes;

•	Even if Valens succeeds in winning selection processes for its products, Valens may not generate timely or sufficient net sales or margins from those wins;

•	Sustained yield problems or other delays in the manufacturing process of products; and

•	The other matters described in the section titled “Risk Factors”.

THE OFFERING

Securities offered by the Selling Shareholders	We are registering the resale by the Selling Shareholders named in this prospectus, or their permitted transferees, of an aggregate of 12,500,000 ordinary shares and up to 3,330,000 ordinary shares underlying private placement warrants issued in a private placement to the Sponsor.

In addition, we are registering up to 5,750,000 ordinary shares issuable upon exercise of the public warrants that were previously registered.

Terms of the Offering	The Selling Shareholders will determine when and how they will dispose of the ordinary shares registered under this prospectus for resale.

Shares outstanding prior to the offering	As of October 1, 2021, we had 98,094,171 ordinary shares issued and outstanding.

Shares outstanding after the offering	107,174,171 ordinary shares (assuming the exercise for cash of warrants to purchase 9,080,000 ordinary shares).

Use of proceeds	We will not receive any of the proceeds from the sale of the warrants or ordinary shares by the Selling Shareholders except with respect to amounts received by us due to the exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for working capital and general corporate purposes.

New York Stock Exchange ticker symbol	Our ordinary shares and warrants are listed on the New York Stock Exchange under the symbols “VLN” and “VLNW.”

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

Risks Related to Our Business and Industry

The semiconductor industry is highly cyclical.

The semiconductor industry is highly cyclical and is characterized by short product life cycles and wide fluctuations in product supply and demand. The industry has, from time to time, experienced significant downturns, often connected with, or in anticipation of, excess manufacturing capacity worldwide, maturing product cycles of both semiconductor companies’ and their customers’ products and declines in general economic conditions. Cyclical downturns can result from a variety of market forces including constant and rapid technological change, rapid product obsolescence, price erosion, evolving standards, short product life cycles and wide fluctuations in product supply and demand.

The industry has experienced downturns in the past and may experience such downturns in the future. For example, the industry experienced a significant downtown in connection with the most recent global recession in 2008, and further experienced a downturn from 2019 to 2020, which may be prolonged as a result of the economic impact of the COVID-19 pandemic. These downturns have been characterized by diminished product demand, production overcapacity, high inventory levels and accelerated erosion of average selling prices.

Recent downturns in the semiconductor industry have been attributed to a variety of factors, including the COVID-19 pandemic, trade disputes among the United States and China, weakness in demand in certain markets, supply chain capacity challenges and pricing for semiconductors across applications and excess inventory. Recent downturns have directly impacted our business, as has been the case with many other companies, suppliers, distributors and customers in the semiconductor industry and other industries around the world, and any prolonged or significant future downturns in the semiconductor industry could have a material adverse effect on our business, financial condition and results of operations.

Conversely, significant upturns can cause us to be unable to satisfy demand in a timely and cost-efficient manner and could result in increased competition for access to third-party foundry and assembly capacity. In the event of such an upturn, we may not be able to procure adequate capacity within our semiconductor supply chains, resources and raw materials, some of which are single-sourced or locate suitable third-party suppliers or other third-party subcontractors to respond effectively to changes in demand for our existing products. As the shortage in the semiconductor industry increases, we will continue to face the impact of extended lead times from our suppliers as well as cost increases for certain raw materials that are in short supply, which may impact our ability to obtain future design wins, while potentially increasing order cancellations. If the availability of those materials and supplies continues to be interrupted, we may not be able to find suitable replacements and, as a result, our business, financial condition and results of operations could be materially and adversely affected.

Downturns or volatility in general economic conditions could have a material adverse effect on our business, financial condition, results of operations and liquidity.

Our net sales, gross margin, and profitability depend significantly on general economic conditions and the demand for products in the markets in which our customers compete. Weaknesses in the global economy and financial markets, including the current weaknesses resulting from the ongoing COVID-19 pandemic, have led to, and any adverse changes in general domestic and global economic conditions that may occur in the future, including any recession, economic slowdown or disruption of credit markets, may also lead to, lower demand for products that incorporate our solutions, particularly in the automotive and audio-video markets. A decline in end-user demand can affect our customers’ demand for our products, the ability of our customers to obtain credit and otherwise meet their payment obligations. Our net sales, financial condition and results of operations could be negatively affected by such actions. Volatile and/or uncertain economic conditions can adversely impact sales, gross margin and profitability and make it difficult for us to accurately forecast and plan our future business activities. To the extent we incorrectly plan for favorable economic conditions that do not materialize or take longer to materialize than expected, we may face oversupply of our products relative to customer demand. Conversely, if we underestimate customer demand, we may manufacture products that we may not be able to sell. As a result, we would have excess inventory, which could result in losses. To the extent that our sales, profitability and strategies are negatively affected by downturns or volatility in general economic conditions, our business, financial condition and results of operations may be materially and adversely affected. In addition, any disruption in the credit markets, including as a result of the current COVID-19 pandemic, could impede our access to capital, which could be further adversely affected if we are unable to obtain or maintain favorable credit ratings. If we have limited access to additional financing sources, we may be required to defer capital expenditures or seek other sources of liquidity, which may not be available to us on acceptable terms or at all. Similarly, if our suppliers face challenges in obtaining credit or other financial difficulties, they may be unable to provide the materials we need to manufacture our products. All of these factors related to global economic conditions, which are beyond our control, could adversely impact our business, financial condition, results of operations and liquidity.

The effects of health epidemics, such as the recent global COVID-19 pandemic, have had and could in the future have an adverse impact on our revenue, our employees and results of operations.

Our business and operations have been and could in the future be adversely affected by health epidemics, such as the global COVID-19 pandemic. The COVID-19 pandemic and efforts to control its spread have curtailed the movement of people, goods and services worldwide, including in the regions in which we and our clients and partners operate, and are significantly impacting economic activity and financial markets. During 2020, we noticed a negative impact from COVID-19 on some of our customers’ demand, particularly with respect to end users’ audio-video and multimedia products that are used in public areas and for public events. In addition, many automotive companies decreased or paused their manufacturing in early 2020 as a response to COVID, which negatively impacted our revenue and results of operations. In addition, our customers’ businesses or cash flows have been and may continue to be negatively impacted by COVID-19, which may continue to lead them to seek adjustments to payment terms or delay making payments or default on their payables, any of which may impact the timely receipt and/or collectability of our receivables.

Our operations are subject to a range of external factors related to the COVID-19 pandemic that are not within our control. We have taken precautionary measures intended to minimize the risk of the spread of the virus to our employees, customers, and the communities in which we operate. A wide range of governmental restrictions has also been imposed on our employees’ and customers’ physical movement to limit the spread of COVID 19. There can be no assurance that precautionary measures, whether adopted by us or imposed by others, will be effective, and such measures could negatively affect our sales, marketing, business development activities and client service efforts, delay and lengthen our sales cycles, decrease our employees’ and clients’ productivity, or create operational or other challenges especially with respect to extended supply lead times, any of which could harm our business and results of operations.

Although there are effective vaccines for COVID-19 that have been approved for use, distribution of vaccines did not begin until late 2020, and a majority of the public will likely not be able to be vaccinated until later in 2021. In addition, new strains of the virus have appeared, which may complicate treatment and vaccination programs. Accordingly, concerns remain regarding additional surges of COVID-19 and the economic impact thereof, all of which may impact our future results of operations and financial condition.

The economic uncertainty caused by the COVID-19 pandemic may continue to make it difficult for us to forecast revenue and operating results and to make decisions regarding operational cost structures and investments. We have committed, and we plan to continue to commit, resources to grow our business, including to expand our international presence, employee base, and technology development, and such investments may not yield anticipated returns, particularly if worldwide business activity continues to be impacted by COVID-19. The duration and extent of the impact from the COVID-19 pandemic depend on future developments that cannot be accurately predicted at this time, and if we are not able to respond to and manage the impact of such events effectively, our business may be harmed.

Events beyond our control could have an adverse effect on our business, financial condition, results of operations and cash flows.

Our ability to make, transport and sell products in coordination with our suppliers, customers, distributors and third-party manufacturers or other subcontractors is critical to our success. Damage or disruption to our supply, manufacturing, supply chain or distribution capabilities resulting from weather, freight carrier availability, any potential effects of climate change, natural disaster, disease, fire, explosion, cyber-attacks, terrorism, pandemics, epidemics or other outbreaks of infectious disease, strikes, civil unrest, repairs or enhancements at facilities manufacturing or distribution of our products or other reasons could impair our ability to manufacture, sell our products, and to deliver products to our customers on a timely basis or at all.

Similarly, over demand on existing supply chain manufacturing lines as well as disruptions in the operations of our key suppliers or in the services provided by contract manufacturers, including disruptions due to natural disasters, materials shortages or other disruptions, or by the transition by us to other suppliers or third-party manufacturers could lead also to supply chain problems and otherwise impair or delay our ability to deliver products to our customers on a timely basis or at all. Additionally, we do not have long-term agreements for the materials and supplies used in our business, which could make it more difficult to obtain such materials and supplies.

Other companies in our industry may be affected differently by natural disasters or other disruptions depending on the location of their suppliers, operations and customers. In addition, many of our competitors are larger companies with more substantial financial and other resources and, as a result, may be better able to plan for, withstand or otherwise mitigate the effects of any such disruption. While we may take steps to plan for or address the occurrence of any such event, we cannot guarantee that we will be successful. If we fail to take adequate steps to reduce the likelihood or mitigate the potential impact of such events, or to effectively manage such events if they occur, it could adversely affect our business, financial condition, results of operations and cash flows and/or require additional resources to restore our supply chain.

Any downturn in the automotive or audio-video markets could significantly harm our financial results.

Approximately 6% and 94% of our total net sales in fiscal year 2020 and 12% and 88% of our total net sales for the six month period ended June 30, 2021 were generated by our automotive products and audio-video products, respectively. This concentration of sales as well as current government-imposed restrictions on businesses, operations and travel due to the COVID-19 pandemic and the related economic uncertainty have impacted demand in many global markets exposing us to the risks associated with such markets as follows:

•

Audio Video market: During 2020, we noticed a negative impact from the COVID-19 pandemic on some of our Audio Video customers’ demand, particularly with respect to end users’ audio-video and multimedia products that are used in public areas and for public events. However, at the same time, we did receive an increase in demand for high-speed connectivity products driven by a need for products and infrastructure to support trends that emerged from the impact of the COVID-19 pandemic such as working from home, hybrid educational models and remote healthcare.

•

Automotive market: Automotive sales generally correlate with economic conditions and consumer spending. A downturn in the automotive market could delay automakers’ plans to introduce new vehicles with these features, which would negatively impact the demand for our products and our ability to grow our business. In addition, many automotive manufacturers were forced to suspend manufacturing operations and have only recently resumed production. While demand in the automotive industry is dependent on a number of factors, automotive manufacturers expect the impact of COVID-19 to be highly dependent on its duration and severity. The foregoing impacts and other adverse effects on the automotive industry could have a material adverse effect on our business, financial condition and results of operations, as well as our ability to execute our growth strategy.

The semiconductor industry is highly competitive. If we fail to introduce new technologies and products in a timely manner, this could adversely affect our business.

The semiconductor industry is highly competitive and characterized by constant and rapid technological change, short product lifecycles (in certain cases), significant price erosion and evolving standards. Our ability to compete in this industry depends on many factors, including our ability to identify emerging markets and technology trends in an accurate and timely manner, introduce new and innovative technologies and products, implement advanced manufacturing technologies at a sustainable pace, maintain the performance and quality of our products, and manufacture our products in a cost-effective manner, as well as our competitors’ performance and general economic and industry market conditions.

The success of our business depends to a significant extent on our ability to develop new technologies and products that are ultimately successful in the market. The costs related to the research and development necessary to develop new technologies and products are significant and any reduction of our research and development budget could harm our competitiveness. Meeting evolving industry requirements and introducing new products to the market in a timely manner and at prices that are acceptable to our customers are significant factors in determining our competitiveness and success. Given the long development cycle of semiconductor products, commitments to develop new products must be made well in advance of any resulting sales, and technologies and standards may change during development, potentially rendering our products outdated or uncompetitive before their introduction. If we are unable to successfully develop new products, our revenues may decline substantially.

Moreover, some of our competitors are well-established entities, are larger than us and have greater resources than we do. If these competitors increase the resources they devote to developing and marketing their products, we may not be able to compete effectively. Any consolidation among our competitors could enhance their product offerings and financial resources, further strengthening their competitive position. In addition, some of our competitors operate in narrow business areas relative to us, allowing them to concentrate their research and development efforts directly on products and services for those areas, which may give them a competitive advantage. As a result of these competitive pressures, we may face declining sales volumes or lower prevailing prices for our products, and we may not be able to reduce our total product costs in line with these declining revenues. If any of these risks materialize, they could have a material adverse effect on our business, financial condition and results of operations.

The semiconductor industry is characterized by significant price erosion, especially after a product has been on the market for a significant period of time.

The products we develop and sell are subject to rapid declines in average selling prices over the life of the products. Product life cycles can be relatively short, and as a result, products tend to be replaced by more technologically advanced substitutes on a regular basis. In turn, demand for older technology falls, causing the price at which such products can be sold to drop, in some cases precipitously. Additionally, competitors may be able to quickly introduce new products to compete with our products, and sometimes competitors will anticipate our entry into a market and start to lower the prices on their products before our entry. To the extent we are unable to reduce the prices of our products and remain competitive, our net sales will likely decline, resulting in further pressure on our gross margins, which could have a material adverse effect on our business, financial condition and results of operations and our ability to grow our business.

In order to continue profitably supplying our products, we must reduce our production costs in line with the lower revenues we can expect to receive per unit. Usually, this must be accomplished through improvements in process technology and production efficiencies. If we cannot advance our process technologies or improve our efficiencies to a degree sufficient to maintain required margins, we will no longer be able to make a profit from the sale of these products. Additionally, we may not be able to cease production of such products, either due to contractual obligations or for customer relationship reasons, and as a result may be required to bear a loss on such products. We cannot guarantee that competition in our core product markets will not lead to price erosion, lower revenue growth rates and lower margins in the future. Should reductions in our manufacturing costs fail to keep pace with reductions in market prices for the products we sell, this could have a material adverse effect on our business, financial condition and results of operations.

Failure to adjust our supply chain volume due to changing market conditions or failure to estimate our customers’ demand could adversely affect our net sales and could result in additional charges for obsolete or excess inventories or non-cancelable purchase commitments.

We make significant decisions, including determining the levels of business that we will seek and accept, production schedules, levels of reliance on outsourced contract manufacturing, personnel needs and other resource requirements, based on our estimates of customer requirements. The short-term nature of the commitments by many of our customers and the possibility of rapid changes in demand for their products reduces our ability to accurately estimate future requirements of our customers. On occasion, our customers may require rapid increases in production, which can challenge our resources. We may not have sufficient capacity at any given time to meet our customers’ demands. Conversely, downturns in the semiconductor industry have in the past caused and may in the future cause our customers to significantly reduce the solutions or the amount of products ordered from us. Because many of our sales, research and development, and manufacturing expenses are relatively fixed, a reduction in customer demand may decrease our gross margins and operating income.

In addition, we base many of our operating decisions, and enter into purchase commitments, on the basis of anticipated net sales trends which are highly unpredictable. Some of our purchase commitments are not cancelable, and in some cases we are required to recognize a charge representing the amount of material purchased or ordered which exceeds our actual requirements. These non-cancelable purchase commitments could reduce our ability to adjust our inventory to address declining market demands. If demand for our products is less than we expect, we may experience additional excess and obsolete inventories and be forced to incur additional charges. If net sales in future periods fall substantially below our expectations, or if we fail to accurately forecast changes in demand mix, we could again be required to record substantial charges for obsolete or excess inventories or non-cancelable purchase commitments.

Moreover, during a market upturn, we may not be able to purchase sufficient supplies or components to meet increasing product demand, which could prevent us from taking advantage of opportunities and reduce our net sales. In addition, a supplier could discontinue a component necessary for our design, extend lead times, limit supply or increase prices due to capacity constraints or other factors. Our failure to adjust our supply chain volume or estimate our customers’ demands could have a material adverse effect on our net sales, business, financial condition and results of operations.

Disruptions in our relationships with any one of our key customers could adversely affect our business.

Approximately 34% of our revenues in the first six months of 2021 and 40% of our 2020 revenues were generated by our top three customers in each of those periods that purchase products from us based on short term purchase orders that reflect the demand they have from their end customers. We cannot guarantee that we will be able to generate similar levels of revenues from our largest customers in the future. Should one or more of these customers substantially reduce their purchases from us, this could have a material adverse effect on our business, financial condition and results of operations.

Our customers continued success will depend in large part on growth within the markets for our automotive and audio-video solutions and products and their success within such markets. Demand in these markets fluctuates significantly, driven by consumer spending, consumer preferences, the development of new technologies and prevailing economic conditions. Factors affecting these markets could seriously harm our customers and, as a result, harm us, including:

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the effects of catastrophic and other disruptive events at our customers’ offices or facilities including, but not limited to, natural disasters, telecommunications failures, cyber-attacks, terrorist attacks, pandemics, epidemics or other outbreaks of infectious disease, including the current COVID-19 pandemic, breaches of security or loss of critical data;

•	increased costs associated with potential disruptions to our customers’ supply chain and other manufacturing and production operations; the deterioration of our customers’ financial condition;

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delays and project cancellations as a result of design flaws in the products developed by our customers; the inability of customers to dedicate the resources necessary to promote and commercialize their products;

•	the inability of our customers to adapt to changing technological demands resulting in their products becoming obsolete; and

•	the failure of our customers’ products to achieve market success and gain broad market acceptance.

Any slowdown in the growth of these end markets could adversely affect our financial results.

We will have difficulty selling our products if customers do not design our products into their product offerings.

Our products are not sold directly to the end-users, but are components of other products. Our products are generally incorporated into our customers’ products at the design stage. As a result, we rely on our customers to select our products from among alternative offerings to be designed into the products they sell. If they do not include our products in their designs, we will have difficulty selling our products. Even after a customer designs our products into the products it sells, the customer is not obligated to purchase our products, nor can we guarantee that the customer is not using competitive products. In addition, the customer can choose at any time to reduce or discontinue their use of our products, for example, if its own products are not commercially successful, or for any other reason. In addition, we often incur significant expenditures on the development of a new product without any assurance that our product will be designed into our customers’ products. Once a customer designs a competitor’s product into its product offering, it becomes significantly more difficult for us to sell our products to that customer because changing suppliers involves significant cost, time, effort and risk for the customer. Our customers may not continue to design our products into their products or we might not be able to convert any such design into actual sales, either of which could materially and adversely affect our results of operations.

If we are unable to manage our growth effectively, our business and financial results may be adversely affected.

To continue to grow, we must continue to expand our operational, engineering, accounting and financial systems, procedures, controls and other internal management systems. This may require substantial managerial and financial resources, and our efforts in this regard may not be successful. Our current systems, procedures and controls may not be adequate to support our future operations. Unless our growth results in an increase in our revenues that is proportionate to the increase in our costs associated with this growth, our operating margins and profitability will be adversely affected. If we fail to adequately manage our growth effectively, improve our operational, financial and management information systems, or effectively train, motivate and manage our new and future employees, it could adversely affect our business, financial condition and results of operations.

The estimates of market opportunity and growth forecasts included in this disclosure may prove to be inaccurate.

Market opportunity estimates and growth forecasts are inherently uncertain. Our estimates regarding the expected growth in our served available markets are based on our experience, as well as internal research and industry forecasts, which are subject to a number of estimates and assumptions. While we believe our assumptions and the data underlying our estimates to be reasonable, these assumptions and estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, thereby reducing the predictive accuracy of these underlying factors. As a result, our estimates regarding the size and expected growth rates of our served available markets may prove to be incorrect. If our served available markets are smaller than we have estimated, our sales growth and/or market share may fail to reach the levels implied by these estimates.

Our quarterly net sales and operating results are difficult to predict accurately and may fluctuate significantly from period to period. As a result, we may fail to meet the expectations of investors, which could cause our share price to decline.

We operate in a highly dynamic industry and our future operating results could be subject to significant fluctuations, particularly on a quarterly basis. Our quarterly net sales and operating results have fluctuated significantly in the past and may continue to vary from quarter to quarter due to a number of factors, many of which are not within our control. Although some of our customers provide us with rolling forecasts of their future requirements for our products, a significant percentage of our net sales in each fiscal quarter is dependent on sales that are booked and shipped during that fiscal quarter, and are typically attributable to a large number of orders from diverse customers and markets. As a result, accurately forecasting our operating results in any fiscal quarter is difficult. If our operating results do not meet the expectations of securities analysts and investors, our share price may decline.

Additional factors that can contribute to fluctuations in our operating results include:

•	the rescheduling, increase, reduction or cancellation of significant customer orders;

•	the timing of customer qualification of our products and commencement of volume sales by our customers of systems that include our products;

•	the timing and amount of research and development and sales and marketing expenditures;

•	the rate at which our present and future customers and end users adopt our technologies in our target end markets;

•	the timing and success of the introduction of new products and technologies by us and our competitors, and the acceptance of our new products by our customers;

•	our ability to anticipate changing customer product requirements; our gain or loss of one or more key customers;

•	the availability, cost and quality of materials and components that we purchase from third-party vendors and any problems or delays in the manufacturing, testing or delivery of our products;

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the availability of production capacity at our third-party facilities or other third-party subcontractors and other interruptions in the supply chain, including as a result of materials shortages, bankruptcies or other causes;

•	supply constraints for and changes in the cost of the other components incorporated into our customers’ products;

•	our ability to reduce the manufacturing costs of our products;

•	fluctuations in manufacturing yields;

•	the changes in our product mix or customer mix;

•	the timing of expenses related to the acquisition of technologies or businesses;

•	product rates of return or price concessions in excess of those expected or forecasted;

•	the emergence of new industry standards;

•	product obsolescence;

•	unexpected inventory write-downs or write-offs;

•	costs associated with litigation over intellectual property rights and other litigation;

•	the length and unpredictability of the purchasing and budgeting cycles of our customers;

•	loss of key personnel or the inability to attract qualified engineers;

•	the quality of our products and any remediation costs;

•	adverse changes in economic conditions in various geographic areas where we or our customers do business;

•	the general industry conditions and seasonal patterns in our target end markets, particularly the automotive market and the audio-video market;

•	other conditions affecting the timing of customer orders or our ability to fill orders of customers subject to export control or economic sanctions; and

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geopolitical events, such as war, threat of war or terrorist actions, or the occurrence of pandemics, epidemics or other outbreaks of disease, including the current COVID-19 pandemic, or natural disasters, and the impact of these events on the factors set forth above.

We may experience a delay in generating or recognizing revenues for a number of reasons. For example, open backlogs at the beginning of each quarter are typically lower than expected net sales for that quarter and are generally cancelable or reschedulable with minimal notice. Accordingly, we depend on obtaining orders during each quarter for shipment in that quarter to achieve our net sales objectives and failure to fulfill such orders by the end of a quarter may adversely affect our operating results. Furthermore, our customer agreements typically provide that the customer may delay scheduled delivery dates and cancel orders within specified timeframes without significant penalty. In addition, we maintain an infrastructure of facilities and human resources in several locations around the world and have a limited ability to reduce the expenses required to maintain such infrastructure. Because we base our operating expenses on anticipated revenue trends and a high percentage of our expenses are fixed in the short term, any delay in generating or recognizing forecasted net sales or changes in levels of our customers’ forecasted demand could materially and adversely impact our business, financial condition and results of operations. Due to our limited ability to reduce expenses, in the event our revenues decline or our forecasted net sales do not meet our expectations, it is likely that in some future quarters our operating results will decrease from the previous quarter or fall below the expectations of securities analysts and investors. As a result of these factors, our operating results may vary significantly from quarter to quarter. Accordingly, we believe that period-to-period comparisons of our results of operations should not solely be relied upon as indications of future performance. Any shortfall in net sales or net income from a previous quarter or from levels expected by the investment community could cause a decline in the trading price of our share.

We depend on winning selection processes, and failure to be selected could adversely affect our business in those market segments.

One of our business strategies is to participate in and win competitive bid selection processes to develop products for use in our customers’ equipment and products. These selection processes can be lengthy and require us to incur significant design and development expenditures, with no guarantee of winning a contract or generating revenues. Incurrence of such significant expenditures, failure to win new design projects and delays in developing new products with anticipated technological advances or in commencing volume shipments of these products may have an adverse effect on our business. This risk is particularly pronounced in markets where there are only a few potential customers and in the automotive market, where, due to the longer design cycles involved, failure to win a design-in could prevent access to a customer for several years. Our failure to win a sufficient number of these bids could result in reduced revenues and hurt our competitive position in future selection processes because we may not be perceived as being a technology or industry leader, each of which could have a material adverse effect on our business, financial condition and results of operations.

Even if we succeed in winning selection processes for our products, we may not generate timely or sufficient net sales or margins from those wins and our financial results could suffer.

After incurring significant design and development expenditures, a substantial period of time generally elapses before we generate meaningful net sales relating to such product, if at all, particularly with respect to the automotive industry. The reasons for this delay include, among other things, the following:

•	changing customer requirements, resulting in an extended development cycle for the product;

•	delay in the ramp-up of volume production of the customer’s products into which our solutions are designed;

•	delay or cancellation of the customer’s product development plans;

•	competitive pressures to reduce our selling price for the product;

•	the discovery of design flaws, defects, errors or bugs in the products;

•	lower than expected customer acceptance of the solutions designed for the customer’s products;

•	lower than expected acceptance of our customers’ products; and

•	higher manufacturing costs than anticipated.

If we do not continue to win selection processes for our products in the short term, then we may not be able to achieve expected net sales levels associated with these winnings. If we experience delays in achieving such sales levels, our operating results could be adversely affected. Moreover, even if a customer selects our product, we cannot guarantee that this will result in any sales of our products, as the customer may ultimately change or cancel its product plans, or our customer’s efforts to market and sell its product may not be successful.

If we fail in a timely and cost-effective manner to develop new product features or new products that address customer preferences and achieve market acceptance, our operating results could be adversely affected.

Our customers are constantly seeking new products with more features and functionality at a lower cost, and our success relies heavily on our ability to continue to develop and market to our customers new and innovative products and improvements of existing products. In order to respond to new and evolving customer demands, achieve strong market share and keep pace with new technological, processing and other developments, we must constantly introduce new and innovative products into the market. Although we strive to respond to customer preferences and industry expectations in the development of our products, we may not be successful in developing, introducing or commercializing any new or enhanced products on a timely basis or at all. Further, if initial sales volumes for new or enhanced products do not reach anticipated levels within the time periods we expect, we may be required to engage in additional marketing efforts to promote such products and the costs of developing and commercializing such products may be higher than we predict. Moreover, new and enhanced products may not perform as expected. We may also encounter lower manufacturing yields and longer delivery schedules in commencing volume production of new products that we introduce, which could increase our costs and disrupt our supply of such products.

A fundamental shift in technologies, the regulatory climate or demand patterns and preferences in our existing product markets or the product markets of our customers or end-users could make our current products obsolete, prevent or delay the introduction of new products or enhancements to our existing products or render our products irrelevant to our customers’ needs. If our new product development efforts fail to align with the needs of our customers, including due to circumstances outside of our control like a fundamental shift in the product markets of our customers and end users or regulatory changes, our business, financial condition and results of operations could be materially and adversely affected.

The development of our products is highly complex. New and enhanced products require substantial financial and other resources to research and development. Occasionally, we have experienced delays in completing the development and introduction of new products and product enhancements, and we could experience delays in the future. Unanticipated problems in developing products could also divert substantial research and development and engineering resources, which may impair our ability to develop new products and enhancements and could substantially increase our costs. Even if we introduce new and enhanced products to the market, we may not be able to achieve market acceptance of these products in a timely manner or at all.

Our competitive position could be adversely affected if we are unable to meet customers’ quality requirements.

Suppliers in the semiconductor industry must meet increasingly stringent quality standards of certain original equipment manufacturers and customers, particularly for automotive and audio-video applications. While our quality performance to date has generally met these requirements, we may experience problems in achieving acceptable quality results in the manufacture of our products, particularly in connection with the production of new products or adoption of a new manufacturing process. Our failure to achieve acceptable quality levels could adversely affect our business results.

Changes in industry standards could limit our ability to sell our products and force us to write down our inventory.

The markets for semiconductors are characterized by rapidly evolving industry standards. We must continuously develop new products or upgrade our existing products to keep pace with these evolving standards. Changes in industry standards, or the development of new industry standards, may make our products less competitive or obsolete. Our products comprise only a component of an automotive vehicle or a part of an electronic device. All components of these end products must uniformly comply with industry standards (if any) in order to operate efficiently together. We depend on companies that provide other components of the end products to support prevailing industry standards. Many of these companies are significantly larger and more influential in driving industry standards than we are. Some industry standards may not be widely adopted or implemented uniformly, and competing standards may emerge that may be preferred by our customers or end users. If larger companies do not support the same industry standards that we do, or if competing standards emerge, market acceptance of our products could be adversely affected, which would harm our business.

Because it is not practicable to develop products that comply with all current standards and new standards that may be adopted in the future, our ability to compete effectively will depend on our ability to select industry standards that will be widely adopted by the market and to design our products to support those relevant industry standards. We may be required to invest significant effort and to incur significant expense to redesign our products to address relevant standards, and we may lose market share if we do not redesign our products quickly enough. If our products do not meet relevant industry standards that are widely adopted for a significant period of time, our results of operations, business, and prospects would be adversely affected.

If we encounter sustained yield problems or other delays in the manufacturing process of our products, we may lose sales and damage our customer relationships.

The manufacture of our products, including the fabrication of semiconductor microchip, and the assembly and testing of our products, involve highly complex processes. For example, difficulties in the microchip fabrication process or other factors can cause a substantial portion of the components on a microchip to be nonfunctional. These problems may be difficult to detect at an early stage of the manufacturing process and often are time-consuming and expensive to correct. From time to time, we have experienced problems achieving acceptable yields at our third-party facilities, resulting in delays in the availability of components. Moreover, an increase in the rejection rate of products during the quality control process before, during or after manufacture and/or shipping of such products, results in lower yields and margins. In addition, changes in manufacturing processes required as a result of changes in product specifications, changing customer needs and the introduction of new product lines have historically significantly reduced our manufacturing yields, resulting in low or negative margins on those products. Poor manufacturing yields over a prolonged period of time could adversely affect our ability to deliver our products on a timely basis and harm our relationships with customers, which could materially and adversely affect our business, financial condition and results of operations.

Our ability to raise capital in the future may be limited and could prevent us from executing our growth strategy.

Our ability to operate and expand our business depends on the availability of adequate capital, which in turn depends on cash flow generated by our business and the availability of debt, equity or other applicable financing arrangements. However, we cannot assure you that our existing resources will be sufficient to meet our future liquidity needs. We may require additional capital to respond to business opportunities, challenges, acquisitions or other strategic transactions and/or unforeseen circumstances. The timing and amount of our working capital and capital expenditure requirements may vary significantly depending on numerous factors, including: market acceptance of our products; the need to adapt to changing technologies and technical requirements; the existence of opportunities for expansion; and access to and availability of sufficient management, technical, marketing and financial personnel.

If our capital resources are insufficient to satisfy our liquidity requirements, we may seek to sell additional equity securities or debt securities or obtain debt financing. The sale of additional equity securities or convertible debt securities would result in additional dilution to our shareholders. Additional debt would result in increased expenses and could result in covenants that would restrict our operations and our ability to incur additional debt or engage in other capital-raising activities. We have not made arrangements to obtain additional financing and there is no assurance that financing, if required, will be available in amounts or on terms acceptable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to grow and support our business and respond to business opportunities and challenges could be significantly limited.

We are exposed to a variety of financial risks, including currency risk, interest rate risk, liquidity risk, commodity price risk, credit risk and other non-insured risks, which may have an adverse effect on our financial results.

We are a global company and, as a direct consequence, movements in the financial markets may impact our financial results. We are exposed to a variety of financial risks, including currency fluctuations, interest rate risk, liquidity risk, commodity price risk and credit risk and other noninsured risks. If we create debt, the rating thereof by major rating agencies may further improve or deteriorate. As a result, our additional borrowing capacity and financing costs may be impacted. Credit risk represents the loss that would be recognized at the reporting date if counterparties failed to perform upon their agreed payment obligations. Credit risk is present within our trade receivables. Such exposure is reduced through ongoing credit evaluations of the financial conditions of our customers and by adjusting payment terms and credit limits when appropriate. We invest available cash and cash equivalents with various financial institutions and are in that respect exposed to credit risk with these counterparties. Cash is invested and financial transactions are concluded where possible with financial institutions with a strong credit rating. If we are unable to successfully manage these risks, they could have a material adverse effect on our business, financial condition and results of operations.

We may pursue acquisitions and investments in new businesses, products or technologies, joint ventures and other strategic transactions, which may not be successful and could disrupt our business and divert financial and management resources from more productive uses.

If we identify appropriate opportunities, we may acquire or invest in technologies, businesses or assets that are strategically important to our business or form alliances with key players in the semiconductor industry to further expand our business. If we decide to pursue a strategy of selective acquisitions, we may not be successful in identifying suitable acquisition opportunities or completing such transactions. Our competitors may be more effective in executing and closing acquisitions in competitive bid situations than us. Our ability to enter into and complete acquisitions may be restricted by, or subject to, various approvals under U.S. law and Israeli law or may not otherwise be possible, may result in a possible dilutive issuance of our securities, or may require us to seek additional financing. We also may experience difficulties integrating acquired operations, technology, and personnel into our existing business and operations. Completed acquisitions may also expose us to potential risks, including risks associated with unforeseen or hidden liabilities, the diversion of resources from our existing business, and the potential loss of, or harm to, relationships with our employees as a result of our integration of new businesses. In addition, following completion of an acquisition, our management and resources may be diverted from their core business activities due to the integration process, which diversion may harm the effective management of our business. Furthermore, it may not be possible to achieve the expected level of any synergy benefits on integration and/or the actual cost of delivering such benefits may exceed the anticipated cost. Any of these factors may have an adverse effect on our competitive position, results of operations and financial condition.

We may have difficulty attracting, motivating and retaining executives and other key employees.

Our success depends to a large extent upon the continued services of our executive officers, managers and skilled personnel, including our development engineers. Generally, our employees are not bound by obligations that require them to continue to work for us for any specified period and, therefore, they could terminate their employment with us at any time. Given these limitations, we may not be able to continue to attract, retain and motivate qualified personnel necessary for our business.

Uncertainty about the effect of the merger may also impair Valens’ ability to attract, retain and motivate key personnel. Employee retention may be particularly challenging during the pendency of the merger, as employees of Valens may experience uncertainty about their future roles with the combined business. Additionally, Valens’ officers and employees own ordinary shares of Valens and/or have vested share options and, if the merger is consummated (and in the case of vested options, if such vested options are exercised prior to consummation of the merger), are therefore entitled to a portion of the merger consideration, the payment of which could provide sufficient financial incentive for certain officers and employees to no longer pursue employment with the combined business. In some of the fields in which Valens operate, there are only a limited number of people in the job market who possess the requisite skills and it may be increasingly difficult for the combined company to hire personnel over time. If key employees of PTK or Valens depart because of issues relating to the uncertainty and difficulty of integration, financial incentives or a desire not to become employees of the combined business, the combined company may have to incur significant costs in identifying, hiring and retaining replacements for departing employees, which could reduce the combined company’s ability to realize the anticipated benefits of the merger. The loss of services of any key personnel or the inability to hire new personnel with the requisite skills could restrict the ability of the combined company to develop new products or enhance existing products in a timely matter, to sell products to customers or to manage the business of the combined company effectively.

We may not be able to adequately protect or enforce our intellectual property rights, which could harm our competitive position.

Our success and future revenue growth will depend, in part, on our ability to protect our intellectual property. We will primarily rely on patent, copyright, trademark and trade secret laws, as well as nondisclosure agreements and other methods, to protect its proprietary technologies and processes. It is difficult and costly to monitor the use of our intellectual property. It is possible that competitors or other unauthorized third parties may obtain, copy, use or disclose, illegally or otherwise, the combined company’s proprietary technologies and processes, despite efforts by the combined company to protect its proprietary technologies and processes. Moreover, the semiconductor industry is generally subject to high turnover of employees, so the risk of trade secret misappropriation may be amplified. If any of our trade secrets are subject to unauthorized disclosure or are otherwise misappropriated by third parties, our competitive position may be materially and adversely affected. The failure to identify any violations of our intellectual property rights could materially and adversely affect our business, financial condition and result of operations and hurt our competitive advantage.

While we will hold a significant number of patents, there can be no assurances that any additional patents will be issued. Even if new patents are issued, the claims allowed may not be sufficiently broad to protect the combined company’s technology. In addition, any of Valens’ existing patents, and any future patents issued to the combined company, may be challenged, invalidated or circumvented, either in connection with the merger or otherwise. As such, any rights granted under these patents may not provide the combined company with meaningful protection or commercial advantage.

In addition, the protection afforded under the patent and other intellectual property laws of one country may not be the same as that in other countries. Therefore, our intellectual property rights may not be as strong or as easily enforced outside of the U.S. This means, for example, that our right to exclusively commercialize a product in those countries where we have patent rights for that product can vary on a country-by-country basis. We also may not have the same scope of patent protection in every country where we do business. If the combined company’s patents do not adequately protect its technology, competitors may be able to offer products similar to the combined company’s products. The combined company’s competitors may also be able to develop similar technology independently or design around its patents.

Our ability to compete successfully depends in part on our ability to commercialize our products without infringing intellectual property rights of others.

To the same extent that we seek to protect our technology and inventions with patents and trade secrets, our competitors and other third parties do the same for their technology and inventions. We have no means of knowing the content of patent applications filed by third parties until they are published. It is also difficult and costly to continuously monitor the intellectual property portfolios of our competitors to ensure our technologies do not violate the intellectual property rights of any third parties.

The semiconductor industry is ripe with patent assertion entities and is characterized by frequent litigation regarding patent and other intellectual property rights. From time to time, we receive communications from third parties that allege that our products or technologies infringe their patent, copyrights, trademark or other intellectual property rights. As a public company with an increased profile and visibility, we may receive similar communications in the future. Lawsuits or other proceedings resulting from allegations of infringement could subject us to significant liability for damages, invalidate our proprietary rights and adversely affect our business. Defending these proceedings may be costly and time consuming and may divert the attention of management and key personnel from other business issues. The complexity of the technology involved and the uncertainty of intellectual property litigation increase these risks.

In the event that any third-party succeeds in asserting a valid claim against us or any of our customers, we could be forced to do one or more of the following:

•	discontinue selling, importing or using certain technologies that contain the allegedly infringing intellectual property which could cause us to stop manufacturing certain products;

•	seek to develop non-infringing technologies, which may not be feasible;

•	incur significant legal expenses;

•	pay substantial monetary damages to the party whose intellectual property rights we may be found to be infringing; and/or

•	we or our customers could be required to seek licenses to the infringed technology that may not be available on commercially reasonable terms, if at all.

If a third party causes us to discontinue the use of any of our technologies, the combined company may be required to design around those technologies. This could be costly and time consuming and could have an adverse effect on our financial results. Any significant impairments of our intellectual property rights from any litigation we face could materially and adversely impact our business, financial condition, results of operations and our ability to compete in our industry.

We may be subject to disruptions or breaches of our information technology systems that could irreparably damage our reputation and our business, expose us to liability and materially and adversely affect our results of operations.

We are subject to a number of legal requirements, contractual obligations and industry standards regarding security, data protection and privacy and any failure to comply with these requirements, obligations or standards could have an adverse effect on our reputation, business, financial condition and operating results.

In conducting our business, we routinely collect and store sensitive data, including proprietary technology and information about our business and our customers, suppliers and business partners, including proprietary technology and information owned by our customers. The secure processing, maintenance and transmission of this information is critical to our operations and business strategy. We may be subject to disruptions or breaches of our secured network caused by computer viruses, illegal hacking, criminal fraud or impersonation, acts of vandalism or terrorism or employee error. Our security measures, those of our third-party suppliers, or our customers may not detect or prevent such security breaches. The costs to us to reduce the risk of or alleviate cyber security breaches and vulnerabilities could be significant. Any type of security breach, attack or misuse of data, whether experienced by us or an associated third party, could harm our reputation or deter existing or prospective customers from using our products and applications, increase our operating expenses in order to contain and remediate the incident, expose us to unbudgeted or uninsured liability, disrupt our operations, divert management focus away from other priorities, increase our risk of regulatory scrutiny, result in the imposition of penalties and fines under state, federal and foreign laws or by payment networks and adversely affect our continued payment network registration and financial institution sponsorship. Moreover, any such compromise of our information security could result in the misappropriation or unauthorized publication of our confidential business or proprietary information or that of other parties with which we do business, an interruption in our operations, the unauthorized transfer of cash or other of our assets, the unauthorized release of customer or employee data or a violation of privacy or other laws. Computer programmers and hackers also may be able to develop and deploy viruses, worms and other malicious software programs that attack our products, or that otherwise exploit any security vulnerabilities, and any such attack, if successful, could expose us to liability to customer claims. Any of the foregoing could irreparably damage our reputation and business, which could have a material adverse effect on our results of operations.

There may exist deficiencies in control system and disclosure procedures that could adversely affect the accuracy and reliability of our periodic reporting.

Prior to the merger, Valens was a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting.

Upon the completion of the merger, we became a public company in the United States and are now subject to the periodic reporting requirements of the SEC, including, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting as of December 31, 2022. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting in our first annual report required to be filed with the SEC following the date we are no longer an “emerging growth company.” The combined company will have designed disclosure controls and procedures to provide reasonable assurance that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. However, despite the disclosure and compliance procedures, there may from time to time exist deficiencies in our control systems that could adversely affect the accuracy and reliability of our periodic reporting. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected. Imperfections in our periodic reporting could create uncertainty regarding the reliability of our results of operations and financial results, which in turn could have a material adverse impact on our reputation or share price. Furthermore, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future.

Risks Related to Laws and Regulation

Our global business requires us to comply with laws and regulations in countries across the world and exposes us to international business risks that could adversely affect our business.

We are subject to environmental, labor, health, safety and other laws and regulations in Israel, the United States and other jurisdictions in which we operate. We are also required to obtain environmental permits and other authorizations or licenses from governmental authorities for certain of our operations and have to protect our intellectual property worldwide. In the jurisdictions where we operate, we need to comply with differing standards and varying practices of regulatory, tax, judicial and administrative bodies.

The business environment is also subject to many uncertainties, including the following international business risks:

•	negative economic developments in economies around the world and the instability of governments, currently for example the sovereign debt situation in certain European countries;

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Social and political instability in a number of countries around the world, including the recent developments in the Middle East, and also including the threat of war, terrorist attacks in the United States or in EMEA, epidemics or civil unrest;

•	pandemics or national and international environmental, nuclear or other disasters, which may adversely affect our workforce, as well as our local suppliers and customers;

•	adverse changes in governmental policies, especially those affecting trade and investment;

•	foreign currency exchange, in particular with respect to the U.S. dollar, and transfer restrictions, in particular in Greater China; and

•	threats that our operations or property could be subject to nationalization and expropriation.

No assurance can be given that we have been or will be at all times in complete compliance with the laws and regulations to which we are subject or that we have obtained or will obtain the permits and other authorizations or licenses that we need. If we violate or fail to comply with laws, regulations, permits and other authorizations or licenses, we could be fined or otherwise sanctioned by regulators. In addition, if any of the international business risks were to materialize or become worse, they could also have a material adverse effect on our business, financial condition and results of operations.

We are subject to governmental regulation and other legal obligations, particularly related to privacy, data protection and information security, across different markets where we conduct our business. Our actual or perceived failure to comply with such obligations could harm our business.

In Israel, the United States and other jurisdictions in which we operate, we are subject to various laws and related regulations. If we are found to have breached any laws or regulations in any such jurisdiction, we may be subject to enforcement actions that require us to change our business practices in a manner which may negatively impact our revenue, as well as expose us to litigation, fines, civil and/or criminal penalties and adverse publicity that could cause our customers to lose trust in us, negatively impacting our reputation and business in a manner that harms our financial position.

As part of our business development, we collect information about individuals, also referred to as personal data, and other potentially sensitive and/or regulated data from our customers. Laws and regulations in Israel, the United States and around the world restrict how personal information is collected, processed, stored, used and disclosed, as well as set standards for its security, implement notice requirements regarding privacy practices, and provide individuals with certain rights regarding the use, disclosure and sale of their protected personal information.

For example, in the United States, various federal and state regulators, including governmental agencies like the Federal Trade Commission, or the FTC, have adopted, or are considering adopting, laws and regulations concerning privacy and data protection. Certain state laws may be more stringent or broader in scope, or offer greater individual rights, with respect to personal information than federal, international or other state laws, and such laws may differ from each other, all of which may complicate compliance efforts. For example, the California Consumer Privacy Act of 2018, or the CCPA, which increases privacy rights for California residents and imposes obligations on companies that process their personal information (including device identifiers, IP addresses, cookies and geo-location), came into effect on January 1, 2020. Among other things, the CCPA requires covered companies to provide new disclosures to California consumers and provide such consumers new data protection and privacy rights, including the ability to opt-out of certain sales of personal information. The CCPA provides for civil penalties for violations, as well as a private right of action for certain data breaches that result in the loss of personal information. Additionally, voters approved a new privacy law, the California Privacy Rights Act, or the CPRA, in the November 2020 election. Effective starting on January 1, 2023, the CPRA will significantly modify the CCPA, including by expanding consumers’ rights with respect to certain sensitive personal information. State laws are changing rapidly and there is discussion in Congress of a new comprehensive federal data privacy law to which we would become subject if it is enacted.

Internationally, laws, regulations and standards in many jurisdictions apply broadly to the collection, use, retention, security, disclosure, transfer and other processing of personal information. For example, the GDPR, which became effective in May 2018, greatly increased the European Commission’s jurisdictional reach of its laws and adds a broad array of requirements for handling personal data (including online identifiers and location data). EU member states are tasked under the GDPR to enact, and have enacted, certain implementing legislation that adds to and/or further interprets the GDPR requirements and potentially extends our obligations and potential liability for failing to meet such obligations. The GDPR, together with national legislation, regulations and guidelines of the EU member states and the United Kingdom governing the processing of personal data, impose strict obligations and restrictions on the ability to collect, use, retain, protect, disclose, transfer and otherwise process personal data. In particular, the GDPR includes obligations and restrictions concerning the consent and rights of individuals to whom the personal data relates, the transfer of personal data out of the European Economic Area or the United Kingdom, security breach notifications and the security and confidentiality of personal data. The GDPR authorizes fines for certain violations of up to 4% of global annual revenue or €20 million, whichever is greater. In addition, some countries are considering or have passed legislation implementing data protection requirements or requiring local storage and processing of data or similar requirements that could increase the cost and complexity of delivering our services.

In addition, in Israel, the Privacy Protection Law, 5741-1981 (“PPL”), and the regulations enacted thereunder, including the Privacy Protection Regulations (Data Security), 5777-2017 (“Data Security Regulations”), as well as guidelines issued by the Israeli Privacy Protection Authority, and Amendment No. 40 to the Communications Law (Telecommunications and Broadcasting), 5742-1982, impose obligations with respect to the manner certain personal data is processed, maintained, transferred, disclosed, accessed and secured. Failure to comply with the PPL, its regulations and guidelines issued by the Israeli Privacy Protection Authority may expose us to administrative fines, civil claims (including class actions) and in certain cases criminal liability. Current pending legislation may result in a change of the current enforcement measures and sanctions and may also require us to modify the manner personal data is collected, processed and maintained by us. The Israeli Privacy Protection Authority may initiate administrative inspection proceedings, from time to time, without any suspicion of any particular breach of the PPL, as it has done in the past with respect to dozens of Israeli companies in various business sectors. In addition, to the extent that any administrative supervision procedure is initiated by the Israeli Privacy Protection Authority and reveals certain irregularities with respect to our compliance with the PPL, in addition to our exposure to administrative fines, civil claims (including class actions) and in certain cases criminal liability, we may also need to take certain remedial actions to rectify such irregularities, which may increase our costs.

Restrictions on the collection, use, sharing or disclosure of personal information or additional requirements and liability for security and data integrity could require us to modify our solutions and features, possibly in a material manner, could limit our ability to develop new products and features and could subject us to increased compliance obligations and regulatory scrutiny. Our failure to comply with applicable laws and regulations, or to protect personal data, could result in enforcement or litigation action against us, including fines, sanctions, penalties, judgments, imprisonment of our officers and public censure, claims for damages by consumers and other affected individuals, damage to our reputation and loss of goodwill, any of which could have a material adverse impact on our business, financial condition and results of operations.

Failure to comply with the Foreign Corrupt Practices Act, other applicable anti-corruption and anti-bribery laws, and applicable trade control laws could subject us to penalties and other adverse consequences.

We have extensive international operations and a substantial portion of our business, particular with respect to our manufacturing processes, is conducted outside of the United States. Our operations are subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), as well as the anti-corruption and anti-bribery laws in the countries where we do business. The FCPA prohibits covered parties from offering, promising, authorizing or giving anything of value, directly or indirectly, to a “foreign government official” with the intent of improperly influencing the official’s act or decision, inducing the official to act or refrain from acting in violation of lawful duty, or obtaining or retaining an improper business advantage. The FCPA also requires publicly traded companies to maintain records that accurately and fairly represent their transactions, and to have an adequate system of internal accounting controls. In addition, other applicable anti-corruption laws prohibit bribery of domestic government officials, and some laws that may apply to our operations prohibit commercial bribery, including giving or receiving improper payments to or from non-government parties, as well as so-called “facilitation” payments. In addition, we are subject to U.S. and other applicable trade control regulations that restrict with whom we may transact business, including the trade sanctions enforced by the U.S. Treasury, Office of Foreign Assets Control.

Though we maintain policies, internal controls and other measures reasonably designed to promote compliance with applicable anticorruption and anti-bribery laws and regulations, and certain safeguards designed to ensure compliance with U.S. trade control laws, our employees or agents may nevertheless engage in improper conduct for which we might be held responsible. Any violations of these anti-corruption or trade controls laws, or even allegations of such violations, can lead to an investigation and/or enforcement action, which could disrupt our operations, involve significant management distraction, and lead to significant costs and expenses, including legal fees. If we, or our employees or agents acting on our behalf, are found to have engaged in practices that violate these laws and regulations, we could suffer severe fines and penalties, profit disgorgement, injunctions on future conduct, securities litigation, bans on transacting government business, delisting from securities exchanges and other consequences that may have a material adverse effect on our business, financial condition and results of operations. In addition, our reputation, our net sales or our share price could be adversely affected if we become the subject of any negative publicity related to actual or potential violations of anti-corruption, anti-bribery or trade control laws and regulations.

Environmental laws and regulations may expose us to liability, and such liability and compliance with these laws and regulations may adversely affect our business.

The semiconductor industry is subject to a variety of international, federal, state, local and non-U.S. laws and regulations governing pollution, environmental protection and occupational health and safety, including those relating to the release, storage, use, discharge, handling, generation, transportation, disposal, and labeling of, and human exposure to, hazardous and toxic materials, product composition, and the investigation and cleanup of contaminated sites, including sites we currently or formerly owned or operated, due to the release of hazardous materials, regardless of whether we caused such release. We are also required to obtain environmental permits from governmental authorities for certain of our operations. We cannot assure you that we have been or will be at all times in complete compliance with such laws, regulations and permits. Failure to comply with such laws and regulations could subject us to civil or criminal costs, obligations, sanctions or property damage or personal injury claims, or suspension of our facilities’ operating permits. In addition, we may be strictly liable for joint and several costs associated with investigation and remediation of sites at which we have arranged for the disposal of hazardous wastes if such sites become contaminated, even if we fully comply with applicable environmental laws and regulations. Compliance with current or future environmental and occupational health and safety laws and regulations could restrict our ability to expand our business or require us to modify processes or incur other substantial expenses which could harm our business.

In the event of an incident involving hazardous materials, we could be liable for damages and such liability could exceed the amount of any liability insurance coverage and the resources of our business. In addition, in the event of the discovery of contaminants or the imposition of clean up obligations for which we are responsible, we may be required to take remedial or other measures which could have a material adverse effect on our business, financial condition and results of operations. In response to environmental concerns, some customers and government agencies impose requirements for the elimination and/or labeling of hazardous substances, such as lead (which is widely used in soldering connections in the process of semiconductor packaging and assembly), in electronic equipment, as well as requirements related to the take-back of products discarded by customers. Environmental and occupational health and safety laws and regulations have tended to become more stringent over time, causing a need to redesign technologies, imposing greater compliance costs and increasing risks and penalties associated with violations, which could seriously harm our business.

Scientific examination of, political attention to and rules and regulations on issues surrounding the existence and extent of climate may result in an increase in the cost of production due to increase in the prices of energy and introduction of energy or carbon tax. A variety of regulatory developments have been introduced that focus on restricting or managing the emission of carbon dioxide, methane and other greenhouse gasses. Enterprises may need to purchase at higher costs new equipment or raw materials with lower carbon footprints. These developments and further legislation that is likely to be enacted could affect our operations negatively.

The IRS may not agree that Valens should be treated as a non-U.S. corporation for U.S. federal income tax purposes.

Under current U.S. federal income tax law, a corporation generally will be considered to be a U.S. corporation for U.S. federal income tax purposes if it is created or organized in the United States or under the law of the United States or of any State. Accordingly, under generally applicable U.S. federal income tax rules, Valens, which is incorporated and tax resident in Israel, would generally be classified as a non-U.S. corporation for U.S. federal income tax purposes. Section 7874 of the Internal Revenue Code of 1986, as amended (the

“Code”) and the Treasury regulations promulgated thereunder, however, contain specific rules that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes. If it were determined that Valens is treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code and the Treasury regulations promulgated thereunder, Valens would be liable for U.S. federal income tax on its income in the same manner as any other U.S. corporation and certain distributions made by Valens to non-U.S. investors generally would be subject to U.S. withholding tax.

As more fully described in the section titled “U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of Valens—Tax Residence of Valens for U.S. Federal Income Tax Purposes,” based on the terms of the Business Combination and certain factual assumptions, Valens does not believe that it should be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code after the Business Combination. However, the application of Section 7874 of the Code is complex, subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by changes in such U.S. Treasury regulations with possible retroactive effect) and subject to certain factual uncertainties. Accordingly, there can be no assurance that the IRS will not challenge the status of Valens as a non-U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code or that such challenge would not be sustained by a court.

If the IRS were to successfully challenge under Section 7874 of the Code Valens’ status as a non-U.S. corporation for U.S. federal income tax purposes, Valens and certain Valens shareholders may be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on Valens and the application of U.S. withholding taxes on dividends paid on Valens ordinary shares to non-U.S. shareholders, subject to reduction under an applicable income tax treaty.

See “U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of Valens” for a more detailed discussion of the application of Section 7874 of the Code to Valens. Investors should consult their own tax advisors regarding the application of Section 7874 of the Code to the Business Combination and the tax consequences to Valens and its shareholders if the classification of Valens as a non-U.S. corporation is not respected.

Changes to tax laws or regulations in Israel, the United States and other jurisdictions expose us to tax uncertainties and could adversely affect our results of operations or financial condition.

As a multinational business, operating in multiple jurisdiction such as Israel, the United States, the EU, Japan and China, we may be subject to taxation in several jurisdictions around the world with increasingly complex tax laws, the application of which can be uncertain. Changes to tax laws or regulations in the jurisdictions in which we operate, or in the interpretation of such laws or regulations, could, significantly increase our effective tax rate and reduce our cash flow from operating activities, and otherwise have a material adverse effect on our financial condition. Changes to tax laws or regulations in the jurisdictions in which we operate, or in the interpretation of such laws or regulations, could, significantly increase our effective tax rate and reduce our cash flow from operating activities, and otherwise have a material adverse effect on our financial condition. Since a significant portion of our operations are located in Israel, changes in tax laws or regulations in Israel could significantly affect our operating results. Further changes in the tax laws of foreign jurisdictions could arise, in particular, as a result of different initiatives undertaken by the Organization for Economic Co-operation and Development (the “OECD”). Any changes in the OECD policy or recommendations, if adopted, could increase tax uncertainty and may adversely affect our provision for income taxes and increase our tax liabilities. In addition, other factors or events, including business combinations and investment transactions, changes in the valuation of our deferred tax assets and liabilities, adjustments to taxes upon finalization of various tax returns or as a result of deficiencies asserted by taxing authorities, increases in expenses not deductible for tax purposes, changes in available tax credits, changes in transfer pricing methodologies, other changes in the apportionment of our income and other activities among tax jurisdictions, and changes in tax rates, could also increase our effective tax rate.

We are subject to regular review and audit by Israeli and other foreign tax authorities. Although we believe our tax estimates are reasonable, the authorities in these jurisdictions could review our tax returns and impose additional taxes, interest, linkage and penalties, and the authorities could claim that various withholding requirements apply to us or our subsidiaries or assert that benefits of tax treaties are not available to us or our subsidiaries, any of which could materially affect our income tax provision, net income, or cash flows in the period or periods for which such determination and settlement is made. We may also be liable for taxes in connection with businesses we acquire. Our determinations are not binding on any taxing authorities, and accordingly the final determination in an audit or other proceeding may be materially different than the treatment reflected in our tax provisions, accruals and returns. An assessment of additional taxes because of an audit could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Transfer pricing rules may adversely affect our corporate income tax expense.

Many of the jurisdictions in which we conduct business have detailed transfer pricing rules, which require contemporaneous documentation establishing that all transactions with non-resident related parties be priced using arm’s length pricing principles. The tax authorities in these jurisdictions could challenge our related party transfer pricing policies and as a consequence the tax treatment of corresponding expenses and income. International transfer pricing is an area of taxation that depends heavily on the underlying facts and circumstances and generally involves a significant degree of judgment. If any of these tax authorities were to be successful in challenging our transfer pricing policies, we may be liable for additional corporate income tax, and penalties and interest related thereto, which may have a significant impact on our results of operations and financial condition.

Proposed changes to the U.S. tax system, if enacted, could have a material adverse effect on our ongoing liability for U.S. corporate tax.

The Biden administration has proposed a number of changes to the U.S. tax system. The proposals include changes to the U.S. corporate tax system that would increase U.S. corporate tax rates, impose a corporate minimum book tax, and double the tax rate on and make other tax changes to GILTI earned by foreign subsidiaries.

Many aspects of the proposals are unclear or undeveloped. We are unable to predict which, if any, U.S. tax reform proposals will be enacted into law, and what effects any enacted legislation might have on our liability for U.S. tax.

Changes in government trade policies, including the imposition of tariffs and export restrictions, could limit our ability to sell our products to certain customers or demand from certain customers, which may materially and adversely affect our sales and results of operations.

The U.S. government has in the past made public statements indicating possible significant changes in U.S. trade policy and have taken certain actions that may impact U.S. trade policy, including imposing new or increased tariffs on certain goods imported into the United States. Since our current products are manufactured outside the United States, such changes, if adopted, could have a disproportionate impact on our business and make our products more expensive and less competitive in the U.S. market. Furthermore, changes in U.S. trade policy could trigger retaliatory actions by affected countries, which could impose restrictions on our ability to do business in or with affected countries or prohibit, reduce or discourage purchases of our products by foreign customers, leading to increased costs of components contained in our products, increased costs of manufacturing our products, and higher prices for our products in foreign markets. For example, there are risks that the Chinese government may, among other things, require the use of local suppliers in place of non-Chinese suppliers like us, compel companies that do business in China to partner with local companies to conduct business and provide incentives to government-backed local customers to buy from local suppliers. Changes in, and responses to, U.S. trade policy could reduce the competitiveness of our products and cause our sales to decline, which could materially and adversely impact our business, financial condition and results of operations. The U.S. or foreign governments may take administrative, legislative or regulatory action that could materially interfere with our ability to sell products in certain countries and/or to certain customers, particularly in China. We cannot predict what actions may ultimately be taken with respect to tariffs or trade relations between the United States and China or other countries, what products may be subject to such actions, or what actions may be taken by the other countries in retaliation. The institution of trade tariffs both globally and between the United States and China specifically carries the risk of negatively impacting China’s overall economic condition, which could have negative repercussions for our business.

We will be subject to legal and regulatory consequences if we do not comply with applicable export control laws and regulations.

Products developed and manufactured in Israel and other locations are subject to export controls of the applicable nation. Obtaining export licenses can be difficult, costly and time-consuming and we may not always be successful in obtaining necessary export licenses, and our failure to obtain required import or export approval for our products or limitations on our ability to export or sell our products imposed by these laws may harm our international and domestic revenues. Noncompliance with these laws could have negative consequences, including government investigations, penalties and reputational harm. The absence of comparable restrictions on competitors in other countries may adversely affect our competitive position. Failure to obtain export licenses for our products or having one or more of our customers be restricted from receiving exports from us could significantly reduce our net sales and materially and adversely affect our business, financial condition and results of operations.

Changing foreign exchange rates may have an adverse effect on our financial results.

We have operations and assets in Israel, the United States and other foreign jurisdictions. We prepare our consolidated financial statements in U.S. dollars, but a portion of our expenditures are denominated in Israeli new shekel and other currencies. We therefore must translate our foreign assets, liabilities, revenue and expenses into U.S. dollars at applicable exchange rates. Consequently, fluctuations in the value of Israeli new shekel and other foreign currencies relative to the U.S. dollar may negatively affect the value of these items in our financial statements. Additionally, currency exchange rates have been especially volatile in the recent past, and these currency fluctuations may make it difficult for us to predict our results of operations. To the extent we fail to manage our foreign currency exposure adequately, we may suffer losses in the value of our net foreign currency investment, and our business, financial condition, results of operations and cash flows may be negatively affected.

Risks Related to Being a Public Company

Valens incurs increased costs as a result of operating as a public company, and its management is required to devote substantial time to new compliance initiatives.

Upon the completion of the Business Combination, Valens became a public company subject to reporting requirements in the United States, and it will incur significant legal, accounting and other expenses that it did not incur as a private company, and these expenses may increase even more after Valens is no longer an emerging growth company, as defined in Section 2(a) of the Securities Act. As a public company, Valens is subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules adopted, and to be adopted, by the SEC and the NYSE. Valens’ management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, Valens expects these rules and regulations to substantially increase its legal and financial compliance costs and to make some activities more time-consuming and costly. For example, Valens expects these rules and regulations to make it more difficult and more expensive for it to obtain director and officer liability insurance and it may be forced to accept reduced policy limits or incur substantially higher costs to maintain the same or similar coverage. Valens cannot predict or estimate the amount or timing of additional costs it may incur to respond to these requirements. The impact of these requirements could also make it more difficult for Valens to attract and retain qualified persons to serve on its board of directors, its board committees or as executive officers.

A market for Valens’ securities may not develop or be sustained.

The price of Valens’ securities may fluctuate significantly due to general market and economic conditions. An active trading market for Valens’ securities may not develop as expected or, if developed, it may not be sustained. In addition, the price of Valens’ securities can vary due to general economic conditions and forecasts, Valens’ general business condition and the release of Valens’ financial reports. Additionally, if Valens’ securities become delisted from the NYSE and are quoted on the OTC Bulletin Board (an inter-dealer automated quotation system for equity securities that is not a national securities exchange), the liquidity and price of Valens’ securities may be more limited than if Valens was quoted or listed on the NYSE, the NYSE or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

Valens’ internal controls over financial reporting may not be effective and its independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on Valens’ business and reputation.

Valens is subject to the reporting requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of the NYSE. These rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems and resources.

The Sarbanes-Oxley Act requires, among other things, that Valens maintain effective disclosure controls and procedures and internal control over financial reporting. Valens is continuing to develop and refine its disclosure controls, internal control over financial reporting and other procedures that are designed to ensure that information required to be disclosed by it in the reports that it will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to Valens’ principal executive and financial officers.

Valens’ current controls and any new controls that it develops may become inadequate because of changes in conditions in its business. Further, weaknesses in Valens’ internal controls may be discovered in the future. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could adversely affect Valens’ operating results or cause it to fail to meet its reporting obligations and may result in a restatement of Valens’ financial statements for prior periods. Any failure to implement and maintain effective internal controls also could adversely affect the results of periodic management evaluations. Since the Company is an “emerging growth company,” as defined in the Securities Act, as modified by the Jumpstart Business Startups Act of 2012 (the “JOBS Act”), it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in Valens’ reported financial and other information.

In order to maintain and improve the effectiveness of its disclosure controls and procedures and internal control over financial reporting, Valens has expended and anticipates that it will continue to expend significant resources, including accounting-related costs, and provide significant management oversight. Any failure to maintain the adequacy of its internal controls, or consequent inability to produce accurate financial statements on a timely basis, could increase Valens’ operating costs and could materially and adversely affect its ability to operate its business. In the event that Valens’ internal controls are perceived as inadequate or that it is unable to produce timely or accurate financial statements, investors may lose confidence in Valens’ operating results and the stock price of Valens may decline. In addition, if Valens is unable to continue to meet these requirements, it may not be able to maintain listing on the NYSE.

Valens independent registered public accounting firm is not required to formally attest to the effectiveness of its internal control over financial reporting until after Valens is no longer an emerging growth company. At such time, Valens’ independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which Valens’ controls are documented, designed or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on Valens’ business and operating results.

Risks Relating to Our Incorporation and Location in Israel

Conditions in Israel could adversely affect our business.

We are incorporated under the laws of the State of Israel, and our principal offices are located in Israel. Accordingly, political, economic and geo-political instability in Israel may affect our business.

Several countries, principally in the Middle East, still restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in Israel or geo-political instability in the region continues or increases. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners, or significant downturn in the economic or financial condition of Israel, could adversely affect our business.

Investors’ rights and responsibilities as our shareholders will be governed by Israeli law, which differs in some respects from the rights and responsibilities of shareholders of non-Israeli companies.

We were incorporated under Israeli law and the rights and responsibilities of our shareholders are governed by our articles of association and Israeli law. These rights and responsibilities differ in some respects from the rights and responsibilities of shareholders of U.S. and other non-Israeli corporations. In particular, a shareholder of an Israeli company has a duty to act in good faith and in a customary manner in exercising its rights and performing its obligations towards the company and other shareholders and to refrain from abusing its power in the company, including, among other things, in voting at the general meeting of shareholders on certain matters, such as an amendment to the company’s articles of association, an increase of the company’s authorized share capital, a merger of the company and approval of related party transactions that require shareholder approval. A shareholder also has a general duty to refrain from discriminating against other shareholders. In addition, a controlling shareholder or a shareholder who knows that it possesses the power to determine the outcome of a shareholders’ vote or to appoint or prevent the appointment of an office holder in the company has a duty to act in fairness towards the company. These provisions may be interpreted to impose additional obligations and liabilities on our shareholders that are not typically imposed on shareholders of U.S. corporations.

Provisions of Israeli law and our amended and restated articles of association may delay, prevent or make undesirable an acquisition of all or a significant portion of our shares or assets.

Provisions of Israeli law and our amended and restated articles of association could have the effect of delaying or preventing a change in control and may make it more difficult for a third-party to acquire us or our shareholders to elect different individuals to our board of directors, even if doing so would be considered to be beneficial by some of our shareholders, and may limit the price that investors may be willing to pay in the future for our ordinary shares. Among other things:

•	Israeli corporate law regulates mergers and requires that a tender offer be effected when more than a specified percentage of shares in a company are purchased;

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Israeli corporate law requires special approvals for certain transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to these types of transactions;

•	Israeli corporate law does not provide for shareholder action by written consent for public companies, thereby requiring all shareholder actions to be taken at a general meeting of shareholders;

•	our amended and restated articles of association divide our directors into three classes, each of which is elected once every three years;

•

our amended and restated articles of association generally require a vote of the holders of a majority of our outstanding ordinary shares entitled to vote present and voting on the matter at a general meeting of shareholders (referred to as simple majority), and the amendment of a limited number of provisions, such as the provision dividing our directors into three classes, requires a vote of the holders of 65% of the total voting power of our shareholders;

•	our amended and restated articles of association do not permit a director to be removed except by a vote of the holders of at least 65% of the total voting power of our shareholders; and

•	our amended and restated articles of association provide that director vacancies may be filled by our board of directors.

Further, Israeli tax considerations may make potential transactions undesirable to us or some of our shareholders whose country of residence does not have a tax treaty with Israel granting tax relief to such shareholders from Israeli tax. For example, Israeli tax law does not recognize tax-free share exchanges to the same extent as U.S. tax law. With respect to mergers, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of numerous conditions, including, a holding period of two years from the date of the transaction during which certain sales and dispositions of shares of the participating companies are restricted. Moreover, with respect to certain share swap transactions, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no disposition of the shares has occurred.

Our amended and restated articles of association provide that unless the Company consents otherwise, the competent courts of Tel Aviv, Israel shall be the sole and exclusive forum for substantially all disputes between the Company and its shareholders under the Companies Law and the Israeli Securities Law, which could limit our shareholders’ ability to brings claims and proceedings against, as well as obtain favorable judicial forum for disputes with the Company, its directors, officers and other employees.

Unless we agree otherwise, the competent courts of Tel Aviv, Israel shall be the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, or (iii) any action asserting a claim arising pursuant to any provision of the Companies Law or the Israeli Securities Law. Such exclusive forum provision in our amended and restated articles of association will not relieve the Company of its duties to comply with federal securities laws and the rules and regulations thereunder, and shareholders of the Company will not be deemed to have waived the Company’s compliance with these laws, rules and regulations. This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with the Company or its directors or other employees which may discourage lawsuits against the Company, its directors, officers and employees. The foregoing exclusive forum provision is intended to apply to claims arising under Israeli law and would not apply to claims for which the federal courts would have exclusive jurisdiction, whether by law (as is the case under the Exchange Act) or pursuant to our amended and restated articles of association, including claims under the Securities Act for which there is a separate exclusive forum provision in our amended and restated articles of association. However, the enforceability of similar forum provisions (including exclusive federal forum provisions for actions, suits or proceedings asserting a cause of action arising under the Securities Act) in other companies’ organizational documents has been challenged in legal proceedings and there is uncertainty as to whether courts would enforce the exclusive forum provisions in our amended and restated articles of association. If a court were to find the choice of forum provision contained in our amended and restated articles of association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect our business, financial condition and results of operations.

Our amended and restated articles of association provide that unless we consent to an alternate forum, the federal district courts of the United States shall be the exclusive forum of resolution of any claims arising under the Securities Act which may impose additional litigation costs on our shareholders.

Our amended and restated articles of association provide that the federal district courts of the United States shall be the exclusive forum for the resolution of any claims arising under the Securities Act or the federal forum provision in our amended and restated articles of association (the “Federal Forum Provision”). While the Federal Forum Provision does not restrict the ability of our shareholders to bring claims under the Securities Act, nor does it affect the remedies available thereunder if such claims are successful, we recognize that it may limit shareholders’ ability to bring a claim in the judicial forum that they find favorable and may increase certain litigation costs which may discourage the filing of claims under the Securities Act against the Company, its directors and officers. However, the enforceability of similar forum provisions (including exclusive federal forum provisions for actions, suits or proceedings asserting a cause of action arising under the Securities Act) in other companies’ organizational documents has been challenged in legal proceedings and there is uncertainty as to whether courts would enforce the exclusive forum provisions in our amended and restated articles of association. If a court were to find the choice of forum provision contained in our amended and restated articles of association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect our business, financial condition and results of operations.

We have received Israeli government grants for certain research and development activities. The terms of those grants require us to satisfy specified conditions as defined in Israel’s Encouragement of Research, Development and Technological Innovation in Industry Law, 5744-1984 (the “Innovation Law”).

We received Israeli government grants for certain of our research and development activities. When a company develops know-how, technology or products using grants from the Israel Innovation Authority of the Israeli Ministry of Economy and Industry (formerly known as Office of Chief Scientist) (“IIA”), the terms of these grants and the Innovation Law restrict the transfer or license of such know-how, and the transfer of manufacturing or manufacturing rights of such products, technologies or know-how outside of Israel, without the prior approval of the IIA. Therefore, the discretionary approval of an IIA committee would be required for any transfer or license to third parties inside or outside of Israel of know how or for the transfer outside of Israel of manufacturing or manufacturing rights related to those aspects of such technologies. We may not receive those approvals, in the future, while in the past the Company did receive approvals of requests submitted by it according to the Innovation Law, including for the manufacturing of Company products outside of Israel. Furthermore, the IIA may impose certain conditions on any arrangement under which it permits us to transfer technology or development outside of Israel.

The transfer or license of IIA-supported technology or know-how outside of Israel and the transfer of manufacturing of IIA-supported products, technology or know-how outside of Israel, may require payment to the IIA of amounts which are determined taking into consideration the following elements: (i) the value of the transferred or licensed technology or know-how; (ii) our research and development expenses; (iii) the amount of IIA accumulated grants. Over the years, Valens has received various grants from the IIA in the total amount of $6 million, out of which the latest grants in the amount of $2.05 million were received from the IIA in 2016; (iv) accumulated revenue-based royalties already paid by the Company; and (v) the time that has passed since the completion of IIA supported period and other factors. These restrictions and requirements for payment may impair our ability to sell, license or otherwise transfer our technology assets outside of Israel or to outsource or transfer development or manufacturing activities with respect to any product or technology outside of Israel. Furthermore, despite the fact that as of December 31, 2019 the Company paid in full all the grants received from the IIA, Valens remains subject to the restrictions and obligations under the Innovation Law described above, and the net consideration available to our shareholders in certain transactions (such as a merger or similar change of control transaction) involving the transfer outside of Israel of technology or know-how developed with IIA funding may be reduced by any amounts that we may be required to pay to the IIA.

If Valens or any of its subsidiaries are characterized as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, U.S. investors may suffer adverse tax consequences.

A non-U.S. corporation generally will be treated as a PFIC for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income (including cash). For purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and capital gains. Based on the current and anticipated composition of the income, assets and operations of Valens and its subsidiaries, Valens does not expect to be treated as a PFIC for the taxable year that includes the Business Combination. However, there can be no assurances in this regard or any assurances that Valens will not be treated as a PFIC in any future taxable year. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and Valens cannot assure you that the Internal Revenue Services (the “IRS”) will not take a contrary position or that a court will not sustain such a challenge by the IRS.

Whether Valens or any of its subsidiaries are a PFIC for any taxable year is a factual determination that depends on, among other things, the composition of Valens’ income and assets, and the value of its and its subsidiaries’ shares and assets. Changes in the composition of the income or assets of Valens and its subsidiaries may cause Valens to be or become a PFIC for the current or subsequent taxable years. Whether Valens is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty.

If Valens is a PFIC for any taxable year, a U.S. investor who owns Valens ordinary shares or Valens warrants may be subject to adverse tax consequences and may incur certain information reporting obligations. For a further discussion, see “U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Considerations of Ownership and Disposition of Valens Ordinary Shares and Valens Warrants to U.S. Holders—Passive Foreign Investment Company Rules.” U.S. investors who own Valens ordinary shares and/or Valens warrants are strongly encouraged to consult their own advisors regarding the potential application of these rules to Valens and the ownership of Valens ordinary shares and/or Valens warrants.

If a U.S. investor is treated for U.S. federal income tax purposes as owning at least 10% of the Valens ordinary shares, such U.S. investor may be subject to adverse U.S. federal income tax consequences.

For U.S. federal income tax purposes, if a U.S. investor who is a U.S. person is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of the Valens ordinary shares, such U.S. investor may be treated as a “United States shareholder” with respect to Valens, or any of its non-U.S. subsidiaries, if Valens or such subsidiary is a “controlled foreign corporation.” A non-U.S. corporation is considered a controlled foreign corporation if more than 50% of (1) the total combined voting power of all classes of stock of such corporation entitled to vote, or (2) the total value of the stock of such corporation is owner, or is considered as owned by applying certain constructive ownership rules, by United States shareholders on any day during the taxable year of such non-U.S. corporation. As Valens has U.S. subsidiaries, certain of Valens’ non-U.S. subsidiaries could be treated as a controlled foreign corporation regardless of whether Valens is treated as a controlled foreign corporation.

Certain United States shareholders of a controlled foreign corporation may be required to report annually and include in their U.S. federal taxable income their pro rata share of the controlled foreign corporation’s “Subpart F income” and, in computing their “global intangible low-taxed income,” “tested income” and a pro rata share of the amount of certain U.S. property (including certain stock in U.S. corporations and certain tangible assets located in the United States) held by the controlled foreign corporation regardless of whether such controlled foreign corporation makes any distributions. The amount includable by a United States shareholder under these rules is based on a number of factors, including potentially, but not limited to, the controlled foreign corporation’s current earnings and profits (if any), tax basis in the controlled foreign corporation’s assets, and foreign taxes paid by the controlled foreign corporation on its underlying income. Failure to comply with these reporting obligations (or related tax payment obligations) may subject such United States shareholder to significant monetary penalties and may extend the statute of limitations with respect to such United States shareholder’s U.S. federal income tax return for the year for which reporting (or payment of tax) was due. Valens does not intend to assist U.S. investors in determining whether Valens or any of its non-U.S. subsidiaries are treated as a controlled foreign corporation for U.S. federal income tax purposes or whether any U.S. investor is treated as a United States shareholder with respect to any of such controlled foreign corporations or furnish to any holder information that may be necessary to comply with reporting and tax paying obligations if Valens, or any of its non-U.S. subsidiaries, is treated as a controlled foreign corporation for U.S. federal income tax purposes. U.S. investors who hold 10% or more of the combined voting power or value of Valens ordinary shares are strongly encouraged to consult their own advisors regarding the U.S. tax consequences of owning or disposing of Valens ordinary shares.

Certain tax benefits that may be available to Valens, if obtained by Valens, would require it to continue to meet various conditions and may be terminated or reduced in the future, which could increase Valens’ costs and taxes.

Valens may be eligible for certain tax benefits provided to “Preferred Technological Enterprises” under the Israeli Law for the Encouragement of Capital Investments, 5719-1959, referred to as the Investment Law. If Valens obtains tax benefits under the “Preferred Technological Enterprises” regime then, in order to remain eligible for such tax benefits, it will need to continue to meet certain conditions stipulated in the Investment Law and its regulations, as amended. If these tax benefits are reduced, cancelled or discontinued, Valens’ Israeli taxable income may be subject to the Israeli corporate tax rate of 23% in 2021 and thereafter. Additionally, if Valens increases its activities outside of Israel through acquisitions, for example, its activities might not be eligible for inclusion in future Israeli tax benefit programs. See “Certain Material Israeli Tax Considerations.”

It may be difficult to enforce a U.S. judgment against Valens, its officers and directors in Israel or the United States, or to assert U.S. securities laws claims in Israel or serve process on Valens’ officers and directors.

Most of Valens’ directors or officers are not residents of the United States and most of their and Valens’ assets are located outside the United States. Service of process upon Valens or its non-U.S. resident directors and officers and enforcement of judgments obtained in the United States against Valens or its non-U.S. directors and executive officers may be difficult to obtain within the United States, although our amended and restated articles of association provide that unless we consent to an alternate forum, the federal district courts of the United States shall be the exclusive forum of resolution of any claims arising under the Securities Act. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws against Valens or its non-U.S. officers and directors because Israel may not be the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing the matters described above. Israeli courts might not enforce judgments rendered outside Israel, which may make it difficult to collect on judgments rendered against Valens or its non-U.S. officers and directors.

Moreover, among other reasons, including but not limited to, fraud or absence of due process, or the existence of a judgment which is at variance with another judgment that was given in the same matter if a suit in the same matter between the same parties was pending before a court or tribunal in Israel, an Israeli court will not enforce a non-Israeli judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel. For more information, see “Enforceability of Civil Liabilities.”

Risks Related to Ownership of Our Shares

The Valens Articles and Israeli law could prevent a takeover that shareholders consider favorable and could also reduce the market price of Valens ordinary shares.

Certain provisions of Israeli law and the Valens Articles could have the effect of delaying or preventing a change in control and may make it more difficult for a third party to acquire Valens or for Valens’ shareholders to elect different individuals to its board of directors, even if doing so would be beneficial to its shareholders, and may limit the price that investors may be willing to pay in the future for the Valens ordinary shares. For example, Israeli corporate law regulates mergers and requires that a tender offer be effected when certain thresholds of percentage ownership of voting power in a company are exceeded (subject to certain conditions). Further, Israeli tax considerations may make potential transactions undesirable to Valens or to some of its shareholders whose country of residence does not have a tax treaty with Israel granting tax relief to such shareholders from Israeli tax. See the section titled “Certain Material Israeli Tax Considerations—Taxation of our shareholders.”

Valens has never declared or paid any cash dividends on its shares. Valens does not intend to pay dividends for the foreseeable future. It currently intends to retain all available funds and any future earnings for use in the operation of its business and does not anticipate paying any dividends on the Valens ordinary shares in the foreseeable future. Consequently, you may be unable to realize a gain on your investment except by selling sell such shares after price appreciation, which may never occur.

Valens’ board of directors has sole discretion whether to pay dividends. If Valens’ board of directors decides to pay dividends, the form, frequency, and amount will depend upon its future, operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that its directors may deem relevant. The Israeli Companies Law, 5759-1999 (the “Companies Law”) imposes restrictions on Valens’ ability to declare and pay dividends. See the section titled “Description of Valens ordinary shares—Dividend and Liquidation Rights” for additional information. Payment of dividends may also be subject to Israeli withholding taxes. See the section titled “Certain Material Israeli Tax Considerations” for additional information.

The market price and trading volume of the Valens ordinary shares may be volatile and could decline significantly.

The stock markets, including the NYSE on which the Valens ordinary shares and Valens warrants are listed under the symbol “VLN,” and “VLNW,” respectively, have from time to time experienced significant price and volume fluctuations. The market price of the Valens ordinary shares and Valens warrants ordinary shares may be volatile and could decline significantly. In addition, the trading volume in the Valens ordinary shares and Valens warrants may fluctuate and cause significant price variations to occur. If the market price of the Valens ordinary shares and Valens warrants ordinary shares declines significantly, you may be unable to resell your shares or warrants at or above the market price of the ordinary shares Valens ordinary shares and Valens warrants as of the date immediately following the consummation of the Business Combination. Valens cannot assure you that the market price of the Valens ordinary shares and Valens warrants ordinary shares will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

•	the realization of any of the risk factors presented in this prospectus;

•	actual or anticipated differences in Valens’ estimates, or in the estimates of analysts, for Valens’ revenues, earnings, results of operations, level of indebtedness, liquidity or financial condition;

•	additions and departures of key personnel;

•	failure to comply with the requirements of the NYSE;

•	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

•	publication of research reports about Valens;

•	the performance and market valuations of other similar companies;

•

failure of securities analysts to initiate or maintain coverage of Valens, changes in financial estimates by any securities analysts who follow Valens or Valens’ failure to meet these estimates or the expectations of investors;

•	new laws, regulations, subsidies, or credits or new interpretations of existing laws applicable to Valens;

•	commencement of, or involvement in, litigation involving Valens;

•	broad disruptions in the financial markets, including sudden disruptions in the credit markets;

•	speculation in the press or investment community;

•	actual, potential or perceived control, accounting or reporting problems;

•	changes in accounting principles, policies and guidelines; and

•

other events or factors, including those resulting from infectious diseases, health epidemics and pandemics (including the ongoing COVID-19 public health emergency), natural disasters, war, acts of terrorism or responses to these events.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert Valens’ management’s attention and resources, which could have a material adverse effect on us.

If securities or industry analysts do not publish or cease publishing research or reports about Valens, its business, or its market, or if they change their recommendations regarding the Valens ordinary shares adversely, then the price and trading volume of the Valens ordinary shares could decline.

The trading market for the Valens ordinary shares will be influenced by the research and reports that industry or financial analysts publish about its business. Valens does not control these analysts, or the content and opinions included in their reports. As a new public company, Valens may be slow to attract research coverage and the analysts who publish information about the Valens ordinary shares will have relatively little experience with Valens, which could affect their ability to accurately forecast Valens’ results and make it more likely that Valens fails to meet their estimates. In the event Valens obtains industry or financial analyst coverage, if any of the analysts who cover Valens issues an inaccurate or unfavorable opinion regarding it, Valens’ share price would likely decline. In addition, the share prices of many companies in the technology industry have declined significantly after those companies have failed to meet, or significantly exceed, the financial guidance publicly announced by the companies or the expectations of analysts. If Valens’ financial results fail to meet, or significantly exceed, its announced guidance or the expectations of analysts or public investors, analysts could downgrade the Valens ordinary shares or publish unfavorable research about it. If one or more of these analysts cease coverage of Valens or fail to publish reports on it regularly, Valens’ visibility in the financial markets could decrease, which in turn could cause its share price or trading volume to decline.

Valens’ failure to meet the continued listing requirements of the NYSE could result in a delisting of its Securities.

If Valens fails to satisfy the continued listing requirements of the NYSE such as the corporate governance requirements or the minimum closing bid price requirement, the NYSE may take steps to delist its securities. Such a delisting would likely have a negative effect on the price of the securities and would impair your ability to sell or purchase the securities when you wish to do so. In the event of a delisting, Valens can provide no assurance that any action taken by it to restore compliance with listing requirements would allow its securities to become listed again, stabilize the market price or improve the liquidity of its securities, prevent its securities from dropping below the NYSE minimum bid price requirement or prevent future non-compliance with the NYSE’s listing requirements. Additionally, if Valens’ securities become delisted from the NYSE for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of Valens’ securities may be more limited than if it were quoted or listed on the NYSE or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

Valens is an emerging growth company within the meaning of the Securities Act and takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make Valens’ securities less attractive to investors and may make it more difficult to compare Valens’ performance with other public companies.

Valens is treated as an emerging growth company, as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised financial accounting standards until such time as those standards apply to private companies. Valens intends to take advantage of this extended transition period under the JOBS Act for adopting new or revised financial accounting standards.

For as long as Valens continues to be an emerging growth company, it may also take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. As a result, its shareholders may not have access to certain information that they may deem important. Valens could be an emerging growth company for up to five years, although circumstances could cause it to lose that status earlier, including if its total annual gross revenue exceeds $1.07 billion, if it issues more than $1.0 billion in non-convertible debt securities during any three-year period, or if before that time it is a “large accelerated filer” under U.S. securities laws.

Valens cannot predict if investors will find Valens ordinary shares less attractive because it may rely on these exemptions. If some investors find Valens ordinary shares less attractive as a result, there may be a less active trading market for Valens ordinary shares and Valens’ share price may be more volatile. Further, there is no guarantee that the exemptions available to Valens under the JOBS Act will result in significant savings. To the extent that Valens chooses not to use exemptions from various reporting requirements under the JOBS Act, it will incur additional compliance costs, which may impact Valens’ financial condition.

We are a foreign private issuer and, as a result, are not subject to U.S. proxy rules but are subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. issuer.

Because we qualify as a foreign private issuer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and although we follow Israeli laws and regulations with regard to such matters, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including: (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, foreign private issuers will be required to file their annual report on Form 20-F by 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers are also exempt from the Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, even though we are contractually obligated and intend to make interim reports available to our shareholders, copies of which we are required to furnish to the SEC on a Form 6-K, and even though we are required to file reports on Form 6-K disclosing whatever information we have made or are required to make public pursuant to Israeli law or distribute to our shareholders and that is material to our company, you may not have the same protections afforded to shareholders of companies that are United Sates domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on June 30, 2022. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the New York Stock Exchange. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

As we are a “foreign private issuer” and follow certain home country corporate governance practices, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all New York Stock Exchange corporate governance requirements.

As a foreign private issuer, we have the option to follow certain home country corporate governance practices rather than those of the New York Stock Exchange, provided that we disclose the requirements we are not following and describe the home country practices we are following. We rely on this “foreign private issuer exemption” with respect to the New York Stock Exchange rules requiring shareholder approval. We may in the future elect to follow home country practices with regard to other matters. As a result, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all New York Stock Exchange corporate governance requirements.

USE OF PROCEEDS

All of the ordinary shares offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective amounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $104,420,000 from the exercise of the warrants, assuming the exercise in full of all such warrants for cash. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes, which may include acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the warrants.

There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that the private warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

MARKET PRICE OF OUR SECURITIES

Our ordinary shares and warrants began trading on The New York Stock Exchange (“NYSE”) under the symbols “VLN” and “VLNW,” respectively, on September 30, 2021. PTK’s common stock, warrants, and units were previously listed on the NYSE under the symbols “PTK,” “PTK WS,” and “PTK.U,” respectively. PTK’s common Stock, warrants, and units each commenced separate public trading on July 14, 2020. PTK’s units automatically separated into the component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security. Prior to the Closing, each unit of PTK consisted of one share of common stock and one public warrant of PTK, whereby each public warrant entitled the holder to purchase one-half of one share of common stock at an exercise price of $11.50 per whole share of common stock. Upon the closing of the Business Combination, PTK’s common stock was converted into our ordinary shares. On October 19, 2021, the closing sale prices of our ordinary shares and warrants were $7.20 and $0.5599, respectively. As of October 1, 2021, there were approximately 82 holders of record of our ordinary shares and two holders of record of our warrants. Such numbers do not include beneficial owners holding our securities through nominee names.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial statements present the combination of the financial information of PTK and Valens, adjusted to give effect to the Business Combination and consummation of the Transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

PTK is a blank check company incorporated in Delaware on August 19, 2019. PTK was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses. At June 30, 2021, there was approximately $115 million held in the Trust Account.

Valens was incorporated in the State of Israel on October 26, 2006. Valens is a leading provider of semiconductor products, pushing the boundaries of connectivity by enabling long-reach, high-speed video and data transmission for the professional audio-video and automotive industries. Valens is headquartered in Hod Hasharon, Israel.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Transactions occurred on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 present pro forma effect to the Transactions as if they had been completed on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated. The unaudited pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

This information should be read together with PTK’s unaudited interim financial statements as of June 30, 2021, PTK’s audited financial statements as of December 31, 2020, as restated, Valens’ unaudited interim financial statements as of June 30, 2021, Valens’ audited financial statements as of December 31, 2020, and related notes, the sections titled “PTK’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Valens’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.

The Business Combination has been accounted for as a recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. It has been determined that Valens will be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Valens’ existing shareholders will have the greatest voting interest in the combined entity;

•	Valens’ directors will represent the majority of the board of directors of the combined company following the consummation of the Business Combination;

•	Valens’ senior management will be the senior management of the combined company following the consummation of the Business Combination;

•	Valens is the larger entity based on historical operating activity and has the larger employee base.

Description of the Transactions

On May 25, 2021, PTK entered into the Business Combination Agreement with Valens and Merger Sub. Pursuant to the Business Combination Agreement, Merger Sub merged with and into PTK, with PTK surviving the merger. As a result of the Merger, PTK became a wholly owned subsidiary of Valens, with the securityholders of PTK becoming securityholders of Valens.

Pursuant to the Business Combination Agreement, immediately prior to at the effective time of the Business Combination (the “Effective Time”), (i) each Valens preferred share was converted into one Valens ordinary share in accordance with Valens’s organizational documents and (ii) immediately following such conversion but prior to the Effective Time, Valens effected the Stock Split. Pursuant to the Business Combination Agreement at the Effective Time (a) each share of PTK Common Stock outstanding immediately prior to the Effective Time was exchanged for one Valens ordinary share (after giving effect to the Capital Restructuring), and (b) each PTK warrant outstanding immediately prior to the Effective Time was assumed by Valens and became a Valens warrant, with the number of Valens ordinary shares underlying the Valens warrants and the exercise price of such Valens warrants subject to adjustment in accordance with the Business Combination Agreement in the event of a stock split, share dividend or distribution, or any change in Valens’ share capital by reason of any split-up reverse stock split, recapitalization, combination, reclassification, or exchange of shares. In addition, the Private Warrants were amended such that there is no change in terms (including as to lack of redemption and cashless exercise) based on the identity of the holder thereof. Furthermore, the Sponsor has entered into an agreement under which 35% of the Valens ordinary shares it received in respect of its PTK common stock will be subject to forfeiture if certain price targets for the Valens ordinary shares are not achieved within a certain period of time after the Effective Time or if an M&A Transaction did not occur at a certain minimum price (the “Forfeiture Shares”).

PIPE

Concurrently with the execution of the Business Combination Agreement, Valens and the PIPE Investors entered into the Subscription Agreements providing for the purchase by the PIPE Investors at the Effective Time of an aggregate of 12,500,000 Valens ordinary shares at a price per share of $10.00 for gross proceeds to Valens of $125.0 million. The price per share paid by the PIPE Investors pursuant to the Subscription Agreements assumed the consummation of the Capital Restructuring. The closing of the PIPE was conditioned upon the concurrent consummation of the transactions contemplated by the Business Combination Agreement.

Consideration.

The following represents the aggregate gross merger consideration, assuming no Valens warrants issued to PTK warrant holders in accordance with the Business Combination Agreement have been exercised*:

(in thousands, except share amounts) (a)	Purchase Price	Shares Issued
Share Consideration to PTK Shareholders	$29,927,630	2,992,763
Share Consideration to PTK Sponsor (b)	—	1,868,750
PIPE subscription	$125,000,000	12,500,000

(a)	The value of ordinary shares is reflected at $10 per share, reflecting the consummation of the expected Capital Restructuring.
(b)

Calculated based on 65% of the total Sponsor shares (2,875,000) that are classified as equity, as the remaining Forfeiture Shares are subject to forfeiture and classified as liabilities, although they are considered outstanding shares and are entitled to voting rights and distributions.

(*)

In addition, Valens assumed the Public and Private warrants issued by PTK (a total of 11,500,000 and 6,660,000, respectively, exercisable into a total of 9,080,000 Ordinary Shares of Valens), in consideration for a total of up to $104,420 thousands, reflecting an exercise price of $11.5 per share underlying warrant. None of these warrants have been exercised to date.

The following summarizes the unaudited pro forma Valens ordinary shares outstanding, not including Valens warrants issued to PTK warrant holders which have not been exercised at the consummation date:

Ownership (As of June 30, 2021)

	Shares	%
PTK Shareholders	2,992,763	3.1%
PTK Sponsor (a)	1,868,750	1.9%
Existing Valens Shareholders (b)	78,992,194	82.0%
PIPE	12,500,000	13.0%

Total Company Ordinary Shares Outstanding as of June 30, 2021	96,353,707	100%

(a)

Calculated based on 65% of the total Sponsor shares (2,875,000) that are classified as equity, as the remaining Forfeiture Shares are subject to forfeiture and classified as liabilities, although they are considered outstanding shares and are entitled to voting rights and distributions.

(b)

Calculated as of June 30, 2021, on the basis of Valens ordinary shares outstanding after giving effect to the conversion of all the Valens preferred shares into Valens ordinary shares and the Stock Split according to an assumed ratio of 1:0.662531.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021, the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 is based on the historical financial statements of PTK and Valens. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(in thousands)

	Valens (Historical)	PTK (Historical)	Transaction Accounting Adjustments	Notes	Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	41,804	53	132,091	(A)	173,948
Short term deposits	10,069	—	—		10,069
Trade account receivables	7,912	—	—		7,912
Inventories	5,700	—	—		5,700
Prepaid expenses and other current assets	4,557	—	—		4,557

TOTAL CURRENT ASSETS	70,042	53	132,091		202,186
NON-CURRENT ASSETS:
Property and equipment, net	2,336	—	—		2,336
Deferred issuance costs	2,940	—	(2,940)	(E)	—
Other assets	466	—	—		466
Cash and securities held in Trust Account	—	115,012	(115,012)	(C)	—

TOTAL LONG TERM ASSETS	5,742	115,012	(117,952)		2,802

TOTAL ASSETS	75,784	115,065	14,139		204,988

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Trade account payables	2,911	1,956	—		4,867
Accrued compensation	3,002	—	—		3,002
Other current liabilities	7,996	494	(2,940)	(E)	5,550

TOTAL CURRENT LIABILITIES	13,909	2,450	(2,940)		13,419

LONG TERM LIABILITIES
Warrants liability	—	5,180	(5,180)	(L2)	—
Forfeiture Shares liability	—	—	7,890	(I)	7,890
Deferred underwriting commissions		4,025	(4,025)	(J)	—
Other long-term liabilities	38	—	—		38

TOTAL LONG-TERM LIABILITIES	38	9,205	(1,315)		7,928

TOTAL LIABILITIES	13,947	11,655	(4,255)		21,347

Redeemable convertible preferred shares(**)	150,179	—	(150,179)	(F)	—
Common Stock Subject to Possible Redemption(***)	—	98,410	(98,410)	(G)	—
SHAREHOLDERS’ EQUITY (DEFICIT):
Ordinary shares(****)	44	*	—		44
Additional paid-in capital	25,162	9,565	268,982	(H)	303,709
Accumulated deficit	(113,548)	(4,565)	(1,999)	(N)	(120,112)

Total shareholders’ equity (deficit)	(88,342)	5,000	266,983		183,641

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY (DEFICIT)	75,784	115,065	14,139		204,988

(*)	Less than $1 thousands.
(**)	Represents the following:

Valens (Historical prior to reverse split): Series A Redeemable Convertible Preferred Shares of NIS 0.01 par value; 38,000,000 Shares authorized; 32,901,384 Shares issued and outstanding as of June 30, 2021; Series B-1 Redeemable Convertible Preferred Shares of NIS 0.01 par value; 11,000,000 Shares authorized; 10,102,595 Shares issued and outstanding as of June 30, 2021; Series B-2 Redeemable Convertible Preferred Shares of NIS 0.01 par value; 19,000,000 Shares Authorized; 18,670,270 Shares issued and outstanding as of June 30, 2021; Series C Redeemable Convertible Preferred Shares of NIS 0.01 par value; 9,425,000 Shares Authorized; 9,424,938 Shares issued and outstanding as of June 30, 2021; Series D Redeemable Convertible Preferred Shares of NIS 0.01 par value; 19,313,650 Shares authorized; 19,313,646 Shares issued and outstanding as of June 30, 2021; Series E Redeemable Convertible Preferred Shares of NIS 0.01 par value; 11,205,179 Shares authorized; 11,080,674 Shares issued and outstanding as of June 30, 2021.

Pro Forma Combined: Series A Redeemable Convertible Preferred Shares of no-par value; 0 Shares authorized, issued and outstanding as of June 30, 2021; Series B-1 Redeemable Convertible Preferred Shares of no-par value; 0 Shares authorized, issued and outstanding as of June 30, 2021; Series B-2 Redeemable Convertible Preferred Shares of no-par value; 0 Shares authorized, issued and outstanding as of June 30, 2021; Series C Redeemable Convertible Preferred Shares of no-par value; 0 Shares Authorized, Issued and outstanding as of June 30, 2021; Series D Redeemable Convertible Preferred Shares of no-par value; 0 Shares authorized, issued and outstanding as of June 30, 2021; Series E Redeemable Convertible Preferred Shares of no-par value; 0 Shares authorized, issued and outstanding as of June 30, 2021.

(***) Represents the following:

PTK (Historical): Common stock of $0.0001 par value subject to possible redemption, 9,840,987 shares at $10.00 per share as of June 30, 2021.

Pro Forma Combined: Common stock of no-par value, 0 shares as of June 30, 2021.

(****) Represents the following:

PTK (Historical): Common stock, $0.0001 par value; 100,000,000 shares authorized; 4,534,013 shares issued and outstanding (excluding 9,840,987 shares subject to possible redemption) as of June 30, 2021.

Valens (Historical post reverse split): Ordinary Shares of NIS 0.01 par value; 95,709,727 Shares authorized as of June 30, 2021; 11,749,555 Shares issued and outstanding as of June 30, 2021.

Pro Forma Combined (following the reverse split as part of the Capital Restructuring as well as conversion of Redeemable Convertible Preferred Shares) – Ordinary Shares of no par value; 700,000,000 Shares authorized as of June 30, 2021; 96,353,707 Shares issued and outstanding as of June 30, 2021.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(in thousands, except share and per share data)

	For the six months ended June 30, 2021
	Valens	PTK (Historical)	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenues	30,874	—	—		30,874
Cost of revenues	(8,875)	—	—		(8,875)

Gross profit	21,999	—	—		21,999
Operating expenses:
Research and development	(21,354)	—	—		(21,354)
Sales and marketing	(6,332)	—	—		(6,332)
General and administrative	(4,544)	(2,116)	—		(6,660)

Total operating expenses	(32,230)	(2,116)	—		(34,346)

Operating loss	(10,231)	(2,116)	—		(12,347)
Financial income (expenses), net	336	6	(95)	(I)	247

Loss before income taxes	(9,895)	(2,110)	(95)		(12,100)
Income taxes	(179)	—	—		(179)

Net loss	(10,074)	(2,110)	(95)	(O)	(12,279)

Net loss per share attributable to ordinary shareholders, basic and diluted	(1.606)	(0.48)
Weighted-average ordinary shares outstanding, basic and diluted	10,927,357	4,365,492
Pro forma net loss per share attributable to ordinary shareholders, basic and diluted				4	(0.128)
Pro forma weighted average ordinary shares outstanding, basic and diluted				4	95,828,517

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	For the year ended December 31, 2020
	Valens	PTK (Restated Historical)	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenues	56,910	—	—		56,910
Cost of revenues	(13,432)	—	—		(13,432)

Gross profit	43,478	—	—		43,478
Operating expenses:
Research and development	(44,725)	—	—		(44,725)
Sales and marketing	(13,657)	—	—		(13,657)
General and administrative	(7,884)	(731)	(6,564)	(B), (M)	(15,179)

Total operating expenses	(66,266)	(731)	(6,564)		(73,561)

Operating loss	(22,788)	(731)	(6,564)		(30,083)
Financial income (expenses), net	3,300	(1,721)	1,836	(L1,L2)	3,415

Loss before income taxes	(19,488)	(2,452)	(4,728)		(26,668)
Income taxes	(164)	—	—		(164)
Equity in earnings of investee	17	—	—		17

Net loss	(19,635)	(2,452)	(4,728)	(O)	(26,815)

Net loss per share attributable to ordinary shareholders, basic and diluted (retroactively presented due to Reverse Stock Split)	(3.251)	(0.76)
Weighted-average ordinary shares outstanding, basic and diluted	10,448,218	3,246,580
Pro forma net loss per share attributable to ordinary shareholders, basic and diluted (retroactively presented due to Reverse Stock Split)				4	(0.283)
Pro forma weighted average ordinary shares outstanding, basic and diluted				4	94,850,484

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transaction and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 are based on the historical financial statements of Valens and PTK. The transaction accounting adjustments for the transaction consist of those necessary to account for the transaction.

The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

Valens and PTK did not have any historical relationship prior to the Transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Valens’s unaudited interim condensed consolidated balance sheet as of June 30, 2021, and the related notes for the six months ended June 30, 2021, included elsewhere in this prospectus; and

•	PTK’s unaudited interim balance sheet as of June 30, 2021, and the related notes for the six months ended June 30, 2021 included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 have been prepared using, and should be read in conjunction with, the following:

•

Valens’s unaudited condensed consolidated statements of operations for the six months ended June 30, 2021, and the related notes for the six months ended June 30, 2021, included elsewhere in this prospectus; and

•	PTK’s unaudited condensed statement of operations for the six months ended June 30, 2021, and the related notes for the six months ended June 30, 2021, included elsewhere in this prospectus; and

•	Valens’s audited consolidated statements of operations for the year ended December 31, 2020 and the related notes included elsewhere in this prospectus; and

•	PTK’s audited statement of operations for the year ended December 31, 2020, as restated, and the related notes included elsewhere in this prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Valens after the Business Combination. They should be read in conjunction with the historical financial statements and notes thereto of Valens and PTK. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions. The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that Valens believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Valens believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

2. Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Valens after consummation of the Business Combination (the “Post-Combination Company”). Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only. The adjustments presented on the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the Company upon consummation of the Business Combination.

The unaudited pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Post-Combination Company filed consolidated income tax returns during the period presented.

The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Valens’ shares outstanding, assuming the Transactions occurred on January 1, 2020, after giving effect to the conversion of all Valens’ preferred shares into Valens ordinary shares and Stock Split and excluding the Forfeiture Shares. Also refer to note 4 (“Loss per Share”) in this section.

Adjustments to Unaudited Pro Forma Combined Balance Sheets

The adjustments included in the unaudited pro forma condensed combined balance sheets as of June 30, 2021 are as follows:

(A)	Represents pro forma adjustments to the cash balance to reflect the following:

	(in thousands)
Payment of estimated transaction fees	(22,849)	(B	)
Reclassification of cash and investments held in PTK trust account (including accrued interest of $12 thousand on cash in trust)	29,940	(C	)
Proceeds from PIPE	125,000	(D	)
Total	132,091	(A	)

(B)	Payment of Estimated Transaction Fees:

Represents estimated non-recurring transaction costs of $22,849 thousand incurred upon the consummation of the Business Combination. Out of the estimated transaction costs, an amount of $19,681 thousand (including deferred underwriting commissions as detailed in note (K)) is recognized as a decrease in additional paid-in capital as this amount is attributed to the issuance of Valens ordinary shares, as part of the Transactions. The amounts of $797 thousand attributed to the Forfeiture Shares (calculated on a pro-rata basis based on the total Forfeiture Shares value to total deal proceeds, including the Forfeiture Shares value), and the balance of $2,371 thousand, is recognized as a decrease of the accumulated deficit balance.

(C)	Reflects the reclassification of $29,940 thousand of cash held in the PTK trust account that became available following the Business Combination.

(D)	Reflects the proceeds of $125,000 thousand from the issuance and sale of 12,500,000 Valens ordinary shares at $10 per share in a private placement pursuant to the Subscription Agreements.

(E)	Reflects the elimination of Valens’ deferred issuance costs in the amount of $2,940 thousand.

(F)

Reflects the conversion of Valens’ Redeemable Convertible Preferred Shares in the total amount of $150,179 thousand, received by Valens in consideration for 101,493,507 Preferred Shares, that converted, as part of the Business Combination, into 67,242,640 Valens Ordinary Shares (following the reverse split of Valens’ shares).

(G)	Reflects the elimination of $98,410 thousand related to PTK’s Common Stock subject to possible redemption to equity as follows:

• Total trust amount:	$115,012

• Less proceeds received from PTK’s Trust Account (see note C):	$29,940

• Amounts in Trust Account that were redeemed:	$85,072

• Elimination of remaining PTK’s Common Stock subject to possible redemption Against additional paid-in capital:	$13,338

• Total PTK’s Common Stock subject to possible redemption:	$98,410

(H)	Represents pro forma adjustments to additional paid-in capital balance:

	(in thousands)
Payment of estimated transaction fees	(15,656)	(B)
Issuance of Valens ordinary shares from PIPE	125,000	(D)
Conversion of Valens preferred share to Valens ordinary shares	150,179	(F)
Roll over of Common Stock subject to redemption	13,338	(G)
Reclassification of Private Warrants	5,180	(L2)
Elimination of PTK Deficit	(4,565)	(K)
Forfeiture Shares	(7,890)	(I)
Stock based compensation related to options’ vesting acceleration	3,396	(M)

Total	268,982	(H)

(I)

The Forfeiture Shares are considered as contingent shares and presented as a liability. The estimated fair value of the Forfeiture Shares liability as of June 30, 2021 is $7,890 thousand; the Forfeiture Shares fair value valuation is based on the Transaction closing price of $10 per share. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 include revaluation of the Forfeiture Shares liability in the amount of $95 thousand. The Company assumed there was no change in the Forfeiture Shares fair value during 2020.

(J)	The amount of $4,025 thousand reflects the deferred underwriting commissions derived from the IPO of PTK that were incurred at the consummation of the Business Combination.

(K)	Reflects the elimination of PTK’s accumulated deficit at the amount of $4,565 thousand.

(L)	Warrants Liabilities:

(L1)

The Valens’ warrants liability prior to the Capital Restructuring represents warrants to Redeemable Convertible Preferred Shares. The 2020 fair value adjustment expenses in the amount of $109 thousand were excluded from the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 as it presents pro forma effect to the Transactions as if they had been completed on January 1, 2020.

(L2)

Following the amendment of the terms of PTK Private Warrants as part of the Transactions (as a result of which the cashless exercise holders’ option and the non-redemption feature will remain attached to the warrants even if these warrants will be transferred or sold to the public), as of the Closing Date, they will be classified as equity. The reclassification of such Private Warrants resulted in a total amount of $5,180 thousand that will be added to Additional Paid-In Capital (out of which, an amount of $1,727 thousand resulted from a FV adjustment incurred in 2020).

(M)	Represents stock-based compensation in an amount of $3,396 thousand, derived from the acceleration of options’ vesting, as of the Business Combination date.

(N)	Represents pro forma adjustments to accumulated deficit balance:

	(in thousands)
Payment of estimated transaction fees	(2,371)	(B	)
Transaction fees attributed to Forfeiture Shares	(797)	(B	)
Elimination of PTK Deficit	4,565	(K	)
Stock based compensation related to options’ vesting acceleration	(3,396)	(M	)

Total	(1,999)	(N	)

Adjustments to Unaudited Pro Forma Combined Statements of Operations for the Six Months Ended June 30, 2021 and for the Year Ended December 31, 2020

(O)	Represents pro forma adjustments to statement of Operations for the Six Months Ended June 30, 2021 and for the year ended December 31, 2020:

	Six Months ended June 30, 2021	Year ended December 31, 2020
	(in thousands)	(in thousands)
Revaluation of Forfeiture Shares	(95)	—	(I)
Elimination of the fair value adjustment expenses of Valens’ warrants	—	109	(L1)
Elimination of the fair value adjustment expenses of Private Warrants	—	1,727	(L2)
Stock based compensation related to options’ vesting acceleration	—	(3,396)	(M)
Transaction fees attributed to Forfeiture Shares	—	(797)	(B)
Estimated non-recurring transaction fees (employees’ compensation and insurance premium)	—	(2,371)	(B)

Total	(95)	(4,728)	(O)

4.	Loss per Share

Net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Transactions, assuming such shares were outstanding since January 1, 2020. As the Transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transactions have been outstanding for the entire period presented.

	Six Months ended June 30, 2021	Year ended December 31, 2020
Pro forma net loss (in thousands)	(12,279)	(26,815)
Net loss per share-basic and diluted	(0.128)	(0.283)
Weighted average shares outstanding-basic and diluted as follows (1):	95,828,517	94,850,484
PTK Shareholders	2,992,763	2,992,763
PTK Sponsor (excluding Forfeiture Shares) (3)	1,868,750	1,868,750
PIPE	12,500,000	12,500,000
Valens Shareholders (2)	78,467,004	77,488,971

(1)

The weighted average shares outstanding and net earnings per share information reflect the Transactions as if they had occurred on January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. The Company’s basic and diluted loss per share is calculated by dividing net loss attributable to Ordinary shareholders by the weighted-average number of ordinary shares outstanding for the period, without consideration of potentially dilutive securities. The Weighted average number of shares in computing the basic and diluted loss per share is identical, since including some potential shares of Ordinary Shares (such as the outstanding 15,257,902 and 16,408,933 stock options as of December 31, 2020 and June 30, 2021, respectively, 9,080,000 warrants and 1,006,250 Forfeiture Shares) in the computation of the diluted net loss per share for the period presented would have had an anti-dilutive effect.

(2)

Valens converted preferred shares: the pro forma shares attributable to Valens shareholders is calculated by applying the assumed exchange ratio of 1 to 0.662531 to the historical Valens ordinary shares and Preferred Shares of Valens outstanding as of June 30, 2021, all of which will be converted into Valens ordinary shares in accordance with Valens’s organizational documents immediately before consummation of the Business Combination.

(3)

The weighted average shares outstanding exclude the 1,006,250 Forfeiture Shares as they are treated as contingent shares and being subject to forfeiture if certain price targets for the Valens Ordinary Shares are not achieved within a certain period of time after the Effective Time or if an M&A Transaction does not occur at a certain minimum price. The Forfeiture Shares are outstanding and participate in any Company’s dividend; however, such shares do not contractually obligate the holder of such shares to participate in losses.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with Valens’ audited consolidated financial statements as of December 31, 2020, the unaudited condensed consolidated financial statements as of June 30, 2021 and the related notes appearing elsewhere in this prospectus and the unaudited pro forma condensed financial information as of and for the six months ended June 30, 2021 and for the year ended December 31, 2020 under the heading “Unaudited Pro Forma Combined Financial Information” included elsewhere in this prospectus. Some of the information contained in this discussion and analysis is set forth elsewhere in this prospectus, including information with respect to Valens’ plans and strategy for Valens’ business, and includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” Valens’ actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Throughout this section, unless otherwise noted or the context requires otherwise, “we,” “us,” “our” and the “Company” refer to Valens and its consolidated subsidiaries, and in references to monetary amounts, “dollars” and “$” refer to U.S. Dollars, and “NIS” to refers to New Israeli Shekels.

Overview

Valens is a leading provider of semiconductor products, pushing the boundaries of connectivity by enabling long-reach, high-speed video and data transmission for the professional audio-video and automotive industries. Valens’ Emmy® award-winning HDBaseT technology is the leading standard in the professional audio-video market, with tens of millions of Valens chipsets integrated into thousands of HDBaseT-enabled products. Valens technology for Automotive is a key enabler of the evolution of autonomous driving, providing chipsets that support ADAS, ADS, infotainment, telecommunications, and basic connectivity. Valens’ underlying technology has been selected by the MIPI Alliance as the basis for the new standard for high-speed automotive video connectivity.

Audio Video

Valens set the standard for long-range connectivity in the audio-video market. The company’s HDBaseT technology, supports the digitization of wired connectivity and is used by key leading audio-video product manufacturers, including EPSON, LG, Panasonic, Samsung, Sony, Harman, Crestron, Extron, Logitech, and many more. These companies have created thousands of electronic devices that embed Valens’ HDBaseT technology as part of their connectivity solution.

HDBaseT enables the simultaneous delivery of ultra-high-definition digital video and audio, Ethernet, USB, control signals, and power, all through a single low cost, long-reach cable. HDBaseT technology is a hardware based solution, with no high-level software dependency, enabling true plug-and-play digital connectivity between ultra-HD video sources and remote displays, such as high-resolution projectors and displays.

As the market leader in long-range connectivity in audio-video, Valens is well positioned to capitalize on the market’s growth, which has accelerated recently due to COVID-19. When Work from Home (“WFH”) became the new normal, demand for video conferencing surged, leading to a significant uptick in demand for HDBaseT solutions. As the world starts to adapt to a hybrid “new normal” that comprises both WFH and the office, we expect demand for Valens solutions to continue to grow. This view is based on an increasing need for huddle rooms, hybrid education and remote healthcare. Valens’ audio-video solutions can be deployed wherever long distance high-definition video systems are required, for time sensitive applications that require zero latency (a few micro-seconds of latency are commonly perceived in the industry as “zero-latency”), with applications spanning the medical, education and industrial sectors.

Automotive

After setting the standard in the audio-video market, Valens has positioned itself to do the same in the much larger automotive market. The MIPI Alliance - the standardization body controlling important connectivity streams widely used by carmakers around the world – recently announced a new standard governing automotive connectivity, called MIPI A-PHYSM, which is fundamentally based on Valens technology.

MIPI A-PHY is already gaining momentum within the automotive industry. The IEEE Standards Association has signed an agreement to facilitate the adoption of A-PHY as an IEEE standard, and leading System on Chip (SoC) and camera sensor vendors such as Sony and Mobileye have stated that they will integrate A-PHY into their products going forward. Companies that participated in the development of MIPI A-PHY standard include Intel, ON Semiconductor, Qualcomm, Bosch, Toshiba, and ST.

Valens will be the first to market with A-PHY compliant chipsets later this year. Valens provides one of the safest, most resilient, ultra-high-speed in-vehicle connectivity solutions, all transmitted through standard, simple, low-cost, low-weight wires and connectors, enabling advanced electronics architecture in cars. Valens’ superior physical layer (“PHY”) technology enables powerful bandwidth over long-reach and low-cost infrastructure, while maintaining error-free links (MIPI A-PHY targets worst case Packet Error Rate (“PER”) of 1E-19 (10-19) which translates to mean-time between packet errors of 2.5 trillion (2.512) seconds for a 16Gbps link) and enhanced electromagnetic compatibility (“EMC”) performance, hence providing the safety and resilience required to handle the harsh automotive environment.

The Valens solution is scalable, allowing it to support the evolution of car architecture and the growing need for in-vehicle high-speed connectivity. Valens chipsets address the needs of the increasingly interconnected vehicle computer systems, such as ADAS, ADS, infotainment and telecommunications.

Demand for a global standard for ultra-high-speed in-vehicle connectivity is accelerating. As the automotive industry continues to move towards the next stages in the evolution of autonomous driving by integrating more cameras, LIDARs, radars, and other sensors for safety applications, the amount of data being generated within the car is rising exponentially. This requires a reliable, high-speed connectivity solution. Valens chipsets will allow original equipment manufacturers (“OEMs”) to transmit data at multi-gigabit bandwidth over error-free links with near zero latency, all with the estimated lowest total system cost. Our technology connects mission critical safety sensors and monitors to effectively transform vehicles into “data centers on wheels” and to uphold high levels of passenger safety.

Valens has made significant inroads in the automotive market. Its high-speed symmetric connectivity solution is the only multi-gigabit connectivity solution over Unshielded Twisted Pair (“UTP”) wiring that is currently deployed in vehicle, supporting the aggregation of multiple interfaces for feature-rich infotainment and telecommunications systems. Valens partnered with Daimler to power newer-model Mercedes-Benz’s infotainment systems, and both companies are planning on taking advantage of the joint collaboration to empower future cars with unique connectivity solutions.

Business Combination Agreement

On May 25, 2021, we and one of our subsidiaries entered the Business Combination Agreement. Under that agreement, our subsidiary merged with and into PTK, with PTK continuing as the surviving company and becoming our direct, wholly owned subsidiary. The Business Combination Agreement and the related transactions were unanimously approved by both our board of directors and the Board of PTK. The Business Combination closed on September 29, 2021 after receipt of the required approval by our shareholders and PTK’s shareholders and the fulfillment of certain other conditions. In connection with the Business Combination Agreement, we also issued 12,500,000 shares of common stock to certain qualified institutional buyers and accredited investors that agreed to purchase such shares for aggregate consideration of $125.0 million.

For further information please refer to the “Unaudited Pro Forma Condensed Combined Financial Information” of this prospectus.

Key Factors and Trends Affecting our Performance

We believe that our performance and future success depend on several factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and in the section entitled “Risk Factors.”

Continuing to Acquire New Customers

We are focused on continuing to grow the number of customers that use our products. Our operating results and growth opportunity depend, in part, on our ability to attract new customers. As the audio-video and automotive markets we serve seek to achieve more connectivity at high speeds with low to zero latency and lower costs, we expect increased demand for our semiconductor products. While we currently have over 115 paying customers, we believe we have significant opportunities among addressable customers worldwide due to the following market drivers.

In the automotive business, the use of an increasing number of sensors, cameras and displays in the vehicle is driving an urgent need for high-speed data processing capabilities. The amount of data being captured and processed throughout the vehicle has resulted in enormous bandwidth requirements. This bandwidth is expected to continue to grow exponentially in the coming years, to the extent that the car continues to evolve as a “data center on wheels”. As more ADAS systems are being deployed in cars and as this trend accelerates with the eventual goal of reaching the “holy grail” of autonomous driving, high-speed and error-free links with zero latency will be of the utmost importance. The need for even greater passenger safety remains a top priority for OEMs. This is driving the trend for integrating more ADAS systems in each vehicle, increasing the number and different types of sensors (cameras, radars and LIDARs), high resolution displays and other high-speed connections that are all required to ensure safety in ADAS and autonomous cars. Valens is completely agnostic as to the types of sensors being deployed in the car since they all require long-reach high-speed connectivity and, more importantly, zero latency in order to detect and act upon safety events within milliseconds.

In the audio-video business, COVID-19 has created enormous business potential for Valens in the audio video market. With the growing need for social distancing, video conferencing has become the “new normal” in many different aspects of our lives. Video conferencing is now prevalent in enterprise, education, medical markets, among others. Valens’ Audio-Video chipsets, supporting zero-latency extension of audio and video, as well as USB, power and control signals embedded in products, all enable an enhanced and seamless user experience and are key contributors to this new “hybrid” market environment. This new normal is creating new opportunities for us and we expect it to grow our Audio-Video business in the future.

Design Wins with New and Existing Customers

In the automotive space, Valens has a design win with Daimler Benz for the connectivity of certain infotainment systems. Starting in September 2020, our products have been deployed in mass production with select Daimler car models, and we expect our solution to be added to most of its car models in the coming years. While Daimler agreed to use our technology in its cars, Valens sells its products to certain Tier 1 suppliers that serve Daimler for this project. This design win was followed by another contract that was signed with a leading truck manufacturer at the end of 2020. The target application in this engagement was for connecting a camera from the rear of the trailer to a display unit in the driver’s cab over existing and new cable infrastructure. This solution solves a critical safety hazard for the truck industry. We believe that initial revenues from this contract will begin in 2022 and will increase in 2023 and onwards.

With respect to future business opportunities, Valens is mainly focused on achieving design wins for its new VA7000 product family that will be the first in the market to comply with the recent MIPI A-PHYSM v1.0 standard. MIPI A-PHY was developed to address the need for higher bandwidth and performance requirements that existing analog-based technologies can no longer meet as they lack digital signal processing (DSP) capabilities with no scalability to increase speed over longer cables. In addition to automotive uses, the specification will be well suited for applications in markets served by the Audio-Visual business unit such as medical, industrial and Internet of Things (“IoT”).

In the audio-video space, Valens is mainly focused on achieving design wins for its new third generation product VS3000 (aka “Stello”). The VS3000 is one of the most advanced, highly integrated chipset for high bandwidth long-range connectivity solutions in the market. Clear evidence of the uniqueness and value of the VS3000 is the traction we are experiencing in the market; within the first six months of its introduction, over 30 companies have already engaged in the design of new products based on this chip and we expect more than 100 new products to utilize our chip in the coming months. The VS3000’s versatility will enable our customers to innovate and build differentiated products across a number of industries including the growing videoconferencing, digital signage, education, medical imaging and industrial verticals.

Valens’ solutions are designed to be a key enabling technology for automotive OEMs and for audio-video applications. Because our solutions must be integrated into a broader platform by the OEMs and system vendors, it is critical that we achieve design wins with these customers. Our audio-video and automotive customers are continuously developing new products in existing and new application areas, and we work closely with them to understand their product roadmaps and strategies. The time required to achieve design wins varies based on the market and application. The design cycle in the automotive market tends to be substantially longer and more onerous than in the audio-video market. For new products, the time from design initiation and manufacturing until we generate revenue can be lengthy, typically within three years in the audio-video market and up to five years in the automotive space. As a result, our future revenue is highly dependent on our continued investment in new products and our success at winning design awards from our customers. We consider design wins to be critical to our future success and anticipate being increasingly dependent on revenue from newer design wins for our newer products. The selection process is typically lengthy and may require us to incur significant design and development expenditures in pursuit of a design win with no assurance that our solutions will be selected. As a result, the loss of any key design win or any significant delay in the ramp-up of volume production of the customer’s products into which our product is designed could adversely affect our business. In addition, volume production is contingent upon the successful market introduction and acceptance of our customer’s end products, which may be affected by several factors beyond our control.

Customer Demand, Orders and Forecasts

Demand for our products is highly dependent on market conditions in the end markets in which our customers operate, including the audio-video and automotive markets, which are subject to competitive conditions. In addition, a substantial portion of our total net sales is derived from sales to customers that purchase large volumes of our products. These customers generally provide decent visibility, by providing periodic forecasts of their requirements, but these forecasts are non-binding, and customers can revise these forecasts without penalty. In addition, changes in forecasts or the timing of orders from customers exposes us to the risks of shortages or excess inventory.

Product and Research & Development

We view research and development expenditures as investments that enable us to grow our business over time. These investments consist primarily of costs incurred in performing research and development activities including compensation, pre-production engineering mask costs, engineering services, development tools cost, third parties’ intellectual property license fees, depreciation of equipment, prototype wafers, packaging, test costs as well as overhead costs. Development of a product is deemed complete when it is qualified through reviews and tests for performance and reliability. Subsequent to product qualification, product costs are included in cost of goods sold.

Impact of COVID-19

On March 11, 2020, the World Health Organization designated the outbreak of a novel strain of coronavirus (“COVID-19”) as a global pandemic. Governments and businesses around the world have taken unprecedented actions to mitigate the spread of COVID-19, including imposing restrictions on movement and travel such as quarantines and shelter-in-place requirements, and restricting or prohibiting outright some or all commercial and business activity. These measures, though currently temporary in nature, may become more severe and continue indefinitely depending on the evolution of the COVID-19 pandemic. Although there are effective vaccines for COVID-19 that have been approved for use, distribution of the vaccines did not begin until late 2020, and a majority of the public will likely not have access to a vaccination until sometime in 2021. In addition, new strains of the virus appear to have increased transmissibility, which may complicate treatment and vaccination programs. Accordingly, concerns remain regarding additional surges of the pandemic or the expansion of the economic impact thereof, and the extent to which the COVID-19 pandemic may impact our future results of operations and financial condition.

We have taken precautionary measures intended to help minimize the risk of the virus to our employees, including requiring some of the employees to work remotely and suspended all non-essential travels.

The impact of COVID-19 on the demand environment for our products has been limited, including with respect to end users’ audio-video and multimedia products that serve public areas and public events. We have experienced an increase in demand for our high-speed connectivity products driven by a need for products and infrastructure to support the world’s developing trends resulting from COVID-19 such as working from home, hybrid educational models and remote healthcare. On the product supply side, lead times for the entire semiconductor industry have been extended, making it difficult to obtain necessary inputs and supply in a timely manner.

Overall, considering the changing nature and continuing uncertainty around the COVID-19 pandemic, our ability to predict the impact of COVID-19 on our business in future periods remains limited. The effects of the pandemic on our business is unlikely to be fully realized, or reflected in our financial results, until future periods. The ultimate societal and economic impact of the COVID-19 pandemic also remains unknown. In particular, we cannot predict whether any worsening or continuation of the pandemic, or any resulting economic impact, will adversely affect our business.

Cyclical Nature of the Semiconductor Industry

The semiconductor industry is cyclical and is characterized by increasingly rapid technological change, product obsolescence, competitive pricing pressures, evolving standards, short product life cycles and fluctuations in product supply and demand. New technology may result in sudden changes in system designs or platform changes that may render some of our audio-video and automotive connectivity products obsolete and require us to devote significant research and development resources to compete effectively. Periods of rapid growth and capacity expansion are occasionally followed by significant market corrections in which sales decline, inventories accumulate, and facilities go underutilized. During periods of expansion, our margins generally improve as fixed costs are spread over higher manufacturing volumes and unit sales. Recent downturns and shortages in the semiconductor industry have been attributed to a variety of factors, including the COVID-19 pandemic, trade disputes among the United States and China, weakness in demand in certain markets, supply chain capacity challenges and pricing for semiconductors across applications and excess inventory. These recent downturns have directly impacted our business, as has been the case with many other companies, suppliers, distributors and customers in the semiconductor industry, and any prolonged or significant future downturns in the semiconductor industry could affect our sales, production and productivity and margins may decline. Conversely, significant upturns can cause us to be unable to satisfy demand in a timely and cost-efficient manner and could result in increased competition for access to third-party foundry and assembly capacity. In the event of such an upturn, we may not be able to procure adequate capacity within our semiconductor supply chains, resources and raw materials, or locate suitable third-party suppliers or other third-party subcontractors to respond effectively to changes in demand for our existing products, all of which may lead to extended lead-times beyond our standard lead time and our business, financial condition and results of operations could be adversely affected.

Manufacturing Costs and Product Mix

Gross margin, or gross profit as a percentage of total net sales, has been, and will continue to be, affected by a variety of factors, including the average selling prices (“ASPs”) of our products, product mix in a given period (which is composed of the product mix between our audio-video products and automotive chips and the mix of different product generations within the audio-video segment), material costs, yields, manufacturing costs and efficiencies. We believe the primary driver of gross margin is the ASP negotiated between us and our customers relative to material costs and yields. To keep the competitiveness of our products, we are required from time to time to adjust our products’ ASPs. We continually monitor and work to reduce the cost of our products and improve the potential value of our solutions provided to our customers as we target new design win opportunities and manage the product life cycles of our existing customer designs. We also maintain a close relationship with our suppliers and subcontractors to improve quality, increase yields and lower manufacturing costs. The improvements in manufacturing yields and lower wafer, assembly, and testing costs, which offset some or all of the margin reduction that results from declining ASPs, and assist us to manage our gross margins. However, we expect our gross margin to fluctuate on a quarterly basis as a result of changes in ASPs due to product mix, new product introductions, transitions into volume manufacturing and manufacturing costs. Gross margin generally decreases if production volumes are lower as a result of decreased demand, which leads to a reduced absorption of our fixed manufacturing costs. Gross margin generally increases when the opposite occurs.

Key Financial and Operating Metrics

We regularly monitor several financial and operating metrics in order to measure our current performance and project our future performance. These metrics aid us in developing and refining our growth strategies and making strategic decisions.

	Six months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
	(dollars in thousands)
Revenues	30,874	29,972	56,910	60,041
% Gross margin	71.3%	78.9%	76.4%	79.0%
Net loss	(10,074)	(4,872)	(19,635)	(25,934)
Net loss margin	(32.6)%	(16.2)%	(34.5)%	(43.2)%
Adjusted EBITDA(1)	(6,419)	(4,609)	(16,366)	(24,082)
Adjusted EBITDA Margin(1)	(20.7)%	(15.4)%	(28.8)%	(40.1)%
Cash and cash equivalents and short-term deposits	51,873	73,529	61,570	79,334
Book to bill	1.88	0.94	1.1	0.94

(1)	Non-GAAP measure. Refer to “Non-GAAP Financial Measures” below for an explanation and reconciliation to closest equivalent GAAP metrics.

Revenues

See “—Components of Our Results of Operations—Revenues.”

Gross Margin

See “—Components of Our Results of Operations—Gross Profit.”

Net income (loss)

Net income (loss) is calculated as presented on our consolidated statement of income (loss) for the periods presented.

Net income margin

Net income margin is net income (loss) divided by our revenues.

Adjusted EBITDA

We calculate Adjusted EBITDA as net profit (loss) before financial income, net, income tax, equity in earnings of investee and depreciation and amortization, further adjusted to exclude share-based compensation, which may vary from period-to-period.

Adjusted EBITDA Margin

We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by revenues.

Book-to-bill ratio

We calculate the book-to-bill ratio as the ratio of orders received to the revenues, for a specific period, usually one quarter or one year. This metric is widely used in the semiconductor industry, where the semiconductor book-to-bill ratio is considered an important leading indicator of demand trends. A book-to-bill ratio above one means that more orders were received than filled, indicating strong demand.

Cash and cash equivalents and short-term deposits

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less. Short-term deposits are bank deposits with maturities over three months and up to one year. As of December 31, 2020 and 2019, short-term deposits were denominated in U.S. dollars and bore interest of 1.2% and 2.6%, respectively. As of June 30, 2021 and 2020, short-term deposits were denominated in U.S. dollars and bore interest of 0.4% and 1.1%, respectively. Short-term deposits are presented on the balance sheet at their cost, including accrued interest.

Non-GAAP Financial Measures

We are presenting the following non-GAAP financial measures because we use them, among other things, as key measures for our management and board of directors in managing our business and evaluating our performance. We believe they also provide supplemental information that may be useful to investors. The use of these measures may improve comparability of our results over time by adjusting for items that may vary from period to period or not be representative of our ongoing operations.

These non-GAAP measures are subject to significant limitations, including those identified below. In addition, other companies may use similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Non-GAAP measures should not be considered in isolation or as a substitute for GAAP measures. They should be considered as supplementary information in addition to GAAP operating and financial performance measures.

Adjusted EBITDA

We believe that Adjusted EBITDA is useful because it allows us and others to measure our performance without regard to items such as share-based compensation expense, depreciation, amortization and financial income, net and income taxes, as well as other items that can vary substantially depending on our financing and capital structure, and the method by which assets are acquired. We use Adjusted EBITDA and GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors. We may also use Adjusted EBITDA as a metric for determining payment of cash or other incentive compensation.

Limitations on the use of Adjusted EBITDA include the following:

•

Although depreciation expense is a non-cash charge, the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•

Adjusted EBITDA excludes share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy;

•

Adjusted EBITDA does not reflect, to the extent applicable for a period presented: (1) changes in, or cash requirements for, our working capital needs; (2) interest expense, or the cash requirements necessary to service interest or if applicable principal payments on debt, which reduces cash available to us; or (3) tax payments that may represent a reduction in cash available to us; and the expenses and other items that we exclude in our calculation of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.

We calculate Adjusted EBITDA as net loss before net financial expense, income tax provision and depreciation and amortization, further adjusted to exclude share-based compensation which may vary from period-to-period.

The following table provides a reconciliation of net loss to Adjusted EBITDA.

	Six months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
	(dollars in thousands)
Net loss	(10,074)	(4,872)	(19,635)	(25,934)
Adjusted to exclude the following:
Financial income, net	(336)	(2,477)	(3,300)	(2,443)
Income Taxes	179	72	164	414
Equity in earnings of investee	—	—	(17)	(21)
Depreciation and amortization	522	522	1,093	1,038
Stock-based compensation expenses	3,290	2,146	5,329	2,864

Adjusted EBITDA	(6,419)	(4,609)	(16,366)	(24,082)

Components of Our Results of Operations

Revenues

Substantially all of our revenues are generated from selling products, mainly semiconductor products (chips). Revenues from product sales are recognized when our customers (which includes our distributors) obtain control over our product, typically upon shipment to such customer. Taxes collected from customers relating to product sales and remitted to governmental authorities are excluded from revenues.

For the years ended December 31, 2020 and 2019, and for the six months ended June 30, 2021 and 2020, most of our revenue came from our well-established audio-video business. However, we expect that the balance and mix of our revenue is going to change over time, as our automotive business grows.

Cost of revenues

Our cost of revenue includes cost of materials, such as the cost of wafers, costs associated with packaging and assembly, testing costs as well as shipping cost, depreciation cost of production equipment, cost of personnel (including stock-based compensation), costs of logistics and quality assurance and other expenses associated with manufacturing support. In addition, we incur royalty payment expenses for certain third-party intellectual property embedded in our chips, which represent between 1% and 3.5% of revenue earned, plus up to $0.10 per chip depending on the chip.

Despite the shortage in the semiconductor industry during 2020-2021, we successfully managed our inventory levels in a conservative way and were able to fulfill all of our customers’ demand at the agreed standard lead time. However, as the shortage in the semiconductor industry increases, we will continue to face the impact of extended lead times from our suppliers as well as cost increases for certain raw materials that are in short supply.

As our product mix changes and the percentage of automotive revenue grows, we expect to experience some erosion in our gross margin, but we still expect that our overall gross margin will remain greater than 60% on average in the foreseeable future.

Gross profit

Gross profit, calculated as revenues less cost of revenues, has been, and will continue to be, affected by the following factors: balance and product mix between our audio-video products and automotive products; the mix of products with different pricing model; and the balance of direct customers versus indirect sales through distributors.

Operating Expenses

Research and development expenses

Research and development expenses consist primarily of personnel costs, including salaries, bonuses, share-based compensation and employee benefits costs, allocated facilities costs, professional services, IP and development tools licenses and depreciation. We expect research and development expenses to increase in future periods to support our growth, including continuing to invest in optimization, accuracy and reliability of our products and other technology improvements to support and drive efficiency in our operations. These expenses may vary from period to period as a percentage of revenue, depending primarily upon when we choose to make more significant investments.

In 2019 and 2020, and for the six months ended June 30, 2021, most of our research and development expenses derived from the development of:

1.

The VA7000 family product, which is currently composed of 2 products transmitter and receiver. These products are expected to be the first in the industry to comply with new MIPI A-PHY standard. We expect samples of these products to be shipped to selected customers already before the end of 2021.

2.

The VS3000 product family that enables faster implementation for the customer due to its reach features and system level integration. The research and development expenses were focused on the silicon design and fabrication as well as the development of the necessary firmware required for the product. Another phase of investment was around the design of the evaluation and reference system that is necessary to ease the integration effort on the customer side, helping to accelerate and shorten their development cycle, and Valens’ time to market;

3.

Investments in the VA6000 Audio-Video version. We customized the VA6000 automotive solution to tailor it to the Audio-Video market requirements. The expenses were focused on customizing the DSP firmware to achieve longer cable distance as well as building the necessary evaluation and reference boards to help customers embed this product more quickly into their products.

Sales and marketing expenses

Sales and marketing expense consist of sales commissions, advertising costs, travel costs and payroll and other personnel related costs, including salaries, share-based compensation and employee benefits. We expect to increase sales and marketing expense to support the overall growth in our business.

General and administrative expenses

General and administrative expenses consist of payroll and other personnel related costs, including salaries, share-based compensation, employee benefits and expenses for executive management insurance expenses and other expenses. In addition, general and administrative expenses include fees for professional services and occupancy costs. We expect our general and administrative expenses to increase as we scale up headcount with the growth of our business, and as a result of operating as a public company, including compliance with the rules and regulations of the Securities Exchange Commission, legal, audit, additional insurance expenses, investor relations activities, and other administrative and professional services.

Financial income, net

Financial income, net, primarily consists of interest income from short-term deposits and gains/losses from foreign exchange fluctuations.

Income taxes

The statutory corporate tax rate in Israel is 23% for fiscal years 2019-2021. For the six months periods ended June 30 2021 and 2020 and for the years ended December 31, 2020 and 2019, Valens operated at a loss position and therefore had no corporate tax liability other than current tax payments due to non-deductible expenses. As of December 31, 2020, and 2019, Valens had a net operating loss carry forward of approximately $85 million and $65 million, respectively.

Equity in earnings of investee

In March 2010, the Company incorporated, together with Samsung Electronics, LG Electronics and Sony Pictures Technologies Inc., the HDBaseT Licensing LLC (the “LLC”) in Oregon, USA. The Company holds a 25% stake in the LLC. The LLC’s purposes are (i) to hold, obtain, license and/or acquire rights to certain intellectual property associated with or connected to or related to technical specifications developed by the HDBaseT Alliance, an Oregon nonprofit mutual benefit corporation (hereafter the “Alliance”), to enter into licensing arrangements for such intellectual property as required by the intellectual property rights policy of the Alliance.

Investment in which the Company exercises significant influence, and which is not considered a subsidiary is accounted for using the equity method, whereby the Company recognizes its proportionate share of the investee’s net income or loss after the date of investment.

Segment reporting

The chief operating decision maker (“CODM”) is the Company’s Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information prepared on a consolidated basis, accompanied by disaggregated information about revenues, gross profit and operating loss by the two identified reportable segments. The Company’s business includes two operating segments based on the two markets the Company serves:

•

Audio-Video: The Company’ HDBaseT solutions for the Audio-Video market deliver superior, plug-and-play convergence and distribution of different interfaces, through a single long-distance category cable. The products sold into enterprise, industrial, digital signage, medical, residential and education markets.

•	Automotive: Valens Automotive delivers safe and resilient high-speed in-vehicle connectivity for advanced car architectures, realizing the vision of connected and autonomous cars.

For the purpose of evaluating financial performance and allocating resources, the CODM reviews financial information presented on a consolidated basis accompanied by disaggregated information on revenues, gross profit and operating loss by the two identified reportable segments, to make decisions about resources to be allocated to the segments and assess their performance.

Revenues and cost of goods sold are directly associated with the activities of a specific segment. Operating expenses directly, including general and administrative expenses, associated with the activities of a specific segment are charged to that segment. General and administrative expenses that cannot be attributed directly, are allocated evenly between segments. Other operating expenses are allocated to segments based on headcount ratio.

Results of Operations for the Six Months Ended June 30, 2021

The following table provides our consolidated statements of operations for the six months ended June 30, 2021:

	Six Months Ended June 30,		$ Change	% Change
	2021	2020
	(dollars in thousands)
Revenues:
Audio-Video	27,145	29,291	(2,146)	(7.3)%
Automotive	3,729	681	3,048	447.6%
Consolidated	30,874	29,972	902	3.0%
Cost of revenues	8,875	6,328	2,547	40.2%
Gross profit (loss):
Audio-Video	21,266	23,805	(2,539)	(10.7)%
Automotive	733	(161)	894	(555.3)%
Consolidated	21,999	23,644	(1,645)	(7.0)%
Operating expenses:
Research and development expenses:
Audio-Video	5,255	8,067	(2,812)	(34.9)%
Automotive	16,099	12,377	3,722	30.1%
Consolidated	21,354	20,444	910	4.5%
Sales and marketing expenses:
Audio-Video	3,437	3,258	179	5.5%
Automotive	2,895	3,932	(1,037)	(26.4)%
Consolidated	6,332	7,190	(858)	(11.9)%

	Six Months Ended June 30,		$ Change	% Change
	2021	2020
	(dollars in thousands)
General and administrative expenses:
Audio-Video	2,303	1,649	654	39.7%
Automotive	2,241	1,638	603	36.8%

Consolidated	4,544	3,287	1,257	38.2%
Total operating expenses	32,230	30,921	1,309	4.2%
Operating income (loss) before financial income, net
Audio-Video	10,271	10,831	(560)	(5.2)%
Automotive	(20,502)	(18,108)	(2,394)	13.2%
Consolidated	(10,231)	(7,277)	(2,954)	40.6%
Financial income, net	336	2,477	(2,141)	(86.4)%

Loss before income taxes	(9,895)	(4,800)	(5,095)	106.1%
Income taxes	(179)	(72)	(107)	148.6%

Net loss	(10,074)	(4,872)	(5,202)	106.8%

Revenues

Revenues increased by $902 thousand, or 3.0%, for the six months ended June 30, 2021 compared to the six months ended June 30, 2020.

Revenues for Audio-Video decreased by $2.1 million, or 7.3%, for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. During this period, our audio-video business has not yet fully recovered from the reduction in demand due to COVID 19 that started in the second half of 2020 mainly in North America. As a result of the pandemic, many of our customers were forced to stop their manufacturing lines due to lock down enforced by the local governments in different countries. In addition, there was a significant slow-down of public events that had an adverse effect on our Audio-Video customers.

Revenues for Automotive increased by $3 million, or 447.6%, for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. The increase was primarily due to production ramp up by some of our automotive customers (Tier 1s) that provides systems using our products to a leading European OEM. The OEM has already expended the use of our products within several car models, and it plans to continue with this move and deploy our chips in most of its car models.

Gross profit (loss)

Gross profit was $22.0 million, or 71.3% of revenues, for the six months ended June 30, 2021, compared to $23.6 million, or 78.9% of revenues, for the six months ended June 30, 2020. Such decrease was primarily due to the increase in automotive revenues that have lower gross margins than audio-video products

Gross profit for Audio-Video was $21.3 million, or 78.3% of revenues, for the six months ended June 30, 2021, compared to $23.8 million, or 81.3% of revenues, for the six months ended June 30, 2020. This was a direct result of the reduction in Audio-Video revenues in light of the COVID 19 effect. In addition, during this period, the Company launched its new Stello product family (VS3000), and as expected, the gross margins at the ramp up phase, are lower than the gross margin at the mass production phase.

Gross profit for Automotive was $0.7 million, or 19.7% of revenues, for the six months ended June 30, 2021, compared to gross loss of $0.2 million, or (23.6)% of revenues, for the six months ended June 30, 2020. This improvement in gross margin is derived from the increase in volumes that the Company sold.

Operating expenses

Research and development expenses

The company continued to invest heavily in R&D, with R&D expenses totaling $21.3 million for the six months ended June 30, 2021 compared to $20.4 million of R&D expenses for the same period last year. Research and development expenses increased by $0.9 million net, or 4.5%, for the six months ended June 30, 2021 compared to the six months ended June 30, 2020, primarily because of the increase in engineering headcount. The research and development expenses for Audio-Video for the six months ended June 30, 2021, decreased $2.8 million, or 34.9%, compared to the six months ended June 30, 2020. The decrease in expenses derived from shift of headcount that was engaged with the development of the Stello in 2020, into the automotive business unit in order to support the development of the VA7000 products.

Automotive research and development expenses increased by $3.7 million, or 30.1%, for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. The increase in this segment is triggered by the increase of headcount (new employees as well as existing employees that were assigned from the audio video business unit, for the development of the VA7000 product family that complies with the MIPI A-PHY standard for in vehicle high speed video connectivity, and the tape out and bring up of such products, the VA7031 connectivity chip for the sensors side as well as the VA7044 chip for the ECU side.

Sales and marketing expenses

Sales and marketing expenses decreased by $0.9 million, or 11.9%, for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. The variance is driven primarily due to the fact that the Company has not participated in automotive exhibitions primarily the CES in the USA, that was supposed to take place in January 2021 and was cancelled due to COVID 19.

General and administrative expenses

General and administrative expenses increased $1.3 million, or 38.2%, for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. The variance is driven primarily due to increase of $1.5 million derived from stock-based compensation expenses.

Most of the General and administrative expenses are allocated equally between the 2 business units.

Financial income, net

Finance income decreased by $2.1 million, or 86.4%, for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. The decrease was primarily driven by two reasons: a) devaluation of the USD compared to the Israeli Shekel and b) Global reduction in interest rates for short term deposits coupled with the reduction in the Company’s cash reserves that were invested in such deposits.

Results of Operations for the Year Ended December 31, 2020

The following table provides our consolidated statements of operations for the year ended December 31, 2020 and 2019:

	Year Ended December 31,		$ Change	% Change
	2020	2019
	(dollars in thousands)
Revenues:
Audio-Video	54,843	59,053	(4,210)	(7.1)%
Automotive	2,067	988	1,079	109.2%
Consolidated	56,910	60,041	(3,131)	(5.2)%
Cost of revenues	(13,432)	(12,585)	(847)	6.7%
Gross profit (loss):
Audio-Video	43,609	47,699	(4,090)	(8.6)%
Automotive	(131)	(243)	112	(46.1)%
Consolidated	43,478	47,456	(3,978)	(8.4)%
Operating expenses:
Research and development expenses:
Audio-Video	(13,116)	(20,257)	7,141	(35.3)%
Automotive	(31,609)	(32,447)	838	(2.6)%
Consolidated	(44,725)	(52,704)	7,979	(15.1)%
Sales and marketing expenses:
Audio-Video	(6,625)	(8,046)	1,421	(17.7)%
Automotive	(7,032)	(9,570)	2,538	(26.5)%
Consolidated	(13,657)	(17,616)	3,959	(22.5)%
General and administrative expenses:
Audio-Video	(4,064)	(2,569)	(1,495)	58.2%
Automotive	(3,820)	(2,551)	(1,269)	49.7%

Consolidated	(7,884)	(5,120)	(2,764)	54.0%
Total operating expenses	(66,266)	(75,440)	9,174	(12.2)%
Operating income (loss) before financial income, net
Audio-Video	19,804	16,827	2,977	17.7%
Automotive	(42,592)	(44,811)	2,219	(5.0)%
Consolidated	(22,788)	(27,984)	5,196	(18.6)%
Financial income, net	3,300	2,443	857	35.1%

Loss before income taxes	(19,488)	(25,541)	6,053	(23.7)%
Income taxes	(164)	(414)	250	(60.4)%

Loss after income taxes	(19,652)	(25,955)	6,303	(24.3)%
Equity in earnings of investee	17	21	(4)	(19.0)%

Net loss	(19,635)	(25,934)	6,299	(24.3)%

Revenues

Revenues decreased by $3.1 million, or 5.2%, for the year ended December 31, 2020 compared to the year ended December 31, 2019.

Revenues for Audio-Video decreased by $4.2 million, or 7.1%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The decrease was primarily driven by the impact of COVID-19 on customers’ demand, especially with respect to end users’ Audio-Video and multimedia products used for public events. We observed this reduction in demand primarily in the U.S. and with projector manufacturers in

Japan. However, at the same time, the Company experienced an increase in demand for its high-speed connectivity products driven by the need for products and infrastructure to support the remote use of medical equipment as well as video conferencing systems. The increase in demand for these applications was mainly a result of the COVID-19 effect and the need for social distancing. We expect this trend to continue as part of the “new normal” in a post-COVID-19 period.

Revenues for Automotive increased by $1.1 million, or 109.2%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The increase was primarily driven by the increase in demand for the Company’s products by certain Tier 1 supplier customers serving a leading OEM. We believe that in the coming years, the volumes that we will sell to such Tier 1 suppliers in support of the current program will continue to grow, as the OEM customer plans to expand its use of our product into many of its car models. In addition, towards the end of 2020, the Company engaged with a leading truck manufacturer. We expect this project to transition into mass production within the next 18 to 24 months.

Cost of revenues

Cost of revenues increased $0.8 million, or 6.7%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The increase was primarily due to a temporarily low yield on certain production lots of one of the Company’s Automotive products that was resolved during the last quarter of 2020. In addition, the cost of revenues was affected by the sold products mix, as well as the portion of direct sales to system vendors versus indirect sales through distributors, as sales to distributers reflect the distribution commission as part of the ASP. The percentage of sales to distributors in 2020 and 2019 was 50% and 51% respectively.

Gross profit (loss)

Gross profit was $43.5 million, or 76.4% of revenues, for the year ended December 31, 2020, compared to $47.5 million for the year ended December 31, 2019, or 79.0% of revenues.

Gross profit for Audio-Video was $43.6 million, or 79.5% of revenues, for the year ended December 31, 2020, compared to $47.7 million, or 80.8% of revenues, for the year ended December 31, 2019. As stated above, the COVID-19 pandemic influenced the product mix that was sold in the Audio-Visual segment in 2020 compared to 2019.

Gross loss for Automotive was $0.1 million, or 6.3% of revenues, for the year ended December 31, 2020, compared to $0.2 million, or 24.6% of revenues, for the year ended December 31, 2019.

The decrease in gross loss in the Automotive segment was due to a number of factors: 1) Changes in the product mix. In 2019, approximately 50% of the Automotive revenues were from the sale of high-margin evaluation boards to customers that evaluate the Company’s products compared to 25% in 2020 and 2) temporarily low yields of certain production lots of one of the Company’s Automotive products that was resolved during the fourth quarter of 2020 but negatively affected the first three quarters of 2020. As the chip volumes sold in the Automotive segment increase, the fixed costs of production will remain relatively stable and therefore the incremental gross profit will primarily reflect the difference between the products’ ASP and the direct bill of materials, which will positively impact the overall gross profit margin. The Company anticipates that the Automotive gross profit will increase significantly over time based on expected increases in sales volumes.

Operating expenses

Research and development expenses

Research and development expenses decreased $8.0 million, or 15.1%, for the year ended December 31, 2020 compared to the year ended December 31, 2019, primarily for Audio-Video, which decreased $7.1 million, or 35.3%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The decrease was primarily driven by the decrease in payroll expenses due to a shift of employees to development projects related to Automotive, planned reduction of R&D headcount during the June quarter of 2020 due to the expected reduction in revenues resulting from COVID-19 impacts and a one-time repayment in 2019 of approximately $2.0 million to the Israeli Innovation Authority (“IIA”) for grants in the same amount received from the IIA in 2016 related to a development project (the “Grant Repayment”).

Automotive research and development expenses decreased $0.8 million, or 2.6%, for the year ended December 31, 2020 compared to the year ended December 31, 2019.

Sales and marketing expenses

Sales and marketing expenses decreased $4.0 million, or 22.5%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The variance is driven primarily by the Grant Repayment during 2019, offset by an increase of expenses related to licensing of intellectual property embedded within our developed products during 2020 in the total amount of $1.3 million.

Sales and marketing expenses for Audio-Video decreased $1.4 million, or 17.7%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. Sales and marketing expenses for Automotive decreased $2.5 million, or 26.5%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The decrease in expenses in both segments was primarily driven by the impact that the pandemic had on our business, which led to a planned reduction of the sales and marketing headcount during the June quarter of 2020 and a substantial decrease in travel and exhibition expenses over the course of 2020.

General and administrative expenses

General and administrative expenses increased $2.8 million, or 54.0%, for the year ended December 31, 2020 compared to the year ended December 31, 2019.

General and administrative expenses for Audio-Video increased $1.5 million, or 58.2%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. General and administrative expenses for Automotive increased $1.3 million, or 49.7%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The increase was primarily driven by an increase in stock-based compensation expenses in 2020.

Financial income, net

Finance income increased $0.9 million, or 35.1%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The increase was primarily driven by the devaluation of the U.S. dollar compared to the Israeli shekel. This increase was partially offset by the 2020 reduction of the interest received on short-term deposits due to lower interest rates in 2020 as compared to 2019.

Loss before income taxes

Loss before income taxes decreased $6.1 million, or 23.7%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The decrease was primarily driven by the savings in operating expenses as described above.

Income taxes

Income taxes decreased $0.3 million, or 60.4%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The decrease was primarily driven by the decrease in taxes paid by the Company in Israel for non-deductible expenses such as Company’s social events, which in light of COVID-19, the Company did not perform in 2020.

Liquidity and Capital Resources

Our primary cash needs are for working capital, contractual obligations and other commitments. During the years 2020 and 2019, we had net cash outflows from our operating activities in the amount of $19,606 thousand and $21,617 thousand, respectively. During the six months ended June 30, 2021 and 2020, we had net cash outflows from our operating activities in the amount of $9,651 thousand and $6,968 thousand, respectively. To date, we have financed our operations primarily through private equity financings as well as from cash flow generated by our profitable Audio-Video business.

As we present the redeemable convertible preferred shares as temporary equity (mezzanine), in the total amount of $149,611 thousand as of December 31, 2020 and 2019, we report an accumulated shareholders’ deficit in the amount of $82,223 thousand and $68,323 thousand, as of December 31, 2020 and 2019, respectively composed of $21,251 thousand and 15,516 thousand of ordinary shares and additional paid-in capital, minus, $103,474 thousand and $83,839 thousand of accumulated deficit, as of December 31 2020 and 2019, respectively. We report an accumulated shareholders’ deficit in the amount of $88,342 thousand and $70,816 thousand, as of June 30, 2021 and 2020, respectively, composed of $25,206 thousand and 17,895 thousand of ordinary shares and additional paid-in capital, minus, $113,548 thousand and $88,711 thousand of accumulated deficit, as of June 30, 2021 and 2020, respectively.

As part of our growth strategy, we have made and expect to continue to make significant investments in research and development and in our technology platform. We also consider potential future acquisitions. Depending on the magnitude and timing of our growth investments and the potential size and structure of any future acquisitions, we may decide to supplement our available cash from operations with the issuance of additional equity or debt securities and/or secure other loans, which could be material.

As of June 30, 2021, we had $41.8 million of cash and cash equivalents and $10.1 million in short-term deposits that we believe are sufficient to support the working capital needs of the Company for at least the 12 month period from the date of this prospectus. These funds, together with net proceeds from the SPAC and the PIPE, will provide us with more liquidity that will allow us to accelerate our growth plans and products offering expansion.

In light of the recent worldwide COVID-19 pandemic, we are closely monitoring the effect that current economic conditions may have on our working capital requirements. To date, the pandemic has not had a material negative impact on our cash flow or liquidity. We cannot provide any assurance regarding future possible COVID-19-related impacts on our business.

Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth under “Risk Factors.”

Cash Flows

The following table summarizes our cash flows for the periods indicated:

	Year Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
	(dollars in thousands)
Cash Flow Data:
Net cash used in operating activities	(9,651)	(6,968)	(19,606)	(21,617)
Net cash provided by investing activities	24,475	12,288	28,314	10,569
Net cash provided by financing activities	447	233	406	132
Effect of exchange rate changed on cash and cash equivalents	217	970	1,646	429

Net increase (decrease) in cash and cash equivalents	15,488	6,523	10,760	(10,487)

Operating Activities

During the six months ended June 30, 2021, net cash used in operating activities was $9.7 million, primarily resulting from our net loss of $10.1 million, offset by a non cash adjustment of $3.3 million derived from stock-based compensation expenses, and an increase in cash used during this period as a result of working capital adjustment in the amount of $3.4 million.

During the six months ended June 30, 2020, net cash used in operating activities was $7 million, primarily resulting from our net loss of $4.9 million and by working capital adjustments of $3.5 million.

During the year ended December 31, 2020, net cash used in operating activities was $19.6 million, primarily resulting from our net loss of $19.6 million.

During the year ended December 31, 2019, net cash used in operating activities was $21.6 million, primarily resulting from our net loss of $25.9 million and offset by non-cash adjustments (depreciation and stock-based compensation expenses) of $3.9 million.

Investing Activities

During the six months ended June 30, 2021, net cash provided by investing activities was $24.5 million, consisting of $25 million of net proceeds received from short-term deposits, offset by $0.5 million in purchases of property and equipment.

During the six months ended June 30, 2020, net cash provided by investing activities was $12.3 million, consisting of $12.7 million of net proceeds received from short-term deposits, offset by $0.4 million in purchases of property and equipment.

During the year ended December 31, 2020, net cash provided by investing activities was $28.3 million, consisting of $29.2 million of proceeds received from short-term deposits, offset by $0.9 million in purchases of property and equipment.

During the year ended December 31, 2019, net cash provided by investing activities was $10.6 million, consisting of $12.0 million of proceeds received from short-term deposits, offset by $1.4 million in purchases of property and equipment.

Financing Activities

During the six months ended June 30, 2021 and 2020, net cash provided by financing activities was $0.4 million and $0.2 million respectively, due to proceeds received from stock option exercises by certain employees of the Company.

During the years ended December 31, 2020 and 2019, net cash provided by financing activities was $0.4 million and $0.2 million respectively, due to deferred issuance cost in the first half of 2021, as well as proceeds received from stock option exercises by certain employees of the Company.

Contractual Obligations

The following table discloses aggregate information about material contractual obligations and the periods in which they are due as of December 31, 2020. Future events could cause actual payments to differ from these estimates.

	2021	2022	2023	Thereafter
Operating Leases	$1,798	$1,634	$272	$0
Non-cancellable purchase obligations:
To supply chain vendors	$12,417
To intellectual property vendors (including development tools)	$3,102	$512	$0	$0

Total contractual obligations	$17,317	$2,146	$272	$0

The following table discloses aggregate information about material contractual obligations and the periods in which they are due as of June 30, 2021. Future events could cause actual payments to differ from these estimates.

	2021	2022	2023	Thereafter
Operating Leases	$963	$1,627	$269	$0
Non-cancellable purchase obligations:
To supply chain vendors	$11,058	$6,985
To intellectual property vendors (including development tools)	$2,012	$976	$0	$0

Total contractual obligations	$14,033	$9,588	$269	$0

The commitment amounts in the table above are associated with contracts and/or outstanding purchase orders to certain vendors of the Company that are enforceable and legally binding and that specify all significant terms, including fixed or minimum services to be used, fixed, minimum or variable price provisions, and the approximate timing of the actions under such contracts. The table does not include obligations under purchase orders that we can cancel without a significant penalty or royalty payments based on sales volumes.

Off-Balance Sheet Arrangements

During the periods presented, we did not have any off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, such as the use of unconsolidated subsidiaries, structured finance, special purpose entities or variable interest entities.

Critical Accounting Policies and Estimates

Our discussion and analysis of financial condition results of operations are based upon our consolidated financial statements included elsewhere in this registration statement. The preparation of our consolidated financial statements in accordance with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. We base our estimates on past experience and other assumptions that we believe are reasonable under the circumstances, and we evaluate these estimates on an ongoing basis. Actual results may differ from those estimates.

Our critical accounting policies are those that materially affect our consolidated financial statements and involve difficult, subjective or complex judgments by management. A thorough understanding of these critical accounting policies is essential when reviewing our consolidated financial statements. We believe that the critical accounting policies listed below involve the most difficult management decisions because they require the use of significant estimates and assumptions as described above.

In prior year periods, there were not material differences between management’s estimates and actual results, reflecting management’s long-term experience in leading semiconductor operations and in accurately estimating the company’s performance.

See Note 2 to our audited consolidated financial statements included elsewhere in this registration statement for more information.

Revenue Recognition

We apply ASC 606, “Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, we recognize revenue when a customer obtains control of promised goods or services, in an amount that reflects the consideration that we expect to receive in exchange for those goods or services. To determine revenue recognition for arrangements that we determine are within the scope of ASC 606, we perform the following five steps:

(i)	Identify the contract(s) with a customer;

(ii)	Identify the performance obligations in the contract;

(iii)	Determine the transaction price;

(iv)	Allocate the transaction price to the performance obligations in the contract;

(v)	Recognize revenue when (or as) the performance obligation is satisfied.

Upon adoption of ASC 606 on January 1, 2019, we analyzed the contracts that were signed and not yet completed before the effective date and found no material impact on our consolidated financial statements as a result of the transition into the new accounting standard. No cumulative adjustment to accumulated deficit was recorded as a result of ASC 606 implementation.

We use the following practical expedients that are permitted under the rules:

•

We recognize the incremental costs of obtaining contracts as an expense when incurred if the amortization period of the assets that we otherwise would have recognized is one year or less. These costs are included in sales and marketing expenses.

•

When a contract with a customer includes a material right to acquire future goods or services that are similar to the original goods or services in the contract and are provided in accordance with the terms of the original contract, we allocate the transaction price to the optional goods or services by reference to the goods or services expected to be provided and the corresponding expected consideration.

•

We apply the practical expedient of allowing us to disregard the effects of a financing component if the period between when we transfer the promised services to the customer and when the customer pays for the services will be one year or less.

We generate revenues from selling products, mainly semiconductor products (or “chips”). Revenues from product sales are recognized when the customer (which includes distributors), obtains control over our product, typically upon shipment to the customer. Taxes collected from our customers relating to product sales and remitted to governmental authorities are excluded from revenues.

We do not grant a right of return, refund, cancelation or termination. From time to time, to incentivize certain distributors to increase demand, we provide them with the right to free or discounted products in future periods that provides a right to the customer subject to such distributor meeting pre-defined volume conditions. In recognizing the revenue from the sale to such distributors, prior to the actual meeting of such volume conditions, the Company recognizes only the portion of the revenue that is certain, assuming that such conditions have been met in full. The Company recognizes the full revenue in such engagements upon the earlier of: (i) the transfer of the entire volume, including the free or discounted products and (ii) the right expires without exercise by the distributor. As of December 31, 2020 and 2019, the deferred revenues for such rights were $76 thousand and $0 thousand, respectively. As of June 30, 2021 and 2020, the deferred revenues for such rights were $142 thousand and $0 thousand, respectively.

We generally provide to our customers a limited warranty assurance that the sold products are in compliance with the applicable specifications at the time of delivery. Under our standard terms and conditions of sale, liability for certain failures of product during the stated warranty periods are usually limited to repair or replacement of defective items.

Stock-Based Compensation

We account for stock-based compensation in accordance with ASC 718-10. Under ASC 718-10, stock-based awards, including stock options, are recorded at fair value as of the grant date and recognized to expense over the employee’s, directors and consultants’ requisite service period (generally the vesting period) which we have elected to amortize on a straight-line basis. ASC 718-10 also requires forfeitures to be estimated at the time of grant and revised if necessary, in subsequent periods if actual forfeitures differ from those estimates. We use historical data as well as trends in the employment market to estimate pre-vesting option forfeitures.

We use the Black-Scholes option-pricing model to determine the fair value of stock options using the following assumptions:

	Six months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
Volatility	48.15%-50.7%	48.15%	48.15%	45.85%
Risk-free interest	0.61%-1.45%	0.42%-1.69%	0.42%-1.69%	1.62%-2.60%
Dividend yield	0%	0%	0%	0%
Expected Term (in years)	6-10	6-10	6-10	6-10
Portion of Forfeited Options (based on management estimations)	4.5%	4.5%	4.5%	7%

Fair Value of Valens Ordinary Shares. As Valens ordinary shares have not been publicly traded, the fair value was determined by our board of directors, with input from management, which was assisted by third-party valuation specialists.

Risk-Free Interest Rate. The risk-free rate for the expected term of the options is based on the Black-Scholes option-pricing model on the yields of U.S. Treasury securities with maturities appropriate for the expected term of employee share option awards.

Expected Term. The expected term is calculated using the simplified method, as we have concluded that our historical share option exercise experience does not provide a reasonable basis to estimate the expected option term.

Expected Volatility. We estimate the volatility of our common stock by using the volatility rates of our peer companies.

Expected Dividend Yield. We do not anticipate paying any cash dividends in the foreseeable future and therefore use an expected dividend yield of zero in our option-pricing models.

Ordinary Shares Valuations

The fair value of the Valens ordinary shares underlying our equity awards was determined by our board of directors, after considering third-party valuations and input from management. The valuations of our ordinary shares were determined in accordance with the guidelines outlined in the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation (the “Guidelines”).

The assumptions we used in the valuation models include, inter alia, the following factors:

•	the prices, rights, preferences, and privileges of our preferred shares relative to our common share;

•	our operating and financial performance;

•	current business conditions and projections;

•	the likelihood of achieving a liquidity event, such as an initial public offering or sale of our company including the timing of such events, given prevailing market conditions;

•	any adjustment necessary to recognize a lack of marketability of the Valens Ordinary Shares underlying the granted options; and

•	the market performance of comparable publicly-traded companies.

In valuing Valens ordinary shares, absent an arm’s-length current/recent round of financing, the fair value of our business, or equity value, was determined using both the income approach and an IPO scenario. The income approach estimates value based on the expectation of future cash flows that the company will generate, which are similar to those used in the prospective financial information (see table in p. 72) together with Company’s estimates with respect to the required capital expenses (CAPEX). These future cash flows are discounted to their present values using a discount rate (weighted average cost of capital (“WACC”)) based on the capital rates of return for comparable publicly traded companies and is adjusted to reflect the risks inherent in the Company’s cash flows relative to those inherent in the companies utilized in the discount rate calculation. The IPO scenario estimates value based on a comparison of the Company to comparable public companies in a similar line of business. If the Company had made different assumptions than those used with these two approaches, then the valuation of the Company’s Ordinary Shares could have been different, therefore, its share-based compensation expense, net loss and net loss per ordinary share could vary. For example, the Company attributed a higher probability for the non-IPO scenario, based on the management’s assessment as of the valuation date. In addition Company’s management assumed different discount rates due to lack of marketability in both scenarios.

Company’s valuations were prepared in accordance with the Guidelines, which prescribe several valuation approaches for setting the value of an enterprise, such as the cost, income and IPO scenario, and various methodologies for allocating the value of an enterprise to the Company’s ordinary shares. The option pricing method, or OPM, which treats Company’s security classes as call options on total equity value and allocates its equity value across its security classes based on the rights and preferences of the securities within the capital structure under an assumed liquidation event. The OPM method is used when the range of possible future outcomes is difficult to predict and forecasts would be highly speculative. The Company believed this method was applicable given the expectation of various potential liquidity outcomes and the difficulty of selecting appropriate enterprise values given no public market for Company’s shares. Beginning in January 1st 2020, for options granted as of such date, the Company utilized a hybrid model of two scenarios: (1) the OPM that was based on a Discount Cash Flow method, or DCF; and (2) Probability Weighted Expected Return Method (“PWERM”).

OPM: The DCF method relies on the premise that the value of an investment is equal to the present value of the income that it can expect to generate going forward. From an investor’s standpoint, these future income streams represent the dividend paying (i.e. distribution-paying) capacity of the company, or in the case of a leveraged company, monies available for all invested capital (i.e. interest -bearing debt plus owner’s capital).

PWERM: Considered the management’s expectations regarding a future IPO event and the likelihood of such event to occur by December 31, 2021 in light of the progress in discussions in connection with a potential business combination transaction. Then, an incremental lack of marketability discount (different than the one used in the OPM method) was applied to the value of the Company’s Ordinary Shares to arrive at the fair value per ordinary share under each method.

After completion of the Business Combination, the Valens ordinary shares are now publicly traded, and we will rely on the closing price of the Valens ordinary shares as reported on the date of grant to determine the fair value of the shares going forward.

Fair Value of Financial Instruments

The FASB ASC Topic 820, Fair Value Measurements and Disclosures (“Topic 820”), establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

The three levels of the fair value hierarchy under Topic 820 are described below:

Level 1—Quoted prices in active markets for identical assets or liabilities;

Level 2—Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities;

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair values of the assets or liabilities.

The Company’s financial instruments consist of cash, cash equivalents, short-term bank deposits, trade accounts receivable and trade accounts payable as well as the warrants liability. Other than the warrants liability (see below), the recorded amounts approximate their respective fair value because of the liquidity and short period of time to maturity, receipt or payment of these instruments.

The Company’s financial instrument which is considered as a Level 3 measurement is the warrants liability. The same above-described assumptions that served as a basis for the Ordinary Shares valuation that was prepared in accordance with the Guidelines were used for determining the warrants liability. If the Company had made different assumptions than those used in preparing these valuations such as a different probability for the IPO scenario or the estimation of the time until IPO, then the warrant liability could have been different, therefore, the Company’s financial expenses, net loss and net loss per ordinary share could vary.

Inventories

Inventories are comprised of finished goods as well as work in process that is planned to be sold to our customers and is presented at the lower of cost or net realizable value, based on the “first-in, first-out” basis. Most inventories are stored at the last production sites and are distributed from these locations. Inventories are reduced for write-downs based on periodic reviews for evidence of slow-moving or obsolete parts.

The determination of the valuation of our inventories involve consideration by the management of the Company with respect to:

(1)	quantities of finished goods and work in process required for the fulfillment of customers’ demand.

(2)

the date of manufacturing of the inventories (“date code”) and the Company’s ability to sell such inventories prior to their expiry date as well as their applicable net realizable value. In 2020 and 2019, the inventory write-down totaled to $73 thousands (representing 0.54% of the 2020 cost of goods sold), and $170 thousands (representing 1.35% of the 2019 cost of goods sold), respectively. For the six months ended June 30, 2021 and 2020, the inventory write-down totaled to ($24) thousands (representing (0.3)% of the June 30, 2021 cost of goods sold, derived from realization of inventory that was previously written down), and $6 thousands (representing 0.1% of the June 30, 2020 cost of goods sold), respectively.

(3)	potential schedule delays by customers may affect inventories valuation.

(4)

the need to increase inventories in light of the shortage in the global semiconductor market as well as the increase of lead time from the supply chain, together with the need to maintain sufficient inventory levels to ensure competitive performance, are balanced against the risk of inventory obsolescence due to rapidly changing technology and customer requirements.

Recent Accounting Pronouncements

See the section titled “Summary of Significant Accounting Policies” in note 2 of the notes to our consolidated financial statements as of December 31, 2020 and in note 2 of the notes to our unaudited condensed consolidated financial statements as of June 30, 2021 included elsewhere in this prospectus for more information.

Quantitative and Qualitative Disclosures about Market Risk

Market risk represents the risk of loss that may impact our financial position because of adverse changes in financial market prices and rates. Our market risk exposure is primarily a result of exposure resulting from potential changes in inflation, exchange rates or interest rates. We do not hold financial instruments for trading purposes.

Foreign Currency Exchange Risk

The U.S. dollar is our functional currency. Substantially all of our revenue was denominated in U.S. dollars for the years ended December 31, 2020 and 2019, and for the six month ended June 30, 2021 and 2020, however certain operating expenses were denominated in the Israeli shekel, mainly payroll.

Future increases or decreases of the Israeli shekel, which is the main non-US dollar currency that is primarily used to pay the Israeli payroll, as well as some of the overhead expenses in Israel (e.g. office leases and municipal taxes), against the U.S. dollar may have significant impact on the Consolidated Statements of Income (loss).

Interest Rate Risk

Interest rate risk is the risk that the value or yield of fixed-income investments may decline if interest rates change. Fluctuations in interest rates may impact the level of interest expense recorded on future borrowings, as well as interest income from short-term deposits. We do not enter into derivative financial instruments, including interest rate swaps, for hedging or speculative purposes.

Credit Risk

Credit risk with respect to accounts receivable is generally not significant, as we routinely assess the creditworthiness of our partners and clients. We generally have not experienced any material losses related to receivables from customers during the six month period ended June 30, 2021 and 2020 and the years ended December 31, 2020 and 2019. We do not require collateral. Due to these factors, no additional credit risk is believed by management to be probable in our accounts receivable as of June 30, 2021 and December 31, 2020.

As of December 31, 2020, and June 30, 2021, we maintained, in banks, primarily in the United States and Israel, cash balances and other short term, highly liquid investments with original maturities of less than one year at the time of purchase. In the United States, our funds are maintained with a commercial bank, which is insured by the U.S. Federal Deposit Insurance Corporation, or FDIC (currently up to a maximum of $250,000). In Israel, commercial banks do not have government-sponsored deposit insurance. At various times, we have deposits in excess of the maximum amounts insured by the FDIC. Historically we have not experienced losses related to these balances and believe our credit risk in this area is minimal.

Emerging Growth Company Status

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it is (i) no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

BUSINESS

Our Mission

Our mission is to be a leading global provider of semiconductor solutions that power high-speed connectivity over simple wiring infrastructure, enabling cutting-edge innovation in the audio-video, automotive, and other adjacent markets.

Our Company

Valens is a leading provider of semiconductor products, pushing the boundaries of connectivity by enabling long-reach, high-speed video and data transmission for the professional audio-video and automotive industries. Valens’ Emmy® award-winning HDBaseT technology is the leading standard in the professional audio-video market, with tens of millions of Valens chipsets integrated into thousands of HDBaseT-enabled products. Valens technology for Automotive is a key enabler of the evolution of autonomous driving, providing chipsets that support Advanced Driver-Assistance Systems (“ADAS”), Automated Driving Systems (“ADS”), infotainment, telecommunications and basic connectivity. Valens’ underlying technology has been selected by the MIPI Alliance as the basis for the new standard for high-speed automotive video connectivity.

Audio Video

Valens set the standard for long-range connectivity in the audio-video market. The company’s HDBaseT technology, supports the digitization of wired connectivity and is used by key leading audio-video product manufacturers, including EPSON, LG, Panasonic, Samsung, Sony, Harman, Crestron, Extron, Logitech, and many more. These companies have created thousands of electronic devices that embed Valens’ HDBaseT technology as part of their connectivity solution.

HDBaseT enables the simultaneous delivery of ultra-high-definition digital video and audio, Ethernet, USB, control signals, and power, all through a single low cost, long-reach cable. HDBaseT technology is a hardware-based solution, with no high-level software dependency, enabling true plug-and-play digital connectivity between ultra-HD video sources and remote displays, such as high-resolution projectors and displays.

As the market leader in long-range connectivity in audio-video, Valens is well positioned to capitalize on the market’s growth, which has accelerated recently due to COVID-19. When Work from Home (“WFH”) became the new normal, demand for video conferencing surged, leading to a significant uptick in demand for HDBaseT solutions. As the world starts to adapt to a hybrid “new normal” that comprises both WFH and the office, we expect demand for Valens solutions to continue to grow. This view is based on an increasing need for huddle rooms, hybrid education and remote healthcare. Valens’ audio-video solutions can be deployed wherever long distance high-definition video systems are required, for time sensitive applications that require zero latency (a few micro-seconds of latency are commonly perceived in the industry as “zero-latency”), with applications spanning the medical, education and industrial sectors.

Automotive

After setting the standard in the audio-video market, Valens has positioned itself to do the same in the much larger automotive market. The MIPI Alliance - the standardization body controlling important connectivity streams widely used by carmakers around the world – recently announced a new standard governing automotive connectivity, called MIPI A-PHYSM, which is fundamentally based on Valens technology.

MIPI A-PHY is already gaining momentum within the automotive industry. The IEEE Standards Association has signed an agreement to facilitate the adoption of A-PHY as an IEEE standard, and leading System on Chip (SoC) and camera sensor vendors such as Sony and Mobileye have stated that they will integrate A-PHY into their products going forward. Companies that participated in the development of MIPI A-PHY standard include Intel, ON Semiconductor, Qualcomm, Bosch, Toshiba, and ST.

Valens will be the first to market with A-PHY compliant chipsets later this year. Valens provides one of the safest, most resilient, ultra-high-speed in-vehicle connectivity solutions, all transmitted through standard, simple, low-cost, low-weight wires and connectors, enabling advanced electronics architecture in cars. Valens’ superior physical layer (“PHY”) technology enables powerful bandwidth over long-reach and low-cost infrastructure, while maintaining error-free links (MIPI A-PHY targets worst case Packet Error Rate (“PER”) of 1E-19 (10-19) which translates to mean-time between packet errors of 2.5 trillion (2.512) seconds for a 16Gbps link) and enhanced electromagnetic compatibility (“EMC”) performance, hence providing the safety and resilience required to handle the harsh automotive environment.

The Valens solution is scalable, allowing it to support the evolution of car architecture and the growing need for in-vehicle high-speed connectivity. Valens chipsets address the needs of the increasingly interconnected vehicle computer systems, such as ADAS, ADS, infotainment and telecommunications.

Demand for a global standard for ultra-high-speed in-vehicle connectivity is accelerating. As the automotive industry continues to move towards the next stages in the evolution of autonomous driving by integrating more cameras, LIDARs, radars, and other sensors for safety applications, the amount of data being generated within the car is rising exponentially. This requires a reliable, high-speed connectivity solution. Valens chipsets will allow original equipment manufacturers (“OEMs”) to transmit data at multi-gigabit bandwidth over error-free links with near zero latency, all with the estimated lowest total system cost. Our technology connects mission-critical safety sensors and monitors to effectively transform vehicles into “data centers on wheels” and to uphold high levels of passenger safety.

Valens has made significant inroads in the automotive market. Its high-speed symmetric connectivity solution is the only multi-gigabit connectivity solution over Unshielded Twisted Pair (“UTP”) wiring that is currently deployed in vehicle, supporting the aggregation of multiple interfaces for feature-rich infotainment and telecommunications systems. Valens partnered with Daimler to power newer-model Mercedes-Benz’s infotainment systems, and both companies are planning on taking advantage of the joint collaboration to empower future cars with unique connectivity solutions.

Our Market Opportunity – Audio Video

As an established player in the audio-video space, we believe we are well positioned to take advantage of positive trends in the market. Our growth strategy includes increasing our market share with existing audio-video clients, leveraging new opportunities resulting from COVID-19, and expanding our available market by addressing key growth opportunities in adjacent verticals. We also plan to utilize products from the Automotive business unit in the audio-video market, including our first-generation VA6000 family chipsets and our second-generation MIPI A-PHY-compliant VA7000 family chipsets.

The audio-video market has been growing steadily year over year, and Valens has maintained its leadership position for long-reach connectivity. As a market leader, we have established tight relationships and customer loyalty with the audio-video industry’s key companies. We expect this will allow Valens to maintain its lead on the technological and business front and help us to continue to grow in the professional audio-video (“ProAV”) market.

COVID-19 has created significant business potential for Valens in the audio-video market and we expect to grow our audio-video business in the future. With the growing need for social distancing, video conferencing has become the “new normal” in many aspects of our lives, including in huddle rooms, home offices, hybrid education, remote healthcare, and more. This has driven increased demand for high-resolution cameras, multiple displays, and huddle room audio-video accessories. Valens chipsets, which support zero-latency extension of audio and video, as well as USB, power and control signals embedded in our products, all enable enhanced and seamless user experiences, bringing clear value to this new “hybrid” environment.

In addition to the growing opportunity in ProAV, Valens is developing new markets for its audio-video solutions. The company has gained strong footholds in industrial, medical imaging and transportation, each of which require long-reach, high-resolution, zero-latency video connectivity while using simple, standard, low-cost cables. These industries are themselves growing, and present new avenues for Valens to add and capture value:

1.

Industrial: Valens is a key supplier for five of the leading industrial PC manufacturers. Industrial PCs (“IPCs”) are ruggedized devices mostly used in industrial settings, such as manufacturing plants, production lines, and factory sites. These are usually loud, hot, dusty environments, with high vibration and/or electromagnetic interferences. As such, IPCs must perform at a higher level in terms of reliability, interoperability, robustness and usage patterns. Valens chipsets are an ideal solution for factory floors where there is a need for real-time, long-distance connectivity from nodes to a central office. We believe there is also room for growth in this segment as smart factories, also called Industry 4.0, increasingly rely on camera, sensors and computer vision systems. Valens’ audio-video business unit plans to leverage the VA70XX VA7000 automotive product family to introduce a unique offering to the industrial segment that will enable machine vision-driven applications

2.

Medical: Valens is a key supplier for three of the leading medical imaging manufacturers, and its solutions have been integrated in diagnostic equipment, assisted surgical equipment, ventilation machines, and operating room video distribution. The technological overhaul taking place in operating rooms, hospitals, and medical centers is reliant on the highest possible video quality for the most accurate representation of patient conditions. The industry is therefore introducing a growing number of high-quality, zero latency, high resolution camera sensors. In addition, we see a growing need for mobile medical equipment that requires simple wiring infrastructure. Valens delivers high throughput connectivity, addressing the requirements of the medical industry with a one-cable solution for long-distance, high bandwidth transmission.

3.

Transportation: Valens is a supplier for two of the leading manufacturers in the public transportation space, focusing on two key applications – digital signage and passenger infotainment. Proper connectivity in public transportation is a must to deliver the ultimate ride experience, optimizing the delivery of content in trains, buses, airplanes, and in train platforms and bus stations. The transportation industry has a number of special requirements for connectivity, including limited space for cabling, long distance transmissions, a large number of systems and devices that require connection, power sourcing, and more. There has also been a push in U.S. cities to allow commercial advertising on public buses; COVID-19 has forced governments to implement new ways to convey public safety information to the public through signage. Valens offers the optimal solution for several applications in the public transportation sector, providing the necessary infrastructure for high-quality entertainment, while ensuring stable and secure connectivity. Valens’ technology enables in-seat connectivity, including USB support for streaming and device charging. The technology’s ability to converge different interfaces and transmit high bandwidth over a single twisted pair cable translates into an overall lower total system cost. The technology also consumes less energy due to lower cabling weight, which has positive environmental impacts.

Valens intends to continue to invest in research and development, sales, and marketing to further address these opportunities.

Our Market Opportunity – Automotive

Within the automotive market, we believe there are several large potential growth opportunities mainly in ADAS and autonomous vehicle applications. ADAS features are considered some of the most desirable in modern vehicles and are already being adopted in vehicles worldwide. Industry experts expect the adoption of ADAS features to continue to increase over time. ADAS is a precursor to fully autonomous vehicles, and as

ADAS features become more sophisticated and adoption increases, demand for our products is expected to expand into new applications. Our products play a key role in ADAS and other autonomous vehicle applications by enhancing a vehicle’s ability to send large amounts of data quickly, reliably, and with fewer wires than existing solutions.

The use of an increasing number of sensors, such as cameras, radars, LIDARs, and high-resolution displays in the vehicle is driving an urgent need for high-speed data processing capabilities, as can be seen in the below table: computing data generated by sensors in cars. The amount of data being captured and processed throughout the vehicle has resulted in enormous – and rising – bandwidth requirements. This will drive the need for a robust networking solution to support the significantly increased amount of data required to be processed within the car. In addition, the deployment of new electronic components and high-resolution displays cannot come at the expense of a more complicated car architecture because cost, weight and lack of physical space are already pushing the auto manufacturers to their limits, as existing car architectures lack the capacity to add more cables, connectors and devices.

Computing data generated by sensors in cars

Sensor	Data		Data (lh)		Bandwidth
	Low	High	Low	High	Low	High
ADAS camera	98MB/s	98MB/s	352GB	352GB	780Mbps	780Mbps
Viewing camera	20MB/s	40MB/s	72GB	144GB	160Mbps	320Mbps
Radar	10kB/s	100kB/s	36MB	360MB	80kbps	800kbps
LiDAR	10MB/s	70MB/s	36GB	252GB	80Mbps	560Mbps
US Sonar	10kB/s	100kB/s	36MB	360MB	80kbps	800kbps
GPS	50kB/s	50kB/s	180MB	180MB	400kbps	400kbps
Total		Total (lh)	460GB	748GB	1,020Mbps	1,660Mbps

Most of the data generated comes from cameras and in particular the multi-purpose ADAS camera, generating 352 Gbps in 1 hour, according to YOLE

As more ADAS systems are deployed in cars with the eventual goal of enabling autonomous driving, high-speed and error-free links with zero latency will be of the utmost importance. The need for even greater passenger safety remains a top priority for OEMs. This is driving the trend for integrating more ADAS systems in each vehicle, increasing the number and different types of sensors (cameras, radars and LIDARs), high-resolution displays and other high-speed connections that are all required to ensure safety in ADAS and autonomous cars. Valens’ connectivity technology is completely agnostic to the types of sensors being deployed in the car since they all require long-reach, reliable, high-speed connectivity and, more importantly, zero latency, in order to detect and act upon safety events within milliseconds.

Finally, the strong market trend toward cars becoming “data centers on wheels” and keeping them seamlessly connected requires widespread adoption of 4G, 5G, V2X and WiFi modems, to support a new level of user-experience and comfort for the end customers. OEMs are trying to differentiate themselves through advanced personalization, including by integrating more displays and fewer buttons, advanced user interfaces, interior monitoring cameras and customized applications. These developments have led to an automotive cockpit that can be as much an entertainment zone as a driving space. The increased number of displays, along with their increased average size, creates strong demand for even higher bandwidth video links. The high-speed modems that utilize 4G, 5G and WiFi integrated into their telecommunication units (“TCUs”) require high-bandwidth data links for the backbone network connecting all cockpit and infotainment elements.

Valens estimates, based on several research reports, that the global automotive semiconductor market is expected to grow from $45 billion in 2021 to an estimated $68 billion by 2026, representing a CAGR of approximately 8% and the main driver for this growth is the deployment of connectivity solutions. The target market for our automotive connectivity products is likely to increase even faster over the same timeframe. Specifically, it is our estimation that Valens’ target markets are expected to grow from approximately $2 billion in 2021 to approximately $8 billion in 2026, representing a CAGR of 35%.

We believe we can provide the automotive OEMs with a smart high-speed connectivity solution that will result in lower total system cost, reduced complexity and lower power consumption, which are critical factors for all vehicles, but particularly electric vehicles. This is primarily because our current and future products provide: 1) very high bandwidth over simple, unshielded wiring infrastructure, and 2) increased link resilience with built-in diagnostic and analytic capabilities.

In 2020, approximately 96% of our revenue was derived from our audio-video segment; however, over time our automotive segment is expected to represent an increasingly large percentage of our revenue and be a key driver of new growth, considering the following facts:

During the fourth quarter of 2020, Valens started to sell its first-generation automotive product in mass production.

•	In the fourth quarter of 2020, Valens signed an additional deal with a significant automotive customer that is expected to ramp up its volumes in early 2023.

•

The increase in the number of different ADAS sensors deployed in cars (cameras, radars and LIDARs) all have similar connectivity requirements of high bandwidth, zero latency and resilient connectivity links. The deployment of more high-resolution displays in the car will also increase demand for Valens’ connectivity solution.

•

Valens technology was selected as the baseline for the new MIPI A-PHY automotive standard for in-vehicle high-speed video connectivity published in the fourth quarter of 2020. Shortly after the announcement of this standard, the IEEE adopted it “as is” to become one of its own automotive standards. Valens is ahead of the curve with A-PHY compliant chipsets. Valens expects to have years of first-mover advantage, which should position the Company as the incumbent provider of high-speed video connectivity in the cars.

Our Technology

Our technology is not only market-leading, but it has also been adopted and integrated into several industry standards. Our chipsets are helping to advance innovation in the audio-video and automotive industries.

Valens invented the HDBaseT connectivity technology and co-founded the HDBaseT Alliance, together with LG, Samsung, and Sony Pictures, as a standards association promoting HDBaseT technology. HDBaseT provides the most optimized solution for a myriad of verticals and applications, addressing the market connectivity needs for long distance transmission, convergence, low-cost and simplicity. HDBaseT is the global standard for the convergence and distribution of ultra-high-definition video & audio, Ethernet, control signals, USB and up to 100W of power over a single, low cost commonly used cable for up to 100 m/328 ft. HDBaseT eliminates cable clutter without compromising performance or high quality.

Valens technology was specifically designed to distribute high-speed video and data in challenging EMC environments. With the formation of the Automotive business unit, the technology was adapted to address the needs of the automotive market and was subsequently selected as the baseline of the MIPI Alliance’s most recent standard for high-speed video connectivity in cars. Our superior connectivity mechanisms ensure connectivity resilience with “on-line” error correction, adaptive modulation, and real-time noise cancelers. Valens’ highly efficient hardware-based solution is optimized for asymmetric links, with no software stack, leading to a simplified architecture, which in turn guarantees reduction in wire harness complexity. The data transmission is done without any compression at zero latency, for very long distances while providing diagnostic capabilities on the link’s quality.

Valens’ Connectivity Solution

We believe the following attributes collectively differentiate our technology:

•	Validated as baseline for different connectivity standards, primarily the MIPI A-PHY standard due to the technology’s superior performance.

•	Multi-gigabit bandwidth with zero-latency and error-free links.

•	Years ahead of competitors from a technical perspective.

Given the business opportunities we have identified in both the audio-video and automotive markets, we expect to invest further in research and development of new products to ensure that we maximize our considerable market opportunity.

Our Strengths

The semiconductor market is highly competitive. As a leader in advanced semiconductor products, we believe that by effectively navigating technology transitions, maintaining close customer relationships and anticipating market trends in our clients’ end markets, we have established a leadership position in the audio-video market and are gaining share in the automotive space.

We believe that our competitive advantages are based on the following key strengths:

•

Industry standard in audio-video and automotive. We set the standard for long-range connectivity in the audio-video market with our HDBaseT technology and intend to repeat this success in the even larger automotive industry with our A-PHY compliant chipsets. Our solution utilizes the technology that underpins the MIPI A-PHY standard for in-car video connectivity. The A-PHY standard has also been adopted by the IEEE standard association extending our potential market reach.

•

Established technological leadership, strong intellectual property and system-level expertise. We believe our technology leadership is based on our strong intellectual property portfolio. Our core competence is in our superior physical (PHY) layer that enables us to provide the most optimized connectivity solution for any application at any speed. Additionally, we believe our integration capabilities coupled with our system-level knowledge, resulting from close customer collaboration, enables us to understand our customers’ specific system requirements and more quickly and effectively develop advanced solutions to meet their long-term needs.

•

Leading market position in audio-video connectivity. We currently serve the major players in the audio-video connectivity space. These companies drive the market trends and we are there to support them in leading the change. COVID-19 has only increased society’s reliance on audio-video connectivity through remote work, education and healthcare. We believe that our leading market position strengthens our ability to continue serving this core market and capitalize on growing demand for connectivity solutions.

•

Re-purposing of automotive solutions in the audio-video markets. We are seeing a growing demand from our non-automotive customers for the advanced connectivity products that we designed for automotive applications. This expands our offering to an even wider range of customers and applications, and thereby accelerates the return on our development investment. Our ability to leverage technologies and products from the two business units will accelerate our expansion efficiently.

•

Strong relationships with leading automotive OEMs and Tier 1 suppliers. We currently supply components in mass volume to a leading automotive OEM, which embeds our chipsets in multiple platforms across its model range, through various Tier 1 suppliers such as Continental, Harman, Molex, and Bosch, and we continue to strengthen these relationships. As ADAS and ADS systems become mainstream, we believe that our strong connections in the automotive space will enable us to achieve success and grow our automotive business.

•

Proven management team: We have a strong track record of execution and an experienced management team. Our executive management team’s experience in effectively guiding companies through various industry cycles and technology transitions provides us with steady, reliable leadership, uniquely capable of identifying strong investments, executing through change, and maintaining stability during market uncertainty.

Our Growth Opportunities/Strategies

We intend to grow our business through the following key areas:

•	Promote our technology into new industry standards and become the de facto standard in the markets we serve.

Audio-Video:

•

Valens’ HDBaseT technology is a leading standard for long-reach, high performance connectivity. The HDBaseT Alliance now boasts more than 200 member companies promoting the use of this technology in the audio video market. Valens leverages the

HDBaseT Alliance to strengthen its relationships with end customers, safeguard the quality of HDBaseT-enabled products, and educate the market on the technology by generating continuous awareness and demand for these products. HDBaseT provides the most optimized solution for a myriad of verticals and applications, addressing the needs of the audio-video market, including long distance transmission, convergence, low-cost and simplicity. Valens will continue to promote HDBaseT technology in emerging industries, such as industrial, medical imaging, and transportation.

Automotive:

•

The MIPI A-PHY standard, announced in September 2020, was developed to address a need for higher bandwidth and performance requirements. Existing analog-based technologies can no longer meet these requirements as they lack digital signal processing (DSP) capabilities, are not scalable, and are incapable of increasing speed over longer cables. The MIPI A-PHY standard is optimized for the implementation of in-vehicle connectivity for high bandwidth applications. The specification reduces wiring cost and weight, as high-speed data, control data, and power all share the same physical wiring. This enables designers to optimize systems for performance, cost, and complexity required by their use cases and provides scalability and flexibility to meet a broad range of speed and design needs. The MIPI A-PHY standard serves as the foundation of what will be an end-to-end system designed to simplify the integration of various sensors and displays, while also incorporating functional safety and security.

•

The new MIPI A-PHY standard was developed by the MIPI A-PHY Working Group; Valens was a key contributor to the definition of this standard, which is largely based upon Valens technology. We believe that the adoption of this connectivity standard by OEMs will position A-PHY-based solutions as the leading high-speed connectivity solution in cars. Adoption of A-PHY will be driven in part by the fact that available legacy solutions for in-vehicle video connectivity are proprietary, while the market is looking to deploy standard-based products.

•

Valens’ new VA7000 product family will be the first on the market to comply with the recent MIPI A-PHY v1.0 standard, positioning us to capture automotive opportunities for ADAS, ADS and other surround-sensor applications, including cameras, radars, and LIDARs. The VA7000 product family is a hardware-based solution, optimized for asymmetric links with no software stack. It guarantees a high-performing, simplified architecture, leading to a reduction in wire harness complexity and lower total system costs. The current VA7000 family has been designed to support a wide range of bandwidth levels as defined in the MIPI A-PHY standard.

•

Valens is the first vendor on the market to introduce products that comply with the new MIPI A-PHY standard and is positioned to become the incumbent vendor for high-speed video connectivity within the vehicle. The first vehicles using A-PHY components are expected to be in production in 2024-2025.

•

Grow our audio video and automotive market offerings. In the audio-video market, we are continuously increasing the silicon integration of key features required to simplify the total solution we offer. Valens intends to support higher video resolutions (e.g. 8K) and develop extension products for advanced USB generations (USB 3.1), advanced network topologies and a variety of new interfaces in our next generation products. In automotive, we intend to continue to provide solutions as the market undergoes powerful structural change in favor of greater electronic and data-processing capabilities, particularly in the application of our products to ADAS and ADS systems. We believe our focus on meeting or exceeding industry standards as the baseline for product development increases our opportunity in the automotive market as customers look for trusted suppliers to deliver standard-backed, highly reliable, safety-focused solutions for this rapidly growing market. We intend to introduce complimentary products to support end-to-end connectivity solutions for all high-speed connectivity applications required in the car. In the audio-video market, we see the need for more feature integration as well as increased video resolution, to support the growing demands of next generation products.

•

Expand into other audio-video adjacent markets. We intend to continue expanding our offerings in audio-video adjacent markets including the industrial (camera sensors and computer vision systems), remote healthcare (medical imaging, diagnostic and surgical equipment, operating room video) and transportation spaces. We believe that as the need for higher connectivity bandwidth and lower cost alternatives for these applications increases there will be significant opportunity to expand our business and customer base.

•

Continue to improve our gross margins through product innovation and cost optimization. We strive to improve our profitability by rapidly introducing new products with value-added features and reducing our manufacturing costs through our asset-light manufacturing model. We will continue to improve our product mix by developing new products for growth markets where we believe we can generate higher ASPs and/or gross margins. We believe we can reduce our manufacturing costs by leveraging the advanced manufacturing capabilities of our strategic supply chain suppliers, implementing more cost-effective packaging technologies, and leveraging both internal and external assembly and test capacity to lower our operating costs, enhance reliability of supply, and support our continued growth.

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Expand our global presence. We sell our products globally, both directly and through a wide range of local distributors. We intend to continue strengthening our relationships with our existing customers and distributors, while also enabling our channel partners to support demand creation and fulfillment for smaller customers. We believe we can efficiently scale our business to accelerate growth by enabling our channels to become an extension of our demand generation and customer support efforts. Our operations are global and we intend to continue expanding our presence worldwide to serve the needs of clients in additional geographies. We are currently investing in select regions in North America, Europe and multiple countries in the Asia Pacific region.

Company Products

Our product portfolio includes over 20 products across a range of high-performance semiconductors and other components that are in turn integrated in a range of technological applications, including:

	Audio-Video	Automotive
CHIPSETS

•   VS100 family – Valens’ first chipsets, which revolutionized the audio video market by enabling transmission of uncompressed ultra-high-definition video, audio, control and power, with near-zero latency, over a single LAN cable, according to the HDBaseT Alliance’s Spec 1.0.

•   VA6000 family - The highest bandwidth long-reach solution deployed in vehicles supporting the aggregation of multiple interfaces for feature-rich infotainment and telematics systems. The chipsets are designed to deliver resilient, multi-gig, long-distance connectivity over the simplest wiring and connector infrastructure.

	• VS2000 family (Colligo) - Second generation of HDBaseT chipsets (Spec 2.0), supporting the transmission of ultra-HD	• VA7000 family - Supports connectivity of CSI-2-based cameras, RADARs, LIDARs, and other sensors, with link speeds of up to 8Gbps.

	Audio-Video	Automotive
	video & audio, Ethernet, controls, USB 2.0, and power, over either a LAN cable or fiber cable, with near-zero latency. The family enables point-to-point, daisy-chaining, and multi-streaming.	Operates over standard, cost-effective, in-vehicle wires for up to 15 meters (50 feet), with 4 inline connectors. First product on the market that complies with the new MIPI A-PHY standard.

•   VS3000 family (Stello) - The first and only ASIC in the industry that enables the long-distance transmission of uncompressed 4K@60Hz 4:4:4. It enables transmission of HDMI 2.0 (18Gbps) including HDCP, based on Spec 3.0 of HDBaseT technology, convergence of audio & video, 1Gbps Ethernet, USB 2.0, controls and power, with near-zero latency, over a category cable (e.g. Cat 6A).

•   VA6000 family - Small-form factor chipset; a cost-effective and flexible solution that enables the convergence of multiple interfaces, including audio (I2S, S/PDIF), Ethernet, USB 2.0 and controls with near-zero latency, over a single unshielded twisted pair cable.

APPLICATIONS	• Signage – distribution from content source to large high- resolution displays, projectors, video walls.	• ADAS systems sensor fusion (radar, lidar, camera).

	• Collaboration hubs and cameras used in video conferencing systems.	• Body & chassis, door, truck and trailer connectivity.

	• Distribution - video and audio distribution products such as matrixes, switches, extenders used in Enterprise, Government, and Education, etc. applications	• Infotainment: display and multimedia box.

Audio-Video	Automotive
• Remote healthcare, including high resolution medical imaging and video distribution of medical equipment to large displays.	• ECU to ECU connectivity.

• Transportation - Infotainment displays in mass transportation like train and bus platforms as well as inside the train/bus.	• Smart antenna/TCU connectivity.

• Education - typically distribution of teacher laptop to projector; can also include USB extension for web camera, portable storage, etc.	• Car backbone/networking.

• Remote operation, such as KVM (Keyboard, Video, Mouse) extension; very popular in data centers, and industrial machinery operations, enabling a remote operator to a control PC/machine.

Our Platform for Digital Properties

We primarily manufacture our products through contract manufacturers in Taiwan and Europe. As of today, all our silicon wafers, which are the basic components of any semiconductor product, are designed to be manufactured at TSMC, the largest foundry in the world. The wafers are then transferred to the assembly house where they are processed and many chips are manufactured from each wafer. These chips are then packaged and transferred for final testing. This is the phase where all chips are tested in accordance with specially designed programs developed specifically for each product family. Along the product life cycle, we continuously invest in the improvement of testing in order to enhance manufacturing yield and reduce chip costs.

Despite the current global shortage in the semiconductor products, derived mainly from macro trends such as strong demand for 5G and high performance computing, as well as the COVID-19 pandemic, we have succeeded in managing our inventory and have not had delays historically in fulfilling our obligations to customers. We have managed to do this utilizing two main strategies:

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Conservative and accurate planning – Even before the shortage, Valens took a conservative approach to inventory management. The trigger for the purchase of inventory for Valens has not exclusively been based on customer purchase orders, but rather on a combination of our assessments of demand based on purchase orders and forecasts of demand from our sales teams.

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Capturing capacity allocation from the supply chain vendors – Amid the shortage, we have made necessary adjustments to our supply and demand planning, with the goal of capturing capacity allocation within the supply chain vendors. In order to do so, during 2021, we have placed longer-term purchase orders for raw materials and manufacturing services, even into 2022

Although the global silicon shortage has affected every company in the semiconductor industry, Valens is well positioned to emerge from this situation without any significant adverse business impact.

Sales, Marketing and Customer Support

We sell our products worldwide through multiple sales channels, including through our direct sales force and through distributors and independent sales representatives, which resell our products to numerous end customers. Approximately 50% and 51% of our net sales in fiscal years 2020 and 2019, respectively, were made to distributors.

Our direct sales force and applications engineers provide our customers with specialized technical support. We believe that maintaining a close relationship with our customers and serving their specific technical needs improves their level of satisfaction and enables us to anticipate and influence their future product needs. We provide ongoing technical training to our distributor and sales representatives to keep them informed of our existing and new products.

We maintain an internal marketing organization, which is responsible for increasing our brand awareness and promoting our products to prospective customers. This includes the creative management of our website, market research and analytics, and development of demand generation strategies and materials such as product announcements, press releases, brochures, training and videos, as well as securing thought leadership through published technical and trend articles and advertisements, and active engagement in key industry events.

Customers

Our installed customer base consists of major technology firms in the audio-video space and Tier 1 part suppliers in the automotive industry. In the audio video vertical, we have served the leading manufacturers of video distribution equipment, displays, projectors, industrial equipment, and healthcare equipment for many years. We have a wide distribution of our revenues across our customer base. In 2020, our three leading clients collectively represented approximately 40% of our total revenue.

In the automotive space, while we promote our products to the OEMs who are in most cases the final decision makers on the technology that will be deployed in their cars, actual sales are made to Tier 1s. Our contracts are typically based on short-term purchase orders.

Competition

The semiconductor industry is highly competitive and is characterized by constant and rapid technological change. Our ability to compete in this industry depends on many factors, including our ability to identify emerging markets and technology trends in an accurate and timely manner, introduce new and innovative technologies and products, implement advanced manufacturing technologies at a sustainable pace, maintain the performance and quality of our products, and manufacture our products in a cost-effective manner.

Intellectual Property

We consider the strength of our intellectual property portfolio to be our most significant competitive advantage. The protection of our technology, intellectual property and proprietary rights is therefore an important aspect of our business. We rely on a combination of trade secrets, trademark and copyright laws, confidentiality agreements, and technical measures to establish, maintain and protect our intellectual property rights and technology. We currently have 103 patents issued, and 14 patent applications pending. Our patents are in a wide variety of areas relevant to our products, specifically covering our innovation in the areas of convergence of multiple-data types/multi-stream over the same wires and robust operation under severe electromagnetic interference.

Our in-house know-how is an important element of our intellectual property. The development of technological solutions requires sophisticated coordination among many specialized employees. We believe that duplication of this coordination by competitors or individuals seeking to copy our platform would be difficult. The risk of a competitor effectively replicating the functionality of our platform is further mitigated by the fact that our service product offerings do not include exposure of source code, as our solution is based on hardware (integrated circuits) and software that is delivered as binary code.

We cannot guarantee that any of our pending patent or trademark applications will be granted, that our current or subsequently issued patents or trademarks will be effective to protect our intellectual property rights, that any of our pending patent applications will result in issued patents, that any of our intellectual property rights will provide us with any meaningful competitive advantages, or that others will not infringe, misappropriate or violate our intellectual property rights. In addition, while there is no active litigation involving any of our patents or other intellectual property rights, we may be required to enforce or defend our intellectual property rights against third parties in the future.

Regulation

Our operations are subject to various environmental, labor, health, safety and other laws and regulations in Israel, the United States and other jurisdictions in which we operate. We are also required to obtain authorizations or licenses from governmental authorities for certain of our operations and have to protect our intellectual property worldwide. In the jurisdictions in which we operate, we need to comply with differing standards and varying practices of regulatory, tax, judicial and administrative bodies for joint and several costs associated with investigation and remediation of sites at which we have arranged for the disposal of hazardous wastes if such sites become contaminated, even if we fully comply with applicable environmental laws and regulations. We are also subject to various federal, state, local, international and non-U.S. laws and regulations relating to occupational health and safety. Any failure on our part to comply with these laws and regulations may subject us to significant fines or other civil or criminal costs, obligations, sanctions or property damage or personal injury claims, or suspension of our facilities’ operating permits. Compliance with current or future environmental and occupational health and safety laws and regulations could restrict our ability to expand our business or require us to modify processes or incur other substantial expenses which could harm our business.

As part of our business development, we also collect information about individuals, also referred to as personal data, and other potentially sensitive and/or regulated data from our customers. Laws and regulations in Israel, the United States and around the world restrict how personal information is collected, processed, stored, used and disclosed, as well as set standards for its security, implement notice requirements regarding privacy practices, and provide individuals with certain rights regarding the use, disclosure and sale of their protected personal information.

For example, in the United States, various federal and state regulators, including governmental agencies like the Federal Trade Commission, or the FTC, have adopted, or are considering adopting, laws and regulations concerning privacy and data protection. Certain state laws may be more stringent or broader in scope, or offer greater individual rights, with respect to personal information than federal, international or other state laws, and such laws may differ from each other, all of which may complicate compliance efforts. For example, the California Consumer Privacy Act of 2018, or the CCPA, which increases privacy rights for California residents and imposes obligations on companies that process their personal information (including device identifiers, IP addresses, cookies and geo-location), came into effect on January 1, 2020. Among other things, the CCPA requires covered companies to provide new disclosures to California consumers and provide such consumers new data protection and privacy rights, including the ability to opt-out of certain sales of personal information. The CCPA provides for civil penalties for violations, as well as a private right of action for certain data breaches that result in the loss of personal information. Additionally, voters approved a new privacy law, the California Privacy Rights Act, or the CPRA, in the November 2020 election. Effective starting on January 1, 2023, the CPRA will significantly modify the CCPA, including by expanding consumers’ rights with respect to certain sensitive personal information. State laws are changing rapidly and there is discussion in Congress of a new comprehensive federal data privacy law to which we would become subject if it is enacted.

Internationally, laws, regulations and standards in many jurisdictions apply broadly to the collection, use, retention, security, disclosure, transfer and other processing of personal information. For example, the GDPR, which became effective in May 2018, greatly increased the European Commission’s jurisdictional reach of its laws and adds a broad array of requirements for handling personal data (including online identifiers and location data). EU member states are tasked under the GDPR to enact, and have enacted, certain implementing legislation that adds to and/or further interprets the GDPR requirements and potentially extends our obligations and potential liability for failing to meet such obligations. The GDPR, together with national legislation, regulations and guidelines of the EU member states and the United Kingdom governing the processing of personal data, impose strict obligations and restrictions on the ability to collect, use, retain, protect, disclose, transfer and otherwise process personal data. In particular, the GDPR includes obligations and restrictions concerning the consent and rights of individuals to whom the personal data relates, the transfer of personal data out of the European Economic Area or the United Kingdom, security breach notifications and the security and confidentiality of personal data. The GDPR authorizes fines for certain violations of up to 4% of global annual revenue or €20 million, whichever is greater. In addition, some countries are considering or have passed legislation implementing data protection requirements or requiring local storage and processing of data or similar requirements that could increase the cost and complexity of delivering our services.

In addition, in Israel, the Privacy Protection Law, 5741-1981 (“PPL”), and the regulations enacted thereunder, including the Privacy Protection Regulations (Data Security) 2017 (“Data Security Regulations”), as well as guidelines issued by the Israeli Privacy Protection Authority, and Amendment No. 40 to the Communications Law (Telecommunications and Broadcasting), 5742-1982, impose obligations with respect to the manner certain personal data is processed, maintained, transferred, disclosed, accessed and secured. Failure to comply with the PPL, its regulations and guidelines issued by the Israeli Privacy Protection Authority may expose us to administrative fines, civil claims (including class actions) and in certain cases criminal liability. Current pending legislation may result in a change of the current enforcement measures and sanctions and may also require us to modify the manner personal data is collected, processed and maintained by us. The Israeli Privacy Protection Authority may initiate administrative inspection proceedings, from time to time, without any suspicion of any particular breach of the PPL, as it has done in the past with respect to dozens of Israeli companies in various business sectors. In addition, to the extent that any administrative supervision procedure is initiated by the Israeli Privacy Protection Authority and reveals certain irregularities with respect to our compliance with the PPL, in addition to our exposure to administrative fines, civil claims (including class actions) and in certain cases criminal liability, we may also need to take certain remedial actions to rectify such irregularities, which may increase our costs.

Restrictions on the collection, use, sharing or disclosure of personal information or additional requirements and liability for security and data integrity could require us to modify our solutions and features, possibly in a material manner, could limit our ability to develop new products and features and could subject us to increased compliance obligations and regulatory scrutiny.

See “Risk Factors—Risks Related to Laws and Regulation.”

Human Capital

As of June 30, 2021, we had 270 full-time employees, primarily based in Israel. Our team draws from a broad spectrum of backgrounds and experiences, across technology, with strong engineering, analog mix signal, DSP, VLSI and software capabilities. We foster an entrepreneurial culture so that we may remain focused and innovative over time, as we strive to serve our clients with openness, transparency and humility.

Facilities

Our principal executive office is located in Hod Hasharon, Israel. In addition to our Israeli headquarters, we have offices in the United States, Asia and Europe. We lease each of our offices. We believe that our current facilities are adequate to meet our immediate needs.

Legal Proceedings

From time to time, we are a party to various litigation matters incidental to the conduct of our business. We are not presently party to any legal proceedings the resolution of which we believe would have a material adverse effect on our business, prospects, financial condition, liquidity, results of operation, cash flows or capital levels.

MANAGEMENT

Management and Board of Directors

The following persons serve as Valens’ executive officers and directors. For biographical information concerning the executive officers and directors, see below.

Name	Age	Position
Gideon Ben Zvi	60	Chief Executive Officer and Director
Dror Heldenberg	53	Chief Financial Officer
Gabi Shriki	53	SVP, Head of Audio Video Business
Gideon Keden	60	SVP, Head of Automotive Business
Eyran Lida	56	Chief Technology Officer and Co-Founder
Peter Mertens	60	Chairman of the Board
Yahal Zilka	64	Director
Dr. Eyal Kishon	62	Director
Dror Jerushalmi	60	Director
Moshe Lichtman	63	Director
Michael Linse	46	Director
Ker Zhang	57	Director
Adi Toledano Yarel	47	Director

Executive Officers

Gideon Ben Zvi has served as the Chief Executive Officer of Valens since 2020 and as a member of the board of directors of Valens since 2011 and as such, is deeply familiar with Valens, its business and technology. From 2007 to 2020, Mr. Ben Zvi served as a venture partner at Aviv Venture Capital. In the past five years, Mr. Ben Zvi served as a Chairman of the board of directors of BriefCam (until acquired by Canon), Chairman of the board of directors of Cellium, Chairman of the board of directors of enVerid Systems and co-founded AristagoraVC. Mr. Ben Zvi brings more than 30 years of experience as a serial entrepreneur, having previously served as CEO in different companies and led three exit events. Mr. Ben Zvi has also served as a board member at Bezalel Academy of Arts and Design in Jerusalem and board member and chair of committees at Jerusalem Transport Master Plan Team (JTMT). Mr. Ben Zvi holds a BSc is Computer Science and Math from Hebrew University Jerusalem (HUJI) and an MBA from HUJI.

Dror Heldenberg joined Valens in 2015 as its Chief Financial Officer, and as such is responsible for Valens’ finance, accounting, and strategic financial planning. Mr. Heldenberg brings more than 25 years of experience in operational and financial leadership, and a proven track record in debt and venture financing, as well as M&A activities at numerous hi-tech companies with international operations. Before joining Valens, Mr. Heldenberg was the CFO at Compass Networks, a private data communication company, and at BroadLight (acquired by Broadcom in 2012). Mr. Heldenberg also held the CFO position at Pelican Security (acquired by Microsoft in 2002). Mr. Heldenberg is a Certified Public Accountant and holds an MBA and a B.Sc. in Accounting and Economics, Cum Laude, from the University of Tel Aviv.

Gabi Shriki joined Valens in 2015 and manages the Audio-Video business of Valens since then. In this capacity Mr. Shriki is responsible for growing Valens’ leading position in core Audio Video markets and developing new adjacent markets. Mr. Shriki boasts over 20 years of experience in engineering and global business management positions and is a respected and knowledgeable voice in the Audio-Video industry, helping to advance the Audio-Video Market and building a stronger HDBaseT ecosystem. Prior to joining Valens, Mr. Shriki served as the manager of the Mobile Connectivity Solution Business Unit at Texas Instruments. Mr. Shriki holds a BSc. Electrical Engineering degree from Tel-Aviv University and an Executive MBA from Kellogg & Hong Kong University of Science and Technology (Kellogg-HKUST).

Gideon Kedem has led Valens’ Automotive Business team since 2020. Mr. Kedem brings over 30 years of experience in the Semiconductor and EDA industry, serving in leading companies like Intel, Cadence and Xilinx. Prior to joining Valens in 2020, Mr. Kedem managed sales and business development at Xilinx activities across EMEA, Israel and India, with revenue responsibilities exceeding $200M. Mr. Kedem holds a B.Sc. in Electrical Engineering and an MBA, both from Tel Aviv University.

Eyran Lida is the lead inventor of HDBaseT technology and a lead technical contributor to MIPI’s A-Phy specification. A co-founder and Valens’ CTO, Mr. Lida is responsible for technology strategy development and for Valens’ patent portfolio. Mr. Lida’s background includes 29 years of communication systems software and hardware architecture development experience, with primary expertise in wireline hardwired DSP modem design. Mr. Lida is the inventor of over 80 US patents and is the Chair of the HDBaseT Alliance Technical Committee. Mr. Lida Holds a B.Sc. in physics and computer science from the Hebrew University in Jerusalem.

Directors

Peter Mertens has served as the Chairperson of the Valens Board of the Directors since 2020. Mr. Mertens brings more than 35 years of experience in the automotive industry, having held senior positions with major OEMs, including CTO at Volvo Cars for six years, General Motors Global Line Executive for eight years, various management positions at Mercedes Benz, and member of the Board of Management of Audi AG, responsible for Technical Development and Design. Mr. Mertens also served as member of the Board of Directors of several companies, such as Polestar SE, Zenuety SE, Audi Sport GmbH, Audi China, Volkswagen Financial Service, Recogni Inc. and Faurecia. Mr. Mertens is the founding Chairman of AID/Argo AI Europe. Mr. Mertens serves as the chairman of the board of Aurora Labs and is a member of the board of directors of proteanTECS and V-HOLA. Mr. Mertens was a Fulbright-scholar at Virginia Polytechnic Institute, USA. He holds a Master of Science in Industrial Engineering and Operations Research and a PhD in Production Engineering and Industrial Engineering from the University of Kaiserslautern where he served as a Member of the staff. Mr. Mertens is a valuable member of the Valens Board of Directors because of his extensive experience in the automotive industry and his prior track record as a senior executive and director.

Yahal Zilka has served as a member of the board of directors of Valens since 2007. Mr. Zilka is a co-founder of Magma Venture Partners (“Magma”) and since 1999, served as co-Managing Partner of Magma. Prior to co-founding Magma Venture Partners, Mr. Zilka served as CFO of VocalTec Communications and led it from seed to its public offering on NASDAQ. Mr. Zilka brings many years of experience as an entrepreneur, mentor and executive with strong financial, operational, and hands-on management experience, as well as strategic relationships with industry leaders. Mr. Zilka currently serves as Director on the boards of SightEra-Magisto and Indegy. Previously, Mr. Zilka was on the boards of Waze (acquired by Google, NASDAQ: GOOG), Onavo (acquired by Facebook, NASDAQ:FB), DesignArt Networks (acquired by Qualcomm, NASDAQ: QCOM) and Phonetic Systems (acquired by Nuance, NASDAQ: NUAN). Mr. Zilka is a valuable member of the Valens Board of Directors because of his extensive experience in venture capital and his prior track record as a director.

Dr. Eyal Kishon has served as a member of the board of Valens since 2007. From 1996, Dr. Kishon has been the Founding & Managing Partner of Genesis Partners, an Israeli-based venture capital fund. Prior to that Dr. Kishon served as a Research Fellow in the Multimedia Department of IBM Science & Technology and in the Robotics Research Department of AT&T Bell Laboratories. Dr. Kishon serves as a director at AudioCodes (Nasdaq AUDC) and has served as a director at Allot Communications (Nasdaq ALLT). In addition, Dr. Kishon serves as a director at Riskified, JoyTunes, Worthy and TradAir. Dr. Kishon holds a B.A. in Computer Science from the Technion - Israel Institute of Technology and a M.Sc. and Ph.D. in Computer Science from the Courant Institute at New York University. Mr. Kishon is a valuable member of the Valens Board of Directors because of his extensive experience in venture capital, his technical background and his prior track record as a director.

Dror Jerushalmi co-founded and led Valens as its CEO for over 13 years, led its rounds of funding, and the adoption of Valens’ HDBaseT technology as a standard for connectivity in the audio-video and automotive markets. In parallel to his employment in Valens, Mr. Jerushlami serves as the CEO of Cellium. Mr. Jerushalmi earned his Bachelor’s and his Masters, Cum Laude in Electrical and Computer Engineering from Ben-Gurion University, as well as his MBA from Heriot-Watt University, Israel branch. Mr. Jerushalmi is a valuable member of the Valens Board of Directors because of his extensive experience as a co-founder and his prior track record as a senior executive and director.

Moshe Lichtman has served on the Board of Valens since 2017. Mr. Lichtman brings more than 35 years of product and leadership experience and 20 years of investment experience in the global high-tech industry. Mr. Lichtman is co-founder and co-managing partner of IGP Capital and serves on boards of its portfolio companies as well as boards of several other tech companies. Prior to that Mr. Lichtman was Corporate VP at Microsoft where he led several global consumer and enterprise businesses. As head of MSN’s international business in the late 90’s, Mr. Lichtman was responsible for quadrupling the business to become the #1 network in Europe, Canada, Australia and many other international markets. Under his leadership in the early 2000’s, Microsoft’s TV business became the leading provider of IPTV platforms to telecom operators globally. Upon returning to Israel in 2006, as President of Microsoft’s R&D center in Israel, Mr. Lichtman was responsible for turning the Israel operation into one of the three largest strategic innovation hubs outside the US. Mr. Lichtman was also among the leaders of the Windows 95 team and President of Softimage, a leader in media creation software. Prior to Microsoft, Mr. Lichtman held software development and management positions in several high-tech startups. Mr. Lichtman is the co-author of the best-selling book “The complete guide to the C language” and holds a BSc Cum Laude in Computer Engineering from the Technion – Israel Institute of Technology, and an MBA from the MIT Sloan School. Mr. Lichtman is a valuable member of the Valens Board of Directors because of his extensive experience as an entrepreneur and his prior track record as a senior executive.

Michael Linse has served as a member of the Board of Valens since 2018. Mr. Linse has also served as the founder and managing director of Linse Capital LLC since October 2015, a growth equity firm investing in late-stage technology companies, and Levitate Capital, a venture capital firm, since March 2017. Prior to founding Linse Capital, Mr. Linse served as a partner at Kleiner Perkins Caufield & Byers (“KPCB”) from 2009 until March 2015. Prior to joining KPCB, Mr. Linse worked at Goldman Sachs for over a decade, most recently as Managing Director of the alternative energy investing team. Mr. Linse holds a B.A. in Economics from Harvard University and an MBA from Harvard Business School. Mr. Linse is a valuable member of the Valens Board of Directors because of his extensive experience in venture capital and technology investment.

Ker Zhang is one of the founders of PTK. Mr. Zhang has been an entrepreneur in residence at Kleiner Perkins since February 2018. Mr. Zhang was Vice President and General Manager of CDMA Product and Development of Intel Corporation from October 2015 until February 2018. Mr. Zhang was Chief Executive Officer of VIA Telecom from April 2002 until it was acquired by Intel Corporation in October 2015. Mr. Zhang has been the Executive Chairman of privately-held Crossbar, Inc., since March 2019. Mr. Zhang earned his M.S. in Physics from the University of Massachusetts and his Ph.D. in Electrical Engineering from Worcester Polytechnic Institute. Mr. Zhang is a valuable member of the Valens Board of Directors because of his extensive experience as an entrepreneur and his prior track record as a senior executive and director.

Adi Toledano Yarel has served as a general partner and a CFO at TLV Partners, a leading Israeli venture capital since 2018. Adi has two decades of experience with global financial management, private fundraising, merger & acquisitions and portfolio management. At TLV Partners Adi is in charge of all finance, legal and operations related matters including fund planning, deals structuring, fundraising, reporting, compliance, portfolio monitoring, risk management. Before joining TLV Partners Adi was a partner CFO at Magma Ventures Partners for 14 years. Through her years as a general partner Adi has worked closely with dozens of portfolio companies’ management and financial teams helping them grow from seed to global market leaders. Adi is a Certified Public Accountant (CPA) in Israel, and holds her B.A. in Accounting and Business Administration from the College of Management of Tel Aviv, Israel. Ms. Toledano Yarel is a valuable member of the Valens Board of Directors because of her extensive experience in venture capital and her prior track record as a senior executive.

Family Relationships

There are no family relationships between any of our executive officers and our directors.

Arrangements for Election of Directors and Members of Management

There are no arrangements or understandings with major shareholders or others pursuant to which any of our executive officers or directors are selected.

Corporate Governance Practices

As an Israeli company, we are subject to various corporate governance requirements under the Companies Law. However, pursuant to regulations promulgated under the Companies Law, companies with shares traded on certain U.S. stock exchanges, including NYSE, may, subject to certain conditions, “opt out” from the requirements (described below) to appoint external directors and related rules concerning the composition of the audit committee and compensation committee of the board of directors, other than the gender diversification rule, which requires the appointment of a director from the other gender if, at the time a director is appointed, all members of the board of directors are of the same gender. In accordance with these regulations, we elected to “opt out” from these requirements of the Companies Law. Under these regulations, the exemptions from such Companies Law requirements will continue to be available to us so long as: (i) we do not have a “controlling shareholder”, as such term is defined under the Companies Law, (ii) our shares are traded on certain U.S. stock exchanges, including the NYSE and NASDAQ, and (iii) we comply with the director independence requirements and the audit committee and compensation committee composition requirements under U.S. laws, including the rules of the applicable exchange, that are applicable to U.S. domestic issuers.

We are a “foreign private issuer”, as such term is defined in Rule 405 under the Securities Act. As a foreign private issuer we are permitted to comply with Israeli corporate governance practices instead of the corporate governance rules of the NYSE, provided that we disclose which requirements we are not following and the equivalent Israeli requirement.

We rely on this “foreign private issuer exemption” with respect to the quorum requirement for shareholder meetings and with respect to NYSE shareholder approval rules. Whereas under the corporate governance rules of NYSE, a quorum requires the presence, in person or by proxy, of holders of at least 331/3% of the total issued outstanding voting power of our shares at each general meeting of shareholders, pursuant to our Amended and Restated Articles of Association, and as permitted under the Companies Law, the quorum required for a general meeting of shareholders consists of at least two shareholders present in person or by proxy in accordance with the Companies Law who hold or represent at least 331/3% of the total outstanding voting power of our shares, except if (i) any such general meeting of shareholders was initiated by and convened pursuant to a resolution adopted by the board of directors and (ii) at the time of such general meeting, we qualify as a “foreign private issuer,” in which case the requisite quorum will consist of two or more shareholders present in person or by proxy who hold or represent at least 25% of the total outstanding voting power of our shares (and if the meeting is adjourned for a lack of quorum, the quorum for such adjourned meeting will be, subject to certain exceptions, any number of shareholders). We otherwise intend to comply with the rules generally applicable to U.S. domestic companies listed on the NYSE. We may, however, in the future decide to rely upon the “foreign private issuer exemption” for purposes of opting out of some or all of the other corporate governance rules.

Board of Directors

Under the Companies Law and our Amended and Restated Articles of Association, our business and affairs are managed under the direction of our board of directors. Our board of directors may exercise all powers and may take all actions that are not specifically granted to our shareholders or to executive management. Our Chief Executive Officer (referred to as a “general manager” under the Companies Law) is responsible for our day-to-day management. Our Chief Executive Officer is appointed by, and serves at the discretion of, our board of directors, subject to the employment agreement that we have entered into with him. All other executive officers are appointed by the Chief Executive Officer, subject to applicable corporate approvals, and are subject to the terms of any applicable employment or consulting agreements that we may enter into with them.

Under our Amended and Restated Articles of Association, the number of directors on our board of directors will be no less than three and no more than eleven, divided into three classes with staggered three-year terms. Each class of directors consists, as nearly as possible, of one-third of the total number of directors constituting the entire board of directors. At each annual general meeting of our shareholders, the election or re-election of directors following the expiration of the term of office of the directors of that class of directors will be for a term of office that expires on the third annual general meeting following such election or re-election. Therefore, beginning with the annual general meeting of 2022, each year the term of office of only one class of directors will expire.

Our directors are divided among the three classes as follows:

•	the Class I directors will be Eyal Kishon, Moshe Lictman and Dror Jerushalmi, their terms will expire at the annual general meeting of shareholders to be held in 2022;

•	the Class II directors, will Yahal Zilka, Michael Linse and Gideon Ben Zvi, their terms will expire at our annual meeting of shareholders to be held in 2023; and

•	the Class III directors will be Adi Yarel Toledano, Ker Zhang and Peter Mertens, their term will expire at our annual meeting of shareholders to be held in 2024.

Our directors will generally be appointed by a simple majority vote of holders of Valens ordinary shares, participating and voting (in person or by proxy) at an annual general meeting of our shareholders, provided that (i) in the event of a contested election, the method of calculation of the votes and the manner in which the resolutions will be presented to our shareholders at the general meeting shall be determined by our board of directors in its discretion, and (ii) in the event that our board of directors does not or is unable to make a determination on such matter, then the directors will be elected by a plurality of the voting power represented at the general meeting in person or by proxy and voting on the election of directors.

Each director will hold office until the annual general meeting of our shareholders for the year in which such director’s term expires, unless the tenure of such director expires earlier pursuant to the Companies Law or unless such director is removed from office as described below.

Under our Amended and Restated Articles of Association, the approval of the holders of at least 65% of the total voting power of our shareholders is generally required to remove any of our directors from office or amend the provision requiring the approval of at least 65% of the total voting power of our shareholders to remove any of our directors from office. In addition, vacancies on our board of directors may be filled by a vote of a simple majority of the directors then in office. A director so appointed will hold office until the next annual general meeting of our shareholders for the election of the class of directors in respect of which the vacancy was created. In the case of a vacancy due to the number of directors being less than the maximum number of directors stated in our Amended and Restated Articles of Association, the new director filling the vacancy will serve until the next annual general meeting of our shareholders for the election of the class of directors to which such director was assigned by our board of directors.

Chairperson of the Board

Our Amended and Restated Articles of Association, provide that the board of directors shall appoint a member of the board to serve as the Chairperson. Under the Companies Law, the chief executive officer of a public company, or a relative of the chief executive officer, may not serve as the chairperson of the board of directors, and the chairperson of the board of directors, or a relative of the chairperson, may not be vested with authorities of the Chief Executive Officer unless approved by a special majority of the company’s shareholders. The shareholders’ approval can be effective for a period of five years following an initial public offering, and subsequently, for additional periods of up to three years.

In addition, a person who is subordinated, directly or indirectly, to the chief executive officer may not serve as the chairperson of the board of directors, the chairperson of the board of directors may not be vested with authorities that are granted to persons who are subordinated to the chief executive officer, and the chairperson of the board of directors may not serve in any other position in the company or in a controlled subsidiary, but may serve as a director or chairperson of a controlled subsidiary.

External Directors

Under the Companies Law, companies incorporated under the laws of the State of Israel that are “public companies,” including companies with shares listed on the NYSE, are required to appoint at least two external directors. Pursuant to regulations promulgated under the Companies Law, companies with shares traded on certain U.S. stock exchanges, including the NYSE, which do not have a “controlling shareholder,” may, subject to certain conditions, “opt out” from the Companies Law requirements to appoint external directors and related Companies Law rules concerning the composition of the audit committee and compensation committee of the board of directors. In accordance with these regulations, we have elected to “opt out” from the Companies Law requirement to appoint external directors and related Companies Law rules concerning the composition of the audit committee and compensation committee of our board of directors.

Director Independence

The NYSE listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the listed company). Our board of directors has determined that Yahal Zilka, Moshe Lichtman, Michael Linse, Peter Mertens, Eyal Kishon, Ker Zhang and Adi Toledano Yarel are “independent directors” as defined in the NYSE listing standards and applicable SEC rules.

Audit Committee

Companies Law Requirements

Under the Companies Law, the board of directors of a public company must appoint an audit committee.

Listing Requirements

Under the corporate governance rules of the NYSE, we are required to maintain an audit committee consisting of at least three independent directors, each of whom is financially literate and one of whom has accounting or related financial management expertise.

Our audit committee consists of Adi Yarel, Peter Mertens, and Ker Zhang. Adi Yarel will serve as the chairperson of the audit committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the corporate governance rules of the NYSE. Our board of directors has determined that Adi Yarel is an audit committee financial expert as defined by the SEC rules and has the requisite financial experience as defined by the corporate governance rules of NYSE.

Our board of directors has determined that each member of our audit committee is “independent”, as such term is defined in Rule 10A-3(b)(1) under the Exchange Act, which is different from the general test for independence of board and committee members.

Audit Committee Role

Our board of directors has adopted an audit committee charter setting forth the responsibilities of the audit committee, which are consistent with the Companies Law, the SEC rules, and the corporate governance rules of the NYSE. These responsibilities include:

•	retaining and terminating our independent auditors, subject to ratification by the board of directors, and in the case of retention, subject to ratification by the shareholders;

•	pre-approving audit and non-audit services to be provided by the independent auditors and related fees and terms;

•	overseeing the accounting and financial reporting processes of our company;

•	managing audits of our financial statements;

•	preparing all reports as may be required of an audit committee under the rules and regulations promulgated under the Exchange Act;

•	reviewing with management and our independent auditor our annual and quarterly financial statements prior to publication, filing, or submission to the SEC;

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recommending to the board of directors the retention and termination of the internal auditor, and the internal auditor’s engagement fees and terms, in accordance with the Companies Law, as well as approving the yearly or periodic work plan proposed by the internal auditor;

•	reviewing with our general counsel and/or external counsel, as deemed necessary, legal and regulatory matters that may have a material impact on the financial statements;

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identifying irregularities in our business administration, inter alia, by consulting with the internal auditor or with the independent auditor, and suggesting corrective measures to the board of directors;

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reviewing policies and procedures with respect to transactions (other than transactions related to compensation or terms of services) between the Company and officers and directors, affiliates of officers or directors, or transactions that are not in the ordinary course of the Company’s business and deciding whether to approve such acts and transactions if so required under the Companies Law; and

•	establishing procedures for handling employee complaints relating to the management of our business and the protection to be provided to such employees.

Compensation Committee

Companies Law Requirements

Under the Companies Law, the board of directors of a public company must appoint a compensation committee.

Listing Requirements

Under the corporate governance rules of the NYSE, we are required to maintain a compensation committee consisting of at least two independent directors.

Our compensation committee consists of Peter Mertens, Michael Linse and Yahal Zilka. Peter Mertens serves as chairperson of the compensation committee. Our board of directors has determined that each member of our compensation committee is independent under the corporate governance rules of the NYSE, including the additional independence requirements applicable to the members of a compensation committee.

Compensation Committee Role

In accordance with the Companies Law, the responsibilities of the compensation committee are, among others, as follows:

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making recommendations to the board of directors with respect to the approval of the compensation policy for office holders and, once every three years, with respect to any extensions to a compensation policy that was adopted for a period of more than three years;

•	reviewing the implementation of the compensation policy and periodically making recommendations to the board of directors with respect to any amendments or updates to the compensation policy;

•	resolving whether to approve arrangements with respect to the terms of office and employment of office holders; and

•	exempting, under certain circumstances, a transaction with our Chief Executive Officer from the approval of our shareholders.

Our board of directors has adopted a compensation committee charter setting forth the responsibilities of the committee, which are consistent with the corporate governance rules of the NYSE and include among others:

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recommending to our board of directors for its approval a compensation policy, in accordance with the requirements of the Companies Law, as well as other compensation policies, incentive-based compensation plans, and equity-based compensation plans, overseeing the development and implementation of such policies, and recommending to our board of directors any amendments or modifications the committee deems appropriate, including as required under the Companies Law;

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reviewing and approving the granting of options and other incentive awards to our Chief Executive Officer and other executive officers, including reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, including evaluating their performance in light of such goals and objectives;

•	approving and exempting certain transactions regarding office holders’ compensation pursuant to the Companies Law; and

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administering our equity-based compensation plans, including without limitation, approving the adoption of such plans, amending and interpreting such plans, and the awards and agreements issued pursuant thereto, and making and determining the terms of awards to eligible persons under the plans.

Compensation Policy under the Companies Law

In general, under the Companies Law, the board of directors of a public company must approve a compensation policy after receiving and considering the recommendations of the compensation committee. In addition, our compensation policy must be approved at least once every three years, first, by our board of directors, upon recommendation of our compensation committee, and second, by a simple majority of Valens ordinary shares present, in person or by proxy, and voting (excluding abstentions) at a general meeting of shareholders, provided that either:

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the majority of such Valens ordinary shares is comprised of shares held by shareholders who are not controlling shareholders and shareholders who do not have a personal interest in such compensation policy; or

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the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in the compensation policy voting against the policy does not exceed two percent (2%) of the aggregate voting rights in the company.

Under special circumstances, the board of directors may approve the compensation policy despite the objection of the shareholders on the condition that the compensation committee and then the board of directors decide, on the basis of detailed grounds, and after discussing again with the compensation policy, that approval of the compensation policy, despite the objection of shareholders, is for the benefit of the company.

If a company adopts a compensation policy in advance of its initial public offering (or in this case, prior to the closing of the merger) and describes such compensation policy in the prospectus for such offering, then such compensation policy shall be deemed a validly adopted policy in accordance with the Companies Law requirements described above. Furthermore, if the compensation policy is established in accordance with the aforementioned relief, then it will remain in effect for a term of five years from the date such company becomes a public company.

The compensation policy must be based on certain considerations include certain provisions and reference certain matters as set forth in the Companies Law. The compensation policy must serve as the basis for decisions concerning the financial terms of employment or engagement of office holders, including exculpation, insurance, indemnification, or any monetary payment or obligation of payment in respect of employment or engagement. The compensation policy must be determined and later reevaluated according to certain factors, including: the advancement of the company’s objectives, business plan and long-term strategy; the creation of appropriate incentives for office holders, while considering, among other things, the company’s risk management policy; the size and the nature of the company’s operations; and with respect to variable compensation, the contribution of the office holder towards the achievement of the company’s long-term goals and the maximization of its profits, all with a long-term objective and according to the position of the office holder. The compensation policy must furthermore consider the following additional factors:

•	the education, skills, experience, expertise, and accomplishments of the relevant office holder;

•	the office holder’s position and responsibilities;

•	prior compensation agreements with the office holder;

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the ratio between the cost of the terms of employment of an office holder and the cost of the employment of other employees of the company, including employees employed through contractors who provide services to the company; in particular the ratio between such cost to the average and median salary of such employees of the company, as well as possible impacts of compensation disparities between them on the work relationships in the company;

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if the terms of employment include variable components, the possibility of reducing variable components at the discretion of the board of directors and setting a limit on the value of non-cash variable equity-based components; and

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if the terms of employment include severance compensation, the term of employment or office of the office holder, the terms of the office holder’s compensation during such period, the company’s performance during such period, the office holder’s individual contribution to the achievement of the company goals and the maximization of its profits, and the circumstances under which the office holder is leaving the company.

The compensation policy must also include, among other things:

•	with regards to variable components:

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with the exception of office holders who report to the chief executive officer, a means of determining the variable components on the basis of long-term performance and measurable criteria; provided that the company may determine that an immaterial part of the variable components of the compensation package of an office holder shall be awarded based on non-measurable criteria, or if such amount is not higher than three months’ salary per annum, taking into account such office holder’s contribution to the company; or

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the ratio between variable and fixed components, as well as the limit of the values of variable components at the time of their payment, or in the case of equity-based compensation, at the time of grant.

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a condition under which the office holder will refund to the company, according to conditions to be set forth in the compensation policy, any amounts paid as part of the office holder’s terms of employment, if such amounts were paid based on information later to be discovered to be wrong, and such information was restated in the company’s financial statements;

•	the minimum holding or vesting period of variable equity-based components to be set in the terms of office or employment, as applicable, while taking into consideration long-term incentives; and

•	a limit to retirement grants.

Our compensation policy is designed to retain and motivate our directors and executive officers, incentivize superior individual excellence, align the interests of our directors and executive officers with our long-term performance, and provide a risk management tool. To that end, a portion of our executive officer compensation package is targeted to reflect our short and long-term goals, as well as the executive officer’s individual performance. Our compensation policy also includes measures designed to reduce the executive officer’s incentives to take excessive risks that may harm the Company in the long-term, such as limits on the value of cash bonuses and equity-based compensation, limitations on the ratio between the variable and the total compensation of an executive officer, and minimum vesting periods for equity-based compensation.

Our compensation policy also addresses our executive officers’ individual characteristics (such as their respective position, education, scope of responsibilities, and contribution to the attainment of our goals) as the basis for compensation variation among our executive officers and considers the internal ratios between compensation of our executive officers and directors and other employees. Pursuant to our compensation policy, the compensation that may be granted to an executive officer may include: base salary, annual bonuses, and other cash bonuses (such as a signing bonus and special bonuses with respect to any special achievements, such as outstanding personal achievement, outstanding personal effort, or outstanding company performance), equity-based compensation, benefits and retirement and termination of service arrangements. All cash bonuses are limited to a maximum amount linked to the executive officer’s base salary.

An annual cash bonus may be awarded to executive officers upon the attainment of pre-set periodic objectives and individual targets. The annual cash bonus that may be granted to our executive officers, other than our Chief Executive Officer, will be based on performance objectives and a discretionary evaluation of the executive officer’s overall performance by our Chief Executive Officer and subject to minimum thresholds. The annual cash bonus that may be granted to executive officers, other than our Chief Executive Officer, may alternatively be based entirely on a discretionary evaluation. Furthermore, our Chief Executive Officer is entitled to approve performance objectives for executive officers who report to him.

The measurable performance objectives of our Chief Executive Officer is determined annually by our compensation committee and board of directors. A non-material portion of the Chief Executive Officer’s annual cash bonus, as provided in our compensation policy, may be based on a discretionary evaluation of the Chief Executive Officer’s overall performance by the compensation committee and the board of directors.

Under our compensation policy, our executive officers’ (including members of our board of directors) equity-based compensation is designed in a manner consistent with the underlying objectives in determining the base salary and the annual cash bonus, with its main objectives being to enhance the alignment between the executive officers’ interests with our long-term interests and those of our shareholders and to strengthen the retention and the motivation of executive officers in the long term. Our compensation policy provides for executive officer compensation in the form of share options or other equity-based awards, such as restricted shares and restricted share units, in accordance with our then-current equity incentive plan. All equity-based incentives granted to executive officers shall be subject to vesting periods in order to promote long-term retention of those executive officers. Equity-based compensation shall be granted from time to time and be individually determined and awarded according to the performance, educational background, prior business experience, qualifications, role, and the personal responsibilities of the executive officer.

In addition, our compensation policy contains compensation recovery provisions which allow us, under certain conditions, to recover bonuses paid in excess, enable our Chief Executive Officer to approve an immaterial change in the terms of employment of an executive officer who reports directly him (provided that such changes are in accordance with our compensation policy), and allow us to exculpate, indemnify, and insure our executive officers and directors to the maximum extent permitted by Israeli law subject to certain limitations set forth therein.

Our compensation policy also provides for compensation to the members of our board of directors either (i) in accordance with the amounts provided in the Companies Regulations (Rules Regarding the Compensation and Expenses of an External Director) of 2000, as amended by the Companies Regulations (Relief for Public Companies Traded in Stock Exchange Outside of Israel) of 2000, as such regulations may be amended from time to time, or (ii) in accordance with the amounts determined in our compensation policy.

Nominating and Governance Committee

Our nominating and governance committee consists of Moshe Lichtman, Eyal Kishon and Michael Linse. Moshe Lichtman serves as chairperson of the nominating, governance committee and sustainability committee. Our board of directors has adopted a nominating, governance and sustainability committee charter setting forth the responsibilities of the committee, which include:

•	overseeing and assisting our board in reviewing and recommending nominees for election of directors;

•	assessing the performance of the members of our board;

•	overseeing the Company’s ESG policies, programs, and strategies; and

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establishing and maintaining effective corporate governance policies and practices, including, but not limited to, developing and recommending to our board a set of corporate governance guidelines applicable to our business.

Compensation of Directors and Executive Officers

Directors

Under the Companies Law, the compensation of a public company’s directors requires the approval of (i) its compensation committee, (ii) its board of directors and, unless exempted under regulations promulgated under the Companies Law, (iii) the approval of its shareholders at a general meeting. In addition, if the compensation of a public company’s directors is inconsistent with the company’s compensation policy, then those inconsistent provisions must be separately considered by the compensation committee and board of directors, and approved by the shareholders by a special vote in one of the following two ways:

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at least a majority of the shares held by all shareholders who are not controlling shareholders and do not have a personal interest in such matter, present and voting at such meeting, vote in favor of the inconsistent provisions of the compensation package, excluding abstentions; or

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the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in such matter voting against the inconsistent provisions of the compensation package does not exceed two percent (2%) of the aggregate voting rights in the Company.

Executive Officers other than the Chief Executive Officer

The Companies Law requires the compensation of a public company’s office holders (other than the chief executive officer) be approved in the following order: (i) the compensation committee, (ii) the company’s board of directors, and (iii) if such compensation arrangement is inconsistent with the company’s stated compensation policy, the company’s shareholders (by a special vote as discussed above with respect to the approval of director compensation that is inconsistent with the compensation policy).

However, there are exceptions to the foregoing approval requirements with respect to non-director office holders. If the shareholders of the company do not approve the compensation of a non-director office holder, the compensation committee and board of directors may override the shareholders’ disapproval for such non-director office holder provided that the compensation committee and the board of directors each document the basis for their decision to override the disapproval of the shareholders and approve the compensation.

An amendment to an existing compensation arrangement with a non-director office holder requires only the approval of the compensation committee, if the compensation committee determines that the amendment is immaterial. However, if the non-director office holder is subordinate to the chief executive officer, an amendment to an existing compensation arrangement shall not require the approval of the compensation committee if (i) the amendment is approved by the chief executive officer, (ii) the company’s compensation policy allows for such immaterial amendments to be approved by the chief executive officer and (iii) the engagement terms are consistent with the company’s compensation policy.

Chief Executive Officer

Under the Companies Law, the compensation of a public company’s chief executive officer is required to be approved by: (i) the company’s compensation committee, (ii) the company’s board of directors and (iii) the company’s shareholders (by a special vote as discussed above with respect to the approval of director compensation that is inconsistent with the compensation policy). However, if the shareholders of the company do not approve the compensation arrangement with the chief executive officer, the compensation committee and board of directors may override the shareholders’ decision provided that they each document the basis for their decision and the compensation is in accordance with the company’s compensation policy.

In the case of a new chief executive officer, the compensation committee may waive the shareholder approval requirement with regard to the compensation of a candidate for the chief executive officer position if the compensation committee determines that: (i) the compensation arrangement is consistent with the company’s compensation policy, (ii) the chief executive officer candidate did not have a prior business relationship with the company or a controlling shareholder of the company and (iii) subjecting the approval of the engagement to a shareholder vote would impede the company’s ability to employ the chief executive officer candidate. However, if the chief executive officer candidate will serve as a member of the board of directors, such candidate’s compensation terms as chief executive officer must be approved in accordance with the rules applicable to approval of compensation of directors.

Aggregate Compensation of Executive Officers and Directors

The aggregate compensation, including share-based compensation, paid by us and our subsidiaries to our executive officers and directors as a group for the year ended December 31, 2020 was approximately $4.9 million. This amount includes $0.2 million of amounts set aside or accrued to provide pension, severance, retirement or similar benefits or expenses, but does not include business travel, relocation, professional and business association dues and expenses reimbursed to office holders, and other benefits commonly reimbursed or paid by companies in Israel. For 2021, we expect that the aggregate base cash compensation payable by us and our subsidiaries to our executive officers and directors as a group will be in the aggregate amount of approximately $3.5 million. This amount excludes bonuses and share-based compensation, which have not yet been determined, and any of the other potential elements of compensation mentioned above that were excluded from the 2020 compensation amount.

As of December 31, 2020, options to purchase 10,698,692 ordinary shares (or 7,048,265 ordinary shares after giving effect to the Stock Split at the currently anticipated split ratio, which is subject to change) granted to our executive officers and directors as a group were outstanding under our equity incentive plans at a weighted average exercise price of $0.46 per ordinary share (or $0.70 per ordinary share after giving effect to the Stock Split at the currently anticipated split ratio, which is subject to change).

Internal Auditor

Under the Companies Law, the board of directors of a public company must appoint an internal auditor based on the recommendation of the audit committee. The role of the internal auditor is, among other things, to review the company’s compliance with applicable law and orderly business procedure. Under the Companies Law, the internal auditor cannot be an interested party, an office holder, or a relative of an interested party or an office holder. Nor may the internal auditor be the company’s independent auditor or its representative. An “interested party” is defined in the Companies Law as (i) a holder of 5% or more of the issued share capital or voting power in a company, (ii) any person or entity who has the right to designate one or more directors or to designate the chief executive officer of the company, or (iii) any person who serves as a director or as chief executive officer of the company. The company is currently in the process of appointing an internal auditor.

Approval of Related Party Transactions under Israeli Law

Fiduciary Duties of Directors and Executive Officers

The Companies Law codifies the fiduciary duties that office holders owe to a company. An office holder is defined in the Companies Law as a general manager, chief business manager, deputy general manager, vice general manager, any other person assuming the responsibilities of any of these positions regardless of such person’s title, a director, and any other manager directly subordinate to the general manager. Each person listed in the table under “Management—Management and Board of Directors” is an office holder under the Companies Law.

An office holder’s fiduciary duties consist of a duty of care and a duty of loyalty. The duty of care requires an office holder to act with the level of care with which a reasonable office holder in the same position would act under the same circumstances. The duty of care includes, among other things, a duty to use reasonable means, in light of the circumstances, to obtain:

•	information on the business advisability of a given action brought for the office holder’s approval or performed by virtue of the office holder’s position; and

•	all other important information pertaining to such action.

The duty of loyalty requires an office holder to act in good faith and in the best interests of the Company, and includes, among other things, the duty to:

•	refrain from any act involving a conflict of interest between the performance of the office holder’s duties in the company and the office holder’s other duties or personal affairs;

•	refrain from any activity that is competitive with the business of the company;

•	refrain from exploiting any business opportunity of the company for the purpose of gaining a personal advantage for the office holder or others; and

•	disclose to the company any information or documents relating to the company’s affairs which the office holder received as a result of the office holder’s position.

Under the Companies Law, a company may approve an act, specified above, which would otherwise constitute a breach of the office holder’s fiduciary duty, provided that the office holder acted in good faith, neither the act nor its approval harms the company, and the personal interest of the office holder is disclosed a sufficient time before the approval of such act. Any such approval is subject to the terms of the Companies Law setting forth, among other things, the appropriate bodies of the company required to provide such approval and the methods of obtaining such approval.

Disclosure of Personal Interests of an Office Holder and Approval of Certain Transactions

The Companies Law requires that an office holder promptly disclose to the board of directors any personal interest and all related material information known to such office holder concerning any existing or proposed transaction with the company. A personal interest includes an interest of any person in an act or transaction of a company, including a personal interest of one’s relative or of a corporate body in which such person or a relative of such person is a 5% or greater shareholder, director, or general manager or in which such person has the right to appoint at least one director or the general manager, but excluding a personal interest stemming solely from one’s ownership of shares in the company. A personal interest includes the personal interest of a person for whom the office holder holds a voting proxy or the personal interest of the office holder with respect to the officer holder’s vote on behalf of a person for whom he or she holds a proxy even if such shareholder has no personal interest in the matter.

If it is determined that an office holder has a personal interest in a non-extraordinary transaction (meaning any transaction that is in the ordinary course of business, on market terms or that is not likely to have a material impact on the company’s profitability, assets or liabilities), approval by the board of directors is required for the transaction unless the company’s articles of association provide for a different method of approval. Any such transaction that is adverse to the company’s interests may not be approved by the board of directors.

Approval first by the company’s audit committee and subsequently by the board of directors is required for an extraordinary transaction (meaning any transaction that is not in the ordinary course of business, not on market terms or that is likely to have a material impact on the company’s profitability, assets or liabilities) in which an office holder has a personal interest.

A director and any other office holder who has a personal interest in a transaction which is considered at a meeting of the board of directors or the audit committee may generally (unless it is with respect to a transaction which is not an extraordinary transaction) not be present at such a meeting or vote on that matter unless a majority of the directors or members of the audit committee, as applicable, have a personal interest in the matter. If a majority of the members of the audit committee or the board of directors have a personal interest in the matter, then all of the directors may participate in deliberations of the audit committee or board of directors, as applicable, with respect to such transaction and vote on the approval thereof and, in such case, shareholder approval is also required.

Certain disclosure and approval requirements apply under Israeli law to certain transactions with controlling shareholders, certain transactions in which a controlling shareholder has a personal interest, and certain arrangements regarding the terms of service or employment of a controlling shareholder. For these purposes, a controlling shareholder is any shareholder that has the ability to direct the company’s actions, including any shareholder holding 25% or more of the voting rights if no other shareholder owns more than 50% of the voting rights in the company. Two or more shareholders with a personal interest in the approval of the same transaction are deemed to be one shareholder.

For a description of the approvals required under Israeli law for compensation arrangements of officers and directors, see “Management—Compensation of Directors and Executive Officers.”

Shareholder Duties

Pursuant to the Companies Law, a shareholder has a duty to act in good faith and in a customary manner toward the company and other shareholders and to refrain from abusing his or her power with respect to the company, including, among other things, in voting at a general meeting and at shareholder class meetings with respect to the following matters:

•	an amendment to the company’s articles of association;

•	an increase of the company’s authorized share capital;

•	a merger; or

•	interested party transactions that require shareholder approval.

In addition, a shareholder has a general duty to refrain from discriminating against other shareholders.

Certain shareholders also have a duty of fairness toward the company. These shareholders include any controlling shareholder, any shareholder who knows that it has the power to determine the outcome of a shareholder vote, and any shareholder who has the power to appoint or to prevent the appointment of an office holder of the company or exercise any other rights available to it under the company’s articles of association with respect to the company. The Companies Law does not define the substance of this duty of fairness, except to state that the remedies generally available upon a breach of contract will also apply in the event of a breach of the duty of fairness.

Exculpation, Insurance and Indemnification of Office Holders

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care, but only if a provision authorizing such exculpation is included in its articles of association. Our Amended and Restated Articles of Association include such a provision. An Israeli company may not exculpate a director from liability arising out of a prohibited dividend or distribution to shareholders.

An Israeli company may indemnify an office holder from the following liabilities and expenses incurred for acts performed as an office holder, either in advance of an event or following an event, provided a provision authorizing such indemnification is contained in its articles of association:

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a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the above mentioned events and amount or criteria;

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reasonable litigation expenses, including legal fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability, such as a criminal penalty, was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction;

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reasonable litigation expenses, including legal fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third-party or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for an offense that does not require proof of criminal intent; and

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expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments made to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”); and

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expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder pursuant to certain provisions of the Israeli Economic Competition Law, 5748-1988.

An Israeli company may insure an office holder against the following liabilities incurred for acts performed as an office holder if and to the extent provided in the company’s articles of association:

•	a breach of the duty of loyalty to the company, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the Company;

•	a breach of the duty of care to the company or to a third-party, including a breach arising out of the negligent conduct of the office holder;

•	a financial liability imposed on the office holder in favor of a third-party;

•	a financial liability imposed on the office holder in favor of a third-party harmed by a breach in an administrative proceeding; and

•

expenses, including reasonable litigation expenses and legal fees, incurred by the office holder as a result of an administrative proceeding instituted against him or her, pursuant to certain provisions of the Israeli Securities Law.

•	An Israeli company may not indemnify or insure an office holder against any of the following:

•	a breach of the duty of loyalty, except to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•	an act or omission committed with intent to derive illegal personal benefit; or

•	a fine, monetary sanction, or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification, and insurance of office holders must be approved by the compensation committee and the board of directors (and, with respect to directors and the chief executive officer, by the shareholders). However, under regulations promulgated under the Companies Law, the insurance of office holders shall not require shareholder approval and may be approved by only the compensation committee if the engagement terms are determined in accordance with the company’s compensation policy, which was approved by the shareholders by the same special majority required to approve a compensation policy, provided that the insurance policy is on market terms and the insurance policy is not likely to materially impact the company’s profitability, assets, or obligations.

Our Amended and Restated Articles of Association allow us to exculpate, indemnify, and insure our office holders for any liability imposed on them as a consequence of an act (including any omission) which was performed by virtue of being an office holder. Our office holders are currently covered by a directors and officers’ liability insurance policy.

We have entered into agreements with each of our directors and executive officers exculpating them in advance, to the fullest extent permitted by law, from liability to us for damages caused to us as a result of a breach of duty of care, and undertaking to indemnify them to the fullest extent permitted by law. This indemnification is limited to events determined as foreseeable by the board of directors based on our activities and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances.

The maximum indemnification amount set forth in such agreements is limited to an amount equal to the higher of $100 million and 25% of our total shareholders’ equity as reflected in our most recent consolidated financial statements prior to the date on which the indemnity payment is made. The maximum amount set forth in such agreements is in addition to any amount paid (if paid) under insurance and/or by a third-party pursuant to an indemnification arrangement.

In the opinion of the SEC, indemnification of directors and office holders for liabilities arising under the Securities Act, however, is against public policy and therefore unenforceable.

DESCRIPTION OF SECURITIES

Description of Valens Ordinary Shares

General

This section summarizes the material rights of the combined company shareholders under Israeli law, and the material provisions of the combined company’s amended articles that will become effective upon the effectiveness of the Business Combination.

Share Capital

The authorized share capital of Valens consists of 700,000,000 Valens ordinary shares, no par value per share. As of October 1, 2021 we had 98,094,171 ordinary shares issued and outstanding.

All of the outstanding Valens ordinary shares are validly issued, fully paid and non-assessable. The Valens ordinary shares are not redeemable and do not have any preemptive rights.

Valens’ board of directors may determine the issue prices and terms for such shares or other securities, and may further determine any other provision relating to such issue of shares or securities. Valens may also issue and redeem redeemable securities on such terms and in such manner as Valens’ board of directors shall determine.

The following descriptions of share capital and provisions of the Amended and Restated Articles of Association are summaries and are qualified by reference to our Amended and Restated Articles of Association.

Registration Number and Purposes of the Company

We are registered with the Israeli Registrar of Companies. Our registration number is 513887042. Our affairs are governed by our Amended and Restated Articles of Association, applicable Israeli law and specifically, the Companies Law. Our purpose as set forth in our Amended and Restated Articles of Association is to engage in any lawful act or activity.

Voting Rights

All Valens Ordinary Shares have identical voting and other rights in all respects.

Transfer of Shares

Our fully paid Valens ordinary shares are issued in registered form and may be freely transferred under our Amended and Restated Articles of Association unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of the New York Stock Exchange. The ownership or voting of Valens ordinary shares by non-residents of Israel is not restricted in any way by our Amended and Restated Articles of Association or the laws of the State of Israel, except for ownership by nationals of some countries that are, have been, or will be, in a state of war with Israel.

Election of Directors

Under our Amended and Restated Articles of Association, our board of directors must consist of not less than three but no more than eleven directors. Pursuant to our Amended and Restated Articles of Association, each of our directors will be appointed by a simple majority vote of holders of Valens ordinary shares, participating and voting at an annual general meeting of our shareholders, provided that (i) in the event of a contested election, the method of calculation of the votes and the manner in which the resolutions will be presented to our shareholders at the general meeting shall be determined by our board of directors in its discretion, and (ii) in the event that our board of directors does not or is unable to make a determination on such matter, then the directors will be elected by a plurality of the voting power represented at the general meeting in person or by proxy and voting on the election of directors.

In addition, our directors are divided into three classes, one class being elected each year at the annual general meeting of our shareholders, and serve on our board of directors until the third annual general meeting following such election or re-election or until they are removed by a vote of 65% of the total voting power of our shareholders at a general meeting of our shareholders or upon the occurrence of certain events in accordance with the Companies Law and our Amended and Restated Articles of Association. In addition, our Amended and Restated Articles of Association provide that vacancies on our board of directors may be filled by a vote of a simple majority of the directors then in office. A director so appointed will hold office until the next annual general meeting of our shareholders for the election of the class of directors in respect of which the vacancy was created, or in the case of a vacancy due to the number of directors being less than the maximum number of directors stated in our Amended and Restated Articles of Association, until the next annual general meeting of our shareholders for the election of the class of directors to which such director was assigned by our board of directors.

Dividend and Liquidation Rights

Valens may declare a dividend to be paid to the holders of Valens ordinary shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our Amended and Restated Articles of Association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to the company’s most recently reviewed or audited financial statements (less the amount of previously distributed dividends, if not reduced from the earnings), provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution. If we do not meet such criteria, then we may distribute dividends only with court approval. In each case, we are only permitted to distribute a dividend if our board of directors and, if applicable, the court determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of Valens’ liquidation, after satisfaction of liabilities to creditors, its assets will be distributed to the holders of Valens ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights which may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on Valens ordinary shares, proceeds from the sale of the Valens ordinary shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that at the time are or have been in a state of war with Israel.

Registration Rights

Concurrently with the execution of the Business Combination Agreement, Valens, the Sponsor and certain shareholders of Valens entered into the Investors’ Rights Agreement pursuant to which, following completion of the Transactions, Valens agreed to register for resale upon demand certain Valens ordinary shares that are held by the parties thereto from time to time. In certain circumstances, various parties to the Investors’ Rights Agreement will also be entitled to customary piggyback registration rights, in each case subject to certain limitations set forth in the Investors’ Rights Agreement. In addition, the Investors’ Rights Agreement provides that Valens will pay certain expenses relating to such registrations and indemnify the shareholders against certain liabilities. The rights granted under the Investors’ Rights Agreement supersede any prior registration, qualification, or similar rights of the parties with respect to Valens securities, and all such prior agreements shall be terminated.

Additionally, under the Investors’ Rights Agreement, each of the shareholders of Valens party thereto (other than the Sponsor) have agreed not to transfer its Valens ordinary shares, except to certain permitted transferees, beginning on the closing date of the Business Combination and continuing for a period of one hundred eighty (180) days thereafter. The Sponsor has agreed not to transfer the Sponsor Lock-Up Shares except to certain permitted transferees, beginning on the closing date of the Business Combination and continuing until the earlier of (i) one hundred eighty (180) days thereafter and (ii) when Valens completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all Valens shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Separately, the articles of association of Valens were amended and restated as of the consummation of the Business Combination. Pursuant to such amendment, each securityholder of Valens as of immediately prior to such amendment is restricted from transferring its Valens ordinary shares, except to certain permitted transferees, beginning on the date of such amendment and continuing for a period of one hundred eighty (180) days thereafter.

Shareholder Meetings

Under Israeli law, Valens is required to hold an annual general meeting of its shareholders once every calendar year and no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in the amended and restated articles of association as special general meetings. Our board of directors may call special general meetings of our shareholders whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that our board of directors is required to convene a special general meeting of our shareholders upon the written request of (i) any two or more of our directors, (ii) one-quarter or more of the serving members of our board of directors or (iii) one or more shareholders holding, in the aggregate, either (a) 5% or more of Valens’ issued and outstanding shares and 1% or more of Valens’ outstanding voting power or (b) 5% or more of Valens’ outstanding voting power.

Under Israeli law, one or more shareholders holding at least 1% of the voting rights at the general meeting of shareholders may request that the board of directors include a matter in the agenda of a general meeting of shareholders to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting. Our amended and restated articles of association contain procedural guidelines and disclosure items with respect to the submission of shareholder proposals for general meetings. Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings of shareholders are the shareholders of record on a date to be decided by the board of directors, which, as a company listed on an exchange outside Israel, may be between four and 40 days prior to the date of the meeting. Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of shareholders:

•	amendments to the articles of association;

•	appointment, terms of service and termination of services of auditors;

•	appointment of directors, including external directors (if applicable);

•	approval of certain related party transactions;

•	increases or reductions of authorized share capital;

•	a merger; and

•

the exercise of the board of director’s powers by a general meeting, if the board of directors is unable to exercise its powers and the exercise of any of its powers is required for proper management of the company.

The Companies Law requires that a notice of any annual general meeting or special general meeting be provided to shareholders at least 21 days prior to the meeting and, if the agenda of the meeting includes (among other things) the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting. Under the Companies Law and our amended and restated articles of association, shareholders are not permitted to take action by way of written consent in lieu of a meeting.

Quorum

Pursuant to our Amended and Restated Articles of Association, holders of the Valens ordinary shares have one vote for each Valens ordinary share held on all matters submitted to a vote of the shareholders at a general meeting of shareholders. The quorum required for Valens’ general meetings of shareholders consists of at least two shareholders present in person or by proxy who hold or represent at least 331/3% of the total outstanding voting power of our shares, except that if (i) any such general meeting was initiated by and convened pursuant to a resolution adopted by the board of directors and (ii) at the time of such general meeting we qualify as a “foreign private issuer,” the requisite quorum will consist of two or more shareholders present in person or by proxy who hold or represent at least 25% of the total outstanding voting power of our shares. The requisite quorum may be present within half an hour of the time fixed for the commencement of the general meeting. A general meeting adjourned for lack of a quorum shall be adjourned either to the same day in the next week, at the same time and place, to such day and at such time and place as indicated in the notice to such meeting, or to such day and at such time and place as the chairperson of the meeting shall determine. At the reconvened meeting, any number of shareholders present in person or by proxy shall constitute a quorum, unless a meeting was called pursuant to a request by our shareholders, in which case the quorum required is one or more shareholders, present in person or by proxy and holding the number of shares required to call the meeting as described under “Description of Valens Ordinary Shares—Shareholder Meetings.”

Vote Requirements

The Amended and Restated Articles of Association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Companies Law or by our Amended and Restated Articles of Association. Under the Companies Law, certain actions require the approval of a special majority, including: (i) an extraordinary transaction with a controlling shareholder or in which the controlling shareholder has a personal interest, (ii) the terms of employment or other engagement of a controlling shareholder of the company or a controlling shareholder’s relative (even if such terms are not extraordinary) and (iii) certain compensation-related matters described above under “Management—Compensation Committee” and “—Compensation Policy under the Companies Law.” Under our Amended and Restated Articles of Association, the alteration of the rights, privileges, preferences or obligations of any class of Valens’ shares (to the extent there are classes other than Valens ordinary shares) requires the approval of a simple majority of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to the ordinary majority vote of all classes of shares voting together as a single class at a shareholder meeting.

Under our Amended and Restated Articles of Association, the approval of the holders of at least 65% of the total voting power of our shareholders is generally required to remove any of our directors from office, to amend the provision requiring the approval of at least 65% of the total voting power of our shareholders to remove any of our directors from office, or certain other provisions regarding our staggered board, shareholder proposals, the size of our board and plurality voting in contested elections. Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of a majority of the shareholders present and represented at the meeting, and holding at least 75% of the voting rights represented at the meeting and voting on the resolution.

Access to Corporate Records

Under the Companies Law, all shareholders generally have the right to review minutes of our general meetings, our shareholder register (including with respect to material shareholders), our articles of association, our financial statements, other documents as provided in the Companies Law, and any document Valens is required by law to file publicly with the Israeli Registrar of Companies or the Israeli Securities Authority. Any shareholder who specifies the purpose of its request may request to review any document in our possession that relates to any action or transaction with a related party which requires shareholder approval under the Companies Law. Valens may deny a request to review a document if it determines that the request was not made in good faith, that the document contains a commercial secret or a patent or that the document’s disclosure may otherwise impair its interests.

Anti-Takeover Provisions

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of a public Israeli company who would, as a result, hold over 90% of the target company’s voting rights or the target company’s issued and outstanding share capital (or of a class thereof), is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company (or the applicable class). If (a) the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company (or the applicable class) and the shareholders who accept the offer constitute a majority of the offerees that do not have a personal interest in the acceptance of the tender offer or (b) the shareholders who did not accept the tender offer hold less than 2% of the issued and outstanding share capital of the company (or of the applicable class), all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. A shareholder who had its shares so transferred may petition an Israeli court within six months from the date of acceptance of the full tender offer, regardless of whether such shareholder agreed to the offer, to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court. However, an offeror may provide in the offer that a shareholder who accepted the offer will not be entitled to petition the court for appraisal rights as described in the preceding sentence, as long as the offeror and the company disclosed the information required by law in connection with the full tender offer. If the full tender offer was not accepted in accordance with any of the above alternatives, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s voting rights or the company’s issued and outstanding share capital (or of the applicable class) from shareholders who accepted the tender offer. Shares purchased in contradiction to the full tender offer rules under the Companies Law will have no rights and will become dormant shares.

Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company. These requirements do not apply if (i) the acquisition occurs in the context of a private placement by the company that received shareholder approval as a private placement whose purpose is to give the purchaser 25% or more of the voting rights in the company, if there is no person who holds 25% or more of the voting rights in the company or as a private placement whose purpose is to give the purchaser 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company, (ii) the acquisition was from a shareholder holding 25% or more of the voting rights in the company and resulted in the purchaser becoming a holder of 25% or more of the voting rights in the company, or (iii) the acquisition was from a shareholder holding more than 45% of the voting rights in the company and resulted in the purchaser becoming a holder of more than 45% of the voting rights in the company. A special tender offer must be extended to all shareholders of a company. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, its controlling shareholders, holders of 25% or more of the voting rights in the company and any person having a personal interest in the acceptance of the tender offer, or anyone on their behalf, including any such person’s relatives and entities under their control).

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer, or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. The board of directors shall also disclose any personal interest that any of the directors has with respect to the special tender offer or in connection therewith. An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer is accepted, then shareholders who did not respond to or that had objected the offer may accept the offer within four days of the last day set for the acceptance of the offer and they will be considered to have accepted the offer from the first day it was made.

In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity at the time of the offer may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer. Shares purchased in contradiction to the special tender offer rules under the Companies Law will have no rights and will become dormant shares..

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain conditions described under the Companies Law are met, a simple majority of the outstanding shares of each party to the merger that are represented and voting on the merger. The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, such determination taking into account the financial status of the merging companies. If the board of directors determines that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote of a merging company whose shares are held by the other merging company, or by a person or entity holding 25% or more of the voting rights at the general meeting of shareholders of the other merging company, or by a person or entity holding the right to appoint 25% or more of the directors of the other merging company, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voted on the matter at the general meeting of shareholders (excluding abstentions) that are held by shareholders other than the other party to the merger, or by any person or entity who holds 25% or more of the voting rights of the other party or the right to appoint 25% or more of the directors of the other party, or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger. In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders. If the transaction would have been approved but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the valuation of the merging companies and the consideration offered to the shareholders. If a merger is with a company’s controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders.

Under the Companies Law, each merging company must deliver to its secured creditors the merger proposal and inform its unsecured creditors of the merger proposal and its content. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging company, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger is filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies is obtained.

Anti-Takeover Measures in our Amended and Restated Articles of Association

The Companies Law allows us to create and issue shares having rights different from those attached to Valens ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. As of the completion of the Business Combination, no preferred shares will be authorized under our Amended and Restated Articles of Association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of Valens ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our Amended and Restated Articles of Association, which requires the prior approval of the holders of a majority of the voting power attached to our issued and outstanding shares at a general meeting of our shareholders. The convening of the meeting, the shareholders entitled to participate and the vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law and our Amended and Restated Articles of Association, as described above in “Description of Valens Ordinary Shares—Shareholder Meetings.” In addition, as disclosed under “Description of Valens Ordinary Shares—Election of Directors,” we have a classified board structure, which effectively limits the ability of any investor or potential investor or group of investors or potential investors to gain control of our board of directors.

Borrowing Powers

Pursuant to the Companies Law and our Amended and Restated Articles of Association, our board of directors may exercise all powers and take all actions that are not required under law or under our Amended and Restated Articles of Association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in Capital

Our Amended and Restated Articles of Association enable us to increase or reduce our share capital. Any such changes are subject to Israeli law and must be approved by a resolution duly passed by our shareholders at a general meeting of shareholders. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

Exclusive Forum

Our Amended and Restated Articles of Association of this offering provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions, and accordingly, both state and federal courts have jurisdiction to entertain such claims. While the federal forum provision in our Amended and Restated Articles of Association does not restrict the ability of our shareholders to bring claims under the Securities Act, we recognize that it may limit shareholders’ ability to bring a claim in the judicial forum that they find favorable and may increase certain litigation costs, which may discourage the filing of claims under the Securities Act against the Company, its directors and officers. However, the enforceability of similar forum provisions (including exclusive federal forum provisions for actions, suits or proceedings asserting a cause of action arising under the Securities Act) in other companies’ organizational documents has been challenged in legal proceedings, and there is uncertainty as to whether courts would enforce the exclusive forum provisions in our Amended and Restated Articles of Association. If a court were to find the choice of forum provision contained in our Amended and Restated Articles of Association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect our business, financial condition and results of operations. Alternatively, if a court were to find these provisions of our Amended and Restated Articles of Association inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition. Any person or entity purchasing or otherwise acquiring any interest in our share capital shall be deemed to have notice of and to have consented to the choice of forum provisions of our Amended and Restated Articles of Association described above. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

Transfer Agent and Registrar

The transfer agent and registrar for Valens ordinary shares is Continental Stock Transfer & Trust Company and its address is 1 State Street — 30th Floor, New York, New York 10004.                .

Description of Valens Warrants

Public Warrants

Each of the 11,500,000 public warrants entitles the registered holder to purchase one-half of one Valens ordinary share at a price of $11.50 per full share, subject to adjustment as discussed below, at any time commencing on the Effective Time. Pursuant to the Valens Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares. This means that only an even number of warrants may be exercised at any given time by a warrant holder. However, except as set forth below, no warrants will be exercisable for cash unless Valens has an effective and current registration statement covering the Valens ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such Valens ordinary shares. Under the terms of the Valens Warrant Agreement, Valens has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the Valens ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, Valens cannot assure you that it will be able to do so. Notwithstanding the foregoing, if a registration statement covering the Valens ordinary shares issuable upon exercise of the warrants is not effective, warrant holders may, until such time as there is an effective registration statement and during any period when Valens shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Valens ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Valens ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Valens ordinary shares for the 10 trading days ending on the day prior to the date of exercise. For example, if a holder held 300 warrants to purchase 150 ordinary shares and the fair market value on the date prior to exercise was $15.00, that holder would receive 35 ordinary shares without the payment of any additional cash consideration. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire September 29, 2026 at 5:00 p.m., Eastern Standard Time.

Valens may call the outstanding public warrants for redemption, in whole and not in part, at a price of $0.01 per warrant:

•	at any time while the warrants are exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•

if, and only if, the reported last sale price of the Valens ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders (the “Force-Call Provision”), and

•

if, and only if, there is a current registration statement in effect with respect to the Valens ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for the Valens warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If Valens calls the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of Valens ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Valens ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of Valens ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether Valens will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our common shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The warrants will be issued in registered form pursuant to the Valens Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Valens Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of Valens ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of Valens ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Valens ordinary shares and any voting rights until they exercise their warrants and receive Valens ordinary shares. After the issuance of Valens ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of the Valens ordinary shares outstanding. Notwithstanding the foregoing, any person who acquires a warrant with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying Valens ordinary shares and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, Valens will, upon exercise, round down to the nearest whole number the number of Valens ordinary shares to be issued to the warrant holder.

An exchange offer made to both the publicly traded warrants and the warrants held by our sponsor on the same terms will not constitute an amendment requiring consent of any warrant holder.

Private Warrants

Each of the 6,660,000 Private Warrants will not be redeemable by Valens, regardless of the holder’s identity. The holders have the option to exercise the Private Warrants on a cashless basis at any time into Valens ordinary shares. Except as described above, the Private Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our ordinary shares by:

•	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of any series of our voting ordinary shares;

•	each of our current executive officers and directors;

•	all executive officers and directors of the Company, as a group, upon the closing of the Business Combination.

The beneficial ownership of ordinary shares of the Company is based on 98,094,171 ordinary shares issued and outstanding as of October 1, 2021.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within sixty (60) days following October 1, 2021.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our ordinary shares beneficially owned by them.

	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
5% Holders:
Genesis Partners III L.P. (1)	14,683,299	14.97%
Magma Venture Capital (2)	15,636,462	15.94%
Linse Capital LLC (3)	11,190,619	11.41%
GIC Private Limited (4)	5,000,000	5.10%
PTK Holdings LLC (5) .	6,605,000	6.73%
Name and Address of Beneficial Owners Executive Officers and Directors
Gideon Ben-Zvi (6)	1,139,977	1.16%
Dror Heldenberg (7)	639,446	0.65%
Gabi Shriki (8)	354,533	0.36%
Gideon Kedem	92,754	0.09%
Eyran Lida (9)	1,473,864	1.5%
Peter Mertens (10)	139,132	0.14%
Yahal Zilka (11)	19,140,558	19.51%
Eyal Kishon (12)	16,182,124	16.50%
Dror Jerushalmi (13)	2,894,984	2.95%
Moshe Lichtman (14)	3,489,790	3.59%
Michael Linse (15)	11,190,619	11.41%
Ker Zhang (16)	930,556	0.95%
Adi Toledano Yarel	—	—
All Executive Officers and Directors as a Group	57,668,337	58.81%

*	Less than 1%.
(1)

Genesis Partners III L.P. is controlled by Eyal Kishon. Kishon otherwise disclaims beneficial ownership over the shares beneficially owned by Genesis Partners III L.P. The address for Genesis Partners III L.P. is Ackerstein Towers, Bldg B, 4th Flr., Herzliya, Israel, 46733.

(2)

Consists of 2,526,281 ordinary shares held by Magma Venture Capital II (Israel), L.P, 12,817,180 ordinary shares held by Magma Venture Capital II L.P and 293,001 ordinary shares held by Magma Venture Capital II CEO Fund, L.P. Each Magma entity described herein is controlled by its general partner, Magma Venture Capital Management II LP. Magma Venture Capital Management II LP is controlled by Magma Venture Partners General Partner Ltd, the directors of which are Yahal Zilka and Modi Rosen. Mr. Zilka and Mr. Rosen otherwise disclaim beneficial ownership over the shares beneficially owned by Magma Venture Capital. The address for Magma Venture Capital II (Israel), L.P, Magma Venture Capital II L.P and Magma Venture Capital II CEO Fund, L.P is 22 Rothschild Blvd., Tel Aviv, 6688218.

(3)

Linse Capital LLC is controlled by Michael Linse. Mr. Linse otherwise disclaims beneficial ownership over the shares beneficially owned by Linse Capital. The address for Linse Capital LLC is 53 Calle Palmeras, Suite 601, San Juan, Puerto Rico 00901.

(4)

Consists of 5,000,000 ordinary shares that were acquired by GIC Private Limited (“GIC”) pursuant to the Subscription Agreement between Valens and GIC Private Limited dated 25 May 2021. GIC is a private limited company incorporated in Singapore. GIC is wholly-owned by the Government of Singapore and was set up with the sole purpose of managing Singapore’s foreign reserves. The Government of Singapore disclaims beneficial ownership of such shares. The address for GIC Private Limited is 168, Robinson Road, #37-01, Capital Tower, Singapore 068912.

(5)

Consists of 2,875,000 ordinary shares, 400,000 ordinary shares that were acquired by PTK Holdings LLC pursuant to the Subscription Agreement between Valens and PTK Holdings LLC dated 25 May, 2021 and 3,330,000 ordinary shares underlying warrants to purchase ordinary shares. The address of PTK Holdings LLC is 4601 Wilshire Boulevard Suite 240, Los Angeles, CA 90010-3883.

(6)	Consists of 1,139,977 ordinary shares underlying options to acquire ordinary shares exercisable with 60 days of October 1, 2021.
(7)	Consists of 639,446 ordinary shares underlying options to acquire ordinary shares exercisable with 60 days of October 1, 2021.
(8)	Consists of 354,533 ordinary shares underlying options to acquire ordinary shares exercisable with 60 days of October 1, 2021.
(9)	Consists of 852,413 ordinary shares and 621,451 ordinary shares underlying options to acquire ordinary shares exercisable with 60 days of October 1, 2021.
(10)	Consists of 139,132 ordinary shares underlying options to acquire ordinary shares exercisable with 60 days of October 1, 2021.
(11)

Yahal Zilka is Managing Partner of Magma Venture Capital and may be deemed to share voting and dispositive power of the shares held by Magma Venture Capital described below. In addition, Mr. Zilka is a General Partner of Valens Co-Investment Fund and may be deemed to share voting and dispositive power of the 3,504,096 shares held by Valens Co-Investment Fund. Mr. Zilka otherwise disclaims beneficial ownership over the shares beneficially owned by Magma Venture Capital and Valens Co-Investment Fund L.P.

(12)

Eyal Kishon is a General Partner of Genesis Partners III L.P. and may be deemed to share voting and dispositive power of the shares held by Genesis Partners III L.P. described above. In addition, Mr. Kishon is a General Partner of Valens S.P.V. and may be deemed to share voting and dispositive power of the 1,498,825 shares held by Valens S.P.V. Mr. Kishon otherwise disclaims beneficial ownership over the shares beneficially owned by Genesis Partners III L.P. and Valens S.P.V.

(13)	Consists of 1,106,428 ordinary shares and 1,788,556 ordinary shares underlying options to acquire ordinary shares exercisable with 60 days of October 1, 2021.
(14)

Moshe Lichtman is a General Partner of IGP Connectivity Solutions (Holdings) L.P and may be deemed to share voting and dispositive power of the shares held by IGP Connectivity Solutions (Holdings) L.P. Mr. Lichtman otherwise disclaims beneficial ownership over the shares beneficially owned by IGP Connectivity Solutions (Holdings) L.P described below.

(15)

Michael Linse is the founder and Managing Director of Linse Capital LLC and may be deemed to share voting and dispositive power of the shares held by Linse Capital LLC described below. Mr. Linse otherwise disclaims beneficial ownership over the shares beneficially owned by Linse Capital described above.

(16) Consists of 930,556 ordinary shares.

VALENS ORDINARY SHARES ELIGIBLE FOR FUTURE SALE

Valens has 700,000,000 ordinary shares authorized and 98,094,171 ordinary shares issued and outstanding. All of Valens’ ordinary shares issued in connection with the Business Combination, including 2,992,763 shares issued to former PTK shareholders, are freely transferable by persons other than by Valens’ “affiliates” without restriction or further registration under the Securities Act, except for 2,875,000 Valens ordinary shares issued to the Sponsors, which are subject to the lock-up described below. The Valens warrants will become exercisable following the closing of the Business Combination and we expect the Valens ordinary shares underlying such Valens warrants to be freely transferable upon such exercise. In addition, up to 12,500,000 ordinary shares held by PIPE investors, which have been registered pursuant to this registration statement, may be sold publicly consistent with the requirements described herein. The remaining 79,726,408 ordinary shares held by existing Valens shareholders prior to the Business Combination are “restricted shares” as defined in Rule 144. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 of the Securities Act. Sales of substantial amounts of the Valens ordinary shares in the public market could adversely affect prevailing market prices of the Valens ordinary shares.

Lock-up Periods and Registration Rights

Investors’ Rights Agreement Lock-up

Concurrently with the execution of the Business Combination Agreement, Valens, the Sponsor and certain shareholders of Valens entered into the Investors’ Rights Agreement pursuant to which, following completion of the Transactions, each of the shareholders of Valens party thereto (other than the Sponsor) have agreed not to transfer its Valens ordinary shares, except to certain permitted transferees, beginning on the closing date of the Business Combination and continuing for a period of one hundred eighty (180) days thereafter. The Sponsor has agreed not to transfer certain of its Valens ordinary shares, except to certain permitted transferees, beginning on the closing date of the Business Combination and continuing until the earlier of (i) one hundred eighty (180) days thereafter and (ii) when Valens completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all Valens shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Investors’ Rights Agreement Registration Rights

Under the Investors’ Rights Agreement, Valens agreed to register for resale upon demand certain Valens ordinary shares that are held by the parties thereto from time to time. In certain circumstances, various parties to the Investors’ Rights Agreement will also be entitled to customary piggyback registration rights, in each case subject to certain limitations set forth in the Investors’ Rights Agreement. In addition, the Investors’ Rights Agreement provides that Valens will pay certain expenses relating to such registrations and indemnify the shareholders against certain liabilities. The rights granted under the Investors’ Rights Agreement supersede any prior registration, qualification, or similar rights of the parties with respect to Valens securities, and all such prior agreements shall be terminated.

Articles of Association Lock-up

The articles of association of Valens will be amended and restated as of the consummation of the Business Combination. Pursuant to such amendment, each securityholder of Valens as of immediately prior to such amendment will be restricted from transferring its Valens ordinary shares, except to certain permitted transferees, beginning on the date of such amendment and continuing for a period of one hundred eighty (180) days thereafter.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Valens ordinary shares for at least six months would, subject to the restrictions noted in the section below, be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of Valens at the time of, or at any time during the three months preceding, a sale and (ii) Valens has been subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as Valens was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Valens ordinary shares for at least six months but who are affiliates of Valens at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of Valens ordinary shares then outstanding; or

•

the average weekly reported trading volume of the Valens ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale. Sales by affiliates of Valens under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Valens.

SELLING SHAREHOLDERS

On September 29, 2021, we consummated the Business Combination.

The Selling Shareholders may offer and sell, from time to time, any or all of the ordinary shares being offered for resale by this prospectus.

In addition, this prospectus relates to the offer and sale of up to 5,750,000 ordinary shares that are issuable by us upon the exercise of the Public Warrants, which were previously registered.

The term “Selling Shareholders” includes the shareholders listed in the table below and their permitted transferees.

The table below provides, as of October 1, 2021, information regarding the beneficial ownership of our ordinary shares and warrants of each Selling Shareholder, the number of ordinary shares and number of warrants that may be sold by each Selling Shareholder under this prospectus and that each Selling Shareholder will beneficially own after this offering. We have based percentage ownership on 98,094,171 ordinary shares outstanding as of October 1, 2021.

Because each Selling Shareholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Shareholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Shareholder and further assumed that the Selling Shareholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

	Ordinary Shares
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Atman Fund II LP(1)	500,000	500,000	—	—
Capital TEN II Inc.(2)	125,000	125,000	—	—
Capital TEN Inc.(3)	125,000	125,000	—	—
Chicony Overseas Inc.(4)	300,000	300,000	—	—
Cypress Frontline Venture Fund LP(5)	350,000	350,000	—	—
GIC Private Limited(6)	5,000,000	5,000,000	—	—
Hang Zhou Jiu Zhou Shun Chuang(7)	550,000	550,000	—	—
Holman Sharp Investment Corp.(8)	100,000	100,000	—	—
Jih Sun Securities Co., Ltd.(9)	300,000	300,000	—	—
M&F Fund I LP(10)	300,000	300,000	—	—
Ming-Shan Lee(11)	300,000	300,000	—	—
Mivtach Shamir Technologies (2000) Ltd.(12)	150,000	150,000	—	—
MTKC Global Holdings Co. Limited(13)	1,846,010	1,000,000	—	—
Multi-Dimensional Connectivity Limited(14)	100,000	100,000	—	—
Ondine Victory Limited(15)	100,000	100,000	—	—
PTK Holdings LLC(16)	6,605,000	3,730,000	—	—
Right Chance Inc.(17)	400,000	400,000	—	—
Rony Lerner(18)	150,000	150,000	—	—
Superior Intent Co. Ltd(19)	50,000	50,000	—	—
T&M Investment Company(20)	150,000	150,000	—	—

	Ordinary Shares
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Waldo Holdings 2(21)	300,000	300,000	—	—
Yelin Lapidot Provident Funds Management(22)	300,000	300,000	—	—
Yue Feng Investment Holding Limited(23)	1,000,000	1,000,000	—	—
Yuyao Yangming Zhixing Investment(24)	250,000	250,000	—	—
Ziv Aviram(25)	200,000	200,000	—	—

(1)	The address of Atman Fund II LP is 44F, Champion Tower, 3 Garden Road, Central, Hong Kong.
(2)	The address of Capital Ten II Inc. is Room 2, 13F., No. 76, Sec. 2, Dunhua S. Road., Da’an District, Taipei City, China Republic of Taiwan.
(3)	The address of Capital Ten Inc. is Room 2, 13F., No. 76, Sec. 2, Dunhua S. Road., Da’an District, Taipei City, China Republic of Taiwan.
(4)	The address of Chicony Overseas Inc. is P.O. Box 3152, Road Town Tortola, Road Town, British Virgin Islands.
(5)	The address of Cypress Frontline Venture Fund LP is Room 1401A, 14/F, Lee Garden, 18 Hysan Avenue, Cayseway Bay, Hong Kong.
(6)	The address of GIC Private Limited is 168, Robinson Road, #37-01, Capital Tower, Singapore, 068912.
(7)	The address of Hang Zhou Jiu Zhou Shun Chuang Investment Fund LLP is No.27-29, Shunke Road, Yuyao, Zhejiang, China.
(8)	The address of Holman Sharp Investment Corp. is 23 Floor -1, No.2, Sec. 3, Roosevelt Road, Taipei City, China Republic of Taiwan.
(9)	The address of Jih Sun Securities Co., Ltd. is Kaia Capital, 16F, No. 316, Sec. 6, Civic Boulevard, Xinyi District, Taipei City, China Republic of Taiwan.
(10)	The address of M&F Fund I LP is 4F, No.13-19, Sec. 6, Min-Quan East Road, Neihu District, Taipei City, China Republic Of Taiwan.
(11)	The address of Ming-Shan Lee is 3F., No. 308, Sec. 2, Bade Road, Taipei, China Republic of Taiwan.
(12)	The address of Mivtach Shamir Technologies (2000) Ltd. is 27 Habarzel Street, Tel Aviv, Israel.
(13)

Consists of 846,010 held by Cloud Ranger Limited, a subsidiary of MTKC Global Holdings Co. Limited and 1,000,000 ordinary shares issued in a private placement. The address of MTKC Global Holdings Co. Limited is No.1. Dusing 1st Road, Hsinchu Science Park, Hsinchu City, China Republic of Taiwan.

(14)	The address of Multi-Dimensional Connectivity Limited is 17/F, Winsan Tower, 98 Thomson Road, Wanchai, Hong Kong.
(15)	The address of Ondine Victory Limited is #2228, Shui On Plaza, No. 333 Huaihai Middle Road, Shanghai, China.
(16)

Consists of 2,875,000 ordinary shares, 400,000 ordinary shares issued in a private placement and 3,330,000 ordinary shares underlying warrants to purchase ordinary shares. The address of PTK Holdings LLC is 4601 Wilshire Boulevard Suite 240, Los Angeles, CA 90010-3883.

(17)	The address of Right Chance Inc. is No.1. Dusing 1st Rd., Hsinchu Science Park, Hsinchu City, China Republic of Taiwan.
(18)	The address of Rony Lerner is 5B Oscar Shindler Street (Apt. #10), Tel Aviv, Israel.
(19)	The address of Superior Intent Co. Ltd is Room 2, 13F., No. 76, Sec. 2, Dunhua S. Road., Da’an District, Taipei City, China Republic of Taiwan.
(20)	The address of T&M Investment Company is 15F.-4, No. 142, Sec. 3, Minquan E. Road, Songshan Dist., Taipei City, China Republic of Taiwan.
(21)	The address of Waldo Holdings 2 is 33 Hashoshanim, 36056 Kiryat Tivon, Israel.
(22)	The address of Yelin Lapidot Provident Funds Management Ltd. is 50 Dizingof Street, Tel Aviv, Israel.
(23)	The address of Yue Feng Investment Holding Limited is Room 2002, 20F, Block A, Truth Plaza, 7th Zhichun Road, Haidian District, Beijing, China.
(24)	The address of Yuyao Yangming Zhixing Investment Center (Limited Partnership) is No.27-29, Shunke Road, Yuyao, Zhejiang, China.
(25)	The address of Ziv Aviram is 36 Rothschild Street, Tel Aviv, Israel.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS4

The following is a summary of transactions since January 1, 2020 to which we have been a participant.

Rights of Appointment

Valens’ board of directors consists of nine directors. Pursuant to Valens’ articles of association as in effect immediately prior to the Business Combination, certain of Valens’ shareholders, including related parties, had rights to appoint directors and observers to its board of directors.

All rights to appoint directors and observers terminated upon the closing of the Business Combination.

Agreements with Officers

Employment Agreements. Valens has entered into employment agreements with each of its executive officers, specifying the terms of each individual’s employment or service, as applicable. These agreements provide for notice periods of varying duration for termination of the agreement by us or by the relevant executive officer, during which time the executive officer will continue to receive base salary and benefits. These agreements also contain customary provisions regarding noncompetition, confidentiality of information and assignment of inventions. However, the enforceability of the noncompetition provisions may be limited under applicable law.

Options. Since Valens’ inception, Valens has granted options to purchase Valens ordinary shares to its executive officers and directors. Such ordinary shares issuable under these options are subject to contractual lock-up agreements with Valens or the underwriters.

Exculpation, indemnification, and insurance. Valens’ Amended and Restated Articles of Association permit it to exculpate, indemnify and insure certain of its officeholders (as such term is defined under the Companies Law) to the fullest extent permitted by the Companies Law. Valens intends to enter into agreements with certain officeholders, exculpating them from a breach of their duty of care to Valens to the fullest extent permitted by law and undertaking to indemnify them to the fullest extent permitted by law, subject to certain exceptions, including with respect to liabilities resulting from the closing of the Business Combination to the extent that these liabilities are not covered by insurance.

Investors’ Rights Agreement

Concurrently with the execution of the Business Combination Agreement, Valens, the Sponsor and certain shareholders of Valens entered into the Investors’ Rights Agreement pursuant to which, following completion of the Transactions, Valens agreed to register for resale upon demand certain Valens ordinary shares that are held by the parties thereto from time to time. In certain circumstances, various parties to the Investors’ Rights Agreement will also be entitled to customary piggyback registration rights, in each case subject to certain limitations set forth in the Investors’ Rights Agreement. In addition, the Investors’ Rights Agreement provides that Valens will pay certain expenses relating to such registrations and indemnify the shareholders against certain liabilities. The rights granted under the Investors’ Rights Agreement supersede any prior registration, qualification, or similar rights of the parties with respect to Valens securities, and all such prior agreements shall be terminated.

Loans Granted to Members of the Board of Directors or Executive Management

As of the date of this prospectus, Valens has no outstanding loan or guarantee commitments to members of the board of directors or management.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers. See “Management—Approval of Related Party Transactions under Israeli Law—Exculpation, Insurance and Indemnification of Office Holders” for additional information.

Approval of Related Party Transactions under Israeli Law

For a discussion of the approval of related party transactions under Israeli law, see “Management—Approval of Related Party Transactions under Israeli Law.”

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax considerations for U.S. Holders (as defined below) concerning the ownership and disposition of Valens ordinary shares and Valens warrants, as well as the potential application of Section 7874 of the Code to Valens as a result of the Business Combination. This discussion applies only to the Valens ordinary shares and Valens warrants, as the case may be, that are held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

The following does not purport to be a complete analysis of all potential tax considerations arising in connection with the ownership and disposal of Valens ordinary shares and Valens warrants. The effects of and consequences under other U.S. federal tax laws, such as estate and gift tax laws, alternative minimum tax or Medicare contribution tax consequences and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. Valens has not sought and will seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take or a court will not sustain a contrary position to that discussed below regarding the tax consequences discussed below.

This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	banks, insurance companies, and certain other financial institutions;

•	regulated investment companies and real estate investment trusts;

•	brokers, dealers or traders in securities that use a mark to market method of accounting;

•	tax-exempt organizations or governmental organizations;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•

persons holding Valens ordinary shares and/or Valens warrants, as the case may be, as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to Valens ordinary shares and/or Valens warrants, as the case may be, being taken into account in an applicable financial statement;

•	persons that actually or constructively own 5% or more (by vote or value) of the outstanding Valens ordinary shares;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

•	U.S. Holders having a functional currency other than the U.S. dollar;

•	persons who hold or received Valens ordinary shares and/or Valens warrants, as the case may be, pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of Valens ordinary shares and/or Valens warrants, as the case may be, that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a “United States person” (within the meaning of Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Valens ordinary shares and/or Valens warrants, the tax treatment of an owner of such entity will depend on the status of the owner, the activities of the entity or arrangement and certain determinations made at the owner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, AND LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF VALENS ORDINARY SHARES AND VALENS WARRANTS.

U.S. Federal Income Tax Treatment of Valens

Tax Residence of Valens for U.S. Federal Income Tax Purposes

Although Valens is incorporated and tax resident in Israel, the IRS may assert that it should be treated as a U.S. corporation (and therefore a U.S. tax resident) for U.S. federal income tax purposes pursuant to Section 7874 of the Code. For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation (or U.S. tax resident) if it is organized in the United States, and a corporation is generally considered a “foreign” corporation (or non-U.S. tax resident) if it is not organized in the United States. Because Valens is an entity incorporated and tax resident in Israel, it would generally be classified as a foreign corporation (or non-U.S. tax resident) under these rules. However, Section 7874 of the Code provides an exception under which a foreign incorporated and foreign tax resident entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes.

Under Section 7874 of the Code, a corporation created or organized outside the United States (i.e., a foreign corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes when (i) the foreign corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including the indirect acquisition of assets of the U.S. corporation by acquiring the outstanding shares of the U.S. corporation), (ii) the former shareholders of the acquired U.S. corporation hold or are treated as holding, by vote or value, at least 80% (or 60% where Valens is tax resident in a jurisdiction other than Israel, which Valens believes was not applicable in respect of the Business Combination) of the shares of the foreign acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation (the “Section 7874 Percentage”), and (iii) the foreign corporation’s “expanded affiliated group” does not have substantial business activities in the foreign corporation’s country of tax residency relative to such expanded affiliated group’s worldwide activities (the “Substantial Business Activities Exception”). In order to satisfy the Substantial Business Activities Exception, at least 25% of the employees (by headcount and compensation), real and tangible assets and gross income of the foreign acquiring corporation’s “expanded affiliated group” must be based, located and derived, respectively, in the country in which the foreign acquiring corporation is a tax resident after the acquisition. The Treasury regulations promulgated under Section 7874 of the Code (the “Section 7874 Regulations”) provide for a number of special rules that aggregate multiple acquisitions of U.S. corporations for purposes of Section 7874 of the Code as part of a plan or conducted over a 36-month period. Moreover, certain acquisitions of U.S. corporations over a 36-month period will impact the Section 7874 Percentage, making it more likely that Section 7874 of the Code will apply to a foreign acquiring corporation.

Valens has indirectly acquired substantially all of the assets of PTK as a result of the Business Combination. As such, Section 7874 of the Code may apply to cause Valens to be treated as a U.S. corporation for U.S. federal income tax purposes following the Business Combination depending on whether the Section 7874 Percentage equals or exceeds 80% or whether the Substantial Business Activities Exception is met.

Based upon the terms of the Business Combination, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations, and certain factual assumptions, Valens believes that the Section 7874 Percentage of the PTK stockholders in Valens should have been less than 80% after the Business Combination. Accordingly, Valens is not expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code. The calculation of the Section 7874 Percentage is complex and is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by changes in such Treasury regulations with possible retroactive effect) and is subject to certain factual uncertainties. Moreover, former PTK securityholders will be deemed to own an amount of Valens ordinary shares in respect to certain redemptions by PTK of shares of PTK Common Stock prior to the Business Combination for purposes of determining the Section 7874 Percentage. Accordingly, there can be no assurance that the IRS will not challenge the status of Valens as a foreign corporation under Section 7874 of the Code or that such challenge would not be sustained by a court.

If the IRS were to successfully challenge under Section 7874 of Code Valens’ status as a foreign corporation for U.S. federal income tax purposes, Valens and certain Valens shareholders generally would be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on Valens and potential future withholding taxes on distributions to non-U.S. Valens shareholders, depending on the application of any income tax treaty that might apply to reduce such withholding taxes.

However, even if the Section 7874 Percentage was such that Valens were still respected as a foreign corporation under Section 7874 of the Code, Valens may be limited in using its equity to engage in future acquisitions of U.S. corporations over a 36-month period following the Business Combination. If Valens were to be treated as acquiring substantially all of the assets of a U.S. corporation within a 36-month period after the Business Combination, the Section 7874 Regulations would exclude certain shares of Valens attributable to the Business Combination for purposes of determining the Section 7874 Percentage of that subsequent acquisition, making it more likely that Section 7874 of the Code would apply to such subsequent acquisition.

The remainder of this discussion assumes that Valens will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

Utilization of PTK’s Tax Attributes and Certain Other Adverse Tax Consequences to Valens and Valens’ Shareholders.

Following the acquisition of a U.S. corporation by a foreign corporation, such as in the Business Combination, Section 7874 of the Code can limit the ability of the acquired U.S. corporation and its U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions, as well as result in certain other adverse tax consequences, even if the acquiring foreign corporation is respected as a foreign corporation for purposes of Section 7874 of the Code. Specifically, Section 7874 of the Code can apply in this manner if (i) the foreign corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation, (ii) after the acquisition, the former shareholders of the acquired U.S. corporation hold or are treated as holding at least 60% (by vote or value) but less than 80% (by vote and value) of the shares of the foreign acquiring corporation by reason of holding shares in the acquired U.S. corporation, and (iii) the foreign corporation’s “expanded affiliated group” does not meet the Substantial Business Activities Exception.

Based upon the terms of the Business Combination, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations, and certain factual assumptions, Valens currently believes that the Section 7874 Percentage should have been less than 60% after the Business Combination. Accordingly, the limitations and other rules described above and below are not expected to apply to Valens or PTK after the Business Combination.

If the Section 7874 Percentage applicable to the Business Combination is at least 60% but less than 80%, Valens and certain of Valens’ shareholders may be subject to adverse tax consequences including, but not limited to, restrictions on the use of tax attributes with respect to “inversion gain” recognized over a 10-year period following the transaction, disqualification of dividends paid from preferential “qualified dividend income” rates and the requirement that any U.S. corporation owned by Valens include as “base erosion payments” that may be subject to a minimum U.S. federal income tax any amounts treated as reductions in gross income paid to certain related foreign persons. Furthermore, certain “disqualified individuals” (including officers and directors of a U.S. corporation) may be subject to an excise tax on certain stock-based compensation held thereby at a rate of 20%. PTK did not have tax attributes to offset any inversion gain which might exist, regardless of whether PTK had any amount of inversion gain. However, as a blank check company whose assets are primarily comprised of cash and cash equivalents, Valens does not believe that PTK had a significant amount of inversion gain as a result of the Business Combination. Moreover, if it is determined that the Section 7874 Percentage is at least 60% (but less than 80%) and that Valens is tax resident in a jurisdiction other than Israel, Valens would be treated as a U.S. corporation under Section 7874 of the Code in the same manner as described above under “—Tax Residence of Valens for U.S. Federal Income Tax Purposes.”

The above determination, however, is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by future changes in such Treasury regulations, with possible retroactive effect) and is subject to certain uncertainties. There can be no assurance that the IRS will not challenge whether Valens is subject to the above rules or that such a challenge would not be sustained by a court. If the IRS successfully applied these rules to Valens, significant adverse tax consequences would result for Valens and for certain Valens shareholders, including a higher effective corporate tax rate on Valens.

The remainder of this discussion assumes that the limitations and other rules described above will not apply to Valens or PTK after the Business Combination.

U.S. Federal Income Tax Considerations of Ownership and Disposition of Valens Ordinary Shares and Valens Warrants to U.S. Holders

Distributions on Valens Ordinary Shares

If Valens makes distributions of cash or property on the Valens ordinary shares, such distributions will be treated for U.S. federal income tax purposes first as a dividend to the extent of Valens’ current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as capital gain from the sale or exchange of the shares. As Valens does not calculate its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Subject to the discussions above under “—Utilization of PTK’s Tax Attributes and Certain Other Adverse Tax Consequences to Valens and Valens’ Shareholders” and below under “—Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that:

•

either (a) the shares are readily tradable on an established securities market in the United States (such as the NYSE, where the Valens ordinary shares are listed), or (b) Valens is eligible for the benefits of a qualifying income tax treaty with the United States that includes an exchange of information program;

•

Valens is neither a PFIC (as discussed below under below under “—Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder for Valens’ taxable year in which the dividend is paid or the preceding taxable year;

•	the U.S. Holder satisfies certain holding period requirements; and

•	the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property.

There can be no assurances that Valens will be eligible for benefits of an applicable comprehensive income tax treaty between the United States and Israel. Furthermore, Valens will not constitute a “qualified foreign corporation” for purposes of these rules if it is a PFIC for its taxable year in which it pays a dividend or for the preceding taxable year. See “—Passive Foreign Investment Company Rules.” U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to Valens ordinary shares.

The amount of any dividend distribution paid in foreign currency will be the U.S. dollar amount calculated by reference to the applicable exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Subject to certain exceptions (including the discussion in the next paragraph), dividends on Valens ordinary shares will constitute foreign source income for foreign tax credit limitation purpose. Israeli taxes withheld from dividends at a rate not exceeding any applicable rate provided by the income tax treaty between the United States and Israel (the “Treaty”) may be creditable against the U.S. Holder’s U.S. federal income tax liability. . If such dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by Valens with respect to the Valens ordinary shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

If Valens is a “United States-owned foreign corporation,” however, subject to certain exceptions the portion of the dividends allocable to our U.S. source earnings and profits may be re-characterized as U.S. source for foreign tax credit purposes. A “United States owned foreign corporation” is any foreign corporation in which United States persons own, directly or indirectly, 50% or more of the stock (by vote or by value). The rules governing the treatment of foreign taxes and foreign tax credits are complex, and U.S. Holders should consult their own tax advisors about the impact of these rules in their particular situations.

Sale, Exchange, Redemption or Other Taxable Disposition of Valens Ordinary Shares and Valens Warrants.

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of Valens ordinary shares or Valens warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such Valens ordinary shares and/or Valens warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Valens ordinary shares or Valens warrants generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the Valens ordinary shares and/or Valens warrants for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Any such gain or loss recognized generally will be treated as U.S. source gain or loss. Accordingly, in the event any Israeli tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. Holder may not be able to utilize foreign tax credits unless such U.S. Holder has foreign source income or gain in the same category from other sources. Moreover, Israeli taxes on capital gains will generally not be eligible for foreign tax credits to the extent that the U.S. Holder is entitled to an exemption from such taxes under Israeli domestic law or the Treaty. U.S. Holders are urged to consult their own tax advisors regarding the ability to claim a foreign tax credit and the application of the Treaty to such U.S. Holder’s particular circumstances.

Exercise or Lapse of a Valens Warrant

Except as discussed below with respect to the cashless exercise of a Valens warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a Valens ordinary share on the exercise of a Valens warrant for cash. A U.S. Holder’s tax basis in a Valens ordinary shares received upon exercise of the Valens warrant generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the Valens warrant exercised and the exercise price. The U.S. Holder’s holding period for a Valens ordinary share received upon exercise of the Valens warrant will generally begin on the date following the date of exercise (or possibly the date of exercise) of the Valens warrant and will not include the period during which the U.S. Holder held the Valens warrant. If a Valens warrant is allowed to lapse unexercised, a U.S. Holder that has otherwise received no proceeds with respect to such Valens warrant generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the Valens warrant. The tax consequences of a cashless exercise of a Valens warrant are not clear under current U.S. federal income tax law. A cashless exercise may be tax-deferred, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s basis in the Valens ordinary shares received would generally equal the U.S. Holder’s basis in the Valens warrants exercised for such shares. If the cashless exercise is not treated as a realization event, a U.S. Holder’s holding period in the Valens ordinary shares would generally be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Valens warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Valens ordinary shares would generally include the holding period of the Valens warrants exercised therefor.

It is also possible that a cashless exercise of a Valens warrant could be treated in part as a taxable exchange in which gain or loss would be recognized in the manner set forth above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Valens Ordinary Shares and Valens Warrants.” In such event, a U.S. Holder could be deemed to have surrendered warrants having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount generally equal to the difference between (i) the fair market value of the Valens warrants deemed surrendered and (ii) the U.S. Holder’s tax basis in such Valens warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Valens ordinary shares received would equal the sum of (i) U.S. Holder’s tax basis in the Valens warrants deemed exercised and (ii) the exercise price of such Valens warrants. A U.S. Holder’s holding period for the Valens ordinary shares received in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the Valens warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the tax consequences of a cashless exercise of Valens warrants.

Possible Constructive Distributions

The terms of each Valens warrant provide for an adjustment to the number of Valens ordinary shares for which the Valens warrant may be exercised or to the exercise price of the Valens warrant in certain events, as discussed under “Description of Valens warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a Valens warrant would, however, be treated as receiving a constructive distribution from Valens if, for example, the adjustment increases the holder’s proportionate interest in Valens’ assets or earnings and profits (for instance, through an increase in the number of Valens ordinary shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash or other property such as other securities to the holders of the Valens ordinary shares which is taxable to the U.S. Holders of such shares as described under “—Distributions on Valens ordinary shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such Valens warrant received a cash distribution from Valens equal to the fair market value of such increased interest.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of the Valens ordinary shares or Valens warrants could be materially different from that described above, if Valens is treated as a PFIC for U.S. federal income tax purposes. A non-U.S. entity treated as a corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either:

•	at least 75% of its gross income for such year is passive income; or

•

at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (including cash).

For this purpose, Valens will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which Valens owns, directly or indirectly, 25% or more (by value) of the stock. Passive income generally includes dividends, interest, rents, royalties and capital gains.

Based on the current and anticipated composition of the income, assets and operations of Valens and its subsidiaries, Valens does not expect to be treated as a PFIC for the taxable year ending December 31, 2021. However, there can be no assurances in this regard, nor can there be any assurances that Valens will not be treated as a PFIC in any future taxable year. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and Valens can make no assurances that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS.

Whether Valens or any of its subsidiaries is treated as a PFIC is determined on an annual basis. The determination of whether Valens or any of its subsidiaries is a PFIC is a factual determination that depends on, among other things, the composition of Valens’ income and assets, and the value of its and its subsidiaries’ shares and assets. Changes in the composition of the income or assets of Valens and its subsidiaries may cause Valens to be or become a PFIC for the current or subsequent taxable years. Under the PFIC rules, if Valens were considered a PFIC at any time that a U.S. Holder owns Valens ordinary shares or Valens warrants, Valens would continue to be treated as a PFIC with respect to such investment unless (i) it ceased to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules. If such election is made, a U.S. Holder will be deemed to have sold its Valens ordinary shares and/or Valens warrants at their fair market value on the last day of the last taxable year in which Valens is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below, but any loss would not be recognized. After the deemed sale election, the Valens ordinary shares or Valens warrants with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless Valens subsequently becomes a PFIC.

For each taxable year that Valens is treated as a PFIC with respect to a U.S. Holder’s Valens ordinary shares or Valens warrants, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge) of its Valens ordinary shares (collectively the “Excess Distribution Rules”), unless the U.S. Holder makes a valid QEF election or mark-to-market election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the Valens ordinary shares will be treated as excess distributions. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Valens ordinary shares;

•

the amount allocated to the current taxable year, and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which Valens is a PFIC, will be treated as ordinary income; and

•

the amount allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Under the Excess Distribution Rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the Valens ordinary shares or Valens warrants cannot be treated as capital gains, even though the U.S. Holder holds the Valens ordinary shares or Valens warrants as capital assets.

Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which Valens may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance, however, that Valens does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to any of Valens’ subsidiaries.If Valens is a PFIC, a U.S. Holder of Valens ordinary shares (but not Valens warrants) may avoid taxation under the Excess Distribution Rules described above by making a “qualified electing fund” (“QEF”) election. However, a U.S. Holder may make a QEF election with respect to its Valens ordinary shares only if Valens provides U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations. Upon written request, Valens will endeavor to provide U.S. Holders with the required information on an annual basis to allow U.S. Holders to make a QEF election with respect to the Valens ordinary shares in the event Valens is treated as a PFIC for any taxable year. There can be no assurance, however, that Valens will timely provide such information for the current year or subsequent years. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election. In addition, U.S. Holders of Valens warrants will not be able to make a QEF election with respect to their warrants.

In the event Valens is a PFIC, a U.S. Holder that makes a QEF election with respect to its Valens ordinary shares would generally be required to include in income for each year that Valens is treated as a PFIC the U.S. Holder’s pro rata share of Valens’ ordinary earnings for the year (which would be subject to tax as ordinary income) and net capital gains for the year (which would be subject to tax at the rates applicable to long-term capital gains), without regard to the amount of any distributions made in respect of the Valens ordinary shares. Any net deficits or net capital losses of Valens for a taxable year would not be passed through and included on the tax return of the U.S. Holder, however. A U.S. Holder’s basis in the Valens ordinary shares would be increased by the amount of income inclusions under the qualified electing fund rules. Dividends actually paid on the Valens ordinary shares generally would not be subject to U.S. federal income tax to the extent of prior income inclusions and would reduce the U.S. Holder’s basis in the Valens ordinary shares by a corresponding amount.

If Valens owns any interests in a Lower-Tier PFIC, a U.S. Holder generally must make a separate QEF election for each Lower-Tier PFIC, subject to Valens’ providing the relevant tax information for each Lower-Tier PFIC on an annual basis.

If a U.S. Holder does not make a QEF election (or a mark-to-market election, as discussed below) effective from the first taxable year of a U.S. Holder’s holding period for the Valens ordinary shares in which Valens is a PFIC, then the Valens ordinary shares will generally continue to be treated as an interest in a PFIC, and the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a QEF election in a later year may avoid the continued application of the Excess Distribution Rules to its Valens ordinary shares by making a “deemed sale” election. In that case, the U.S. Holder will be deemed to have sold the Valens ordinary shares at their fair market value on the first day of the taxable year in which the QEF election becomes effective, and any gain from such deemed sale would be subject to the Excess Distribution Rules described above. A U.S. Holder that is eligible to make a QEF election with respect to its Valens ordinary shares generally may do so by providing the appropriate information to the IRS in the U.S. Holder’s timely filed tax return for the year in which the election becomes effective.

U.S. Holders should consult their own tax advisors as to the availability and desirability of a QEF election.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) may make a mark-to-market election for its Valens ordinary shares to elect out of the Excess Distribution Rules discussed above if Valens is treated as a PFIC. If a U.S. Holder makes a mark-to-market election with respect to its Valens ordinary shares, such U.S. Holder will include in income for each year that Valens is treated as a PFIC with respect to such Valens ordinary shares an amount equal to the excess, if any, of the fair market value of the Valens ordinary shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the Valens ordinary shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the Valens ordinary shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the Valens ordinary shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Valens ordinary shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the Valens ordinary shares, as well as to any loss realized on the actual sale or disposition of the Valens ordinary shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such Valens ordinary shares previously included in income. A U.S. Holder’s basis in the Valens ordinary shares will be adjusted to reflect any mark-to-market income or loss. If a U.S. Holder makes a mark-to-market election, any distributions Valens makes would generally be subject to the rules discussed above under “ —Distributions on Valens ordinary shares,” except the lower rates applicable to qualified dividend income would not apply. U.S. Holders of Valens warrants will not be able to make a mark-to-market election with respect to their Valens warrants.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The Valens ordinary shares, which are listed on the NYSE, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that Valens ordinary shares will be “regularly traded” for purposes of these rules. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder that does not make the applicable QEF elections generally will continue to be subject to the Excess Distribution Rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for Valens.

If a U.S. Holder does not make a mark-to-market election (or a QEF election, as discussed above) effective from the first taxable year of a U.S. Holder’s holding period for the Valens ordinary shares in which Valens is a PFIC, then the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a mark-to-market election with respect to the Valens ordinary shares in a later year will continue to be subject to the Excess Distribution Rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the Excess Distribution Rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to its Valens ordinary shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective. U.S. Holders should consult their own tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.

A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis. U.S. Holders should consult their own tax advisors regarding any reporting requirements that may apply to them if Valens is a PFIC.

U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances.

Foreign Account Tax Compliance Act

The United States Foreign Account Tax Compliance Act, or FATCA, imposes a reporting regime and, potentially, a 30% withholding tax on certain payments made to certain non-U.S. financial institutions that fail to comply with certain information reporting, account identification, withholding, certification and other FATCA related requirements in respect of their direct and indirect United States shareholders and/or United States accountholders. To avoid becoming subject to FATCA withholding, we may be required to report information to the IRS regarding the holders of Valens ordinary shares and to withhold on a portion of payments with respect to our ordinary shares to certain holders that fail to comply with the relevant information reporting requirements (or that hold our ordinary shares directly or indirectly through certain non-compliant intermediaries). This withholding tax made with respect to Valens ordinary shares will not apply to payments made before the date that is two years after the date of publication of final regulations defining the term “foreign passthru payment”. An intergovernmental agreement between the United States and another country may also modify these requirements. FATCA is particularly complex and its application is uncertain at this time. Holders of our ordinary shares should consult their tax advisors to obtain a more detailed explanation of FATCA and to learn how FATCA might affect each holder in its particular circumstances.

Information Reporting and Backup Withholding

Information reporting requirements may apply to dividends received by U.S. Holders of Valens ordinary shares and the proceeds received on sale or other taxable the disposition of Valens ordinary shares or Valens warrants effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any redemptions treated as dividend payments with respect to Valens ordinary shares and proceeds from the sale, exchange, redemption or other disposition of Valens ordinary shares or Valens warrants may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

CERTAIN MATERIAL ISRAELI TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of ordinary shares or warrants of Valens Semiconductor Ltd. (“Valens”) You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Israeli tax considerations

The following is a brief summary of the material Israeli tax laws applicable to Valens, and certain Israeli Government programs that benefit Valens. This section also contains a discussion of material Israeli tax consequences concerning the ownership and disposition of Valens ordinary shares or warrants purchased by investors. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel or traders in securities, trusts or foundations, partnerships, controlled foreign corporations and any other type of taxpayer that are subject to special tax regimes not covered in this discussion. To the extent that the discussion is based on new tax legislation that has not yet been subject to judicial or administrative interpretation, Valens cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below.

General corporate tax structure in Israel

Israeli companies are generally subject to corporate tax. In December 2016, the Israeli Parliament approved the Economic Efficiency Law (Legislative Amendments for Applying the Economic Policy for the 2017 and 2018 Budget Years) which reduces the corporate income tax rate from 25% to 24% effective from January 1, 2017, and to 23% effective from January 1, 2018. However, the effective tax rate payable by a company that derives income from an Approved Enterprise, a Preferred Enterprise, a Beneficiary Enterprise or a Technological Enterprise (as discussed below) may be considerably less. Capital gains derived by an Israeli company are generally subject to the corporate tax rate.

Law for the Encouragement of Industry (Taxes), 5729-1969

The Law for the Encouragement of Industry (Taxes), 5729-1969, generally referred to as the Industry Encouragement Law, provides several tax benefits for “Industrial Companies”.

The Industry Encouragement Law defines an “Industrial Company” as an Israeli resident-company, of which 90% or more of its income in any tax year, other than income from certain defense loans, is derived from an “Industrial Enterprise” owned by it and located in Israel or in the “Area”, in accordance with the definition under section 3A of the Israeli Income Tax Ordinance (New Version) 1961, or the Ordinance. An “Industrial Enterprise” is defined as an enterprise whose principal activity in a given tax year is industrial production.

Following are the main tax benefits available to Industrial Companies:

•

Amortization of the cost of purchased patent, rights to use a patent, and know-how, which are used for the development or advancement of the Industrial Enterprise, over an eight-year period, commencing on the year in which such rights were first exercised;

•	Under limited conditions, an election to file consolidated tax returns with controlled Israeli Industrial Companies;

•	Expenses related to a public offering are deductible in equal amounts over three years commencing on the year of the offering.

Eligibility for benefits under the Industry Encouragement Law is not contingent upon approval of any governmental authority.

Tax benefits and grants for research and development

Israeli tax law allows, under certain conditions, a tax deduction for expenditures, including capital expenditures, related to scientific research and development for the year in which they are incurred. Expenditures are deemed related to scientific research and development projects, if:

•	The expenditures are approved by the relevant Israeli government ministry, determined by the field of research;

•	The research and development must be for the promotion of the company; and

•	The research and development is carried out by or on behalf of the company seeking such tax deduction.

The amount of such deductible expenses is reduced by the sum of any funds received through government grants for the finance of such scientific research and development projects. No deduction under these research and development deduction rules is allowed if such deduction is related to an expense invested in an asset depreciable under the general depreciation rules of the Ordinance. Expenditures that are unqualified under the conditions above are deductible in equal amounts over three years.

Every year, we apply to the Israel Innovation Authority of the Israeli Ministry of Economy and Industry (formerly known as Office of Chief Scientist) (“IIA”) for approval to allow a tax deduction for all or most of research and development expenses during the year incurred. There can be no assurance that such application will be accepted. If we will not be able to deduct research and development expenses during the year they were incurred, we will be able to deduct research and development expenses during a period of three years commencing in the year of the payment of such expenses.

Law for the Encouragement of Capital Investments, 5719-1959

The Law for the Encouragement of Capital Investments, 5719-1959, generally referred to as the Investment Law, provides certain eligible companies with incentives for capital investments in production facilities (or other eligible assets) and certain tax benefits with respect to certain eligible income.

The Investment Law was significantly amended effective as of April 1, 2005 (the “2005 Amendment”), as of January 1, 2011 (the “2011 Amendment”) and as of January 1, 2017 (the “2017 Amendment”). Pursuant to the 2005 Amendment, tax benefits granted in accordance with the provisions of the Investment Law prior to its revision by the 2005 Amendment remain in force but any benefits granted subsequently are subject to the provisions of the amended Investment Law. Similarly, the 2011 Amendment introduced new benefits to replace those granted in accordance with the provisions of the Investment Law in effect prior to the 2011 Amendment. However, companies entitled to benefits under the Investment Law as in effect prior to January 1, 2011 were entitled to choose to continue to enjoy such benefits, provided that certain conditions are met, or instead irrevocably, elect to forego such benefits and apply the benefits of the 2011 Amendment apply. The 2017 Amendment introduces new benefits for Preferred or Special Preferred Technological Enterprises, alongside the existing tax benefits.

The following discussion is a summary of the Investment Law following its most recent amendments:

Tax benefits under the 2011 amendment

The 2011 Amendment canceled the availability of the benefits granted to Industrial Companies under the Investment Law prior to 2011 and, instead, introduced new benefits for income generated by a “Preferred Company” through its “Preferred Enterprise” (as such terms are defined in the Investment Law) as of January 1, 2011. The definition of a Preferred Company includes a company incorporated in Israel that is not fully owned by a governmental entity, and that has, among other things, Preferred Enterprise status and is controlled and managed from Israel. Pursuant to the 2011 Amendment, a Preferred Company is entitled to a reduced corporate tax rate of 15% with respect to its income derived by its Preferred Enterprise in 2011 and 2012, unless the Preferred Enterprise is located in a specified development zone, in which case the rate will be 10%. Under the 2011 Amendment, such corporate tax rate was reduced from 15% and 10%, respectively, to 12.5% and 7%, respectively, in 2013, 16% and 9% respectively, in 2014, 2015 and 2016, and 16% and 7.5%, respectively, in 2017 and thereafter. Income derived by a Preferred Company from a “Special Preferred Enterprise” (as such term is defined in the Investment Law) would be entitled, during a benefits period of 10 years, to further reduced tax rates of 8%, or 5% if the Special Preferred Enterprise is located in a certain development zone.

Dividends distributed from income which is attributed to a “Preferred Enterprise” will be subject to withholding tax at source at the following rates: (i) Israeli resident corporations–0%, (although, if such dividends are subsequently distributed to individuals or a non-Israeli company the below rates detailed in sub sections (ii) and (iii) shall apply) (ii) Israeli resident individuals–20% (iii) non-Israeli residents (individuals and corporations)–20%, subject to a reduced tax rate under the provisions of any applicable double tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate).

The 2011 Amendment also provided transitional provisions to address companies already enjoying existing tax benefits under the Investment Law. These transitional provisions provide, among other things, that unless an irrevocable request is made to apply the provisions of the Investment Law as amended in 2011 with respect to income to be derived as of January 1, 2011, a Beneficiary Enterprise can elect to continue to benefit from the benefits provided to it before the 2011 Amendment came into effect, provided that certain conditions are met.

As of December 31, 2020 Valens did not apply the new benefits under the Preferred Enterprise regime.

New tax benefits under the 2017 amendment that became effective on January 1, 2017

The 2017 Amendment was enacted as part of the Economic Efficiency Law that was published on December 29, 2016, and is effective as of January 1, 2017. The 2017 Amendment provides new tax benefits for two types of “Technological Enterprises”, as described below, and is in addition to the other existing tax beneficial programs under the Investment Law. The 2017 Amendment will apply to a Preferred Company which meets the “Preferred Enterprise” condition and certain additional conditions, including, all the following:

•	the company’s average R&D expenses in the three years prior to the current tax year must be greater than or equal to the average of 7% of its total revenue or exceed NIS 75 million per year; and

•

the company must also satisfy one of the following conditions: (1) the full salary of the lowest between at least 20% of the company’s overall workforce, or at least 200 employees, was recorded and paid as R&D expenses in the company’s financial statements; (2) a venture capital investment of an amount of at least NIS 8 million was previously made in the company; or (3) a growth in sales by an average of 25% over the three years preceding the tax year (provided transactions revenue of over NIS 10 million for the said years); (4) a growth in workforce by an average of 25% over the three years preceding the tax year (provided that the company employed at least 50 employees in the said years)

A Preferred Company satisfying certain conditions (including the conditions as stated above) will qualify as a “Preferred Technological Enterprise” and will thereby enjoy a reduced corporate tax rate of 12% on income that qualifies as “Preferred Technology Income”, as defined in the Investment Law. The tax rate is further reduced to 7.5% for a Preferred Technological Enterprise located in development zone “A”. In addition, a Preferred Technological Enterprise will enjoy a reduced corporate tax rate of 12% on capital gain derived from the sale of certain “Benefitted Intangible Assets” (as defined in the Investment Law) to a related foreign company if the Benefitted Intangible Assets were acquired from a foreign company on or after January 1, 2017 for at least NIS 200 million, and the sale receives prior approval from the IIA.

The 2017 Amendment further provides that a Preferred Company satisfying certain conditions (group-consolidated revenues of at least NIS 10 billion) will qualify as a “Special Preferred Technological Enterprise” and will thereby enjoy a reduced corporate tax rate of 6% on “Preferred Technological Income” regardless of the company’s geographic location within Israel. In addition, a Special Preferred Technological Enterprise will enjoy a reduced corporate tax rate of 6% on capital gain derived from the sale of certain “Benefitted Intangible Assets” to a related foreign company if the Benefitted Intangible Assets were either developed by the Special Preferred Enterprise or acquired from a foreign company on or after January 1, 2017, and the sale received prior approval from the IIA. A Special Preferred Technological Enterprise that acquires Benefitted Intangible Assets from a foreign company for more than NIS 500 million will be eligible for these benefits for at least ten years, subject to certain approvals as specified in the Investment Law.

Dividends distributed by a Preferred Technological Enterprise or a Special Preferred Technological Enterprise, paid out of Preferred Technological Income, are generally subject to withholding tax at source at the rate of 20% or such lower rate as may be provided in an applicable tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate). However, if such dividends are paid to an Israeli company, no tax is required to be withheld. If such dividends are distributed to a foreign company that holds solely or together with other foreign companies 90% or more in the Israeli company and other conditions are met, the withholding tax rate will be 4%. Please note that the reduced withholding tax rate of 4% will apply only on profits generated after the Preferred Technological Enterprise was acquired by a foreign company.

As of December 31, 2020 Valens did not apply for a tax ruling from the Israeli Tax Authority or implemented benefits under The Preferred Technological Enterprise regime.

From time to time, the Israeli Government has discussed reducing the benefits available to companies under the Investment Law. The termination or substantial reduction of any of the benefits available under the Investment Law could materially increase our tax liabilities.

Taxation of our shareholders and warrant holders

Capital gains taxes applicable to non-Israeli resident shareholders and warrant holders.

Israeli capital gains tax is imposed on the disposition of capital assets by a non-Israeli resident if those assets (i) are located in Israel, (ii) are shares or a right to shares (e.g. Valens warrants) in an Israeli resident corporation or (iii) represent, directly or indirectly, rights to assets located in Israel, unless a tax treaty between Israel and the seller’s country of residence provides otherwise. The Israeli tax law distinguishes between “Real Capital Gain” and “Inflationary Surplus.” Inflationary Surplus is a portion of the total capital gain which is equivalent to the increase in the relevant asset’s price that is attributable to the increase in the Israeli Consumer Price Index or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of disposition. Inflationary Surplus is currently not subject to tax in Israel. Real Capital Gain is the excess of the total capital gain over the Inflationary Surplus. Generally, Real Capital Gain accrued by individuals on the sale of Valens ordinary shares or warrants will be taxed at the rate of 25%. However, if the shareholder is a “substantial shareholder” at the time of sale or at any time during the preceding 12- month period (or claims a deduction for interest and linkage differences expenses in connection with the purchase and holding of such shares), such gain will be taxed at the rate of 30%. A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person with respect to the material matters of the corporation on a permanent basis pursuant to an agreement, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right. Real Capital Gain derived by corporations will be generally subject to a corporate tax rate of 23% (in 2021).

A non-Israeli resident that derives capital gains from the sale of shares or a right to shares of an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel, will be exempt from Israeli tax if the shares or right to shares were not held through a permanent establishment that the non-resident maintains in Israel. However, non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) hold, whether directly or indirectly, more than 25% of the means of control, as such term is defined above, in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. In addition, such exemption is not applicable to a person whose gains from selling or otherwise disposing of the shares or right to shares are deemed to be business income.

Additionally, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty (subject to the receipt in advance of a valid certificate from the ITA). For example, under Convention Between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, as amended (the “United States Israel Tax Treaty”), the sale, exchange or other disposition of shares or a right to shares by a shareholder who is a United States resident (for purposes of the treaty) holding the shares as a capital asset and is entitled to claim the benefits afforded to such a resident by the U.S. Israel Tax Treaty (a “U.S. Resident”) is generally exempt from Israeli capital gains tax unless either: (i) the capital gain arising from such sale, exchange or disposition is attributed to real estate located in Israel; (ii) the capital gain arising from such sale, exchange or disposition is attributed to royalties; (iii) the capital gain arising from the such sale, exchange or disposition is attributed to a permanent establishment in Israel, under certain terms; (iv) such U.S. Resident holds, directly or indirectly, shares representing 10% or more of the voting capital during any part of the 12 month period preceding the disposition, subject to certain conditions; or (v) such U.S. Resident is an individual and was present in Israel for 183 days or more during the relevant taxable year. In any such case, the sale, exchange or disposition of such shares or a right to shares would be subject to Israeli tax, to the extent applicable.

In some instances where our shareholders may be liable for Israeli tax on the sale of their ordinary shares or warrants, the payment of the consideration may be subject to the withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale (i.e., resident certificate or other documentation).

Capital gains taxes applicable to Israeli resident shareholders and warrant holders.

An Israeli resident corporation that derives capital gains from the sale of shares or a right to shares in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel will generally be subject to tax on the real capital gains generated on such sale at the corporate tax rate of 23%. An Israeli resident individual will generally be subject to capital gain tax at the rate of 25%. However, if the individual shareholder claims deduction of interest expenditures or is a “substantial shareholder” at the time of the sale or at any time during the preceding twelve months period, such gain will be taxed at the rate of 30%. Individual holders dealing in securities in Israel for whom the income from the sale of securities is considered “business income” as defined in section 2(1) of the Ordinance are taxed at the marginal tax rates applicable to business income (up to 47% in 2021). Certain Israeli institutions who are exempt from tax under section 9(2) or section 129(C)(a)(1) of the Ordinance (such as exempt trust fund, pension fund) may be exempt from capital gains tax from the sale of the shares or a right to shares. With respect to corporate investors, capital gain tax equal to the corporate tax rate (23% starting in 2018) will be imposed on the sale of our traded shares or warrants, unless contrary provisions in a relevant tax treaty applies.

Exercise or Lapse of Warrants

A holder of PTK warrant generally should not recognize gain or loss upon the exercise of such warrant, if the warrant was purchased or received in return for an investment. An ordinary share acquired pursuant to the exercise of such warrant for cash generally will have a tax basis equal to the holder’s tax basis in the PTK warrant, if any, increased by the amount paid to exercise the PTK warrant. The holding period of such ordinary share generally would begin on the day after the date of exercise of the warrant. If a PTK warrant is allowed to lapse unexercised, the holder generally will recognize a capital loss equal to such holder’s tax basis in the such warrant.

It is possible that a cashless exercise would be treated as a taxable exchange in which gain or loss is recognized. In such event, a holder could be deemed to have surrendered a number of warrants with a fair market value equal to the exercise price for the number of warrants deemed exercised. For this purpose, the number of warrants deemed exercised would be equal to the number of warrants that would entitle the holder to receive upon exercise the number of ordinary shares issued pursuant to the cashless exercise of the warrants. In this situation, the holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered to pay the exercise price and the holder’s tax basis in the warrants deemed surrendered which will be taxable to the holders of such ordinary shares as described under “—Taxation of our shareholders.”

Taxation of Israeli shareholders on receipt of dividends.

An Israeli resident individual is generally subject to Israeli income tax on the receipt of dividends at the rate of 25%. With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. Such dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not), 15% if the dividend is distributed from income attributed to an Approved Enterprise or a Beneficiary Enterprise (if the first year the company requested to have the tax benefits apply was 2013 or before) and 20% if the dividend is distributed from income attributed to a Preferred Enterprise or a Preferred Technological Enterprise. If the recipient of the dividend is an Israeli resident corporation such dividend income will be exempt from tax provided the income from which such dividend is distributed was derived or accrued within Israel and was received directly or indirectly from another corporation that is liable to Israeli corporate tax. An exempt trust fund, pension fund or other entity that is exempt from tax under section 9(2) or section 129(C)(a)(1) of the Israeli Tax Ordinance is exempt from tax on dividend.

Taxation of non-Israeli shareholders on receipt of dividends.

Non-Israeli residents (either individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends at the rate of 25%, which tax will be withheld at source, unless relief is provided in a treaty between Israel and the shareholder’s country of residence. With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. Such dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not), 15% if the dividend is distributed from income attributed to an Approved Enterprise or a Beneficiary Enterprise (if the first year the company requested to have the tax benefits apply was 2013 or before and subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced 15%) 20% if the dividend is distributed from income attributed to a Preferred Enterprise or a Technological Enterprise, and 4% if the dividend is distributed from income attributed to a Technological Enterprise to a foreign company that holds solely or together with other foreign companies 90% or more in the Israeli company and other conditions are met, (please note that the reduced withholding tax rate of 4% will apply only on profits generated after the Preferred Technological Enterprise was acquired by a foreign company), unless a reduced rate is provided under an applicable tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate). For example, under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a U.S. Resident is 25%. However, generally, the maximum rate of withholding tax on dividends, not generated by a Preferred Enterprise, Beneficiary Enterprise, a Preferred Enterprise or a Technological Enterprise, that are paid to a United States corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, is 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest. Notwithstanding the foregoing, dividends distributed from income attributed to an Approved Enterprise, Beneficiary Enterprise, Preferred Enterprise or a Preferred Technological Enterprise are not entitled to such reduced rate under the tax treaty but are subject to a withholding tax rate of 15% for a shareholder that is a U.S. corporation, provided that the condition related to our gross income for the previous year (as set forth in the previous sentence) is met. If the dividend is attributable partly to income derived from an Approved Enterprise, Benefited Enterprise, Preferred Enterprise or a Preferred Technological Enterprise, and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability. Application for the reduced tax rate requires appropriate documentation presented and specific instruction received from the Israeli Tax Authorities to the extent tax is withheld at source at the maximum rates (see above), a qualified tax treaty recipient will be required to comply with certain administrative procedures with the Israeli Tax Authorities in order to receive a refund of the excess tax withheld.

A foreign resident receiving dividend income from an Israeli company, from which the full tax was deducted, will generally be exempt from filing a tax return in Israel with respect to such income, provided that (i) such income was not generated from business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed, and (iii) the taxpayer is not obligated to pay Surtax (see below) in accordance with section 121B of the Ordinance.

Israeli Tax Withholding.

In addition to all of the above, any payment made by an Israeli resident company may be subject to Israeli withholding tax, regardless of whether the recipient should be subject to Israeli tax with respect to the receipt of such payment, unless the recipient provides the company with a valid certificate issued by the Israel Tax Authority to exempt the recipient from such withholding tax liability.

Surtax

Subject to the provisions of an applicable tax treaty, individuals who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax at a rate of 3% on annual income (including, but not limited to, dividends, interest and capital gain) exceeding NIS 647,640 for 2021, which amount is linked to the annual change in the Israeli consumer price index.

Estate and Gift Tax

Israeli law presently does not impose estate or gift taxes.

Israeli Transfer Pricing Regulations

On November 29, 2006, Income Tax Regulations (Determination of Market Terms) promulgated under Section 85A of the Tax Ordinance, came into effect (“TP Regulations”). Section 85A of the Tax Ordinance and the TP Regulations generally require that all cross-border transactions carried out between related parties be conducted on an arm’s length principle basis and will be taxed accordingly.

PLAN OF DISTRIBUTION

The Selling Shareholders, which as used here includes donees, pledgees, transferees or other successors-in-interest selling warrants, ordinary shares or interests in ordinary shares received after the date of this prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their warrants, ordinary shares or interests in ordinary shares on any stock exchange, market or trading facility on which the warrants or shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholders may use any one or more of the following methods when disposing of warrants, shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the warrants or ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the warrants or ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the warrants or ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our warrants, ordinary shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the warrants or ordinary shares in the course of hedging the positions they assume. The Selling Shareholders may also sell warrants or our ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the warrants or ordinary shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of warrants or shares offered by this prospectus, which warrants or shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the Selling Shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of warrants or ordinary shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

To the extent required, the warrants or our ordinary shares to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the warrants or ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the warrants or ordinary shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of warrants or shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the warrants or shares offered by this prospectus.

We have agreed with the Selling Shareholders to keep the registration statement of which this prospectus constitutes a part effective until all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

LEGAL MATTERS

Meitar | Law Offices has passed upon the validity of our ordinary shares offered by this prospectus.

EXPERTS

The financial statements of Valens Semiconductor Ltd. as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 included in this prospectus have been so included in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of PTK Acquisition Corp. as of December 31, 2020 and 2019, and for the year ended December 31, 2020 and for the period from August 19, 2019 (inception) through December 31, 2019, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, thereon, appearing elsewhere in this prospectus, and are included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the ordinary shares offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at https://www.valens.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and shareholders of Valens Semiconductor Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Valens Semiconductor Ltd. and its subsidiaries (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, of changes in shareholders’ deficit and of cash flows for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel

June 9, 2021, except for the effects of the Reverse Stock Split discussed in Note 2(aa) to the consolidated financial statements, as to which the date is October 20, 2021

We have served as the Company’s auditor since 2019.

VALENS SEMICONDUCTOR LTD.

CONSOLIDATED BALANCE SHEETS

		December 31
	Note	2020	2019
		Audited
		U.S. dollars in thousands, except for number of shares and par value
Assets

CURRENT ASSETS:
Cash and cash equivalents		26,316	15,556
Short-term deposits		35,254	63,778
Trade accounts receivable		8,679	7,735
Prepaid expenses and other current assets	3	2,969	2,228
Inventories	4	3,159	2,710

TOTAL CURRENT ASSETS		76,377	92,007

LONG-TERM ASSETS:
Property and equipment, net	5	2,353	2,585
Other assets		435	445

TOTAL LONG-TERM ASSETS		2,788	3,030

TOTAL ASSETS		79,165	95,037

The accompanying notes are an integral part of these consolidated financial statements.

VALENS SEMICONDUCTOR LTD.

CONSOLIDATED BALANCE SHEETS (continued)

		December 31
	Note	2020	2019
		Audited
		U.S. dollars in thousands, except for number of shares and par value
Liabilities, redeemable convertible preferred shares and Shareholders’ Deficit
CURRENT LIABILITIES:
Trade accounts payable		1,787	3,257
Accrued compensation		3,950	5,505
Other current liabilities	6	5,427	4,483

TOTAL CURRENT LIABILITIES		11,164	13,245

LONG-TERM LIABILITIES:
Warrants liability	8	568	459
Other long-term liabilities		45	45

TOTAL LONG-TERM LIABILITIES		613	504

COMMITMENTS AND CONTINGENT LIABILITIES	7	—	—

TOTAL LIABILITIES		11,777	13,749

REDEEMABLE CONVERTIBLE PREFERRED SHARES (*)	9
Series A preferred shares, NIS 0.01 par value: 38,000,000 shares authorized; 32,901,384 shares issued and outstanding as of December 31, 2020 and 2019		15,634	15,634
Series B-1 preferred shares, NIS 0.01 par value: 11,000,000 shares authorized; 9,957,400 shares issued and outstanding as of December 31, 2020 and 2019		3,929	3,929
Series B-2 preferred shares, NIS 0.01 par value: 19,000,000 shares authorized; 18,670,270 shares issued and outstanding as of December 31, 2020 and 2019		10,000	10,000
Series C preferred shares, NIS 0.01 par value: 9,425,000 shares authorized; 9,424,938 shares issued and outstanding as of December 31, 2020 and 2019		19,942	19,942
Series D preferred shares NIS 0.01 par value: 19,313,650 shares authorized; 19,313,646 shares issued and outstanding as of December 31, 2020 and 2019		60,286	60,286
Series E preferred shares, NIS 0.01 par value: 11,205,179 shares authorized; 11,080,674 shares issued and outstanding as of December 31, 2020 and 2019		39,820	39,820

TOTAL REDEEMABLE CONVERTIBLE PREFERRED SHARES		149,611	149,611

SHAREHOLDERS’ DEFICIT:
Ordinary shares, NIS 0.01 par value: 95,709,727 and 93,059,601 shares authorized as of December 31, 2020 and 2019, respectively; 10,795,372 and 9,889,684 shares issued and outstanding as of December 31, 2020 and 2019, respectively (*)	10	40	36
Additional paid-in capital		21,211	15,480
Accumulated deficit		(103,474)	(83,839)

TOTAL SHAREHOLDERS’ DEFICIT		(82,223)	(68,323)

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ DEFICIT		79,165	95,037

(*)	See note 2(aa) with regard to the Reverse Stock Split.

The accompanying notes are an integral part of these consolidated financial statements.

VALENS SEMICONDUCTOR LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

		Year ended December 31
	Note	2020	2019
		Audited
		U.S. dollars in thousands, except for share and per share amounts
REVENUES		56,910	60,041
COST OF REVENUES		(13,432)	(12,585)

GROSS PROFIT		43,478	47,456

OPERATING EXPENSES:
Research and development expenses		(44,725)	(52,704)
Sales and marketing expenses		(13,657)	(17,616)
General and administrative expenses		(7,884)	(5,120)

TOTAL OPERATING EXPENSES		(66,266)	(75,440)

OPERATING LOSS		(22,788)	(27,984)
Financial income, net	12	3,300	2,443

LOSS BEFORE INCOME TAXES		(19,488)	(25,541)

INCOME TAXES	14	(164)	(414)

LOSS AFTER INCOME TAXES		(19,652)	(25,955)
Equity in earnings of investee		17	21

NET LOSS		(19,635)	(25,934)

Basic and diluted net loss per ordinary share (*)	13	(3.251)	(4.130)

Weighted average number of shares used in computing net loss per ordinary share (*)		10,448,218	9,522,608

(*)	Share and per share data are presented on a retroactive basis to reflect the Reverse Stock Split, refer also to note 2(aa).

The accompanying notes are an integral part of these consolidated financial statements.

VALENS SEMICONDUCTOR LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(U.S. dollars in thousands, except for share data)

	Ordinary shares		Additional paid- in capital	Accumulated deficit	Total
	Shares (*)	Amount
	Audited
BALANCE AS OF JANUARY 1, 2019	9,379,757	34	12,486	(57,905)	(45,385)
CHANGE DURING 2019:
Exercise of options	509,927	2	130	—	132
Stock-based compensation	—		2,864	—	2,864
Net loss	—		—	(25,934)	(25,934)

BALANCE AS OF DECEMBER 31, 2019	9,889,684	36	15,480	(83,839)	(68,323)
CHANGE DURING 2020:
Exercise of options	905,688	4	402	—	406
Stock-based compensation	—		5,329	—	5,329
Net loss	—	—	—	(19,635)	(19,635)

BALANCE AS OF DECEMBER 31, 2020	10,795,372	40	21,211	(103,474)	(82,223)

(*)	Share data is presented on a retroactive basis to reflect the Reverse Stock Split, refer also to note 2(aa).

The accompanying notes are an integral part of these consolidated financial statements.

VALENS SEMICONDUCTOR LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31
	2020	2019
	Audited
	U.S. dollars in thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(19,635)	(25,934)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,093	1,038
Stock-based compensation	5,329	2,864
Exchange rate differences	(2,821)	(429)
Interest from short-term deposits	524	188
Change in fair value of warrant liability	109	—
Equity in earnings of investee, net of dividend received	11	2

Changes in operating assets and liabilities:
Trade accounts receivable	(944)	2,457
Prepaid expenses and other current assets	(741)	143
Inventories	(449)	(1,728)
Long-term assets	(1)	(119)
Trade accounts payable	(1,470)	(545)
Accrued compensation	(1,555)	158
Other current liabilities	944	243
Other long-term liabilities	—	45

Net cash used in operating activities	(19,606)	(21,617)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in short-term deposits	(86,861)	(90,000)
Maturities in short-term deposits	116,036	102,000
Purchase of property and equipment	(861)	(1,431)

Net cash provided by investing activities	28,314	10,569

CASH FLOWS FROM FINANCING ACTIVITIES -
Exercise of options	406	132

Net cash provided by financing activities	406	132

Effect of exchange rate changes on cash and cash equivalents	1,646	429
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	10,760	(10,487)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	15,556	26,043

CASH AND CASH EQUIVALENTS AT END OF YEAR	26,316	15,556

SUPPLEMENT DISCLOSURE OF CASH FLOW INFORMATION -
Cash paid for taxes	139	433

The accompanying notes are an integral part of these consolidated financial statements.

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - GENERAL:

a.	Valens Semiconductor Ltd. (hereafter “Valens”, and together with its wholly owned subsidiaries, the “Company”), was incorporated in Israel in 2006.

Valens is a leading provider of semiconductor products (chips), operates in the Audio-Video and Automotive industries, renowned for its Physical Layer (PHY) technology, enabling resilient high-speed connectivity over simple, low-cost infrastructure. Valens is the inventor of the HDBaseT Technology, which enables the converged delivery of ultra-high-definition digital video and audio, Ethernet, control signals, USB and power through a single cable. In the audio-video space, Valens’ HDBaseT technology enables plug-and-play digital connectivity between ultra-HD video sources and remote displays. In the automotive domain, Valens’ product offering includes both symmetric and asymmetric connectivity technology for high bandwidth transmission of native interfaces over a single low-cost wires and connectors. Valens’ advanced PHY technology for the auto industry provides the safety and resilience required to handle the noisy automotive environment, addressing the needs of Advanced driver-assistance systems (ADAS), Automotive Data Solutions (ADS), infotainment, telematics and backbone connectivity.

b.

On March 11, 2020, the World Health Organization designated the outbreak of a novel strain of coronavirus (“COVID-19”) as a global pandemic. Governments and businesses around the world have taken unprecedented actions to mitigate the spread of COVID-19, including imposing restrictions on movement and travel such as quarantines and shelter-in-place requirements, and restricting or prohibiting outright some or all commercial and business activity. These measures, though currently temporary in nature, may become more severe and continue indefinitely depending on the evolution of the COVID-19 pandemic. Although there are effective vaccines for COVID-19 that have been approved for use, distribution of the vaccines did not begin until late 2020, and a majority of the public will likely not have access to a vaccination until sometime in 2021. In addition, new strains of the virus appear to have increased transmissibility, which may complicate treatment and vaccination programs. Accordingly, concerns remain regarding additional surges of the pandemic or the expansion of the economic impact thereof, and the extent to which the COVID-19 pandemic may impact the Company’s future results of operations and financial condition.

The Company has taken precautionary measures intended to help minimize the risk of the virus to its employees, including requiring some of the employees to work remotely and suspended all non-essential travels.

The impact of COVID-19 on the demand environment for the Company’s products has been limited, especially with respect to end users’ audio-video and multimedia products that serve for public areas and public events. The Company did receive an increase in demand for its high-speed connectivity products driven by a need for products and infrastructure to support the world’s developed trends derived from COVID-19 such as working from home, hybrid educational models and remote healthcare. On the product supply side, lead times for the entire semiconductor industry have been extended, making it difficult to obtain necessary inputs and supply in a timely manner.

Overall, considering the changing nature and continuing uncertainty around the COVID-19 pandemic, the Company’s ability to predict the impact of COVID-19 on its business in future periods remains limited. The effects of the pandemic on the Company’s business is unlikely to be fully realized, or reflected in its financial results, until future periods.

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 1 - GENERAL (continued):

c.	As of December 31, 2020, and 2019, the Company has wholly owned subsidiaries in the United States, Japan, China, and Germany primarily for the marketing of and support for the Company’s products.

In March 2010, the Company incorporated, together with Samsung Electronics, LG Electronics and Sony Pictures Technologies Inc., the HDBaseT Licensing LLC (the “LLC’) in Oregon, USA. The Company holds 25% of interest in the LLC. The LLC’s purposes are (i) to hold, obtain, license and/or acquire rights to certain intellectual property associated with or connected to or related to technical specifications developed by the HDBaseT Alliance, an Oregon nonprofit mutual benefit corporation (hereafter the “Alliance”), to enter into licensing arrangements for such intellectual property as required by the intellectual property rights policy of the Alliance; and (ii) to engage in any other lawful act or activity for which limited liability companies may be formed under the Act, and to do all things incidental to such purposes.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

a.	Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

b.	Use of estimates in preparation of financial statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date, amounts of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates under different assumptions or circumstances.

On an ongoing basis, management evaluates its estimates, including those related to write-down for excess and obsolete inventories, the valuation of stock-based compensation awards and the recognition of fair value of its warrants. Such estimates often require the selection of appropriate valuation methodologies and models, and significant judgment in evaluating ranges of assumptions and financial inputs. These estimates are based on historical data and experience, as well as various other factors that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.

c.	Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company transactions, balances, income, and expenses are eliminated in the consolidated financial statements.

d.	Functional Currency

The currency of the primary economic environment in which Valens and each of its subsidiaries conducts its operations is the U.S. dollar (“dollar”). Accordingly, the Company uses the dollar as its functional and reporting currency. Foreign currency assets and liabilities are remeasured into U.S. dollars at the end-of-period exchange rates except for non-monetary assets and liabilities,

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

which are remeasured at historical exchange rates. Expenses in foreign currency (mainly payroll to Israeli employees and overhead expenses of the Israeli office), are remeasured at the exchange rate in effect during the period the transaction occurred, except for those expenses related to balance sheet amounts, which are remeasured at historical exchange rates. Gains or losses from foreign currency transactions are included in the consolidated statements of income (loss) as part of “financial income, net”.

e.	Cash and cash equivalents

Cash and cash equivalents consist of cash and demand deposits in banks and other short-term, highly liquid investments with original maturities of less than three months at the time of purchase.

f.	Short term deposits

Short-term deposits are bank deposits with maturities over three months and of up to one year. As of December 31, 2020, and 2019, short-term deposits were denominated in U.S. dollars and bore interest of 1.2% and 2.6%, respectively. Short-term deposits are presented on the balance sheet at their cost, including accrued interest.

g.	Fair Value of Financial Instruments

The FASB ASC Topic 820, Fair Value Measurements and Disclosures (“Topic 820”), establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

The three levels of the fair value hierarchy under Topic 820 are described below:

Level 1 - Quoted prices in active markets for identical assets or liabilities;

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities;

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair values of the assets or liabilities.

The Company’s financial instruments consist of cash, cash equivalents, short-term bank deposits, trade accounts receivable and trade accounts payable as well as the warrants liability. Other than the warrants liability (see below), the recorded amounts approximate their respective fair value because of the liquidity and short period of time to maturity, receipt or payment of these instruments.

The Company’s financial instrument which is considered as a Level 3 measurement is the warrants liability (refer also to note 8).

h.	Trade Accounts Receivable and Allowances for Doubtful Accounts

Trade accounts receivable are recorded at the invoiced amount and do not include finance charges. The Company performs ongoing credit evaluation of its customers and generally requires no

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

collateral. The Company assesses the need for allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments by considering factors such as historical collection experience, credit quality, aging of the accounts receivable balances and current economic conditions that may affect a customer’s ability to pay. There were no material write-offs of accounts receivable for the fiscal years ended December 31, 2020 and 2019, respectively. There was no material allowance for doubtful accounts recorded as of December 31, 2020 and 2019, respectively.

i.	Inventories

Inventories are comprised of finished goods as well as work in process that is planned to be sold to the Company’s customers and is presented at the lower of cost or net realizable value, based on the “first-in, first-out” basis. Most inventories are stored at the last production sites and are distributed from these locations. Inventories are reduced for write-downs based on periodic reviews for evidence of slow-moving or obsolete parts. Once written down, inventories write-downs are not reversed until the inventories are sold or scrapped.

j.	Property and equipment

Property and equipment are stated at cost less accumulated depreciation that is calculated using the straight-line method over the estimated useful lives of the related assets, as follows:

%
Computers and software	33
Electronic and laboratory equipment	15-33
Furniture and office equipment	7
Production equipment	50

Leasehold improvements are depreciated by the straight-line method over the shorter of the term of the lease or the estimated useful life of such improvements.

k.	Impairment of long-lived assets

The Company tests long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. Recoverability of long-lived assets is measured by comparing the carrying amount of the long-lived asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the sum of the expected undiscounted cash flow is less than the carrying amount of the asset, the Company recognizes an impairment loss, which is the excess of the carrying amount over the fair value of the asset, using the expected future discounted cash flows.

For the years ended December 31, 2020 and 2019, the Company did not recognize an impairment loss on its long-lived assets.

l.	Severance Pay

Valens: The Israeli Severance Pay Law, 1963 (“Severance Pay Law”), specifies that employees are entitled to severance payment, following the termination of their employment. Under the Severance Pay Law, the severance payment is calculated as one-month’s salary for each year of employment, or a portion thereof.

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

The employees of Valens Ltd. elected to be included under section 14 of the Israeli Severance Compensation Act, 1963 (“section 14”). According to this section, these employees are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made in their name with insurance companies and/or pension funds. Payments in accordance with section 14 release Valens Ltd. from any future severance payments (under the above Israeli Severance Pay Law) in respect of those employees. As a result, the Company does not recognize any liability for severance pay due to these employees. The aforementioned deposits are not recorded as an asset in the Company’s balance sheet as they are not under the Company’s control.

Chinese subsidiary: The Chinese subsidiary liability for severance pay for its local employees is calculated in accordance with the Chinese law. The severance payment is calculated as the product of A x B, where A is the lower of a) most recent monthly salary paid to employees or b) cap of RMB 24,633 (approximately $3,600), and B is the length of employment in the Company (years). The Company does not make deposits in third party funds, hence, records the potential liability in the balance sheet.

m.	Revenue recognition

The Company applies ASC 606, “Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the entity performs the following five steps:

(i)	Identify the contract(s) with a customer;

(ii)	Identify the performance obligations in the contract;

(iii)	Determine the transaction price;

(iv)	Allocate the transaction price to the performance obligations in the contract;

(v)	Recognize revenue when (or as) the performance obligation is satisfied.

Upon adoption of ASC 606 on January 1, 2019, the Company analyzed the contracts that were signed and not yet completed before the effective date and found no material impact on its consolidated financial statements as a result of the transition into the new accounting standard. No cumulative adjustment to accumulated deficit was recorded as a result of ASC 606 implementation.

The Company uses the following practical expedients that are permitted under the rules:

•

The Company recognizes the incremental costs of obtaining contracts as an expense when incurred if the amortization period of the assets that the Company otherwise would have recognized is one year or less. These costs are included in sales and marketing expenses.

•

When a contract with a customer includes a material right to acquire future goods or services that are similar to the original goods or services in the contract and are provided in accordance with the terms of the original contract, the Company allocates the transaction price to the optional goods or services by reference to the goods or services expected to be provided and the corresponding expected consideration.

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

•

The Company applies the practical expedient of allowing it to disregard the effects of a financing component if the period between when the Company transfers the promised services to the customer and when the customer pays for the services will be one year or less.

The Company generates revenues from selling semiconductor products (chips). Revenues are recognized when the customer (which includes distributors) obtains control over the Company’s product, typically upon shipment to the customer. Taxes collected from customers relating to product sales and remitted to governmental authorities are excluded from revenues.

The Company does not grant a right of return, refund, cancelation or termination. From time to time, the Company provides certain distributors with the right to free or discounted goods products in future periods that provides a material right to the customer. In such cases, the material right is accounted for as a separate performance obligation. As of December 31, 2020, and 2019, the deferred revenues for such material rights were $76 thousand and $0 thousand, respectively.

The Company generally provides to its customers a limited warranty assurance that the sold products are in compliance with the applicable specifications at the time of delivery. Under the Company’s standard terms and conditions of sale, liability for certain failures of product during a stated warranty period is usually limited to repair or replacement of defective items.

n.	Cost of Revenues

Cost of revenues includes cost of materials, such as the cost of wafers, costs associated with packaging, assembly and testing costs, as well as royalties, shipping cost, depreciation cost of production equipment, cost of personnel (including stock-based compensation), costs of logistics and quality assurance and other expenses associated with manufacturing support.

o.	Research and development costs

Research and development costs are expensed as incurred. Research and development expenses consists of costs incurred in performing research and development activities including compensation, pre-production engineering mask costs, engineering services, development tools cost, third parties’ intellectual property license fees, depreciation of equipment, prototype wafers, packaging, test costs as well as overhead costs, net of any research and development grants (if any). Development of a product is deemed complete when it is qualified through reviews and tests for performance and reliability. Subsequent to product qualification, product costs are included in cost of goods sold.

p.	Advertising costs

Advertising costs are expensed as incurred and are included in sales and marketing expense in Company’s consolidated statement of operations. Advertising costs for the years ended December 31, 2020 and 2019 were immaterial.

q.	Sales Commissions

Internal sales commissions are recorded within sales and marketing expenses. Sales commissions for the years ended December 31, 2020 and 2019 were $412 thousand and $509 thousand, respectively.

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

r.	Leases

The Company leases cars and offices for use in its operations, which are classified as operating leases. Rentals (excluding contingent rentals) for operating leases are charged to expense using the straight-line method. If rental payments are not made on a straight-line basis, rental expenses nevertheless are recognized on a straight-line basis unless another systematic and rational basis is more representative of the time pattern in which use benefit is derived from the leased property, in which case that basis is used.

s.	Equity investee

Investment in which the Company exercises significant influence and which is not considered a subsidiary is accounted for using the equity method, whereby the Company recognizes its proportionate share of the investee’s net income or loss after the date of investment, see Note 1c. The equity investee is included within Other assets and totaled to $35 thousand and $46 thousand as of December 31, 2020 and 2019, respectively.

t.	Segment reporting

The chief operating decision maker is the Company’s Chief Executive Officer (the “CODM”), who makes resource allocation decisions and assesses performance based on financial information prepared on a consolidated basis, accompanied by disaggregated information about revenues, gross profit and operating loss by the two identified reportable segments. The Company’s business includes two operating segments based on the two markets the Company serves:

1)

Audio-Video: The Company’ HDBaseT technology for the Audio-Video market deliver superior, plug-and-play convergence and distribution of different interfaces, through a single long-distance category cable. The products sold into enterprise, Industrial, digital signage, medical, residential, education and VR markets

2)	Automotive: Valens Automotive delivers safe & resilient high-speed in-vehicle connectivity for advanced car architectures, realizing the vision of connected and autonomous cars.

u.	Net income (loss) per ordinary share

Net income (loss) per ordinary share is computed by adjusting net income (loss) by the amount of dividends on redeemable convertible preferred shares, if applicable.

Basic net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted-average number of ordinary shares outstanding during the year. Diluted net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted-average number of ordinary shares outstanding during the period, while giving effect to all potentially dilutive ordinary shares to the extent they are dilutive. Net income (loss) per ordinary share is calculated and reported under the “two-class” method. For periods where there is a net loss, no loss is allocated to participating securities (redeemable convertible preferred shares) because they have no contractual obligation to share in the losses. Net income (loss) per ordinary share calculations for all periods presented have been retrospectively adjusted to reflect the Reverse Stock Split, as discussed in Note 2(aa).

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

v.	Stock-based compensation

The Company accounts for share-based compensation in accordance with ASC 718-10. Under ASC 718-10, stock-based awards, including stock options, are recorded at fair value as of the grant date and recognized to expense over the employee’s, directors and consultants’ requisite service period (generally the vesting period) which the Company has elected to amortize on a straight-line basis. ASC 718-10 also requires forfeitures to be estimated at the time of grant and revised if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company uses historical data to estimate pre-vesting option forfeitures.

The Company uses the Black-Scholes option-pricing model to determine the fair value of stock options. The determination of the fair value of stock-based payment awards on the date of grant using an option- pricing model is affected by the Company’s stock price as well as assumptions regarding number of complex and subjective variables. These variables include the estimated stock price volatility over the term of the awards; actual and projected employee stock option exercise behaviors, which is referred to as expected term; risk-free interest rate and expected dividends.

The expected term is calculated using the simplified method, as the Company has concluded that its historical share option exercise experience does not provide a reasonable basis to estimate the expected option term. The Company estimates the volatility of its common stock by using the volatility rates of its peer companies. The Company bases the risk-free interest rate used in its option-pricing models on U.S. Treasury zero-coupon issues with remaining terms similar to the expected term to maturity of its equity awards. The Company does not anticipate paying any cash dividends in the foreseeable future and therefore uses an expected dividend yield of zero in its option-pricing models.

w.	Redeemable Convertible Preferred Shares

When the Company issues preferred shares, it considers the provisions of ASC 480 in order to determine whether the preferred share should be classified as a liability. If the instrument is not within the scope of ASC 480, the Company further analyses the instrument’s characteristics in order to determine whether it should be classified within temporary equity (mezzanine) or within permanent equity in accordance with the provisions of ASC 480-10-S99. The Company’s redeemable convertible preferred shares are not mandatorily or currently redeemable. However, the Company’s Article of Association defines that with respect to certain liquidation or deemed liquidation events that would constitute a redemption event the resolution to approve such event is outside of the Company’s control. As such, all shares of redeemable convertible preferred shares have been presented outside of permanent equity. The Company has not adjusted the carrying values of the redeemable convertible preferred shares to the deemed liquidation values of such shares since a liquidation event was not probable at any of the balance sheet dates. Subsequent adjustments to increase or decrease the carrying values to the ultimate liquidation values will be made only if and when it becomes probable that such a liquidation event will occur.

x.	Concentrations of credit risk

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents, investments in short-term deposits and trade accounts receivable. As of December 31, 2020 and 2019, the Company had cash and cash equivalents totaling $26,316 thousand and $15,556 thousand, respectively, as well as short-term deposits of $35,254 thousand and $63,778 thousand as of December 31, 2020 and 2019, respectively, which

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

are deposited in major Israeli, U.S, Japanese, German and Chinese financial institutions. The Company’s management believes that these financial institutions are financially sound.

The Company extends different levels of credit to customers and does not require collateral deposits. As of December 31, 2020, and 2019, the Company does not have material allowances for doubtful accounts.

y.	Income tax

The Company accounts for income taxes using the asset and liability approach, which requires the recognition of taxes payable or refundable for the current year and the deferred tax liabilities and assets for the future tax consequences of events that we have recognized in our financial statements or tax returns. The Company measures current and deferred tax liabilities and assets based on provisions of the relevant tax law. The Company reduces the measurement of deferred tax assets, if necessary, by the amount of any tax benefits that it does not expect to realize. The Company classifies interest and penalties relating to uncertain tax positions within income taxes.

z.	New Accounting Pronouncements

Recently Adopted Accounting Pronouncements:

In June 2018, the FASB issued ASU No. 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, to eliminate the separate guidance applicable to share-based payments to nonemployees. Under the new guidance, equity-classified share-based payment awards issued to nonemployees will be measured on the grant date, instead of being remeasured through the performance completion date (generally the vesting date), as required under the current guidance. The guidance also requires recognition of compensation cost for awards with performance conditions when achievement of those conditions is probable, rather than upon their achievement. Further, the guidance eliminates the requirement to reassess the classification of nonemployee awards under the financial instruments’ literature upon vesting. ASU No. 2018-07 is effective for the Company for fiscal years beginning after December 15, 2019 and interim periods within fiscal years beginning after December 15, 2020. The Company early adopted this guidance on January 1, 2019. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

Recently issued accounting pronouncements, not yet adopted:

In February 2016, the FASB issued ASU No. 2016-02, Leases (“ASC 842”), on the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for in a manner similar to the accounting under existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. ASC 842 supersedes the previous leases standard, ASC 840, “Leases”. The guidance is effective for the Company for annual periods beginning after

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

December 15, 2021 and interim periods within annual periods beginning after December 15, 2022. The Company is currently evaluating the impact of the adoption of the new standard on its consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (“ASC 326”): Measurement of Credit Losses on Financial Instruments to introduce a new model for recognizing credit losses on financial instruments based on estimated current expected credit losses, or CECL. Under the new standard, an entity is required to estimate CECL on trade receivables at inception, based on historical information, current conditions, and reasonable and supportable forecasts. ASU No. 2016-13 is effective for the Company for the annual period beginning after December 15, 2022, including interim periods within that reporting period. The Company is currently evaluating the impact of adoption of the new standard on its consolidated financial statements.

aa.	Recapitalization

On September 29, 2021 (the “Closing Date”), the Company consummated a recapitalization transaction as defined below, pursuant to a merger agreement dated May 25, 2021 (the “Merger Agreement”), with PTK Acquisition Corp. (“PTK”), a publicly traded special purpose acquisition company, resulting in PTK becoming a wholly-owned subsidiary of the Company.

On the Closing Date, the following transactions occurred pursuant to the terms of the Merger Agreement: (i) all of the Company Preferred Shares were converted into Company Ordinary Shares (ii) the Company affected a stock reverse split of each Share into such number of shares having a value of $10.00 per Share after giving effect to a stock reverse split ratio of 0.662531-to-one Ordinary Share (the “Reverse Stock Split”) ((i) and (ii) collectively the “Recapitalization”), (iii) the Company adopted an Amended and Restated Articles of Association and (iv) any outstanding stock options of the Company issued and outstanding were adjusted to give effect to the foregoing transactions and remain outstanding and their exercise price was adjusted accordingly. In addition, the Company eliminated the par value of its ordinary shares.

The Company considered the Reverse Stock Split as part of the Recapitalization and accounted for on a retroactive basis pursuant to ASC 260. As a result, all Ordinary Shares, options exercisable for Ordinary Shares, exercise prices and income (loss) per share amounts have been adjusted, on a retroactive basis, for all periods presented in these consolidated financial statements, to reflect such Reverse Stock Split. The number of Preferred Shares has not been retrospectively adjusted in these consolidated financial statements as a result of the conversion to ordinary shares occurring simultaneously with the Reverse Stock Split. The conversion of the Redeemable Convertible Preferred Shares will be reflected on the Closing Date. The total number of Preferred Shares converted into Ordinary Shares on September 29, 2021 was 67,242,640 shares.

NOTE 3 - PREPAID EXPENSES AND OTHER CURRENT ASSETS:

	December 31
	2020	2019
	U.S. dollars in thousands
Prepaid taxes	464	404
Short-term lease deposits	55	78
Prepaid expenses and other current assets	2,450	1,746

	2,969	2,228

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 4 – INVENTORIES:

	December 31
	2020	2019
	U.S. dollars in thousands
Work in process	1,400	1,089
Finished goods	1,759	1,621

	3,159	2,710

Inventories write-downs totaled to $73 thousand and $170 thousand during the years ended December 31, 2020 and 2019, respectively.

NOTE 5 - PROPERTY AND EQUIPMENT, NET:

	December 31
	2020	2019
	U.S. dollars in thousands
Cost:
Electronic and laboratory equipment	3,779	3,000
Furniture and office equipment	404	404
Leasehold improvements	427	402
Production equipment	181	181
Computers and software	1,836	1,779

	6,627	5,766
Less: accumulated depreciation	(4,274)	(3,181)

Property and equipment, net	2,353	2,585

Depreciation expenses were $1,093 thousand and $1,038 thousand for the years ended December 31, 2020 and 2019, respectively. During the years ended December 31, 2020 and 2019, there were no impairments of property and equipment.

NOTE 6 - OTHER CURRENT LIABILITIES:

	December 31
	2020	2019
	U.S. dollars in thousands
Accrued vacation	2,989	2,107
Taxes payable	37	25
Accrued expenses	2,401	2,351

	5,427	4,483

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 7 - COMMITMENTS AND CONTINGENT LIABILITIES:

a.	Lease agreements:

Vehicles:

The Company rents motor vehicles for use by some of its employees under operating lease agreements with lease terms of three years. As collateral for the cars’ lease agreements, the Company pays in advance the fee for the last month under the lease agreement.

Offices:

The Company’s corporate headquarters are located in Hod Hasharon, Israel, consisting of approximately 5,500 square meters of facility space under lease that expires in February 2023. This facility accommodates the Company’s principal operations, including sales, marketing, research and development, finance, and administration activities.

Valens and its subsidiaries have entered into various operating leases for office buildings and research and development facilities in their respective territories.

On July 21, 2015, the Company signed an extension of the lease agreement for its office space in Hod Hasharon, Israel that was due to expire in February 2021. As of December 31, 2020, the rented space of the Company’s offices in Israel for 6,294 square meters. On August 9, 2020, the Company signed an amendment to the lease agreement, regarding 5,500 square meters. According to that amendment, the lease term started on March 1, 2021 and will last through February 28, 2023. This amendment also provides the Company with an option to extend the lease period by additional two years until February 28, 2025.

Long-term lease deposits that are recorded within other assets totaled to $336 thousand and $343 thousand t as of December 31, 2020 and 2019, respectively.

As of December 31, 2020, the minimum future rental payments applicable to non-cancelable operating leases are as follows:

U.S. dollars in thousands
2021	1,798
2022	1,634
2023	272

Total	3,704

Operating lease expenses for the years ended December 31, 2020 and 2019 were $2,527 thousand and $2,368 thousand, respectively.

b.	Royalties:

In addition to its own intellectual property, the Company also embeds certain off the shelf technologies (Intellectual Property (“IP”)) licensed from third parties in its chip technology. These are typically non-exclusive contracts provided under royalty-accruing and/or paid-up licenses. Once deployed in the Company’s products, such licenses for commercial use are generally perpetual.

Royalty arrangements with certain vendors are vary between 1%-3.5% of net revenues plus additional royalties of up to $0.1 per chip.

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 7 - COMMITMENTS AND CONTINGENT LIABILITIES (continued):

The royalties’ expenses totaled to $711 thousand and $389 thousand for the years ended December 31, 2020 and 2019, respectively. The royalties were recorded as part of cost of revenues.

c.	The Israel Innovation Authority (formerly known as “Office Of Chief Scientist”)

In 2016, the Company received a grant from the Israel Innovation authority (“IIA”) for participation in research and development costs of the Company’s first automotive product, and subject to the achievement of specified milestones. The Company received a total of $2,050 thousand in grants for this development plan. Under the Company’s research and development agreements with the IIA and pursuant to the Israel Research and Development Law, the Company was required to pay royalties of 4.5% on sales of products developed with funds provided by the IIA, up to an amount equal to 100% of the received grants plus annual interest at LIBOR.

The IIA grants are recognized when grants are received and presented as a deduction from research and development expenses.

As of December 31, 2019, the Company repaid the IIA all its liability for the received grant.

The repayment in an amount of $2,028 thousand was included in the Company’s research and development expenses for 2019.

d.	Noncancelable Purchase Obligations

The Company depends upon third party subcontractors for manufacturing of wafers, packaging and final tests. As of December 31, 2020, and 2019, the total value of open purchase orders for such manufacturing contractors was approximately $12,417 thousand and $2,036 thousand, respectively.

The Company has noncancelable purchase agreements for certain IP embedded in the Company products as well as certain agreement for the license of development tools used by the development team. As of December 31, 2020, and 2019, the total value of non-paid amounts related to such agreements totaled $3,614 thousand and $9,296 thousand, respectively.

e.	Legal proceedings

As of December 31, 2020, and 2019, the Company is not a party to, or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

f.	Indemnifications

In the ordinary course of business, the Company may provide indemnifications of varying scope and terms to customers, vendors, lessors, investors, directors, officers, employees and other parties with respect to certain matters, including, but not limited to, losses arising out of the Company’s breach of such agreements, services to be provided by the Company, or from intellectual property infringement claims made by third-parties. These indemnifications (especially with respect to confidentiality with third party related to IP) may survive termination of the underlying agreement

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 7 - COMMITMENTS AND CONTINGENT LIABILITIES (continued):

and the maximum potential amount of future payments the Company could be required to make under these indemnification provisions may not be subject to maximum loss clauses. The Company has not incurred costs to defend lawsuits or settle claims related to these indemnifications. As of December 31, 2020, and 2019 the Company has no liabilities recorded for these agreements.

NOTE 8 - WARRANTS LIABILITY:

a.

On February 16, 2011, following a loan agreement signed between the Company and a third party, the Company granted to the lender warrants to purchase 161,808 Series B-1 Preferred Shares of NIS 0.01 par value at a price per preferred share of $0.40171 The warrants may be exercised upon the earlier of (i) February 16, 2021; (ii) upon a Liquidation Event (as defined); or (iii) the fifth annual anniversary following the closing of an IPO. On February 16, 2021, 161,808 Series B-1 Preferred Shares warrants were exercised into 145,195 Series B-1 Preferred Shares on a cashless basis.

The Preferred B-1 warrants are classified as liabilities in accordance with ASC 480-10-35-5, as they are considered freestanding financial instruments, exercisable into Series B-1 preferred shares, which are redeemable upon certain events that represent “Deemed Liquidation Events” (see also Note 1(v)). Accordingly, the Preferred B-1 warrants are measured at fair value each reporting period, and changes in their fair value are recognized in the consolidated statement of income (loss) as part of financial income, net.

The fair value of the warrants was computed using the following key assumptions:

	2020	2019
Stock price	3.97	3.2128
Exercise price	0.40171	0.40171
Expected term (years)	0.13	1.13
Expected volatility	48.15%	45.85%
Risk-free interest rate	0.1%-0.17%	1.59%
Expected dividend rate	0%	0%

b.	The table below sets forth a summary of the changes in the fair value of the warrants for preferred shares classified as Level 3:

	December 31
	2020	2019
	U.S. dollars in thousands
Balance at beginning of year	459	459
Changes in fair value	109	—

Balance at end of year	568	459

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 9 - REDEEMABLE CONVERTIBLE PREFERRED SHARES:

Rights of redeemable convertible preferred shares:

	Aggregate Liquidation Preference
	2020	2019
	U.S. dollars in thousands
Series A	34,609	32,345
Series B-1	7,613	7,115
Series B-2	19,029	17,785
Series C	27,586	25,781
Series D	77,806	72,716
Series E	52,394	48,967

Total convertible preferred shares	219,037	204,709

As of the December 31, 2020 the Company had issued Ordinary Shares and six classes of Preferred Shares. The rights, preferences and privileges with respect to the Preferred Shares are stipulated in the Company’s Articles of Association (“AoA”) and a summary of significant provisions are as follows:

a.

Conversion and conversion price adjustment: Each holder of Preferred Shares has the right to convert any or all of its Preferred Shares into Ordinary Shares at any time, at the Conversion Price (as defined below) applicable to such Preferred Shares at the time of conversion, without the payment of additional consideration by such holder. The Conversion Price of a Preferred Share is the Original Issue Price thereof, and thereafter the respective conversion price and consequent conversion rate of any Preferred Share are subject to adjustment from time to time. As of December 31, 2020, and 2019 the conversion rate of all the preferred shares into Ordinary Shares was 1.

“Conversion Price” as of the time of creation of any series or class of Preferred Shares, the conversion price per share for each share of such series of Preferred Share shall initially be the Original Issue Price thereof (subject to customary adjustments).

b.

Mandatory Conversion: The Preferred Shares shall automatically be converted into Ordinary Shares, at the then applicable Conversion Price with respect to each series of Preferred Shares upon the earlier of: i) immediately prior to the consummation of a Qualified IPO (as defined below) , (ii) the date specified by vote or written consent of the holders of at least sixty five percent (65%) of the voting power underlying the then outstanding Preferred Shares on an As-Converted Basis (voting together as a single class or by consent of such required majority), including the Series D Consent and the Series E Consent, and (iii) immediately prior to the consummation of an IPO (as defined below) (that does not constitute a Qualified IPO) on the New York Stock Exchange, NASDAQ, London Stock Exchange or the main list in the Hong Kong Stock Exchange, effected with the consent (by vote or written consent) of the holders of at least seventy percent (70%) of the voting power underlying the then outstanding Series D Preferred Shares on an As-Converted Basis (voting together as a single class or by consent of such required majority) and the holders of at least fifty percent (50%) of the voting power underlying the then outstanding Series D Preferred Shares and Series E Preferred Shares on an As-Converted Basis (voting together as a single class or by consent of such required majority).

“Qualified IPO” means the closing of the sale of Ordinary Shares in an initial firm-commitment underwritten public offering with net proceeds to the Company of at least $100 Million.

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 9 - REDEEMABLE CONVERTIBLE PREFERRED SHARES (continued):

“IPO” means the closing of the sale of Ordinary Shares in an initial firm-commitment underwritten public offering, pursuant to applicable securities law(s) and regulations, covering the offer and sale of Ordinary Shares to the public.

c.

Anti-Dilution Protection: in each case of a Dilutive Issuance, the Conversion Price then in effect for the Preferred Shares shall be reduced, concurrently with such issue or sale, for no additional consideration, to a price determined by multiplying such Conversion Price by a fraction (i) the numerator of which shall be the number of Ordinary Shares outstanding immediately prior to such Dilutive Issuance, plus the number of Ordinary Shares which the aggregate consideration received by the Company for the total number of Additional Shares so issued would purchase at such Conversion Price in effect immediately prior to such Dilutive Issuance, and (ii) the denominator of which shall be the number of Ordinary Shares outstanding immediately prior to such Dilutive Issuance, plus the number of Additional Shares so issued.

“Additional Shares” means all Equity Securities issued by the Company following its Series E Preferred financing round (excluding customary exclusions).

“Equity Securities” means any Ordinary Shares, Preferred Shares, any securities evidencing an ownership interest in the Company, or any securities (including, inter alia, options, warrants, convertible securities, convertible debentures, bonds or capital notes) convertible, exchangeable or exercisable into any of the aforesaid securities, any agreement, undertaking, instrument or certificates conferring a right to acquire any Ordinary Shares, Preferred Shares or any other securities of the Company.

d.	Special Adjustment for Conversion Price upon an Initial Public Offering:

1)

If the IPO closing price, is less than 1.2 times the then applicable Conversion Price of the Preferred C Shares, then, immediately prior to closing of such initial public offering (and, for the avoidance of doubt, prior to the conversion of the Preferred C Shares into Ordinary Shares) the then applicable Conversion Price of the Preferred C Shares shall be automatically reduced so as to be equal to the IPO Closing Price divided by 1.2.

2)

If the IPO closing price, is less than 1.2 times the then applicable Conversion Price of the Series D Preferred Shares, then, immediately prior to closing of such initial public offering (and, for the avoidance of doubt, prior to the conversion of the Series D Preferred Shares into Ordinary Shares) the then applicable Conversion Price of the Series D Preferred Shares shall be automatically reduced so as to be equal to the IPO closing price divided by 1.2.

3)

If the IPO closing price, is less than 1.5 times the then applicable Conversion Price of the Series E Preferred Shares, then, immediately prior to closing of such initial public offering (and, for the avoidance of doubt, prior to the conversion of the Series E Preferred Shares into Ordinary Shares) the then applicable Conversion Price of the Series E Preferred Shares shall be automatically reduced so as to be equal to the IPO closing price divided by 1.5.

e.	Dividend Preference:

Upon declaration of dividend by the Company’s board of directors, the holders of the Preferred Shares shall be entitled to cumulative dividends as of their applicable issuance at an annual rate of 7% of the applicable Original Issue Price (compounded annually) since the issuance of each series Preferred Shares, prior to and in preference to the holders of the Ordinary Shares and any preceding Series of Preferred Shares, see also note f below. To date, no dividends have been declared.

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 9 - REDEEMABLE CONVERTIBLE PREFERRED SHARES (continued):

Cumulative dividends in arrears as of December 31, 2020 and 2019, for all the preferred shares are, $64,578 thousand and $50,249 thousand, respectively.

f.

Liquidation Preference: in any Liquidation Event (as defined below) the Distributable Assets shall be distributed to the Redeemable convertible preferred shares according to their preference, in each case, minus the sum of the aggregate amount of all Distributable Assets (e.g. dividends) previously paid in respect of any such Series of Preferred Shares.

After payment has been made to the holders of the Series E Preferred Shares, Series D Preferred Shares, the Preferred C Shares, Preferred B Shares and Series A Preferred Shares of the full Preferential Amount, the holders of Preferred Shares and Ordinary Shares shall be entitled to receive any remaining Distributable Assets, if any, on a pro rata basis based upon the number of Ordinary Shares and Ordinary Shares into which such Preferred Shares could be converted into at the time of distribution until with respect to holders of the Preferred Shares, such holders have received an aggregate of three (3) times the applicable Original Issue Price of the Preferred Shares held thereby (including any paid Preferential Amounts); Thereafter, any remaining Distributable Assets shall be distributed to the holders of Ordinary Shares, pro rata based on the number of Ordinary Shares held by each.

”Liquidation Event” means (i) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary; (ii) any Acquisition or (iii) Asset Transfer. For the purposes of this note, “Acquisition” shall mean (A) any consolidation, merger or reorganization of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the voting power of the surviving entity (or in the event stock or ownership interests of an affiliated entity are issued in such transaction, less than 50% of the voting power of such affiliated entity) immediately after such consolidation, merger or reorganization; or (B) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s outstanding voting power is transferred (e.g. by way of the sale of all or substantially all of the Company’s share capital); and “Asset Transfer” means the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

NOTE 10 - ORDINARY SHARES

Ordinary shares confer to holders the right to receive notice to participate and vote in the general meetings of the Company, to appoint directors and the right to receive dividends if declared.

NOTE 11 - STOCK-BASED COMPENSATION:

The Company’s stock options have a term of up to 10 years from grant date unless extended by the Board of Directors. Options granted to new employees generally vest as follows: 25% on the first anniversary from the “Vesting Start Date” as defined in the grant agreement and remainder vest ratably over the following 12 quarters.

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 11 - STOCK-BASED COMPENSATION (continued):

During 2020, the Company added 2,318,860 ordinary shares to the ordinary shares pool reserved for issuance (none in 2019). As of December 31, 2020, and 2019, the number of ordinary shares included in the Company’s option plans totaled to 20,013,788 and 17,694,928, respectively.

4,527,760 out of the outstanding options that have not yet vested as of December 31, 2020, have acceleration mechanisms according to certain terms set forth in the grant agreements primarily in the case of an M&A Transaction which constitutes a Liquidation Event (as defined in Note 9).

The unrecognized compensation costs related to those unvested stock options are $13,492 thousand, which are expected to be recognized over a weighted-average period of 3.2 years.

The following is a summary of the status of the Company’s share option plan as of December 31, 2020 and 2019, as well as changes during the years:

	December 31, 2020
	Number of Options (*)	Weighted- Average Exercise price (*)
Options outstanding at the beginning of the year	13,754,151	$0.66
Granted during the year	3,969,878	$0.86
Exercised during the year	(905,688)	$0.45
Forfeited during the year	(862,512)	$0.92

Outstanding at the end of the year	15,955,829	$0.71

Options exercisable at year-end	10,444,183	$0.63

(*)	Number of Options and Weighted-Average Exercise price data are presented on a retroactive basis to reflect the Reverse Stock Split, refer also to note 2(aa).

The following table summarizes information about share options outstanding as of December 31, 2020:

Outstanding as of December 31, 2020					Exercisable as of December 31, 2020
Range of exercise prices (*)	Number outstanding(*)	Weighted average remaining contractual term	Weighted average exercise price (*)	Aggregate intrinsic value (U.S. dollars in thousands)	Number Exercisable (*)	Weighted average remaining contractual term	Weighted Average exercise price (*)	Aggregate intrinsic value (U.S. dollars in thousands)
$0.15-$0.86	15,922,703	6.38	$0.71	62,010	10,411,056	5.69	$0.63	41,378
$2.10	33,127	3.69	$2.10	83	33,127	3.69	$2.10	83

(*)	Number of Options and Weighted-Average Exercise price data are presented on a retroactive basis to reflect the Reverse Stock Split, refer also to note 2(aa).

The following assumptions were used for options granted during the year in order to estimate the fair value of stock-based compensation awards:

	2020	2019
Expected term	6-10	6-10
Expected volatility	48.15%	45.85%
Expected dividend rate	0%	0%
Risk-free rate	0.42%-1.69%	1.62%-2.60%

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 11 - STOCK-BASED COMPENSATION (continued):

During 2020 and 2019, 2,976,686 and 1,003,185 options respectively, were granted to several related parties (please refer to Note 16 regarding Related Parties).

As of December 31, 2020, the unrecognized compensation costs related to unvested stock options was $16,133 thousand, which are expected to be recognized over a weighted-average period of 3.1 years.

The following table presents the classification of the stock-based compensation expenses for the periods indicated:

	Year Ended December 31
	2020	2019
	U.S. dollars in thousands
Cost of revenue	178	180
Research and development	1,267	1,266
Selling, general and administrative	3,884	1,418

Total stock-based compensation	5,329	2,864

NOTE 12 - FINANCIAL INCOME, NET

	Year Ended December 31
	2020	2019
	U.S. dollars in thousands
Foreign currency exchange differences	2,592	378
Interest income on short-term deposits	849	2,174
Change in fair value of Warrants liability	(109)	—
Other	(32)	(109)

Total financial income, net	3,300	2,443

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 13 - NET INCOME (LOSS) PER ORDINARY SHARE:

The following table sets forth the computation of basic and diluted net income (loss) per ordinary share for the periods indicated. Net income (loss) per ordinary share calculations for all periods presented have been retrospectively adjusted to reflect the Reverse Stock Split, as discussed in Note 2(aa).

	Year ended December 31,
	2020	2019
	U.S. dollars in thousands
Basic net loss per ordinary share
Numerator:
Net loss from continuing operations	(19,635)	(25,934)
Dividend on Series E Redeemable Preferred	(3,428)	(3,203)
Dividend on Series D Redeemable Preferred	(5,090)	(4,757)
Dividend on Series C Redeemable Preferred	(1,805)	(1,687)
Dividend on Series B-2 Redeemable Preferred	(1,245)	(1,163)
Dividend on Series B-1 Redeemable Preferred	(498)	(465)
Dividend on Series A Redeemable Preferred	(2,264)	(2,116)

Numerator for basic and diluted net loss per common share – net loss attributable to common stockholders	(33,965)	(39,325)

Denominator:
Denominator for basic and dilutive net loss per common share- adjusted weighted-average share	10,448,218	9,522,608

Basic and dilutive net loss per common share	(3.251)	(4.130)

The following weighted-average Shares of securities were not included in the computation of diluted net income (loss) per common share as their effect would have been antidilutive:

	2020	2019
Options	15,257,902	14,157,546
Warrants liability	161,808	161,808
Redeemable convertible Preferred A shares	32,901,384	32,901,384
Redeemable convertible Preferred B-1 shares	9,957,400	9,957,400
Redeemable convertible Preferred B-2 shares	18,670,270	18,670,270
Redeemable convertible Preferred C shares	9,424,938	9,424,938
Redeemable convertible Preferred D shares	19,313,646	19,313,646
Redeemable convertible Preferred E shares	11,080,674	11,080,674

NOTE 14 - INCOME TAXES:

a.	Basis of taxation

Current tax is calculated with reference to the profit of the Company and its subsidiaries in their respective countries of operation. Set out below are details in respect of the significant jurisdictions where the Company and its subsidiaries operate and the factors that influenced the current and deferred taxation in those jurisdictions:

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 14 - INCOME TAXES (continued):

Israel

Valens is taxed under the laws of the State of Israel at a corporate tax rate of 23%. In 2020 and 2019, Valens is at a losses position and therefore has no corporate tax liability.

As of December 31, 2020, and 2019, Valens has a carry forward loss of approximately $85 million and $65 million, respectively. Such carry forward loss has no expiration date.

United States

The principal federal tax rate applicable to the U.S. subsidiary for 2020 and 2019 is 21%. The U.S. subsidiary is also subject to state taxes at the following rates: 8.84% in California, 0.75% in Texas and 0.6% in New Hampshire.

Japan

The effective principal corporate tax rate applicable to the Japanese subsidiary for 2020 and 2019 is 30%.

Germany

The effective principal corporate tax rate applicable to the German subsidiary for 2020 and 2019 is 30%.

China

The effective principal corporate tax rate applicable to the Chinese subsidiary for 2020 and 2019 is 5%.

b.	Income (loss) Before Income Taxes:

Income (loss) before income taxes consisted of the following for the periods indicated:

	Year Ended December 31
	2020	2019
	U.S. dollars in thousands
Domestic (Israel)	(19,935)	(26,083)
Foreign	447	542

Loss before income taxes	(19,488)	(25,541)

c.	Income tax expenses consisted of the following for the periods indicated:

	Year Ended December 31
	2020	2019
	U.S. dollars in thousands
Domestic (Israel)	97	281
Foreign	67	133

Income tax expenses	164	414

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 14 - INCOME TAXES (continued):

d.	Taxes on Income:

Taxes on income for the years ended December 31, 2020 and 2019 were comprised of the following:

	December 31
	2020	2019
	U.S. dollars in thousands
Current:
Domestic	—	—
Foreign	37	25

Total	37	25

Deferred:
Domestic	—	—
Foreign	—	—

Total	—	—

Provision for income taxes	37	25

A reconciliation our theoretical income tax expense to actual income tax expense is as follows:

	December 31
	2020	2019
	U.S. dollars in thousands
Loss before taxes on income and before Equity in earnings of investee	(19,488)	(25,541)
Statutory tax rate in Israel	23%	23%

Theoretical tax benefit	(4,482)	(5,874)

Increase (decrease) in taxes resulting from:
Effect of different tax rates applicable in foreign jurisdictions	4	5
Operating losses and other temporary differences for which valuation allowance was provided	3,224	5,203
Permanent differences	1,321	799
Tax prepayment	97	281

Actual taxes on income	164	414

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 14 - INCOME TAXES (continued):

e.	Deferred Tax Assets and Liabilities:

The components of the Company’s deferred tax assets and liabilities as of December 31, 2020 and 2019 were as follows:

	December 31
	2020	2019
	U.S. dollars in thousands
Deferred tax assets:
Tax loss carryforwards	19,477	14,996
Research and development	2,124	2,305
Employee and payroll accrued expenses	654	457
Other	42	39

Total deferred tax assets	22,297	17,797
Less valuation allowance for deferred tax assets	(22,297)	(17,797)

Deferred tax assets	—	—

Significant judgment is required in determining any valuation allowance recorded against deferred tax assets. In assessing the need for a valuation allowance, the Company considered all available evidence, including past operating results, the most recent projections for taxable income, and prudent and feasible tax planning strategies. The Company reassess its valuation allowance periodically and if future evidence allows for a partial or full release of the valuation allowance, a tax benefit will be recorded accordingly.

As of December 31, 2020, and 2019, the Company has recorded a full valuation allowance of $(22,297) and $(17,797) thousand with regard to its deferred taxes (which is mainly tax loss carryforwards) generated in Israel, respectively.

The change in valuation allowance for the years ended December 31, 2020 and 2019 was $(4,500) and $(7,931) thousand, respectively.

f.	Uncertain tax positions

The Company implement a two-step approach to recognize and measure uncertain tax positions. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. We do not have any material liabilities in any reported periods regarding uncertain tax positions. We classify interest and penalties recognized related to our uncertain tax positions within income taxes on the consolidated statements of operations.

g.	Tax assessments

The Israeli entity’s’ income tax assessments are considered final through 2014.

The US subsidiary’s income tax assessments are considered final through 2016.

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 15- SEGMENT AND REVENUE BY GEOGRAPHY AND BY MAJOR CUSTOMER:

a.

For the purpose of evaluating financial performance and allocating resources, the CODM reviews financial information presented on a consolidated basis accompanied by disaggregated information about revenues, gross profit and operating loss by the two identified reportable segments, to make decisions about resources to be allocated to the segments and assess their performance. Assets information is not provided to the CODM and does not review. Revenues and cost of goods sold are directly associated with the activities of a specific segment. Direct operating expenses, including general and administrative expenses, associated with the activities of a specific segment are charged to that segment. General and administrative expenses which cannot be attributed directly, are allocated evenly between segments. Other operating expenses are allocated to segments based on headcount ratio.

	Year ended December 31 2020
	Audio- Video	Automotive	Consolidated
	U.S. dollars in thousands
Revenues	54,843	2,067	56,910
Gross profit (loss)	43,609	(131)	43,478
Research and development expenses	13,116	31,609	44,725
Sales and marketing expenses	6,625	7,032	13,657
General and administrative expenses	4,064	3,820	7,884

Segment operating profit (loss)	19,804	(42,592)	(22,788)

Financial income, net			3,300

Loss before taxes on income			(19,488)

Depreciation expenses	419	674	1,093

	Year ended December 31 2019
	Audio- Video	Automotive	Consolidated
	U.S. dollars in thousands
Revenues	59,053	988	60,041
Gross profit (loss)	47,699	(243)	47,456
Research and development expenses	20,257	32,447	52,704
Sales and marketing expenses	8,046	9,570	17,616
General and administrative expenses	2,569	2,551	5,120

Segment operating profit (loss)	16,827	(44,811)	(27,984)

Financial income, net			2,443

Loss before taxes on income			(25,541)

Depreciation expenses	505	533	1,038

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 15- SEGMENT AND REVENUE BY GEOGRAPHY AND BY MAJOR CUSTOMER (continued):

b.	Geographic Revenues

The following table shows revenue by geography, based on the customers’ “bill to” location:

	Year ended December 31
	2020	2019
	U.S. dollars in thousands
Israel	1,028	1,470
China	11,989	7,268
Hong Kong	9,780	11,267
United States	7,969	12,189
Mexico	7,708	9,065
Japan	6,802	8,895
Other	11,634	9,887

	56,910	60,041

c.	Supplemental data - Major Customers:

The following table summarizes the significant customers’ (including distributors) accounts receivable and revenues as a percentage of total accounts receivable and total revenues, respectively:

	December 31
	2020	2019
Accounts Receivable	U.S. dollars in thousands
Customer A	36%	9%
Customer B	20%	16%
Customer C	14%	27%

	Year ended December 31
	2020	2019
Revenues	U.S. dollars in thousands
Customer C	17%	18%
Customer D	12%	14%
Customer B	10%	12%

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 15- SEGMENT AND REVENUE BY GEOGRAPHY AND BY MAJOR CUSTOMER (continued):

d.	Property and Equipment by Geography:

	Year ended December 31
	2020	2019
	U.S. dollars in thousands
Domestic (Israel)	1,543	1,939
Taiwan	344	349
China	312	—
USA	151	290
Other	3	7

	2,353	2,585

NOTE 16 - RELATED PARTY TRANSACTIONS:

a.

During the years ended December 31, 2020 and 2019, the Company granted 2,976,686 and 1, 003,185 options, respectively, at a weighted average exercise price of $0.86 to several executives and board members of the Company.

b.

In February 2020, the Company changed the employment terms of one of its executives, who is also a member of the board of directors of the Company, into a fixed term employment of 5 years, ending in January 2025. The total average annual amount is $80 thousand.

NOTE 17 - SUBSEQUENT EVENTS:

We have evaluated the impact of subsequent events from January 1, 2021 through June 9, 2021, which is the date the consolidated financial statements were available to be issued and have determined that, other than the below, there were no subsequent events requiring adjustment or disclosure in our consolidated financial statements.

a.	On February 16, 2021, 161,808 Series B-1 Preferred Shares warrants were exercised into 145,195 Series B-1 Preferred Shares on a cashless basis.

b.

On May 25, 2021, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with PTK Acquisition Corp., a Delaware corporation (“PTK” or “SPAC”) and Valens Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub will merge with and into PTK (the “Merger”), with PTK surviving the Merger as a wholly owned subsidiary of the Company (such company, as the surviving entity of the Merger, the “Surviving Entity”). These transactions are set forth in the Business Combination Agreement.

As part of its initial offering, PTK issued 11,500,000 units at $10.00 per unit (for total consideration of approximately $115 million, assuming no redemptions by PTK holders), with each unit consisting of one share of common stock and one warrant that entitles the holder thereof to purchase one half (1/2) of one share of common stock of PTK at an exercise price of $11.50 per whole share (the “PTK Warrants”). As a result of the Business Combination Agreement, and upon consummation of the Business Combination Agreement and the other transactions contemplated by the Business Combination Agreement (the “Transactions”), PTK will become a wholly owned subsidiary of the Company, with the shareholders of PTK becoming shareholders of the Company.

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 17 - SUBSEQUENT EVENTS (continued):

In connection therewith, the Company will issue to the SPAC’s sponsor: (a) up to 2,875,000 Company Ordinary Shares; and (b) 6,660,000 warrants, each of which entitles the holder thereof to purchase one half (1/2) of a Company Ordinary Share ((a) and (b) together, the “Sponsor Equity”). The Sponsor Equity is subject to certain terms and conditions as set forth in the definitive documentation.

Pursuant to the Business Combination Agreement, and immediately prior to the consummation of the Merger and sale of shares to other investors as part of a PIPE (Private Investment in Public Equity) transaction, the Company shall effect a recapitalization whereby (i) all of the Company Preferred Shares will be converted into Company Ordinary Shares, (ii) the Company will adopt amended and restated articles of association, (iii) each Company Ordinary Share that is issued and outstanding immediately prior to the Effective Time (as defined in the Business Combination Agreement) shall be split (including a reverse split, if applicable) into a number of Company Ordinary Shares such that each such Company Ordinary Share has an implied value of $10.00 per share as of an agreed measurement date shortly prior to Closing and based on an agreed equity valuation methodology (the “Stock Split”), and (iv) any outstanding stock options of the Company issued and outstanding immediately prior to the Effective Time shall be adjusted to give effect to the foregoing transactions and remain outstanding.

Following the recapitalization, (a) in connection with the Merger, each of the PTK Warrants will automatically become a Company Warrant and all rights with respect to the PTK Ordinary Shares underlying the PTK Warrants will be automatically converted into rights with respect to Company Ordinary Shares and thereupon assumed by the Company, and (b) after giving effect to the foregoing and in connection with the Merger, each PTK Ordinary Share issued and outstanding will be converted automatically into one Company Ordinary Share.

NOTE 18 – SUBSEQUENT EVENTS (unaudited)

We have evaluated subsequent events after June 9, 2021 through October 20, 2021, the date the consolidated financial statements were available for reissuance.

a.	See note 2(aa) with regard to the Recapitalization on September 29, 2021.

b.	As of September 30, 2021, the Company began trading on the New York Stock Exchange under the Symbol “VLN”.

VALENS SEMICONDUCTOR LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30, 2021	December 31, 2020
	U.S. dollars in thousands
Assets

CURRENT ASSETS:
Cash and cash equivalents	41,804	26,316
Short-term deposits	10,069	35,254
Trade accounts receivable	7,912	8,679
Inventories	5,700	3,159
Prepaid expenses and other current assets	4,557	2,969

TOTAL CURRENT ASSETS	70,042	76,377

LONG-TERM ASSETS:
Property and equipment, net	2,336	2,353
Deferred issuance costs	2,940	—
Other assets	466	435

TOTAL LONG-TERM ASSETS	5,742	2,788

TOTAL ASSETS	75,784	79,165

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements

VALENS SEMICONDUCTOR LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS (continued) (Unaudited)

	June 30, 2021	December 31, 2020
	U.S. dollars in thousands
Liabilities, redeemable convertible preferred shares and Shareholders’ Deficit
CURRENT LIABILITIES:
Trade accounts payable	2,911	1,787
Accrued compensation	3,002	3,950
Other current liabilities	7,996	5,427

TOTAL CURRENT LIABILITIES	13,909	11,164

LONG-TERM LIABILITIES:
Warrants liability	—	568
Other long-term liabilities	38	45

TOTAL LONG-TERM LIABILITIES	38	613

TOTAL LIABILITIES	13,947	11,777

COMMITMENTS AND CONTINGENT LIABILITIES

REDEEMABLE CONVERTIBLE PREFERRED SHARES (*)
Series A preferred shares, NIS 0.01 par value: 38,000,000 shares authorized; 32,901,384 shares issued and outstanding as of June 30, 2021 and as of December 31, 2020	15,634	15,634
Series B-1 preferred shares, NIS 0.01 par value: 11,000,000 shares authorized; 10,102,595 and 9,957,400 shares issued and outstanding as of June 30, 2021 and as of December 31, 2020, respectively	4,497	3,929
Series B-2 preferred shares, NIS 0.01 par value: 19,000,000 shares authorized; 18,670,270 shares issued and outstanding as of June 30, 2021 and as of December 31, 2020	10,000	10,000
Series C preferred shares, NIS 0.01 par value: 9,425,000 shares authorized; 9,424,938 shares issued and outstanding as of June 30, 2021 and as of December 31, 2020	19,942	19,942
Series D preferred shares NIS 0.01 par value: 19,313,650 shares authorized; 19,313,646 shares issued and outstanding as of June 30, 2021 and as of December 31, 2020	60,286	60,286
Series E preferred shares, NIS 0.01 par value: 11,205,179 shares authorized; 11,080,674 shares issued and outstanding as of June 30, 2021 and as of December 31, 2020	39,820	39,820

TOTAL REDEEMABLE CONVERTIBLE PREFERRED SHARES	150,179	149,611

SHAREHOLDERS’ DEFICIT:
Ordinary shares, NIS 0.01 par value: 95,709,727 shares authorized; 11,749,555, and 10,795,372 shares issued and outstanding as of June 30, 2021 and as of December 31, 2020, respectively (*)	44	40
Additional paid-in capital	25,162	21,211
Accumulated deficit	(113,548)	(103,474)

TOTAL SHAREHOLDERS’ DEFICIT	(88,342)	(82,223)

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ DEFICIT	75,784	79,165

(*)	See note 2(c) with regard to the Reverse Stock Split.

The accompanying notes are an integral part of the unaudited condensed consolidated financial

VALENS SEMICONDUCTOR LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Six months ended June 30		Three months ended June 30
	2021	2020	2021	2020
	U.S. dollars in thousands, except share and per share amounts
REVENUES	30,874	29,972	17,510	16,028
COST OF REVENUES	(8,875)	(6,328)	(5,043)	(3,343)

GROSS PROFIT	21,999	23,644	12,467	12,685

OPERATING EXPENSES:
Research and development expenses	(21,354)	(20,444)	(10,956)	(9,972)
Sales and marketing expenses	(6,332)	(7,190)	(3,222)	(3,235)
General and administrative expenses	(4,544)	(3,287)	(2,366)	(2,215)

TOTAL OPERATING EXPENSES	(32,230)	(30,921)	(16,544)	(15,422)

OPERATING LOSS	(10,231)	(7,277)	(4,077)	(2,737)
Financial income, net	336	2,477	503	919

LOSS BEFORE INCOME TAXES	(9,895)	(4,800)	(3,574)	(1,818)
INCOME TAXES	(179)	(72)	(124)	(28)

NET LOSS	(10,074)	(4,872)	(3,698)	(1,846)

Basic and diluted net loss per ordinary share (*)	(1.606)	(1.161)	(0.679)	(0.517)

Weighted average number of shares used in computing net loss per ordinary share (*)	10,927,357	10,249,275	11,020,299	10,423,540

(*)	Share and per share data are presented on a retroactive basis to reflect the Reverse Stock Split, refer also to note 2(c).

The accompanying notes are an integral part of the unaudited condensed consolidated financial Statements

VALENS SEMICONDUCTOR LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT (Unaudited)

	Six months ended June 30, 2021
	Ordinary shares		Additional paid- in capital	Accumulated deficit	Total
	Shares (*)	Amount
	U.S. dollars in thousands
Balance - January 1, 2021	10,795,372	40	21,211	(103,474)	(82,223)
Exercise of options	954,183	4	661	—	665
Stock based compensation	—	—	3,290	—	3,290
Net loss for the period	—	—	—	(10,074)	(10,074)

Balance - June 30, 2021	11,749,555	44	25,162	(113,548)	(88,342)

	Six months ended June 30, 2020
	Ordinary shares		Additional paid- in capital	Accumulated deficit	Total
	Shares (*)	Amount
	U.S. dollars in thousands
Balance - January 1, 2020	9,889,684	36	15,480	(83,839)	(68,323)
Exercise of options	554,031	2	231	—	233
Stock based compensation	—	—	2,146	—	2,146
Net loss for the period	—	—	—	(4,872)	(4,872)

Balance - June 30, 2020	10,443,715	38	17,857	(88,711)	(70,816)

	Three months ended June 30, 2021
	Ordinary shares		Additional paid- in capital	Accumulated deficit	Total
	Shares (*)	Amount
	U.S. dollars in thousands
Balance - April 1, 2021	10,912,912	41	22,881	(109,850)	(86,928)
Exercise of options	836,643	3	586	—	589
Stock based compensation	—	—	1,695	—	1,695
Net loss for the period	—	—	—	(3,698)	(3,698)

Balance - June 30, 2021	11,749,555	44	25,162	(113,548)	(88,342)

	Three months ended June 30, 2020
	Ordinary shares			Additional paid- in capital	Accumulated deficit	Total
	Shares (*)	Amount
	U.S. dollars in thousands
Balance - April 1, 2020	10,403,011	38		16,209	(86,865)	(70,618)
Exercise of options	40,704	(	**)	20	—	20
Stock based compensation	—	—		1,628	—	1,628
Net loss for the period	—	—		—	(1,846)	(1,846)

Balance - June 30, 2020	10,443,715	38		17,857	(88,711)	(70,816)

(*)	Share data is presented on a retroactive basis to reflect the Reverse Stock Split, refer also to note 2(c).
(**)	Less than $1 thousands

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements

VALENS SEMICONDUCTOR LTD.

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six months ended June 30
	2021	2020
	U.S. dollars in thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	(10,074)	(4,872)
Adjustments to reconcile net loss to net cash used in operating activities:
Income and expense items not involving cash flows:
Depreciation	522	522
Stock-based compensation	3,290	2,146
Exchange rate differences	(231)	(1,909)
Interest from short-term deposits	219	601

Changes in operating assets and liabilities:
Trade accounts receivable	767	1,894
Prepaid expenses and other current assets	(1,588)	(509)
Inventories	(2,541)	139
Long-term assets	(31)	25
Trade accounts payable	1,124	(1,973)
Accrued compensation	(948)	(2,476)
Other current liabilities	(153)	(553)
Other long-term liabilities	(7)	(3)

Net cash provided by (used in) operating activities	(9,651)	(6,968)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in short-term deposits	(4,520)	(58,334)
Maturities of short-term deposits	29,500	71,000
Purchase of property and equipment	(505)	(378)

Net cash provided by (used in) investing activities	24,475	12,288

CASH FLOWS FROM FINANCING ACTIVITIES:
Deferred issuance costs	(218)	—
Exercise of options	665	233

Net cash provided by financing activities	447	233

Effect of exchange rate changes on cash and cash equivalents	217	970
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	15,488	6,523
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	26,316	15,556

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	41,804	22,079

SUPPLEMENT DISCLOSURE OF CASH FLOW INFORMATION -
Cash paid for taxes	224	72

NON-CASH ACTIVITY
Trade accounts payable on account of property and equipment	—	49
Unpaid issuance costs	2,722	—

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 1 - GENERAL:

a.	Valens Semiconductor Ltd. (hereafter “Valens”, and together with its wholly owned subsidiaries, the “Company”), was incorporated in Israel in 2006.

Valens is a leading provider of semiconductor products (chips), operates in the Audio-Video and Automotive industries, renowned for its Physical Layer (PHY) technology, enabling resilient high-speed connectivity over simple, low-cost infrastructure. Valens is the inventor of the HDBaseT Technology, which enables the converged delivery of ultra-high-definition digital video and audio, Ethernet, control signals, USB and power through a single cable. In the audio-video space, Valens’ HDBaseT technology enables plug-and-play digital connectivity between ultra-HD video sources and remote displays. In the automotive domain, Valens’ product offering includes both symmetric and asymmetric connectivity technology for high bandwidth transmission of native interfaces over a single low-cost wires and connectors. Valens’ advanced PHY technology for the auto industry provides the safety and resilience required to handle the noisy automotive environment, addressing the needs of Advanced driver-assistance systems (ADAS), Automotive Data Solutions (ADS), infotainment, telematics and backbone connectivity.

b.

The ongoing novel coronavirus (“COVID-19”) pandemic and the mitigation efforts by governments to attempt to control its spread created uncertainties and disruptions in the economic and financial markets. The Company is not aware of events or circumstances that would require an update to its estimates, judgments, or adjustments to the carrying values of its assets or liabilities as of June 30, 2021. These estimates may change as developments occur and as the Company obtains additional information. These future developments are highly uncertain, and the outcomes, unpredictable. Actual results may differ from those estimates, and such differences may be material to the financial statements.

c.

On May 25, 2021, the Company signed a Business Combination Agreement (the “Business Combination Agreement”) with PTK Acquisition Corp., a Delaware corporation whose common stock and warrants are traded on the New York Stock Exchange, (“PTK” or “SPAC”) and Valens Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub will merge with and into PTK (the “Merger”), with PTK surviving the Merger as a wholly owned subsidiary of the Company (such company, as the surviving entity of the Merger, the “Surviving Entity”). These transactions are set forth in the Business Combination Agreement.

As part of its initial offering, PTK issued 11,500,000 units at $10.00 per unit (for total consideration of approximately $115 million, assuming no redemptions by PTK holders), with each unit consisting of one share of common stock and one warrant that entitles the holder thereof to purchase one half (1/2) of one share of common stock of PTK at an exercise price of $11.50 per whole share (the “PTK Warrants”). As a result of the Business Combination Agreement, and upon consummation of the Business Combination Agreement and the other transactions contemplated by the Business Combination Agreement (the “Transactions”), PTK, will become a wholly owned subsidiary of the Company, with the shareholders of PTK becoming shareholders of the Company.

In connection therewith, the Company will issue to the SPAC’s sponsor: (a) 2,875,000 Ordinary Shares; and (b) 6,660,000 warrants, each of which entitles the holder thereof to purchase one half (1/2) of a Company Ordinary Share ((a) and (b) together, the “Sponsor Equity”). The Sponsor Equity is subject to certain terms and conditions, as set forth in the definitive documentation.

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 1 - GENERAL (continued):

Pursuant to the Business Combination Agreement, and immediately prior to the consummation of the Merger and sale of shares to other investors as part of a PIPE (Private Investment in Public Equity) transaction, as detailed below, the Company shall effect a recapitalization whereby (i) all of the Company Preferred Shares will be converted into Company Ordinary Shares, (ii) the Company will adopt amended and restated articles of association, (iii) each Company Ordinary Share that is issued and outstanding immediately prior to the Effective Time (as defined in the Business Combination Agreement) shall be split (including a reverse split, if applicable) into a number of Company Ordinary Shares such that each such Company Ordinary Shares has an implied value of $10.00 per share, as of an agreed measurement date shortly prior to Closing and based on an agreed equity valuation methodology (the “Stock Split”), and (iv) any outstanding stock options of the Company issued and outstanding immediately prior to the Effective Time shall be adjusted to give effect to the foregoing transactions and remain outstanding.

Following the recapitalization, (a) in connection with the Merger, each of the PTK Warrants will automatically become a Company Warrant and all rights with respect to the PTK Ordinary Shares underlying the PTK Warrants will be automatically converted into rights with respect to Company Ordinary Shares and thereupon assumed by the Company, and (b) after giving effect to the foregoing and in connection with the Merger, each PTK Ordinary Share issued and outstanding will be converted automatically into one Company Ordinary Share.

Concurrently with the execution of the Business Combination Agreement, Valens and certain accredited investors (the “PIPE Investors”), entered into a series of subscription agreements, providing for the purchase by the PIPE Investors at the Effective Time of an aggregate of 12,500,000 Valens ordinary shares (“PIPE Shares”) at a price per share of $10.00 (assuming the capital restructuring has been effected), for gross proceeds to Valens of $125.0 million (collectively, the “PIPE Financing”).

On September 29, 2021, pursuant to the Business Combination Agreement, the Company and PTK announced the Closing of the business combination between them. See note 2(c) with regard to the Recapitalization that occurred in connection with the business combination.

As of September 30, 2021, the Company began trading on the New York Stock Exchange under the Symbol “VLN”.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

a.	Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial reporting.

Certain information and footnote disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. In our opinion, the information contained herein reflects all adjustments necessary for a fair statement of our results of operations, financial position, cash flows, and shareholders’ deficit. All such adjustments are of a normal, recurring nature, except for the effects of the Reverse Share Split discussed in note 2(c).

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

The results of operations for the six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the full year ending December 31, 2021. The unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2020.

There have been no material changes in our significant accounting policies as described in our consolidated financial statements for the year ended December 31, 2020 other than as described in note 2(c).

b.	New Accounting Pronouncements

Recently issued accounting pronouncements, not yet adopted:

In February 2016, the FASB issued ASU No. 2016-02, Leases (“ASC 842”), on the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for in a manner similar to the accounting under existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. ASC 842 supersedes the previous leases standard, ASC 840, “Leases”. The guidance is effective for the Company for annual periods beginning after December 15, 2021 and interim periods within annual periods beginning after December 15, 2022. The Company is currently evaluating the impact of the adoption of the new standard on its consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (“ASC 326”): Measurement of Credit Losses on Financial Instruments to introduce a new model for recognizing credit losses on financial instruments based on estimated current expected credit losses, or CECL. Under the new standard, an entity is required to estimate CECL on trade receivables at inception, based on historical information, current conditions, and reasonable and supportable forecasts. ASU No. 2016-13 is effective for the Company for the annual period beginning after December 15, 2022, including interim periods within that reporting period. The Company is currently evaluating the impact of adoption of the new standard on its consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (“Topic 740”): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. ASU No. 2019-12 is effective for the Company for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company is evaluating the impact of adoption of the new standard on its consolidated financial statements.

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

c.	Recapitalization

On September 29, 2021 (the “Closing Date”), the Company consummated a recapitalization transaction as defined below, pursuant to a merger agreement dated May 25, 2021 (the “Merger Agreement”), with PTK, a publicly traded special purpose acquisition company, resulting in PTK becoming a wholly-owned subsidiary of the Company.

On the Closing Date, the following transactions occurred pursuant to the terms of the Merger Agreement: (i) all of the Company Preferred Shares were converted into Company Ordinary Shares (ii) the Company affected a stock reverse split of each Share into such number of shares having a value of $10.00 per Share after giving effect to a stock reverse split ratio of 0.662531-to-one Ordinary Share (the “Reverse Stock Split”) ((i) and (ii) collectively the “Recapitalization”), (iii) the Company adopted an Amended and Restated Articles of Association and (iv) any outstanding stock options of the Company issued and outstanding were adjusted to give effect to the foregoing transactions and remain outstanding and their exercise price was adjusted accordingly. In addition, the Company eliminated the par value of its ordinary shares.

The Company considered the Reverse Stock Split as part of the Recapitalization and accounted for on a retroactive basis pursuant to ASC 260. As a result, all Ordinary Shares, options exercisable for Ordinary shares, exercise prices and income (loss) per share amounts have been adjusted, on a retroactive basis, for all periods presented in these consolidated financial statements, to reflect such Reverse Stock Split. The number of Preferred Shares has not been retrospectively adjusted in these consolidated financial statements as a result of the conversion to ordinary shares occurring simultaneously with the Reverse Stock Split. The conversion of the Redeemable Convertible Preferred Shares will be reflected on the Closing Date. The total number of Preferred Shares converted into Ordinary Shares on September 29, 2021 was 67,242,640 shares.

NOTE 3 - INVENTORIES:

	June 30, 2021	December 31, 2020
	U.S. dollars in thousands
Work in process	3,814	1,400
Finished goods	1,886	1,759

	5,700	3,159

NOTE 4 - COMMITMENTS AND CONTINGENT LIABILITIES:

Noncancelable Purchase Obligations

The Company depends upon third party subcontractors for manufacturing of wafers, packaging and final tests. As of June 30, 2021, and December 31, 2020 the total value of open purchase orders for such manufacturing contractors was approximately $18,043 thousand and $12,417 thousand, respectively.

The Company has noncancelable purchase agreements for certain IP cores embedded in the Company products as well as certain agreement for the license of development tools used by the development team. As of June 30, 2021, and December 31, 2020, the total value of non-paid amounts related to such agreements totaled to $2,988 thousand and $3,614 thousand, respectively.

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 4 - COMMITMENTS AND CONTINGENT LIABILITIES (continued):

Legal proceedings

As of June 30, 2021, and to date, the Company is not a party to, or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

NOTE 5 - WARRANTS LIABILITY:

a.

On February 16, 2011, following a loan agreement signed between the Company and a third party, the Company granted to the lender warrants to purchase 161,808 Series B-1 Preferred Shares of NIS 0.01 par value at a price per preferred share of $0.40171. The Preferred B-1 warrants were classified as liability in accordance with ASC 480-10-35-5, (see also Note 1(v) in the annual financial statement as of December 31, 2020).

On February 16, 2021, 161,808 Series B-1 Preferred Shares warrants were exercised into 145,195 Series B-1 Preferred Shares on a cashless basis.

b.	The table below sets forth a summary of the changes in the fair value of the warrants for preferred shares classified as Level 3:

	June 30, 2021	June 30, 2020
	U.S. dollars in thousands
Balance at beginning of period	568	459
Exercise of warrants	(568)	—

Balance at end of period	—	459

NOTE 6 - OTHER CURRENT LIABILITIES:

	June 30, 2021	December 31, 2020
	U.S. dollars in thousands
Accrued vacation	3,515	2,989
Taxes payable	35	37
Accrued expenses related to the Business Combination	2,940
Accrued expenses - other	1,506	2,401

	7,996	5,427

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 7 - REDEEMABLE CONVERTIBLE PREFERRED SHARES:

Rights of redeemable convertible preferred shares:

	Aggregate Liquidation Preference
	June 30, 2021	December 31, 2020
	U.S. dollars in thousands
Series A	35,792	34,609
Series B-1	7,875	7,613
Series B-2	19,679	19,029
Series C	28,527	27,586
Series D	80,460	77,806
Series E	54,182	52,394

Total redeemable convertible preferred shares	226,515	219,037

As of the June 30, 2021 the Company had issued Ordinary Shares and six classes of Preferred Shares. The rights, preferences and privileges with respect to the Preferred Shares are stipulated in the Company’s Articles of Association (“AoA”).

Cumulative dividends in arrears as of June 30, 2021 and December 31, 2020 for all the preferred shares are, $72,056 thousand and $64,578 thousand, respectively.

NOTE 8 - STOCK-BASED COMPENSATION:

The Company’s stock options have a term of up to 10 years from grant date unless extended by the Board of Directors. The granted options generally vest as follows: 25% on the first anniversary from the “Vesting Start Date” as defined in the grant agreement and remainder vest ratably over the following 12 quarters.

2,730,177 and 814,271 out of the outstanding options that have not yet vested as of June 30, 2021, have acceleration mechanisms according to certain terms set forth in the grant agreements in the case of an M&A Transaction which constitutes a Liquidation Event (as defined in Note 9 in the consolidated financial statement for the year ended December 31, 2020), or in the case of completion of the Transaction (as defined in note 1c above), respectively.

As of June 30, 2021, the unrecognized compensation costs related to those unvested stock options are $12,068 thousand, which are expected to be recognized over a weighted-average period of 2.85 years (out of which $3,396 thousand compensation costs were recognized upon the closing of the Transaction, see also note 1c).

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 8 - STOCK-BASED COMPENSATION (continued):

The following is a summary of the status of the Company’s share option plan as of June 30, 2021, as well as changes during the years:

	Six months ended June 30, 2021
	Number of Options (*)	Weighted- Average Exercise price (*)
Options outstanding as of December 31, 2020	15,955,829	$0.71
Granted during the period	1,448,442	$0.86
Exercised during the period	(954,182)	$0.70
Forfeited during the period	(399,426)	$0.84

Options outstanding as of June 30, 2021	16,050,663	$0.72

Options exercisable as of June 30, 2021	10,729,147	$0.65

(*)	Number of Options and Weighted-Average Exercise price data are presented on a retroactive basis to reflect the Reverse Stock Split, refer also to note 2(c).

The following table summarizes information about share options outstanding as of June 30, 2021:

Outstanding as of June 30, 2021					Exercisable as of June 30, 2021
Range of exercise prices (*)	Number outstanding (*)	Weighted average remaining contractual term	Weighted average exercise price (post reverse split) (*)	Aggregate intrinsic value (U.S. dollars in thousands)	Number Exercisable (*)	Weighted average remaining contractual term	Weighted Average exercise price (post reverse split) (*)	Aggregate intrinsic value (U.S. dollars in thousands)
$0.15-$0.86	16,011,574	6.28	$0.72	108,822	10,696,020	5.00	$0.65	73,441
$2.10	33,127	3.20	$2.10	180	33,127	3.20	$2.10	180
$1.87	5,963	9.65	$1.87	34	—	—	—	—

(*)	Number of Options and Weighted-Average Exercise price data are presented on a retroactive basis to reflect the Reverse Stock Split, refer also to note 2(c).

The calculated fair value of option grants was estimated using the Black-Scholes option-pricing model with the following assumptions:

	For the six months ended on June 30 2021	For the year ended on December 31 2020
Expected term	6-10	6-10
Expected volatility	48.15%-50.7%	48.15%
Expected dividend rate	0%	0%
Risk-free rate	0.61%-1.74%	0.42%-1.69%

During the six months period ended on June 30, 2021, 265,013 options were granted to a related party (please refer to Note 12 for further information).

As of June 30, 2021, the unrecognized compensation costs related to unvested stock options was $18,407 thousand, which are expected to be recognized over a weighted-average period of 2.99 years.

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 8 - STOCK-BASED COMPENSATION (continued):

The following table presents the classification of the stock-based compensation expenses for the periods indicated:

	Six months Ended		Three months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
	U.S. dollars in thousands
Cost of revenue	47	96	(10)	45
Research and development	755	668	374	325
Selling, general and administrative	2,488	1,382	1,331	1,258

Total stock-based compensation	3,290	2,146	1,695	1,628

NOTE 9 - NET LOSS PER ORDINARY SHARE:

The following table sets forth the computation of basic and diluted net (loss per ordinary share for the periods indicated. Net income (loss) per ordinary share calculations for all periods presented have been retrospectively adjusted to reflect the Reverse Stock Split, as discussed in Note 2(c).

	Six months Ended		Three months ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
	U.S. dollars in thousands
Basic net loss per ordinary share
Numerator:
Net loss from continuing operations	(10,074)	(4,872)	(3,698)	(1,846)
Dividend on Series E Redeemable Preferred	(1,788)	(1,680)	(906)	(847)
Dividend on Series D Redeemable Preferred	(2,654)	(2,495)	(1,346)	(1,258)
Dividend on Series C Redeemable Preferred	(941)	(885)	(477)	(446)
Dividend on Series B-2 Redeemable Preferred	(650)	(610)	(329)	(308)
Dividend on Series B-1 Redeemable Preferred	(262)	(244)	(129)	(123)
Dividend on Series A Redeemable Preferred	(1,183)	(1,111)	(601)	(561)

Numerator for basic and diluted net loss per common share – net loss attributable to common stockholders	(17,552)	(11,897)	(7,486)	(5,389)

Denominator:
Denominator for basic and dilutive net loss per common share- adjusted weighted-average share	10,927,357	10,249,275	11,020,299	10,423,540

Basic and dilutive net loss per common share	(1.606)	(1.161)	(0.679)	(0.517)

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 9 - NET LOSS PER ORDINARY SHARE (continued):

The following weighted-average shares of securities were not included in the computation of diluted net income (loss) per common share as their effect would have been antidilutive:

	Six months ended		Three months ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Options	16,408,933	14,087,429	16,432,641	14,667,709
Warrants liability	40,452	161,808	—	161,808
Redeemable convertible Preferred A shares	32,901,384	32,901,384	32,901,384	32,901,384
Redeemable convertible Preferred B-1 shares	10,078,756	9,957,400	10,119,208	9,957,400
Redeemable convertible Preferred B-2 shares	18,670,270	18,670,270	18,670,270	18,670,270
Redeemable convertible Preferred C shares	9,424,938	9,424,938	9,424,938	9,424,938
Redeemable convertible Preferred D shares	19,313,646	19,313,646	19,313,646	19,313,646
Redeemable convertible Preferred E shares	11,080,674	11,080,674	11,080,674	11,080,674

NOTE 10 - FINANCIAL INCOME (EXPENSES), NET

	Six months ended		Three months ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
	U.S. dollars in thousands
Foreign currency exchange differences	239	1,949	474	734
Interest income on short-term deposits	112	545	37	193
Other	(15)	(17)	(8)	(8)

Total financial income, net	336	2,477	503	919

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 11 - SEGMENT AND REVENUE BY GEOGRAPHY AND BY MAJOR CUSTOMER:

a.

For the purpose of evaluating financial performance and allocating resources, the CODM reviews financial information presented on a consolidated basis accompanied by disaggregated information about revenues, gross profit and operating loss by the two identified reportable segments, to make decisions about resources to be allocated to the segments and assess their performance. Assets information is not provided to the CODM and is not being reviewed. Revenues and cost of goods sold are directly associated with the activities of a specific segment. Direct operating expenses, including general and administrative expenses, associated with the activities of a specific segment are charged to that segment. General and administrative expenses which cannot be attributed directly, are allocated evenly between segments. Other operating expenses are allocated to segments based on headcount ratio.

	Six months ended on June 30, 2021
	Audio- Video	Automotive	Consolidated
	U.S. dollars in thousands
Revenues	27,145	3,729	30,874
Gross profit	21,266	733	21,999
Research and development expenses	5,255	16,099	21,354
Sales and marketing expenses	3,437	2,895	6,332
General and administrative expenses	2,303	2,241	4,544

Segment operating profit (loss)	10,271	(20,502)	(10,231)

Financial income, net			336

Loss before taxes on income			(9,895)

Depreciation expenses	171	351	522

	Six months ended on June 30, 2020
	Audio- Video	Automotive	Consolidated
	U.S. dollars in thousands
Revenues	29,291	681	29,972
Gross profit (loss)	23,805	(161)	23,644
Research and development expenses	8,067	12,377	20,444
Sales and marketing expenses	3,258	3,932	7,190
General and administrative expenses	1,649	1,638	3,287

Segment operating profit (loss)	10,831	(18,108)	(7,277)

Financial income, net			2,477

Loss before taxes on income			(4,800)

Depreciation expenses	243	279	522

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 11 - SEGMENT AND REVENUE BY GEOGRAPHY AND BY MAJOR CUSTOMER (continued):

	Three months ended on June 30, 2021
	Audio- Video	Automotive	Consolidated
	U.S. dollars in thousands
Revenues	15,513	1,997	17,510
Gross profit	12,053	414	12,467
Research and development expenses	2,692	8,264	10,956
Sales and marketing expenses	1,648	1,574	3,222
General and administrative expenses	1,176	1,190	2,366

Segment operating profit (loss)	6,537	(10,614)	(4,077)

Financial income, net			503

Loss before taxes on income			(3,574)

Depreciation expenses	22	244	266

	Three months ended on June 30, 2020
	Audio- Video	Automotive	Consolidated
	U.S. dollars in thousands
Revenues	15,671	357	16,028
Gross profit (loss)	12,780	(95)	12,685
Research and development expenses	4,241	5,731	9,972
Sales and marketing expenses	1,662	1,573	3,235
General and administrative expenses	1,114	1,101	2,215

Segment operating profit (loss)	5,763	(8,500)	(2,737)

Financial income, net			919

Loss before taxes on income			(1,818)

Depreciation expenses	120	139	259

b.	Geographic Revenues

The following table shows revenue by geography, based on the customers’ “bill to” location:

	Six months ended June 30		Three months ended June 30
	2021	2020	2021	2020
	U.S. dollars in thousands
Israel	779	549	371	207
China	8,233	3,528	4,787	1,579
Hong Kong	5,567	5,704	3,592	3,328
United States	3,834	4,931	1,301	3,944
Japan	3,515	4,369	2,487	1,963
Mexico	632	5,300	205	1,882
Other	8,314	5,591	4,767	3,125

	30,874	29,972	17,510	16,028

VALENS SEMICONDUCTOR LTD.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 11 - SEGMENT AND REVENUE BY GEOGRAPHY AND BY MAJOR CUSTOMER (continued):

c.	Supplemental data - Major Customers:

The following tables summarize the significant customers’ (including distributors) accounts receivable and revenues as a percentage of total accounts receivable and total revenues, respectively:

	June 30, 2021	December 31, 2020
Accounts Receivable	U.S. dollars in thousands
Customer A	19%	36%
Customer B	11%	6%
Customer C	10%	0%
Customer D	10%	20%
Customer E	7%	14%

	Six months ended		Three months ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Revenues	U.S. dollars in thousands
Customer A	12%	3%	14%	0%
Customer C	11%	14%	14%	6%
Customer B	11%	6%	11%	4%
Customer F	10%	7%	12%	5%
Customer E	6%	22%	5%	9%
Customer D	6%	10%	7%	5%

NOTE 12 - RELATED PARTY TRANSACTIONS:

a.

During the six months ended on June 30, 2021, the Company granted 265,013 options at a weighted average exercise price of $0.86 to one of its executives. The fair value of the stock options is $1,110 thousand, which is expected to be recognized over a 4-years vesting period.

b.

In February 2020, the Company changed the employment terms of one of its executives, who is also a member of the board of directors of the Company, into a fixed term employment of 5 years, ending in January 2025.

NOTE 13 - SUBSEQUENT EVENTS:

We have evaluated the impact of subsequent events through October 20, 2021, which is the date these unaudited condensed consolidated financial statements were available to be issued and have determined that, other than as stated in notes 1(c) and 2(c) above, there were no subsequent events requiring adjustment or disclosure in our consolidated financial statements.

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of

PTK Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of PTK Acquisition Corp. (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2020 and for the period from August 19, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and for period from August 19, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred a net loss and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement of 2020 Financial Statements

As discussed in Note 2 to the financial statements, the accompanying financial statements as of December 31, 2020 and for the year then ended, have been restated.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2020.

Houston, Texas

March 31, 2021, except for the effects of the restatement discussed in Note 2, as to which the date is June 14, 2021.

PTK ACQUISITION CORP.

BALANCE SHEETS

	December 31, 2020	December 31, 2019
	(Restated, See Note 2)
Assets:
Current assets:
Cash	$333,181	$180,975
Prepaid expenses	64,254	—

Total current assets	397,435	180,975
Investments held in Trust Account	115,006,035	—
Deferred offering costs associated with the initial public offering	—	246,879

Total assets	$115,403,470	$427,854

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$399,863	$103,489
Accrued expenses	115,976	—
Accrued expenses—related party	53,677	—
Note payable—related party	—	300,000
Franchise tax payable	108,803	2,202

Total current liabilities	678,319	405,691
Deferred underwriting commissions	4,025,000	—
Warrant liabilities	5,180,000	—

Total liabilities	9,883,319	405,691
Commitments and Contingencies (Note 6)
Common stock, $0.0001 par value; 10,052,015 and -0- shares subject to possible redemption at $10.00 per share at December 31, 2020 and 2019, respectively	100,520,150	—
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 4,322,985 and 2,875,000 shares issued and outstanding (excluding 10,052,015 and -0- shares subject to possible redemption) at December 31, 2020 and 2019, respectively	432	288
Additional paid-in capital	7,454,115	24,712
Accumulated deficit	(2,454,546)	(2,837)

Total stockholders’ equity	5,000,001	22,163

Total liabilities and stockholders’ equity	$115,403,470	$427,854

The accompanying notes are an integral part of these financial statements.

PTK ACQUISITION CORP.

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2020	For the Period from August 19, 2019 (inception) through December 31, 2019
	(Restated)
Operating expenses
General and administrative expenses	$568,151	$635
Administrative fees—related party	55,000	—
Franchise tax expense	107,400	2,202

Loss from operations	$(730,551)	$(2,837)
Change in fair value of warrant liabilities	(1,702,000)	—
Offering costs associated with issuance of private warrants	(25,193)	—
Net gain from investments held in Trust Account	6,035	—

Net loss	$(2,451,709)	$(2,837)

Weighted average shares outstanding of common stock subject to possible redemption, basic and diluted	10,267,658	—

Basic and diluted net income per share, common stock subject to possible redemption	$—	$—

Weighted average shares outstanding of non-redeemable common stock, basic and diluted	3,246,580	2,500,000

Basic and diluted net loss per share, non-redeemable common stock	$(0.76)	$(0.00)

The accompanying notes are an integral part of these financial statements.

PTK ACQUISITION CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Year Ended December 31, 2020

			Additional Paid-In Capital
	Common Stock			Accumulated Deficit	Stockholders’ Equity
	Shares	Amount
Balance—December 31, 2019	2,875,000	$288	$24,712	$(2,837)	$22,163
Sale of units in initial public offering, gross	11,500,000	1,150	114,998,850	—	115,000,000
Offering costs	—	—	(7,272,303)	—	(7,272,303)
Excess cash received over the fair value of the private warrants, net of derivative liabilities for private warrants	—	—	204,000	—	204,000
Initial value of common stock subject to possible redemption	(10,630,937)	(1,063)	(106,308,307)	—	(106,309,370)
Change in value of common stock subject to possible redemption	578,922	58	5,789,162	—	5,789,220
Conversion of note payable into warrants	—	—	18,000	—	18,000
Net loss	—	—	—	(2,451,709)	(2,451,709)

Balance—December 31, 2020 (restated)	4,322,985	$432	$7,454,115	$(2,454,546)	$5,000,001

For the Period from August 19, 2019 (inception) through December 31, 2019

			Additional Paid-In Capital		Total Stockholders’ Equity
	Common Stock			Accumulated Deficit
	Shares	Amount
Balance—August 19, 2019 (inception)	—	$—	$—	$—	$—
Issuance of common stock to Sponsor	2,875,000	288	24,712	—	25,000
Net loss	—	—	—	(2,837)	(2,837)

Balance—December 31, 2019	2,875,000	$288	$24,712	$(2,837)	$22,163

The accompanying notes are an integral part of these financial statements.

PTK ACQUISITION CORP.

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2020	For the Period from August 19, 2019 (Inception) through December 31, 2019
	(Restated)
Cash Flows from Operating Activities:
Net loss	$ (2,451,709)	$ (2,837)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liabilities	1,702,000	—
Offering costs associated with issuance of private warrants	25,193	—
Net gain from investments held in Trust Account	(6,035)	—
Changes in operating assets and liabilities:
Prepaid expenses	(64,254)	—
Accounts payable	255,682	610
Accrued expenses	30,976	—
Accrued expenses—related party	53,677	—
Franchise tax payable	106,601	2,202

Net cash used in operating activities	(347,869)	(25)

Cash Flows from Investing Activities
Investment held in Trust Account	(115,000,000)	—

Net cash used in investing activities	(115,000,000)	—

Cash Flows from Financing Activities:
Proceeds received from initial public offering, gross	115,000,000	—
Proceeds received from private placement	3,400,000	—
Proceeds received from related party	—	300,000
Proceeds from issuance of ordinary shares to initial shareholders	—	25,000
Offering costs paid	(2,899,925)	(144,000)
Payment to advances from related party	—
Net cash provided by financing activities	115,500,075	181,000
Net change in cash	152,206	180,975
Cash—beginning of the period	180,975	—

Cash—end of the period	$333,181	$180,975

Supplemental disclosure of noncash activities:
Offering costs included in accounts payable	$65,870	$102,879

Offering costs included in accrued expenses	$85,000	$—

Deferred underwriting commissions in connection with the initial public offering	$4,025,000	$—

Conversion of note payable into warrants, less derivative liabilities for private warrants	$300,000	$—

Initial value of common stock subject to possible redemption	$106,309,370	$—

Change in value of common stock subject to possible redemption	$(5,789,220)	$—

The accompanying notes are an integral part of these financial statements.

PTK ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 1—Description of Organization and Business Operations

Organization and General

PTK Acquisition Corp. (the “Company”) was incorporated in Delaware on August 19, 2019. The Company was incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of December 31, 2020, the Company had not commenced any operations. All activity for the period from August 19, 2019 (inception) through December 31, 2020 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on investments held in trust from the proceeds derived from the Initial Public Offering and the sale of the Private Placement Warrants (as defined below). The Company has selected December 31 as its fiscal year end.

Sponsor and Financing

The Company’s sponsor is PTK Holdings LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Initial Public Offering was declared effective on July 13, 2020. On July 15, 2020, the Company consummated the Initial Public Offering of 11,500,000 units (the “Units” and, with respect to the common stock included in the Units, the “Public Shares”), including the issuance of 1,500,000 Units as a result of the underwriters’ exercise of their over-allotment option in full, at $10.00 per Unit, generating gross proceeds of $115.0 million, and incurring offering costs of approximately $7.3 million, inclusive of approximately $4.0 million in deferred underwriting commissions (Note 6).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 6,800,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $0.50 per Private Placement Warrant to the Sponsor, generating gross proceeds to the Company of $3.4 million.

Trust Account

Upon the closing of the Initial Public Offering and the Private Placement, $115.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement was placed in a trust account (“Trust Account”), located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, until the distribution of the Trust Account as described below.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete an initial Business Combination having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (as defined below) (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the income earned on the Trust Account) at the time of signing the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”).

The Company will provide its holders (the “Public Stockholders”) of its common stock, par value $0.0001, sold in the Initial Public Offering (the “Public Shares”), with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share), calculated as of two business days prior to the consummation of a Business Combination, including interest (which interest shall be net of taxes payable). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either prior to or upon consummation of the Business Combination and a majority of the Company’s common stock voted at the applicable meeting are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transactions is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or vote at all. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor and the Company’s officers and directors have agreed to vote any Insider Shares (as defined below in Note 5) and Public Shares held by them in favor of a Business Combination. In addition, the Sponsor and the Company’s officers and directors have agreed to waive their redemption rights with respect to any Public Shares held by them in connection with the completion of a Business Combination.

Notwithstanding the foregoing redemption rights, if the Company seeks stockholder approval of its initial Business Combination and the Company does not conduct redemptions in connection with its initial Business Combination pursuant to the tender offer rules, the Company’s Amended and Restated Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the shares sold in the Initial Public Offering, without the prior consent of the Company.

The Sponsor and the Company’s officers and directors agreed not to propose any amendment to the Company’s Amended and Restated Certificate of Incorporation (1) to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination within 18 months from the closing of the Initial Public Offering, or January 15, 2022 (the “Combination Period”) or (2) which adversely affects the rights of holders of the Public Shares, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares upon approval of any such amendment.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares for a pro rata portion of the funds held in the Trust Account (net of interest that may be used by the Company to pay income taxes or other taxes) which redemption will completely extinguish the Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining holders of common stock and the Company’s board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Company will pay the costs of any liquidation following the redemptions from its remaining assets outside of the Trust Account. If such funds are insufficient, the Sponsor has agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $50,000) and has agreed not to seek repayment for such expenses.

The Sponsor and the Company’s officers and directors agreed to waive their liquidation rights with respect to any Insider Shares they hold if the Company fails to complete a Business Combination within the Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares held by them if the Company fails to complete a Business Combination within the Combination Period). The underwriters agreed to waive their rights to the deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the allotted time frame and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account, or less than such amount in certain circumstances. In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (excluding the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to have all third parties, including, but not limited to, all vendors, service providers (excluding its independent registered public accounting firm), prospective target businesses and other entities with which the Company does business execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Stockholders.

Liquidity, Capital Resources and Going Concern

As of December 31, 2020, the Company had approximately $333,000 in its operating bank accounts and working capital deficit of approximately $172,000 (not taken into account tax obligations of approximately $109,000 that may be paid using investment income earned from Trust Account). In order to meet our working capital needs following the consummation of the Initial Public Offering, our sponsor may, but is not obligated to, loan us funds, from time to time or at any time, in whatever amount it deems reasonable in its sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at our sponsor’s discretion, up to $1.0 million of the notes may be converted upon consummation of our business combination into private warrants at a price of $0.50 per warrant (which, for example, would result in our sponsor being issued 1,000,000 private warrants at a purchase price of $0.50 per warrant if $500,000 of notes were so converted). If we do not complete a business combination, any outstanding loans from our sponsor, will be repaid only from amounts remaining outside our trust account, if any.

Prior to the completion of the Initial Public Offering on July 15, 2020, the Company’s liquidity needs were satisfied through the receipt of $25,000 from the Sponsor in exchange for the issuance of the Insider Shares, and a $300,000 Note issued to the Sponsor, which was converted in to private warrants upon closing of the Initial Public Offering (Note 5). Subsequent to the consummation of the Initial Public Offering and Private Placement, the Company’s liquidity needs will be satisfied with the proceeds from the consummation of the Private Placement not held in the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor may, but is not obligated to, provide the Company Working Capital Loans (see Note 5). To date, there were no amounts outstanding under any Working Capital Loans.

The Company will need to raise additional capital through loans or additional investments from its Sponsor, or an affiliate of our Sponsor, shareholders, officers or directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet its working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. Management cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through January 15, 2022, the date that it will be required to cease all operations, except for the purpose of winding up, if a Business Combination is not consummated. These conditions raise substantial doubt about our ability to continue as a going concern.

Note 2—Restatement of Previously Issued Financial Statements

In May 2021, the Company concluded that, because of a misapplication of the accounting guidance related to its public warrants issued in the Private Placement in July 2020 and conversion of note payable (collectively, the “Private Warrants”), the Company’s previously issued financial statements for the year ended December 31, 2020 and for the quarter ended September 30, 2020 (collectively, the “Affected Periods”) should no longer be relied upon. As such, the Company is restating its financial statements for the Affected Periods included in this Amendment No.1 to the Annual Report on Form 10-K (“Annual Report”).

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. Since issuance on July 15, 2020, the Company’s Warrants were accounted for as equity within the Company’s previously reported balance sheets, and after discussion and evaluation, including with the Company’s independent auditors, management concluded that the outstanding Private Warrants should be presented as liabilities with subsequent fair value remeasurement.

Historically, the Private Warrants were reflected as a component of equity as opposed to liabilities on the balance sheets and the statements of operations did not include the subsequent non-cash changes in estimated fair value of the Warrants, based on our application of FASB ASC Topic 815-40, Derivatives and Hedging, Contracts in Entity’s Own Equity (“ASC 815-40”). The views expressed in the SEC Staff Statement were not consistent with the Company’s historical interpretation of the specific provisions within its warrant agreement and the Company’s application of ASC 815-40 to the warrant agreement. The Company reassessed its accounting for Private Warrants issued on July 15, 2020 in light of the SEC Staff’s published views. Based on this reassessment, management determined that the Private Warrants should be classified as liabilities measured at fair value upon issuance, with subsequent changes in fair value reported in the Company Statement of Operations each reporting period.

Therefore, the Company, in consultation with its Audit Committee, concluded that its previously issued Financial Statements for the Affected Periods should be restated because of a misapplication in the guidance around accounting for the Private Warrants should no longer be relied upon.

Impact of the Restatement

The impact of the restatement on the balance sheet, statement of operations and statements of cash flows for the Affected Periods is presented below (see Note 11 - Quarterly Financial Information (Unaudited) for the revision of the quarterly financial statements):

	As of December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Balance Sheet
Total assets	$115,403,470	$—	$115,403,470

Liabilities and shareholders’ equity
Total current liabilities	$678,319	$—	$678,319
Deferred underwriting commissions	4,025,000	—	4,025,000
Warrant liabilities	—	5,180,000	5,180,000

Total liabilities	4,703,319	5,180,000	9,883,319
Common stock, $0.0001 par value; shares subject to possible redemption	105,700,150	(5,180,000)	100,520,150
Stockholders’ equity
Preferred stock—$0.0001 par value	—	—	—
Common stock—$0.0001 par value	381	51	432
Additional paid-in-capital	5,726,973	1,727,142	7,454,115
Accumulated deficit	(727,353)	(1,727,193)	(2,454,546)

Total shareholders’ equity	5,000,001	—	5,000,001

Total liabilities and shareholders’ equity	$115,403,470	$—	$115,403,470

	For the Year Ended December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Operations
General and administrative expenses	$568,151	$—	$568,151
Administrative fees—related party	55,000	—	55,000
Franchise tax expense	107,400	—	107,400

Loss from operations	(730,551)	—	(730,551)
Change in fair value of warrant liabilities	—	(1,702,000)	(1,702,000)
Offering costs associated with issuance of private placement warrants	—	(25,193)	(25,193)
Net gain from investments held in Trust Account	6,035	—	6,035

Net loss	$(724,516)	$(1,727,193)	$(2,451,709)

Weighted average shares outstanding of common stock subject to possible redemption, basic and diluted	10,616,459	(348,801)	10,267,658
Basic and diluted net income per share, common stock subject to possible redemption	$—	$—	$—
Weighted average shares outstanding of non-redeemable common stock, basic and diluted	3,084,568	162,012	3,246,580
Basic and diluted net loss per share, non-redeemable common stock	$(0.23)	$(0.53)	$(0.76)

	For the Year Ended December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Cash Flows
Net loss	$(724,516)	$(1,727,193)	$(2,451,709)
Change in fair value of warrant liabilities	—	1,702,000	1,702,000
Offering costs associated with issuance of private placement warrants	—	25,193	25,193
Net cash used in operating activities	(347,869)	—	(347,869)
Net cash used in investing activities	(115,000,000)	—	(115,000,000)
Net cash provided by financing activities	115,500,075		115,500,075

Net change in cash	$152,206	$—	$152,206

In addition, the impact to the balance sheet dated July 15, 2020, filed on Form 8-K on July 21, 2020 related to the impact of accounting for the Private Warrants as liabilities at fair value resulted in an approximate $3.5 million increase to the derivative warrant liabilities line item at July 15, 2020 and offsetting decrease to the common stock subject to possible redemption temporary equity line item. There is no change to total shareholders’ equity at the reported balance sheet date.

	As of July 15, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Balance Sheet
Total assets	$116,167,273	$—	$116,167,273

Liabilities and shareholders’ equity
Total current liabilities	$832,899	$—	$832,899
Deferred underwriting commissions	4,025,000	—	4,025,000
Warrant liabilities	—	3,478,000	3,478,000
Total liabilities	4,857,899	3,478,000	8,335,899
Common stock, $0.0001 par value; shares subject to possible redemption	106,309,370	(3,478,000)	102,831,370
Stockholders’ equity
Preferred stock—$0.0001 par value	—	—	—
Common stock, $0.0001 par value	375	35	410
Additional paid-in-capital	5,117,759	25,158	5,142,917
Accumulated deficit	(118,130)	(25,193)	(143,323)

Total stockholders’ equity	5,000,004	—	5,000,004

Total liabilities and shareholders’ equity	$116,167,273	$—	$116,167,273

Note 3—Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

As described in Note 2—Restatement of Previously Issued Financial Statements, the Company’s financial statements for the Affected Periods are restated in this Annual Report to correct the misapplication of accounting guidance related to the Company’s warrants in the Company’s previously issued audited and unaudited condensed financial statements for such periods. The restated financial statements are indicated as “Restated” in the audited and unaudited condensed financial statements and accompanying notes, as applicable. See Note 2— Restatement of Previously Issued Financial Statements for further discussion.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents at December 31, 2020 and 2019.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal depository insurance coverage of $250,000, and investments held in Trust Account. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Investments Held in the Trust Account

Upon the closing of the Initial Public Offering and the Private Placement, approximately $115.0 million, was placed in the Trust Account and invested in money market funds that invest in U.S. government securities. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. The estimated fair values of investments held in Trust Account are determined using available market information, other than for investments in open-ended money market funds with published daily net asset values (“NAV”), in which case the Company uses NAV as a practical expedient to fair value. The NAV on these investments is typically held constant at $1.00 per unit.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

As of December 31, 2020, and 2019, the carrying values of cash, prepaid expenses, accounts payable, accrued expenses, accrued expenses—related party and franchise tax payable approximate their fair values due to the short-term nature of the instruments. The Company’s investments in money market funds held in Trust Account are valued using NAV as a practical expedient for fair value under ASU 2015-07, Fair Value Measurement (Topic 820): Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent), and are therefore excluded from the levels of the fair value hierarchy.

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A—“Expenses of Offering.” Offering costs consist of costs incurred in connection with the formation and preparation for the Initial Public Offering. These costs, together with the underwriting discount, were charged to additional paid-in capital upon the completion of the Initial Public Offering. Offering costs associated with warrant liabilities are expensed as incurred, presented as non-operating expenses in the statement of operations. Offering costs associated with the common stock and public warrants were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Common Stock Subject to Possible Redemption

The Company accounts for its stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) is classified as a liability instrument and measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2020, 10,052,015 shares of common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.

Net Income (Loss) Per Share of Common Stock

Net income (loss) per share is computed by dividing net loss by the weighted-average number of common stock outstanding during the periods. The Company has not considered the effect of the warrants sold in the Initial Public Offering and Private Placement, as well as the warrants issued on the Note conversion to purchase an aggregate of 18,900,000 shares of common stock in the calculation of diluted loss per common stock, since the exercise of the warrants are contingent upon the occurrence of future events. As a result, diluted net loss per common stock is the same as basic net loss per common stock for the periods presented.

The Company’s statements of operations include a presentation of income (loss) per share for common stock subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income (loss) per common stock, basic and diluted, for common stock subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of Common stock subject to possible redemption outstanding since original issuance.

Net income (loss) per share, basic and diluted, for non-redeemable common stock is calculated by dividing the net income (loss), adjusted for income or loss on marketable securities attributable to common stock subject to possible redemption, by the weighted average number of non-redeemable common stock outstanding for the period.

Non-redeemable common stock includes Insider Shares and non-redeemable shares of Public Shares. Non- redeemable common stock participates in the income or loss on marketable securities based on non-redeemable shares’ proportionate interest.

The following table reflects the calculation of basic and diluted net income (loss) per common stock:

	For the Year Ended December 31, 2020	For the Period from August 19, 2019 (inception) through December 31, 2019
Common stock subject to possible redemption
Numerator:
Net gain from investments held in Trust Account	$5,275	$—
Less: Company’s portion available to be withdrawn to pay taxes	(5,275)	—

Net income attributable to common stock subject to possible redemption	$—	$—
Denominator:
Weighted average shares outstanding of common stock subject to possible redemption, basic and diluted	10,267,658	—

Basic and diluted net income per share, common stock subject to possible redemption	$—	$—

Non-Redeemable Common Stock
Numerator:
Net loss	$(2,451,709)	$(2,837)
Less: Net income attributable to common stock subject to possible redemption	—	—

Net loss attributable to non-redeemable common stock	$(2,451,709)	$(2,837)
Denominator:
Weighted average shares outstanding of non-redeemable common stock, basic and diluted	3,246,580	2,500,000

Basic and diluted net loss per share, non-redeemable common stock	$(0.76)	$(0.00)

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC Topic 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.

Derivative Warrant Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The Company issued 7,400,000 warrants in connection with its Private Placement (6,800,000) and conversion of note payable (600,000) which are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes these warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The fair value of warrants issued in connection with the Private Placement and conversion of note payable have been estimated using a Modified Black-Scholes Model for the Affective Periods.

Recent Adopted Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on January 1, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

Recent Issued Accounting Standards

The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards updates, if currently adopted, would have a material effect on the accompanying financial statement.

Note 4—Initial Public Offering

On July 15, 2020, the Company consummated the Initial Public Offering of 11,500,000 Units, including the issuance of 1,500,000 Units as a result of the underwriters’ exercise of their over-allotment option in full, at $10.00 per Unit, generating gross proceeds of $115.0 million, and incurring offering costs of approximately $7.3 million, inclusive of approximately $4.0 million in deferred underwriting commissions. Each Unit consists of one share of common stock (each a “Public Share”, and collectively, “Public Shares”) and one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one-half (1/2) of one share of common stock at a price of $11.50 per whole share, subject to adjustment (see Note 7).

Of the 11,500,000 Units sold in the Initial Public Offering, an aggregate of 1,000,000 Units were purchased by Primerose Development Group Ltd. (“Primerose”). Primerose also entered into an agreement with the Company providing that it will hold at least 1,000,000 shares of the Company’s common stock following the Initial Business Combination. Primerose’s commitment to hold at least 1,000,000 shares of the Company’s common stock following the Initial Business Combination was satisfied by a purchase of Units in the Initial Public Offering.

Note 5—Related Party Transactions

Insider Shares

In October 2019, the Company’s Sponsor purchased 2,875,000 shares of common stock, par value $0.0001, for an aggregate price of $25,000. The Company’s Sponsor has agreed to forfeit up to 375,000 Insider Shares to the extent that the over-allotment option is not exercised in full by the underwriters. On July 15, 2020, the over- allotment option was exercised in full. Accordingly, no Insider Shares were forfeited.

The Sponsor and the Company’s officers and directors agreed to place their Insider Shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, 50% of these shares will not be transferred, assigned, sold or released from escrow until the earlier of nine months after the date of the consummation of the initial Business Combination and the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30- trading day period commencing after the consummation of the initial Business Combination and the remaining 50% of the Insider Shares will not be transferred, assigned, sold or released from escrow until nine months after the date of the consummation of the initial Business Combination, or earlier, in either case, if, subsequent to the initial Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. The limited exceptions referred to above include (1) transfers among the insiders, to the Company’s officers, directors, advisors and employees, (2) transfers to an insider’s affiliates or its members upon its liquidation, (3) transfers to relatives and trusts for estate planning purposes, (4) transfers by virtue of the laws of descent and distribution upon death, (5) transfers pursuant to a qualified domestic relations order, (6) private sales made at prices no greater than the price at which the securities were originally purchased or (7) transfers to the Company for cancellation in connection with the consummation of an initial Business Combination, in each case (except for clause 7) where the transferee agrees to the terms of the escrow agreement and forfeiture, as the case may be, as well as the other applicable restrictions and agreements of the holders of the Insider Shares.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 6,800,000 Private Placement Warrants, at a price of $0.50 per Private Placement Warrant to the Sponsor, generating gross proceeds to the Company of $3.4 million, and incurring offering costs of approximately $25,000. A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless.

Related Party Loans

On October 10, 2019, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing, and on July 9, 2020 the Company amended such loan to provide that such loan: (A) was convertible into 600,000 private warrants issuable to the Sponsor at a purchase price of $0.50 per warrant upon the consummation of the Initial Public Offering; or (B) due in cash to the Sponsor on the date the Company determines not to proceed with the Initial Public Offering. The Company fully borrowed the Note amount of $300,000 and, on July 15, 2020, the Note was converted into 600,000 private warrants upon the consummation of the Initial Public Offering. The amended Note did not contain a beneficial conversion feature. Accordingly, the Company reclassified the $300,000 Note balance to additional paid-in-capital upon conversion.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor may, but is not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the Sponsor’s discretion, up to $1.0 million of such Working Capital Loans may be convertible into private placement warrants at a price of $0.50 per warrant. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. To date, the Company had no borrowings under the Working Capital Loans.

Administrative Support Agreement

On July 13, 2020, the Company entered into an agreement to pay the Sponsor a total of up to $10,000 per month for overhead and administration support. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the year ended December 31, 2020, the Company incurred $55,000 of administrative fees which amount is included as accrued expenses—related party on the balance sheets.

Note 6—Commitments and Contingencies

Registration Rights

The holders of Insider Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights pursuant to a registration rights agreement. These holders will be entitled to certain demand and “piggyback” registration rights.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the final prospectus relating to the Initial Public Offering to purchase up to 1,500,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. The underwriters fully exercised their over- allotment option on July 15, 2020.

The underwriters were entitled to an underwriting discount of $0.20 per unit, or $2.3 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or $4.0 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee is payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Right of First Refusal

Subject to certain conditions, the Company granted Chardan, for a period of 15 months after the date of the consummation of the Business Combination, a right of first refusal to act as either (at the Company’s sole discretion) (a) a lead underwriter or (b) minimally as a co-manager, with at least 30% of the economics; or, in the case of a three-handed deal 20% of the economics, for any and all future public and private equity and debt offerings. In accordance with FINRA Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement related to the Initial Public Offering.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 7—Stockholders’ Equity

Preferred stock—The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. As of December 31, 2020, there are no shares of preferred stock issued or outstanding.

Common stock—The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share. Holders of common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. As of December 31, 2020, there were a total of 14,375,000 shares of common stock outstanding, including 11,500,000 Public Shares and 2,875,000 Insider Shares. As of December 31, 2019, there were 2,500,000 Insider Shares outstanding, excluding an aggregate of up to 375,000 shares were subject to forfeiture to the Company by the Sponsor for no consideration to the extent that the underwriters’ over- allotment option was not exercised in full or in part, so as to maintain the number of Insider Shares at 20% of the Company’s issued and outstanding common stock after the Proposed Public Offering. On July 15, 2020, the over-allotment option was exercised in full. Accordingly, no Insider Shares were forfeited.

Warrants—The Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) the completion of a Business Combination and (b) 12 months from the closing of the Proposed Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the issuance of the common stock issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky laws of the state of residence of the holder (or the Company permits holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective within 90 days from the consummation of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company has failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the day prior to the date of exercise.

The warrants are exercisable at $11.50 per whole share, subject to adjustment, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.50 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination, and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Price”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the Market Value.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Proposed Public Offering, except that the Private Placement Warrants and the common stock issuable upon exercise of the Private Placement Warrants, so long as they are held by the Sponsor or its permitted transferees, (i) will not be redeemable by the Company, (ii) may not (including the Common stock issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial Business Combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants.

The Company may call the Public Warrants for redemption (except with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. Additionally, in no event will the Company be required to net cash settle any warrants. If the Company is unable to complete the initial Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

Note 8—Fair Value Measurements

The following table presents information about the Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2020 by level within the fair value hierarchy:

	Fair Value Measured as of December 31, 2020
	Level 1	Level 2	Level 3	Total
Assets:
Investments held in Trust Account—U.S. Treasury Securities	$115,006,035	$—	$—	$115,006,035
Liabilities:
Warrant liabilities—private warrants (restated)	—	—	5,180,000	5,180,000

Total fair value	$—	$—	$5,180,000	$5,180,000

Transfers to/from Levels 1, 2 and 3 are recognized at the beginning of the reporting period. There were no transfers between levels for the year ended December 31, 2020.

The Company utilized a Modified Black-Scholes Model at July 15, 2020, September 30, 2020 and December 31, 2020 for Private Warrants, with changes in fair value recognized in the statement of operations. The Company recognized approximately $3.5 million for the warrant liabilities upon their issuance on July 15, 2020. For the year ended December 31, 2020, the Company recognized a charge to the statement of operations resulting from an increase in the fair value of warrant liabilities of approximately $1.7 million presented as change in fair value of warrant liabilities on the accompanying statements of operations.

The change in the fair value of the derivative warrant liabilities for the year ended December 31, 2020 is summarized as follows:

Warrant liabilities at January 1, 2020	$—
Issuance of private warrants	3,478,000
Change in fair value of warrant liabilities	1,702,000

Warrant liabilities at December 31, 2020	$5,180,000

The estimated fair value of the derivative warrant liabilities is determined using Level 3 inputs. Inherent in a Modified Black-Scholes Model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its ordinary shares based on historical volatility of select peer companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs as their measurement dates:

	December 31, 2020	July 15, 2020
Exercise price	$11.50	$11.50
Stock Price	$10.00	$10.00
Term (in years)	5.00	5.00
Volatility	20.00%	15.00%
Risk-free interest rate	0.85%	0.85%
Dividend yield	—	—

Note 9—Income Taxes

The Company does not currently have taxable income but will generate taxable income in the future primarily consisting of interest income earned on the Trust Account. The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible.

The income tax provision (benefit) consists of the following:

	For the Year Ended December 31, 2020	For the Period from August 19, 2019 (inception) through December 31, 2019
Current
Federal	$(21,287)	$(463)
State	—	—
Deferred
Federal	(130,861)	(133)
State	—	—
Valuation allowance	152,148	596

Income tax (benefit) provision	$—	$—

The Company’s net deferred tax assets are as follows:

	December 31, 2020	December 31, 2019
Deferred tax assets:
Net-operating loss carryforward	$21,287	$(463)
Start-up/Organization costs	130,861	(133)

Total deferred tax assets	152,148	(596)
Valuation allowance	(152,148)	596

Deferred tax asset, net of allowance	$—	$—

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. At December 31, 2020 and 2019, the valuation allowance were approximately $152,000 and $1,000.

There were no unrecognized tax benefits as of December 31, 2020 and 2019. No amounts were accrued for the payment of interest and penalties at December 31, 2020 and 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

A reconciliation of the statutory federal income tax rate (benefit) to the Company’s effective tax rate (benefit) is as follows:

	For the Year Ended December 31, 2020	For the Period from August 19, 2019 (inception) through December 31, 2019
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.0%	0.0%
Change in fair value of warrant liabilities	(14.6)%	0.0%
Change in valuation allowance	(6.4)%	(21.0)%

Income tax provision expense	0.0%	0.0%

On March 27, 2020, President Trump signed the Coronavirus Aid, Relief, and Economic Security “CARES” Act into law. The CARES Act includes several significant business tax provisions that, among other things, would eliminate the taxable income limit for certain net operating losses (“NOL) and allow businesses to carry back NOLs arising in 2018, 2019 and 2020 to the five prior years, suspend the excess business loss rules, accelerate refunds of previously generated corporate alternative minimum tax credits, generally loosen the business interest limitation under IRC section 163(j) from 30 percent to 50 percent among other technical corrections included in the Tax Cuts and Jobs Act tax provisions. The Company does not believe that the CARES Act will have a significant impact on Company’s financial position or statement of operations.

Note 10—Subsequent Events

Management has evaluated subsequent events to determine if events or transactions occurring through the date the financial statements were issued required potential adjustment to or disclosure in the financial statements and has concluded that all such events that would require recognition or disclosure have been recognized or disclosed.

Note 11—Quarterly Financial Information (Unaudited)

The following tables contain unaudited quarterly financial information for the quarterly period ended September 30, 2020 that has been updated to reflect the restatement and revision of the Company’s financial statements as described in Note 2—Restatement of Previously Issued Financial Statements. The Company has not amended its previously filed Quarterly Report on Form 10-Q for the Affected Period. The financial information that has been previously filed or otherwise reported for the Affected Period is superseded by the information in this Annual Report, and the financial statements and related financial information for the Affected Period contained in such previously filed report should no longer be relied upon.

Unaudited Condensed Balance Sheet

	As of September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Balance Sheet
Total assets	$115,548,436	$—	$115,548,436

Liabilities and shareholders’ equity
Total current liabilities	$474,965	$—	$474,965
Deferred underwriting commissions	4,025,000	—	4,025,000
Warrant liabilities	—	3,478,000	3,478,000

Total liabilities	4,499,965	3,478,000	7,977,965
Common stock, $0.0001 par value; shares subject to possible redemption	106,048,460	(3,477,990)	102,570,470
Stockholders’ equity
Preferred stock—$0.0001 par value	—	—	—
Common stock—$0.0001 par value	377	35	412
Additional paid-in-capital	5,378,667	25,148	5,403,815
Accumulated deficit	(379,033)	(25,193)	(404,226)

Total shareholders’ equity	5,000,011	(10)	5,000,001

Total liabilities and shareholders’ equity	$115,548,436	$—	$115,548,436

	For the Nine Months Ended September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Operations
General and administrative expenses	$203,367	$—	$203,367
Administrative fees—related party	25,000	—	25,000
Franchise tax expense	150,965	—	150,965

Loss from operations	(379,332)	—	(379,332)
Change in fair value of warrant liabilities	—	—	—
Offering costs associated with issuance of private placement warrants	—	(25,193)	(25,193)
Net gain from investments held in Trust Account	3,136	—	3,136

Net income (loss)	$(376,196)	$(25,193)	$(401,389)

Weighted average shares outstanding of common stock subject to possible redemption, basic and diluted	10,630,603	(347,800)	10,282,803
Basic and diluted net income per share, common stock subject to possible redemption	$—	$—	$—
Weighted average shares outstanding of non-redeemable common stock, basic and diluted	2,854,245	99,008	2,953,253
Basic and diluted net loss per share, non-redeemable common stock	$ (0.13)	$(0.01)	$(0.14)

	For the Three Months Ended September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Operations
General and administrative expenses	$196,596	$—	$196,596
Administrative fees—related party	25,000	—	25,000
Franchise tax expense	50,914	—	50,914

Loss from operations	(272,510)	—	(272,510)
Change in fair value of warrant liabilities	—	—	—
Offering costs associated with issuance of private placement warrants	—	(25,193)	(25,193)
Net gain from investments held in Trust Account	3,136	—	3,136

Net income	$(269,374)	$(25,193)	$(294,567)

Weighted average shares outstanding of common stock subject to possible redemption, basic and diluted	10,630,603	(347,800)	10,282,803
Basic and diluted net income per share, common stock subject to possible redemption	$—	$—	$—
Weighted average shares outstanding of non-redeemable common stock, basic and diluted	3,555,033	294,874	3,849,907
Basic and diluted net loss per share, non-redeemable common stock	$(0.8)	$—	$(0.08)

	For the Nine Months Ended September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Cash Flows
Net income	$(376,196)	$(25,193)	$(401,389)
Change in fair value of warrant liabilities	—	—	—
Share based compensation	—	—	—
Offering costs associated with issuance of private placement warrants	—	25,193	25,193
Net cash used in operating activities	—	—	—
Net cash used in investing activities	—	—	—
Net cash provided by financing activities	(42,927)	—	(42,927)

Net change in cash	$(42,927)	$—	$(42,927)

PTK ACQUISITION CORP.

CONDENSED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(Unaudited)
Assets:
Current assets:
Cash	$53,152	$333,181
Prepaid expenses	—	64,254

Total current assets	53,152	397,435
Investments held in Trust Account	115,011,739	115,006,035

Total assets	$115,064,891	$115,403,470

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$1,956,440	$399,863
Accrued expenses	174,713	115,976
Accrued expenses - related party	110,877	53,677
Franchise tax payable	207,981	108,803

Total current liabilities	2,450,011	678,319
Deferred underwriting commissions	4,025,000	4,025,000
Warrant liabilities	5,180,000	5,180,000

Total liabilities	11,655,011	9,883,319

Commitments and Contingencies (Note 5)
Common stock, $0.0001 par value; 9,840,987 and 10,052,015 shares subject to possible redemption at $10.00 per share at June 30, 2021 and December 31, 2020, respectively	98,409,870	100,520,150

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 4,534,013 and 4,322,985 shares issued and outstanding (excluding 9,840,987 and 10,052,015 shares subject to possible redemption) at June 30, 2021 and December 31, 2020, respectively	454	432
Additional paid-in capital	9,564,373	7,454,115
Accumulated deficit	(4,564,817)	(2,454,546)

Total stockholders’ equity	5,000,010	5,000,001

Total liabilities and stockholders’ equity	$115,064,891	$115,403,470

The accompanying notes are an integral part of these unaudited condensed financial statements.

PTK ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Operating expenses
General and administrative expenses	$1,211,009	$201	$1,956,797	$6,771
Administrative fees - related party	30,000	—	60,000	—
Franchise tax expense	49,863	98,029	99,178	100,051

Loss from operations	$(1,290,872)	$(98,230)	$(2,115,975)	$(106,822)
Net gain from investments held in Trust Account	2,868	—	5,704	—

Net loss	$(1,288,004)	$(98,230)	$(2,110,271)	$(106,822)

Weighted average shares outstanding of common stock subject to possible redemption , basic and diluted	9,968,373	—	10,009,508	—

Basic and diluted net income per share, common stock subject to possible redemption	$—	$—	$—	$—

Weighted average shares outstanding of non-redeemable common stock, basic and diluted	4,406,627	2,500,000	4,365,492	2,500,000

Basic and diluted net loss per share, non-redeemable common stock	$(0.29)	$(0.04)	$(0.48)	$(0.04)

The accompanying notes are an integral part of these unaudited condensed financial statements.

PTK ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the Three and Six Months Ended June 30, 2021

	For the Three and Six Months Ended June 30, 2021
	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance - December 31, 2020	4,322,985	$432	$7,454,115	$(2,454,546)	$5,000,001
Change in value of common stock subject to possible redemption	82,227	8	822,262	—	822,270
Net loss	—	—	—	(822,267)	(822,267)

Balance - March 31, 2021 (unaudited)	4,405,212	440	8,276,377	(3,276,813)	5,000,004
Change in value of common stock subject to possible redemption	128,801	14	1,287,996	—	1,288,010
Net loss	—	—	—	(1,288,004)	(1,288,004)

Balance - June 30, 2021 (unaudited)	4,534,013	$454	$9,564,373	$(4,564,817)	$5,000,010

	For the Three and Six Months Ended June 30, 2020
	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance - December 31, 2019	2,875,000	$288	$24,712	$(2,837)	$22,163
Net loss	—	—	—	(8,592)	(8,592)

Balance - March 31, 2020 (unaudited)	2,875,000	288	24,712	(11,429)	13,571
Net loss	—	—	—	(98,230)	(98,230)

Balance - June 30, 2020 (unaudited)	2,875,000	$288	$24,712	$(109,659)	$(84,659)

The accompanying notes are an integral part of these unaudited condensed financial statements.

PTK ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the Six Months Ended
	June 30, 2021	June 30, 2020
Cash Flows from Operating Activities:
Net loss	$(2,110,271)	$(106,822)
Adjustments to reconcile net loss to net cash used in operating activities:
Net gain from investments held in Trust Account	(5,704)	—
Changes in operating assets and liabilities:
Prepaid expenses	64,254	—
Accounts payable	1,556,577	(5,606)
Accrued expenses	58,737	—
Accrued expenses - related party	57,200	—
Franchise tax payable	99,178	100,051

Net cash used in operating activities	(280,029)	(12,377)

Cash Flows from Financing Activities:
Offering costs paid	—	(30,550)

Net cash used in financing activities	—	(30,550)

Net change in cash	(280,029)	(42,927)
Cash - beginning of the period	333,181	180,975

Cash - end of the period	$53,152	$138,048

Supplemental disclosure of noncash activities:
Offering costs included in accounts payable	$—	$296,907

Offering costs included in accrued expenses	$—	$223,145

Change in value of common stock subject to possible redemption	$2,110,280	$—

The accompanying notes are an integral part of these unaudited condensed financial statements.

PTK ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1. Description of Organization and Business Operations.

Organization and General

PTK Acquisition Corp. (the “Company”) was incorporated in Delaware on August 19, 2019. The Company was incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of June 30, 2021, the Company had not commenced any operations. All activity for the period from August 19, 2019 (inception) through June 30, 2021 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) and since the closing of the Initial Public Offering, the search for and efforts toward completing an initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on investments held in trust account from the proceeds derived from the Initial Public Offering and the sale of the Private Placement Warrants (as defined below).

Sponsor and Financing

The Company’s sponsor is PTK Holdings LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Initial Public Offering was declared effective on July 13, 2020. On July 15, 2020, the Company consummated the Initial Public Offering of 11,500,000 units (each, a “Unit” and collectively, the “Units” and, with respect to the common stock included in the Units, the “Public Share(s)”), including the issuance of 1,500,000 Units as a result of the underwriters’ exercise of their over-allotment option in full, at $10.00 per Unit, generating gross proceeds of $115.0 million, and incurring offering costs of approximately $7.3 million, inclusive of approximately $4.0 million in deferred underwriting commissions (Note 5).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 6,800,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $0.50 per Private Placement Warrant to the Sponsor, generating gross proceeds to the Company of $3.4 million (Note 4).

Trust Account

Upon the closing of the Initial Public Offering and the Private Placement, $115.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement was placed in a trust account (“Trust Account”), located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. “government securities” within the meaning of Section 2(a) (16) of the Investment Company Act of 1940 (the “Investment Company Act”) having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, until the distribution of the Trust Account as described below.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must

PTK ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

complete an initial Business Combination having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the income earned on the Trust Account) at the time of signing the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders (the “Public Stockholders”) of its common stock, par value $0.0001, sold in the Initial Public Offering, with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share), calculated as of two business days prior to the consummation of a Business Combination, including interest (which interest shall be net of taxes payable). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either prior to or upon consummation of the Business Combination and a majority of the Company’s common stock voted at the applicable meeting are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transactions is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or vote at all. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor and the Company’s officers and directors have agreed to vote any Insider Shares (as defined below in Note 4) and Public Shares held by them in favor of a Business Combination. In addition, the Sponsor and the Company’s officers and directors have agreed to waive their redemption rights with respect to any Public Shares held by them in connection with the completion of a Business Combination.

Notwithstanding the foregoing redemption rights, if the Company seeks stockholder approval of its initial Business Combination and the Company does not conduct redemptions in connection with its initial Business Combination pursuant to the tender offer rules, the Company’s Amended and Restated Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the shares sold in the Initial Public Offering, without the prior consent of the Company.

The Sponsor and the Company’s officers and directors agreed not to propose any amendment to the Company’s Amended and Restated Certificate of Incorporation (1) to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination within 18 months from the closing of the Initial Public Offering, or January 15, 2022 (the “Combination Period”)

PTK ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

or (2) which adversely affects the rights of holders of the Public Shares, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares upon approval of any such amendment.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares for a pro rata portion of the funds held in the Trust Account (net of interest that may be used by the Company to pay income taxes or other taxes) which redemption will completely extinguish the Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining holders of common stock and the Company’s board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Company will pay the costs of any liquidation following the redemptions from its remaining assets outside of the Trust Account. If such funds are insufficient, the Sponsor has agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $50,000) and has agreed not to seek repayment for such expenses.

The Sponsor and the Company’s officers and directors agreed to waive their liquidation rights with respect to any Insider Shares they hold if the Company fails to complete a Business Combination within the Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares held by them if the Company fails to complete a Business Combination within the Combination Period). The underwriters agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the allotted time frame and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account, or less than such amount in certain circumstances. In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (excluding the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to have all third parties, including, but not limited to, all vendors, service providers (excluding its independent registered public accounting firm), prospective target businesses and other entities with which the Company does business execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Stockholders.

Liquidity, Capital Resources and Going Concern

As of June 30, 2021, the Company had approximately $53,000 in its operating bank accounts and working capital deficit of approximately $2.2 million (not taking into account tax obligations of approximately $208,000 that may be paid using investment income earned from Trust Account).

In order to meet our working capital needs following the consummation of the Initial Public Offering, our sponsor may, but is not obligated to, loan us funds, from time to time or at any time, in whatever amount it deems

PTK ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

reasonable in its sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at our sponsor’s discretion, up to $1.0 million of the notes may be converted upon consummation of our business combination into private warrants at a price of $0.50 per warrant (which, for example, would result in our sponsor being issued 1,000,000 private warrants at a purchase price of $0.50 per warrant if $500,000 of notes were so converted). If we do not complete a business combination, any outstanding loans from our sponsor, will be repaid only from amounts remaining outside our trust account, if any.

Prior to the completion of the Initial Public Offering on July 15, 2020, the Company’s liquidity needs were satisfied through the receipt of $25,000 from the Sponsor in exchange for the issuance of the Insider Shares, and a $300,000 Note issued to the Sponsor, which was converted into private warrants upon closing of the Initial Public Offering (Note 4). Subsequent to the consummation of the Initial Public Offering and Private Placement, the Company’s liquidity needs will be satisfied with the proceeds from the consummation of the Private Placement not held in the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor may, but is not obligated to, provide the Company Working Capital Loans (as defined in Note 4). To date, there were no amounts outstanding under any Working Capital Loans.

We will need to raise additional capital through loans or additional investments from our Sponsor, or an affiliate of our Sponsor, stockholders, officers or directors, or third parties. Our officers, directors and Sponsor may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet our working capital needs. Accordingly, we may not be able to obtain additional financing. If we are unable to raise additional capital, we may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. We cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all. These conditions raise substantial doubt about our ability to continue as a going concern through January 15, 2022, the date that we will be required to cease all operations, except for the purpose of winding up, if a Business Combination is not consummated. These conditions raise substantial doubt about our ability to continue as a going concern.

Proposed Business Combination

On May 25, 2021, the Company entered into a business combination agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”) with Valens Semiconductor Ltd., a limited liability company organized under the laws of the State of Israel (“Valens”) and Valens Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Valens (“Merger Sub”), which provides for, among other things, a series of transactions where Merger Sub will merge with and into the Company (the “Business Combination”), with the Company surviving the Business Combination as a wholly-owned subsidiary of Valens.

The Business Combination Agreement and the transactions contemplated thereby were unanimously approved by the Board of Directors of the Company on May 24, 2021. Refer to the preliminary prospectus, as filed with the SEC on July 15, 2021 for additional information.

2. Basis of Presentation and Summary of Significant Accounting Policies.

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for financial information

PTK ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the period presented. Operating results for the period for the three and six months ended June 30, 2021 are not necessarily indicative of the results that may be expected for the period ending December 31, 2021 or any future periods.

The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Amendment No. 1 to the Annual Report on Form 10-K/A filed by the Company with the SEC on June 14, 2021.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s unaudited condensed financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of unaudited condensed financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of revenue and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

PTK ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents at June 30, 2021 and December 31, 2020.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal Depository Insurance Corporation coverage limit of $250,000, and investments held in Trust Account. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Investments Held in Trust Account

The Company’s portfolio of investments held in the Trust Account is comprised of U.S. government securities, within the meaning set forth in Section 2 (a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in net gain from investments held in Trust Account in the accompanying unaudited condensed statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities which qualify as financial instruments under the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, “Fair Value Measurements,” equal or approximate the carrying amounts represented in the condensed balance sheets.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets; and

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

PTK ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Warrant Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC Topic 480 “Distinguishing Liabilities from Equity” (“ASC 480”) and ASC Topic 815-15 “Derivatives and Hedging - Embedded Derivatives.” The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The Company accounts for its warrants issued in connection with its Private Placement and conversion of note payable as derivative liabilities in accordance with “Derivatives and Hedging—Contracts in Entity’s Own Equity” (“Subtopic 815-40”): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statements of operations. The fair value of warrants issued in connection with the Private Placement and conversion of note payable have been estimated using modified Black-Scholes model at each measurement date. The determination of the fair value of the derivative warrant liability may be subject to change as more current information becomes available and accordingly the actual results could differ significantly. Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities are expensed as incurred, presented as non-operating expenses in the statements of operations. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Common Stock Subject to Possible Redemption

The Company accounts for its stock subject to possible redemption in accordance with the guidance in ASC Topic 480. Common stock subject to mandatory redemption (if any) is classified as a liability instrument and measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at June 30, 2021 and December 31, 2020, the Company had 9,840,987 and 10,052,015, respectively, of shares of common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s condensed balance sheets.

PTK ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Net Income (Loss) per Share of Common Stock

Net income (loss) per share of common stock is computed by dividing net (income) loss by the weighted-average number of common stock outstanding during the periods. The Company has not considered the effect of the warrants sold in the Initial Public Offering and Private Placement, as well as the warrants issued on the Note conversion to purchase an aggregate of 18,900,000 shares of common stock in the calculation of diluted loss per common stock, since the exercise of the warrants are contingent upon the occurrence of future events. As a result, diluted net loss per common stock is the same as basic net loss per common stock for the periods presented.

The Company’s statements of operations include a presentation of income (loss) per share of common stock subject to possible redemption in a manner similar to the two-class method of income (loss) per share of common stock. Net income per share, basic and diluted, for common stock subject to possible redemption is calculated by dividing the proportionate share of interest income on investments held in Trust Account, net of applicable franchise and income taxes, by the weighted average number of common stock subject to possible redemption outstanding for the periods.

Net loss per share, basic and diluted, for non-redeemable common stock is calculated by dividing the net loss, adjusted for income attributable to common stock subject to possible redemption, by the weighted average number of non-redeemable common stock outstanding for the periods.

Non-redeemable common stock includes Insider Shares and non-redeemable shares of Public Shares. Non-redeemable common stock participates in the interest income on investments held in Trust Account based on non-redeemable shares’ proportionate interest.

The following table reflects the calculation of basic and diluted net income (loss) per share of common stock:

	For the Three Months Ended		For the Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Common stock subject to possible redemption
Numerator:
Net gain from investments held in Trust Account	$2,454	$—	$4,881	$—
Less: Company’s portion available to be withdrawn to pay taxes	(2,454)	—	(4,881)	—

Net income attributable to common stock subject to possible redemption	$—	$—	$—	$—
Denominator:
Weighted average shares outstanding of common stock subject to possible redemption, basic and diluted	9,968,373	—	10,009,508	—

Basic and diluted net income per share, common stock subject to possible redemption	$—	$—	$—	$—

PTK ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

	For the Three Months Ended		For the Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Non-Redeemable Common Stock
Numerator:
Net loss	$(1,288,004)	$(98,230)	$(2,110,271)	$(106,822)
Less: Net income attributable to common stock subject to possible redemption	—	—	—	—

Net loss attributable to non-redeemable common stock	$(1,288,004)	$(98,230)	$(2,110,271)	$(106,822)
Denominator:
Weighted average shares outstanding of non-redeemable common stock, basic and diluted	4,406,627	2,500,000	4,365,492	2,500,000

Basic and diluted net loss per share, non-redeemable common stock	$(0.29)	$(0.04)	$(0.48)	$(0.04)

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC Topic 740, “Income Taxes” (“FASB ASC Topic 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.

Recent Accounting Pronouncements

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it also simplifies the diluted earnings per share calculation in certain areas. The Company early adopted the ASU on January 1, 2021 using a modified retrospective method for transition. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

PTK ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

The Company’s management does not believe that any recently issued, but not yet effective, accounting standards updates, if currently adopted, would have a material effect on the accompanying unaudited condensed financial statements.

3. Initial Public Offering.

On July 15, 2020, the Company consummated the Initial Public Offering of 11,500,000 Units, including the issuance of 1,500,000 Units as a result of the underwriters’ exercise of their over-allotment option in full, at $10.00 per Unit, generating gross proceeds of $115.0 million, and incurring offering costs of approximately $7.3 million, inclusive of approximately $4.0 million in deferred underwriting commissions. Each Unit consists of one share of common stock and one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one-half (1/2) of one share of common stock at a price of $11.50 per whole share, subject to adjustment (see Note 7).

Of the 11,500,000 Units sold in the Initial Public Offering, an aggregate of 1,000,000 Units were purchased by Primerose Development Group Ltd. (“Primerose”). Primerose also entered into an agreement with the Company providing that it will hold at least 1,000,000 shares of the Company’s common stock following the Initial Business Combination. Primerose’s commitment to hold at least 1,000,000 shares of the Company’s common stock following the Initial Business Combination was satisfied by a purchase of Units in the Initial Public Offering.

4. Related Party Transactions.

Insider Shares

In October 2019, the Company’s Sponsor purchased 2,875,000 shares of common stock, par value $0.0001 (the “Insider Shares”), for an aggregate price of $25,000. The Company’s Sponsor has agreed to forfeit up to 375,000 Insider Shares to the extent that the over-allotment option is not exercised in full by the underwriters. On July 15, 2020, the over-allotment option was exercised in full. Accordingly, no Insider Shares were forfeited.

The Sponsor and the Company’s officers and directors agreed to place their Insider Shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, 50% of these shares will not be transferred, assigned, sold or released from escrow until the earlier of nine months after the date of the consummation of the initial Business Combination and the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the consummation of the initial Business Combination and the remaining 50% of the Insider Shares will not be transferred, assigned, sold or released from escrow until nine months after the date of the consummation of the initial Business Combination, or earlier, in either case, if, subsequent to the initial Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. The limited exceptions referred to above include (1) transfers among the insiders, to the Company’s officers, directors, advisors and employees, (2) transfers to an insider’s affiliates or its members upon its liquidation, (3) transfers to relatives and trusts for estate planning purposes, (4) transfers by virtue of the laws of descent and distribution upon death, (5) transfers pursuant to a qualified domestic relations order, (6) private sales made at prices no greater than the price at which the securities were originally purchased or (7) transfers to the Company for cancellation in connection with the consummation of an initial Business Combination, in each case (except for clause 7) where the transferee agrees to the terms of the escrow agreement and forfeiture, as the case may be, as well as the other applicable restrictions and agreements of the holders of the Insider Shares.

PTK ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 6,800,000 Private Placement Warrants, at a price of $0.50 per Private Placement Warrant to the Sponsor, generating gross proceeds to the Company of $3.4 million. A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless.

Related Party Loans

On October 10, 2019, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing, and on July 9, 2020 the Company amended such loan to provide that such loan: (A) was convertible into 600,000 private warrants issuable to the Sponsor at a purchase price of $0.50 per warrant upon the consummation of the Initial Public Offering; or (B) due in cash to the Sponsor on the date the Company determines not to proceed with the Initial Public Offering. The Company fully borrowed the Note amount of $300,000 and, on July 15, 2020, the Note was converted into 600,000 private warrants upon the consummation of the Initial Public Offering. The amended Note did not contain a beneficial conversion feature. Accordingly, the Company reclassified the $300,000 Note balance to additional paid-in-capital upon conversion.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor may, but is not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the Sponsor’s discretion, up to $1.0 million of such Working Capital Loans may be convertible into private placement warrants at a price of $0.50 per warrant. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. To date, the Company had no borrowings under the Working Capital Loans.

Administrative Services Agreement

On July 13, 2020, the Company entered into an agreement to pay the Sponsor a total of up to $10,000 per month for overhead and administration support. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the three and six months ended June 30, 2021, the Company incurred $30,000 and $60,000 of administrative fees, respectively. As of June 30, 2021 and December 31, 2020, $115,000 and $55,000 were included as accrued expenses – related party on the condensed balance sheets, respectively.

5. Commitments and Contingencies.

Registration Rights

The holders of Insider Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights pursuant to a registration rights agreement. These holders will be entitled to certain demand and “piggyback” registration rights.

PTK ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Underwriting Agreement

The Company granted the underwriters a 45-day option from the final prospectus relating to the Initial Public Offering to purchase up to 1,500,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. The underwriters fully exercised their over-allotment option on July 15, 2020.

The underwriters were entitled to an underwriting discount of $0.20 per unit, or $2.3 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or $4.0 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee is payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Right of First Refusal

Subject to certain conditions, the Company granted Chardan Capital Markets, LLC, for a period of 15 months after the date of the consummation of the Business Combination, a right of first refusal to act as either (at the Company’s sole discretion) (a) a lead underwriter or (b) minimally as a co-manager, with at least 30% of the economics; or, in the case of a three-handed deal 20% of the economics, for any and all future public and private equity and debt offerings. In accordance with FINRA Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement related to the Initial Public Offering.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these unaudited condensed financial statements. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

6. Derivative Warrant Liabilities.

As of June 30, 2021 and December 31, 2020, the Company had 7,400,000 warrants in connection with its Private Placement and conversion of note payable which are recognized as derivative liabilities in accordance with ASC 815-40.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the common stock issuable upon exercise of the Private Placement Warrants, so long as they are held by the Sponsor or its permitted transferees, (i) will not be redeemable by the Company, (ii) may not (including the common stock issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial Business Combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants.

7. Stockholders’ Equity.

Preferred stock—The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. As of June 30, 2021 and December 31, 2020, there are no shares of preferred stock issued or outstanding.

PTK ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Common stock — The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share. Holders of common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. As of June 30, 2021 and December 31, 2020, there were a total of 14,375,000 shares of common stock outstanding, including 11,500,000 Public Shares and 2,875,000 Insider Shares. As of December 31, 2019, there were 2,500,000 Insider Shares outstanding, excluding an aggregate of up to 375,000 shares were subject to forfeiture to the Company by the Sponsor for no consideration to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so as to maintain the number of Insider Shares at 20% of the Company’s issued and outstanding common stock after the Proposed Public Offering. On July 15, 2020, the over-allotment option was exercised in full. Accordingly, no Insider Shares were forfeited.

Warrants — The Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the issuance of the common stock issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky laws of the state of residence of the holder (or the Company permits holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective within 90 days from the consummation of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company has failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the day prior to the date of exercise.

The warrants are exercisable at $11.50 per whole share, subject to adjustment, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.50 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination, and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Price”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the Market Value.

The Company may call the Public Warrants for redemption (except with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

PTK ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

Additionally, in no event will the Company be required to net cash settle any warrants. If the Company is unable to complete the initial Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

8. Fair Value Measurements.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis and indicate the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

	Fair Value Measured as of June 30, 2021
	Level 1	Level 2	Level 3	Total
Assets:
Investments held in Trust Account - U.S. Treasury Securities	$115,011,739	$—	$—	$115,011,739
Liabilities:
Warrant liabilities - private warrants	$—	$—	$5,180,000	$5,180,000

	Fair Value Measured as of December 31, 2020
	Level 1	Level 2	Level 3	Total
Assets:
Investments held in Trust Account - U.S. Treasury Securities	$115,006,035	$—	$—	$115,006,035
Liabilities:
Warrant liabilities - private warrants	$—	$—	$5,180,000	$5,180,000

Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. There were no transfers between levels for three and six months ended June 30, 2021.

The fair value of warrants issued in connection with the Private Placement and conversion of note payable have been estimated using modified Black-Scholes model at each measurement date, with changes in fair value recognized in the statements of operations. There was no change in fair value of warrant liabilities for the three and six months ended June 30, 2021.

The estimated fair value of the derivative warrant liabilities is determined using Level 3 inputs. Inherent in a modified Black-Scholes model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility of select peer companies that matches the expected remaining life of the warrants. The risk-free interest

PTK ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs as their measurement dates:

	June 30, 2021	December 31, 2020
Exercise price	$11.50	$11.50
Stock Price	$10.00	$10.00
Term (in years)	5.00	5.00
Volatility	20.00%	20.00%
Risk-free interest rate	0.87%	0.85%
Dividend yield	—	—

9. Subsequent Events.

Management has evaluated subsequent events to determine if events or transactions occurring through the date the unaudited condensed financial statements were issued required potential adjustment to or disclosure in the unaudited condensed financial statements and has concluded that all such events that would require recognition or disclosure have been recognize or disclosed.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

The Companies Law, 5759-1999 provides that a company may not exempt or indemnify a director or an executive officer (each an “Officer”) for, or enter into an insurance contract that would provide coverage for, any liability incurred as a result of any of the following: (i) a breach by the Officer of his or her duty of loyalty unless, with respect to insurance coverage or indemnification, due to a breach of his or her duty of loyalty to the company committed in good faith and with reasonable grounds to believe that such act would not prejudice the interests of the company; (ii) a breach by the Officer of his or her duty of care to the company committed intentionally or recklessly; (iii) any act or omission done with the intent of unlawfully realizing personal gain; or (iv) a fine, monetary sanction, forfeit or penalty imposed upon an Officer. In addition, the Companies Law provides that Officers can only be exempted in advance with respect to liability for damages caused as a result of a breach of their duty of care to the company (but not for such breaches committed intentionally or recklessly, as noted above, or in connection with a distribution (as defined in the Companies Law)).

Valens’ Articles of Association include provisions under which officers are or may be insured, exempted or indemnified against liability, which they may incur in their capacities as such, to the maximum extent permitted by law.

Item 7. Recent Sales of Unregistered Securities.

Since June 30, 2018 we have made sales of the following unregistered securities:

•

On September 29, 2021, we issued 12,500,000 shares of common stock to certain qualified institutional buyers and accredited investors that agreed to purchase such shares in connection with the Business Combination for aggregate consideration of $125,000,000.

•

Since June 30, 2018, we have issued 15,480,924 stock options. All these stock options have been issued to employees, executive officers and consultants of the Company under Rule 701, Section 4(a)(2) or Regulation S of the Securities Act.

We issued the foregoing securities in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act of 1933, as amended, in reliance on the exemption afforded by Section 4(a)(2) thereof.

Item 8. Exhibits and Financial Statements.

(a) Exhibits

Exhibit Number	Description

2.1	Business Combination Agreement, dated as of May 25, 2021, by and among Valens, PTK and Merger Sub (included as Annex A to the proxy statement/prospectus) (incorporated by reference to Exhibit 2.1 to Valens Semiconductor Ltd.’s Form F-4 filed with the SEC on August 26, 2021, as amended).

3.1	Form of Amended and Restated Articles of Association of Valens (incorporated by reference to Exhibit 3.2 to Valens Semiconductor Ltd.’s Form F-4 filed with the SEC on August 24, 2021, as amended)

4.1	Warrant Agreement, dated as of July 13, 2020, between Continental and PTK (incorporated by reference to PTK’s Current Report on Form 8-K filed on July 21, 2020).

Exhibit Number	Description

4.2	Specimen Ordinary Share Certificate of Valens (incorporated by reference to Exhibit 4.7 to Valens Semiconductor Ltd.’s Form F-4 filed with the SEC on August 26, 2021, as amended).

4.3	Specimen Warrant Certificate of Valens (incorporated by reference to Exhibit 4.8 to Valens Semiconductor Ltd.’s Form F-4 filed with the SEC on August 26, 2021, as amended).

4.4	Form of Amended and Restated Warrant Agreement, by and among Valens, PTK and Continental. (incorporated by reference to Exhibit 4.9 to Valens Semiconductor Ltd.’s Form F-4 filed with the SEC on August 26, 2021, as amended).

4.6	Second Amended and Restated Investors’ Rights Agreement, dated as of May 25, 2021, by and among Valens, certain equityholders of Valens and certain equityholders of PTK. (incorporated by reference to Exhibit 4.10 to Valens Semiconductor Ltd.’s Form F-4 filed with the SEC on August 26, 2021, as amended).

5.1*	Opinion of Meitar | Law Offices as to the validity of the Valens Semiconductor Ltd. ordinary shares

10.1	Form of Subscription Agreement, by and between Valens and the subscribers party thereto (incorporated by reference to Exhibit 10.4 to Valens Semiconductor Ltd.’s Form F-4 filed with the SEC on August 26, 2021, as amended).

10.2 †††	Form of Director and Officer Indemnification Agreement. (incorporated by reference to Exhibit 10.5 to Valens Semiconductor Ltd.’s Form F-4 filed with the SEC on August 26, 2021, as amended).

10.3 †††	Valens Semiconductor Ltd. Compensation Policy (incorporated by reference to Exhibit 10.6 to Valens Semiconductor Ltd.’s Form F-4 filed with the SEC on August 26, 2021, as amended).

10.4 †††	Investment Management Trust Agreement, dated as of July 13, 2020, by and between Continental and PTK (incorporated by reference to Exhibit 10.2 to PTK’s Current Report on Form 8-K filed on July 21, 2020).

10.5	Form of Support Agreement, dated as of May 25, 2021, by and among Valens, PTK and certain equityholders of Valens. (Incorporated by reference to Exhibit 10.2 to Valens Semiconductor Ltd.’s Form F-4 filed with the SEC on August 26, 2021, as amended).

10.6	Sponsor Letter Agreement, dated as of May 25, 2021, by certain officers, directors and initial stockholders of PTK in favor of Valens and PTK. (incorporated by reference to Exhibit 10.3 to Valens Semiconductor Ltd.’s Form F-4 filed with the SEC on August 26, 2021, as amended).

21.1	List of subsidiaries of Valens Semiconductor Ltd. (incorporated by reference to Exhibit 21.1 to Valens Semiconductor Ltd.’s Form F-4 filed with the SEC on August 26, 2021, as amended).

23.1*	Consent of Kesselman & Kesselman, independent registered public accounting firm for Valens

23.2*	Consent of Marcum LLP, independent registered accounting firm for PTK.

23.3*	Consent of Meitar | Law Offices (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page of the Registration Statement).

*	Filed herewith.
†

Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

††	Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit.
†††	Indicates a management contract or compensatory plan.

Item 9. Undertakings.

The undersigned registrant, hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hod Hasharon, Israel on the 20th day of October, 2021.

VALENS SEMICONDUCTOR LTD.

By:	/s/ Gideon Ben-Zvi
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Gideon Ben-Zvi, Dror Heldenberg and Keren Shmueli Sidi, each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form F-1, or other appropriate form, and all amendments thereto, including post-effective amendments, of Valens Semiconductor Ltd., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on October 20, 2021.

Name	Position

/s/ Gideon Ben-Zvi	Chief Executive Officer and Director
Gideon Ben-Zvi	(Principal Executive Officer)

/s/ Dror Heldenberg	Chief Financial Officer
Dror Heldenberg	(Principal Financial Officer and Principal Accounting Officer)

/s/ Peter Mertens	Director
Peter Mertens

/s/ Yahal Zilka	Director
Yahal Zilka

/s/ Eyal Kishon	Director
Eyal Kishon

/s/ Dror Jerushalmi	Director
Dror Jerushalmi

/s/ Moshe Lichtman	Director
Moshe Lichtman

Name	Position

/s/ Michael Linse	Director
Michael Linse

/s/ Ker Zhang	Director
Ker Zhang

/s/ Adi Yarel Toledano	Director
Adi Yarel Toledano

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Valens Semiconductor Ltd. has signed this prospectus in the City of New York, State of New York, on the 20th day of October, 2021.

Authorized U.S. Representative-Cogency Global Inc.

/s/ Colleen A. De Vries	Authorized Representative in the United States
Colleen A. De Vries Senior Vice President on behalf of Cogency Global Inc.